UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 3)

Filed by the Registrant   ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HAPC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock of InfuSystem, Inc.

2)	Aggregate number of securities to which transaction applies:

Acquisition of all of the outstanding securities of InfuSystem, Inc.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$140,000,000 is being paid for all of the outstanding capital stock of InfuSystem, Inc.

4)	Proposed maximum aggregate value of transaction:

$140,000,000

5)	Total fee paid:

$14,980

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

(212) 418-5070

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS OF

HAPC, INC.

To the Stockholders of HAPC, INC. (“HAPC”):

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the stockholders of HAPC, INC., or HAPC, to be held at                      a.m., Eastern Time, on                     , 2007, at the offices of relating to HAPC’s acquisition of InfuSystem, Inc. or InfuSystem, the election of the members of the Board of Directors of HAPC and the ratification of the appointment of HAPC’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The transaction to acquire InfuSystem will be effected by the acquisition by Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a wholly-owned subsidiary of HAPC, of all of the issued and outstanding capital stock of InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation, or I-Flow, a Delaware corporation. Concurrently with Acquisition Sub’s acquisition of all of the issued and outstanding capital stock of InfuSystem, Acquisition Sub will merge with and into InfuSystem with the result that InfuSystem will become a wholly-owned subsidiary of HAPC.

At this important meeting, you will be asked to consider and vote upon the following proposals:

•

the acquisition proposal — to approve the acquisition by Acquisition Sub of all of the issued and outstanding capital stock of InfuSystem pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, by and among I-Flow, InfuSystem, HAPC and Acquisition Sub (“Proposal 1”);

•

the stock incentive plan proposal — to approve the adoption of the HAPC 2007 Stock Incentive Plan (the “Plan”) pursuant to which HAPC will reserve up to 2,000,000 shares of common stock for issuance pursuant to the Plan (“Proposal 2”);

•

the amendment to the certificate of incorporation proposal — to approve an amendment to HAPC’s amended and restated certificate of incorporation to change HAPC’s name from “HAPC, INC.” to “InfuSystem Holdings, Inc.” (“Proposal 3”);

•

the election of Directors proposal – to elect the members of HAPC’s Board of Directors to serve until the 2008 annual stockholders meeting and until their successors are duly elected and qualified (“Proposal 4”);

•

the ratification of registered public accounting firm proposal – to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007 (“Proposal 5”); and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of HAPC has fixed the close of business on                     , 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of such date, there were              shares of HAPC’s common stock outstanding and entitled to vote. A list of stockholders entitled to vote as of the Record Date at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the Annual Meeting at HAPC’s offices at 350 Madison Avenue, 20th Floor, New York, New York 10017, and at the time and place of the meeting during the duration of the meeting.

Adoption of each proposal will require the following vote:

•

For purposes of Proposal 1, the affirmative vote of a majority of the shares outstanding as of the Record Date of HAPC’s common stock that were issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy at the Annual Meeting and that vote on the proposal, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares as described below.

•

For purposes of Proposal 2, the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

•	For purposes of Proposal 3, the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date.

•

For purposes of Proposal 4, each nominee who receives a plurality of the votes of the shares of HAPC’s common stock present, in person or by proxy, at the Annual Meeting will be elected as a member of the Board of Directors.

•

For purposes of Proposal 5, the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

Each of Proposals 2 and 3 is conditioned upon the approval of Proposal 1 and, in the event Proposal 1 does not receive the necessary vote for approval, then HAPC will not complete any of the transactions specified in the others. If, however, Proposal 1 is approved and either Proposal 2 or 3 is not, HAPC will still consummate the acquisition. Proposals 4 and 5 are not conditioned upon the approval of any of the other Proposals.

In the event that the acquisition of InfuSystem is not undertaken, HAPC must complete an alternative business combination with a fair market value of at least 80% of its net assets (excluding the deferred underwriting discount and commission held in the trust account in the amount of approximately $5,468,000) at the time of the business combination within 18 months after the consummation of its initial public offering, which occurred on April 18, 2006 (or within 24 months after the consummation of its initial public offering if a definitive agreement relating to a business combination has been executed within 18 months after the consummation of its initial public offering). HAPC will attempt to use the additional time available to it under its Amended and Restated Certificate of Incorporation to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008.

In order to complete an alternative business combination, HAPC will be required to raise additional funds. HAPC expects to commence the process of raising additional funds in the event that the acquisition of InfuSystem is not approved by its stockholders. If necessary, HAPC would most likely seek to raise additional funds to finance an alternative business combination through the issuance of warrants. It is not determinable at this time what terms would be included in such warrants. It is unlikely that HAPC would seek to raise additional funds through loans from third parties or the issuance of debt securities. In the event that HAPC were able to borrow funds, the possibility that any third party lender would waive its right to assert claims against the trust account is remote. Accordingly, in the event that HAPC failed to complete an alternative business combination, a third party lender who did not waive its right to assert claims against the trust account could assert a claim against the trust for any funds owed to it by HAPC. It is likely that HAPC will have insufficient time and resources to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008. HAPC will most likely be forced to liquidate after April 18, 2008 (or October 18, 2007 if no agreement is entered into).

Each HAPC stockholder who holds shares of common stock issued in HAPC’s initial public offering, or purchased following such offering in the open market, has the right to vote against the acquisition proposal and, at the same time, demand that HAPC convert such stockholder’s shares into cash equal to a pro rata portion of the proceeds held in the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering have been deposited. As of May 31, 2007, this amount was equal to $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) If the acquisition is not completed, your shares will not be converted to cash at this time, even if you so elected. If the holders of 3,375,050 or more shares of common stock issued in HAPC’s initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering, vote against the acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HAPC will not be able to consummate the acquisition. In the event that the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

HAPC’s shares of common stock, warrants and units consisting of one share of common stock and two warrants trade on the OTC Bulletin Board under the symbols HAPN.OB, HAPNW.OB and HAPNU.OB, respectively.

After careful consideration of the terms and conditions of the proposed acquisition of InfuSystem, the adoption of the Plan and the amendment to the amended and restated certificate of incorporation, the Board of Directors of HAPC has determined that such proposals and the transactions contemplated thereby are fair to and in the best interests of HAPC and its stockholders. In connection with the acquisition proposal, the Board of Directors of HAPC has received an opinion from BNY Capital Markets, Inc., to the effect that as of September 29, 2006, the date the Stock Purchase Agreement was entered into, based upon conditions that existed as of that date, and subject to the considerations described in its opinion and based upon such other matters as BNY Capital Markets, Inc. considered relevant, the consideration to be paid by HAPC in the acquisition pursuant to the Stock Purchase Agreement is fair to HAPC from a financial point of view. The Board of Directors of HAPC unanimously recommends that you vote or give instruction to vote (i) “FOR” the proposal to acquire all of the issued and outstanding capital stock of InfuSystem pursuant to the Stock Purchase Agreement by and among InfuSystem, I-Flow, Acquisition Sub and HAPC; (ii) “FOR” the proposal to adopt the Plan; (iii) “FOR” the proposal to approve an amendment to the amended and restated certificate of incorporation to change HAPC’s corporate name, (iv) “FOR” the election of the nominees to serve as members of the Board of Directors of HAPC to serve until the 2008 annual stockholders meeting and until their successors are duly elected and qualified and (v) “FOR” the ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007; all as described in Proposals 1, 2, 3, 4 and 5, respectively.

Enclosed is a Notice of Annual Meeting and Proxy Statement containing detailed information concerning the acquisition, adoption of the Plan and amendment to the amended and restated certificate of incorporation. Whether or not you plan to attend the Annual Meeting, we urge you to read this material carefully. I look forward to seeing you at the meeting.

Sincerely,

John Voris
Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU SIGN AND RETURN THE PROXY CARD, BUT DO NOT GIVE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED, AS RECOMMENDED BY THE HAPC BOARD OF DIRECTORS, “FOR” THE APPROVAL OF THE ACQUISITION PROPOSAL, “FOR” THE APPROVAL OF THE STOCK INCENTIVE PLAN PROPOSAL, “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS MEMBERS OF THE BOARD OF DIRECTORS OF HAPC UNTIL THE 2008 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS HAPC’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 14 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION OF INFUSYSTEM SINCE, UPON HAPC’S ACQUISITION OF INFUSYSTEM, THE OPERATIONS AND ASSETS OF HAPC WILL LARGELY BE THOSE OF INFUSYSTEM.

THIS PROXY STATEMENT IS DATED                     , 2007, AND IS FIRST BEING MAILED TO HAPC STOCKHOLDERS ON OR ABOUT                     , 2007.

HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

(212) 418-5070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2007

TO THE STOCKHOLDERS OF HAPC, INC.:

Notice is hereby given that the annual meeting of stockholders, including any adjournments or postponements thereof, of HAPC, INC., or HAPC, a Delaware corporation, will be held at                      a.m. Eastern Time, on                     , 2007, at the offices of                      for the following purposes:

•

the acquisition proposal—to approve the acquisition by Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, of all of the issued and outstanding capital stock of InfuSystem, Inc. or InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, by and among I-Flow, InfuSystem, HAPC and Acquisition Sub (“Proposal 1”);

•

the stock incentive plan proposal—to approve the adoption of the HAPC 2007 Stock Incentive Plan (the “Plan”) pursuant to which HAPC will reserve up to 2,000,000 shares of common stock for issuance pursuant to the Plan (“Proposal 2”);

•

the amendment to the certificate of incorporation proposal—to approve an amendment to HAPC’s amended and restated certificate of incorporation, to change HAPC’s name from “HAPC, INC.” to “InfuSystem Holdings, Inc.” (“Proposal 3”);

•

the election of Directors proposal – to elect the members of HAPC’s Board of Directors to serve until the 2008 annual stockholders meeting and until their successors are duly elected and qualified (“Proposal 4”);

•

the ratification of registered public accounting firm proposal – to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007 (“Proposal 5”); and

•	to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of HAPC has fixed the close of business on , 2007 as the date for which HAPC stockholders are entitled to receive notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Only the holders of record of HAPC common stock on that date are entitled to have their votes counted at the annual meeting and any adjournments or postponements thereof.

HAPC will not transact any other business at the annual meeting, except for business properly brought before the annual meeting, or any adjournment or postponement thereof, by HAPC’s Board of Directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the annual meeting. If you are a stockholder of record of HAPC common stock, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

The Board of Directors of HAPC unanimously recommends that you vote “FOR” Proposal 1, the acquisition proposal, “FOR” Proposal 2, the stock incentive plan proposal, “FOR” Proposal 3, the amendment to the certificate of incorporation proposal, “FOR” Proposal 4, the election of Directors proposal and “FOR” Proposal 5, the ratification of registered public accounting firm proposal.

By Order of the Board of Directors,
Pat La Vecchia
Secretary

, 2007

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION

•

The parties to the Stock Purchase Agreement are HAPC, INC., I-Flow Corporation, Iceland Acquisition Subsidiary, Inc. and InfuSystem, Inc. See the section entitled “Proposal No. 1—The Acquisition Proposal”

•

InfuSystem is a provider of ambulatory infusion pump management services for oncologists and their patients in the United States. Although InfuSystem is currently a subsidiary of I-Flow, InfuSystem has demonstrated that it is a self-sufficient business with positive cash flows as evidenced by its net income and statements of cash flow for recent financial periods. InfuSystem’s principal offices are located in Madison Heights, Michigan. See the section entitled “Business of InfuSystem”.

•

At the closing of the acquisition, HAPC’s wholly-owned subsidiary, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, will acquire all of the issued and outstanding capital stock of InfuSystem from I-Flow. Concurrently with the closing of the acquisition, Acquisition Sub will merge with and into InfuSystem and cease to exist as an independent entity. As the entity surviving the merger, InfuSystem will continue its corporate existence under the laws of the State of California as a wholly-owned subsidiary of HAPC. See the section entitled “The Stock Purchase Agreement”.

•

At the closing, I-Flow will be paid an aggregate of $140,000,000 (subject to certain working capital adjustments to be determined at the time of closing) in a combination of cash and a secured promissory note in an amount of up to $75,000,000 for all of the outstanding capital stock of InfuSystem. The actual amount of the promissory note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights as described herein. See the section entitled “The Stock Purchase Agreement”.

•

The acquisition of all of the issued and outstanding capital stock of InfuSystem by Acquisition Sub cannot be completed unless the holders as of                     , 2007 of at least a majority of the shares of HAPC’s common stock issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy and entitled to vote at the annual meeting and that vote on the proposal, approve the acquisition, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares. See the section entitled “Proposal No. 1—The Acquisition Proposal”.

•

In the event that the Stock Purchase Agreement is terminated by I-Flow (i) because of HAPC’s failure to obtain the necessary approval of the acquisition by the HAPC stockholders (as described in the Stock Purchase Agreement) by June 29, 2007 or (ii) because HAPC is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact all conditions precedent to the Stock Purchase Agreement have been satisfied or are capable of fulfillment, HAPC will pay I-Flow a break up fee. The fee is $1,000,000 in the case of I-Flow’s termination due to HAPC’s failure to hold the annual meeting by June 29, 2007 to obtain the HAPC stockholders’ approval of the acquisition, and $3,000,000 in all other cases where a break up fee is payable. See the section entitled “The Stock Purchase Agreement”. On April 30, 2007, HAPC, I-Flow, InfuSystem and Iceland Acquisition Subsidiary entered into an amendment to the Stock Purchase Agreement extending the date by which HAPC must obtain stockholder approval from April 30, 2007 to June 29, 2007.

•

Payment of the break up fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris. Mr. McDevitt is Chairman of HAPC. See the section entitled “The Stock Purchase Agreement”. Messrs. McDevitt and Harris have delivered to I-Flow a letter of credit issued by JPMorgan Chase Bank for the benefit of I-Flow which I-Flow may draw upon in the event that the $1,000,000 or $3,000,000 break up fee, as the case may be, is not paid when due and payable.

•

In addition to voting on the acquisition proposal, the stockholders of HAPC will vote on proposals to approve the HAPC 2007 Incentive Stock Plan and to amend HAPC’s amended and restated certificate of incorporation to change HAPC’s corporate name to “InfuSystem Holdings, Inc.” See sections “Proposal No. 2—The Stock Incentive Plan Proposal”, “Proposal No. 3—Amendment to Certificate of Incorporation Proposal”, “Proposal 4 – Election of Directors Proposal” and “Proposal 5 – Ratification of Registered Public Accounting Firm Proposal”.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF HAPC, INC.

The Board of Directors of HAPC, INC has unanimously adopted and approved the Stock Purchase Agreement, dated September 29, 2006, by and among I-Flow Corporation, InfuSystem, Inc., a wholly-owned subsidiary of I-Flow, HAPC and Iceland Acquisition Subsidiary, Inc., a wholly-owned subsidiary of HAPC, referred to as Acquisition Sub, pursuant to which Acquisition Sub will acquire all of the issued and outstanding capital stock of InfuSystem and concurrently merge with and into InfuSystem. The consideration to be paid will be $140,000,000 in the form of cash and a promissory note issued to I-Flow in an amount of up to $75,000,000. The actual amount of the promissory note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights as described in this Proxy Statement. The Board of Directors of Acquisition Sub has unanimously adopted and approved the Stock Purchase Agreement and the transactions contemplated thereby. If the acquisition proposal is not approved, then the acquisition will not be consummated. HAPC will attempt to use the additional time available to it under its Amended and Restated Certificate of Incorporation to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008.

In order to complete an alternative business combination, HAPC will be required to raise additional funds. HAPC expects to commence the process of raising additional funds in the event that the acquisition of InfuSystem is not approved by its stockholders. If necessary, HAPC would most likely seek to raise additional funds to finance an alternative business combination through the issuance of warrants. It is not determinable at this time what terms would be included in such warrants. It is unlikely that HAPC would seek to raise additional funds through loans from third parties or the issuance of debt securities. In the event that HAPC were able to borrow funds, the possibility that any third party lender would waive its right to assert claims against the trust account is remote. Accordingly, in the event that HAPC failed to complete an alternative business combination, a third party lender who did not waive its right to assert claims against the trust account could assert a claim against the trust for any funds owed to it by HAPC. It is likely that HAPC will have insufficient time and resources to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008. HAPC will most likely be forced to liquidate after April 18, 2008 (or October 18, 2007 if no agreement is entered into).

If the acquisition is completed and you vote your shares for the acquisition proposal, you will continue to hold the HAPC securities that you currently own. If the acquisition is completed but you have voted your shares against the acquisition proposal and have elected a cash conversion instead, your HAPC shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account, including interest, which, as of May 31, 2007, was equal to approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

HAPC’s shares of common stock, warrants and units consisting of one share of common stock and two warrants trade on the OTC Bulletin Board under the symbols HAPN.OB, HAPNW.OB and HAPNU.OB, respectively. Upon consummation of the acquisition, all of the issued and outstanding capital stock of InfuSystem will be held by HAPC, and, assuming the proposal to amend HAPC’s certificate of incorporation is approved, HAPC’s name will be changed to “InfuSystem Holdings, Inc.” HAPC’s common stock, warrants and units will continue to be traded on the OTC Bulletin Board although we anticipate seeking to change our trading symbols.

We believe that, generally, for U.S. federal income tax purposes, the acquisition of all of the issued and outstanding capital stock of InfuSystem by Acquisition Sub and the concurrent merger of Acquisition Sub with and into InfuSystem will have no direct tax effect on stockholders of HAPC. However, if you vote against the acquisition proposal and elect a cash conversion of your shares of HAPC common stock into your pro rata portion of the trust account and as a result receive cash in exchange for your HAPC shares, there may be certain tax consequences, such as realizing a loss on your investment in HAPC’s shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

This Proxy Statement provides you with detailed information about the acquisition, the proposed stock incentive plan, the amendment to the certificate of incorporation and the annual meeting of stockholders. We encourage you to carefully read this entire document, including the Stock Purchase Agreement, the HAPC 2007 Stock Incentive Plan and the fairness opinion of the BNY Capital Markets, Inc. attached hereto as Annexes A, B and C, respectively. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15.

The acquisition of InfuSystem cannot be completed unless holders as of                     , 2007 of at least a majority of the shares of HAPC’s common stock issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy and entitled to vote at the annual meeting and that vote on the proposal, approve the acquisition, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares.

Your Board of Directors unanimously approved and declared advisable the acquisition of InfuSystem, adoption of the HAPC 2007 Stock Incentive Plan and the amendment to the amended and restated certificate of incorporation and unanimously recommends that you vote or instruct your vote to be cast “FOR” Proposal 1, the acquisition proposal, “FOR” Proposal 2, the stock incentive plan proposal, “FOR” Proposal 3, the amendment to the certificate of incorporation proposal, “FOR” Proposal 4, the election of Directors proposal and “FOR” Proposal 5, the ratification of appointment of registered public accounting firm proposal.

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

What is being voted on?

There are five proposals on which you are being asked to vote. The first proposal is to approve the acquisition of all of the issued and outstanding capital stock of InfuSystem, Inc. a wholly-owned subsidiary of I-Flow Corporation, pursuant to a stock purchase agreement whereby Acquisition Sub will purchase from I-Flow all of the issued and outstanding capital stock of InfuSystem. Concurrently with Acquisition Sub’s acquisition of all of the issued and outstanding capital stock of InfuSystem, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California, as a wholly-owned subsidiary of HAPC. As consideration for such acquisition and as further described herein, I-Flow will receive an aggregate of $140,000,000 (subject to certain working capital adjustments to be determined as of the time of closing). The consideration to I-Flow will be in the form of cash and a promissory note in an amount of up to $75,000,000 (the “Promissory Note”). The actual amount of the Promissory Note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights as described in this proxy statement. Following the acquisition and merger, HAPC will own all of the issued and outstanding capital stock of InfuSystem. This proposal is referred to as the acquisition proposal. The second proposal is to approve the adoption of the HAPC 2007 Stock Incentive Plan, or the Plan, pursuant to which 2,000,000 of shares of HAPC common stock will be reserved for issuance in accordance with the terms of the Plan. The third proposal is to approve an amendment to HAPC’s certificate of incorporation to change HAPC’s name to “InfuSystem Holdings, Inc.” after the acquisition. The fourth proposal is to approve the election of Sean McDevitt, Pat LaVecchia, John Voris, Jean Pierre Millon and Wayne Yetter as members of the Board of Directors of HAPC to serve until the 2008 annual stockholders meeting and until their successors are duly elected and qualified. The fifth proposal is to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

Why is HAPC proposing the acquisition, the adoption of a stock incentive plan and amendment to HAPC’s certificate of incorporation?

HAPC was formed specifically as a vehicle to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. The initial business combination entered into by HAPC must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition. In the course of HAPC’s search for a business combination partner, HAPC was introduced to InfuSystem, a company the Board of Directors of HAPC determined meets the criteria for acquisition. Specifically, these criteria include, strong growth and profit margins, significant market share and a committed management team with a successful track record. HAPC believes that InfuSystem possesses each of these characteristics and that it will provide HAPC stockholders with an opportunity to acquire a company with significant growth potential. The adoption of the Plan is being undertaken because the Board of Directors of HAPC deems it beneficial for HAPC to have a means to incentivize management following the acquisition. The amendment to the certificate of incorporation is being undertaken because HAPC management desires the name of the business to reflect its operations.

What vote is required in order to approve the acquisition proposal?

The approval for the acquisition of InfuSystem will require the affirmative vote of a majority of the shares outstanding as of the record date of HAPC’s common stock that were issued in HAPC’s initial public offering, including shares that were subsequently purchased in the open market, that are present in person or by proxy at the annual meeting and that vote on the proposal. In addition, each HAPC stockholder who holds shares of common stock issued in HAPC’s initial public offering or purchased following such offering in the open market has the right to vote against the acquisition proposal and, at the same time, demand that HAPC convert such stockholder’s shares into cash equal to a pro rata portion of the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering is deposited. These shares will be converted into cash only if the acquisition is completed. Based upon the amount of cash held in the trust account as of May 31, 2007, without taking into account any interest accrued after such date, stockholders who vote against the acquisition proposal and elect to convert their shares as described above will be entitled to convert each share of common stock that they hold into approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) However, if the holders of 3,375,050 or more shares of common stock issued in HAPC’s initial public offering (an amount equal to 20% or more of the total number of shares issued in the initial public offering), vote against the acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HAPC will not be able to consummate the acquisition. If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

The officers and directors of HAPC intend to vote all of their shares of common stock in favor of this proposal.

What vote is required in order to approve the stock incentive plan proposal?

The approval of the adoption of the Plan will require the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting. The officers and directors of HAPC intend to vote all of their shares of common stock in favor of this proposal.

What vote is required in order to approve the amendment to the certificate of incorporation?

The approval of the amendment to the certificate of incorporation will require the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date. The officers and directors of HAPC intend to vote all of their shares of common stock in favor of this proposal.

What vote is required to elect the nominees Sean McDevitt, John Voris, Pat LaVecchia, Jean Pierre Millon and Wayne Yetter as members of HAPC’s Board of Directors?

Each nominee who receives a plurality of the votes of the shares of HAPC’s common stock present, in person or by proxy at the Annual Meeting will be elected as a member of the Board of Directors.

What vote is required to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007?

The ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007 will require the affirmative vote of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting. The officers and directors of HAPC intend to vote all of their shares of common stock in favor of this proposal.

If I am not going to attend the HAPC annual meeting of stockholders in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the HAPC annual meeting.

What will happen if I abstain from voting or fail to vote?

An abstention with respect to the acquisition proposal will have no effect since the acquisition proposal requires the affirmative vote of a majority of the votes cast by holders of eligible shares. An abstention with respect to Proposal 2, 3 or 5 will have the same effect as a vote against such proposal, since it is not an affirmative vote in favor of the respective proposal but will be included in the determination of the number of shares present in person or by proxy. Stockholders may only vote for or withhold votes for the nominees for election to the board of directors proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

A failure to vote will have no impact upon the approval of Proposals 1, 2 and 4 and will have the same effect as a vote against Proposal 3. In the event that stockholders fail to ratify Proposal 5, the appointment of Deloitte & Touche LLP as HAPC’s independent registered public accounting firm, the Audit Committee will reconsider its selection of audit firms, but may not decide to change its selection. Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to the Secretary at HAPC prior to the date of the annual meeting or attend the annual meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to the Secretary at the address of HAPC’s corporate headquarters, provided such revocation is received prior to the annual meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provided to your broker.

Will I receive anything in the acquisition?

If the acquisition is completed and you vote your shares for the acquisition proposal, you will continue to hold the HAPC securities that you currently own. If the acquisition is completed but you have voted your shares against the acquisition proposal and have elected a cash conversion instead, your HAPC shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account, including interest, which, as of May 31, 2007, was equal to approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.)

How is HAPC paying for the acquisition?

I-Flow will receive as consideration a combination of cash and a promissory note in an amount of up to $75,000,000. The amount of the note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights. The amount of the total consideration of $140,000,000, subject to adjustments for working capital to be determined at the time of closing, less the amount of the promissory note will be paid by HAPC to I-Flow in cash.

Do I have conversion rights in connection with the acquisition?

If you hold shares of common stock issued in HAPC’s initial public offering, then you have the right to vote against the acquisition proposal and demand that HAPC convert your shares of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of HAPC’s initial public offering are held. These rights to vote against the acquisition and demand conversion of the shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

If I have conversion rights, how do I exercise them?

If you wish to exercise your conversion rights, you must vote against the acquisition and, at the same time, demand that HAPC convert your shares into cash. If, notwithstanding your vote, the acquisition is completed, then you will be entitled to receive a pro rata share of the trust account, in which a substantial portion of the net proceeds of HAPC’s initial public offering are held, including any interest earned thereon through the date of the annual meeting. Based upon the amount of cash held in the trust account as of May 31, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) If you exercise your conversion rights, then you will be exchanging your shares of HAPC common stock for cash and will no longer own these shares of common stock. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to HAPC. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units in accordance with the terms thereof. If the acquisition is not completed, then your shares will not be converted to cash at this time, even if you so elected. If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition. See section “Summary—Conversion Rights”.

What happens to the funds deposited in the trust account after completion of the acquisition?

Upon completion of the acquisition, any funds remaining in the trust account after payment of amounts, if any, to stockholders requesting and exercising their conversion rights, will be released from trust and used to fund the acquisition and for general corporate purposes.

Who will manage HAPC upon completion of the acquisition of InfuSystem?

Pursuant to the terms of an employment agreement under negotiation between HAPC and Steven E. Watkins, president of InfuSystem, it is anticipated that Mr. Watkins will replace John Voris as chief executive officer of HAPC upon completion of the acquisition. Mr. Watkins will also become a member of HAPC’s Board of Directors. At the time the acquisition is completed, Erin Enright, the current chief financial officer of HAPC, will resign. HAPC is actively recruiting a new chief financial officer to replace Ms. Enright. If, at the time of the closing of the acquisition, HAPC has not hired an individual to replace Ms. Enright as chief financial officer, it is anticipated that Stephen C. Revere, the current controller of InfuSystem, will assume the duties of the chief financial officer of HAPC until HAPC has hired a new chief financial officer to replace Ms. Enright. HAPC is also in the process of negotiating employment agreements with Janet Skonieczny, Vice President, Operations of InfuSystem and Tony Norkus, Vice President, Western Regional Sales of InfuSystem. The employment agreements provide that Ms. Skonieczny and Mr. Norkus will continue in their present positions with InfuSystem upon the completion of the acquisition. The remaining members of InfuSystem’s current management team will be employed by HAPC in capacities similar to their roles with respect to InfuSystem upon completion of the acquisition.

What happens if the acquisition is not consummated?

If the acquisition is not consummated, HAPC will continue to search for a service business to acquire. However, HAPC will be liquidated in accordance with the terms of its amended and restated certificate of incorporation if (i) it does not consummate a business combination by October 18, 2007 or (ii) a definitive agreement is executed, but not consummated, by October 18, 2007, then by April 18, 2008 (24 months after the consummation of its initial public offering). In any liquidation, the net proceeds of HAPC’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of HAPC’s common stock. As required under Delaware law, HAPC will seek stockholder approval for any plan of dissolution or liquidation. Soliciting the vote of HAPC stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to the SEC’s review. This process could take a substantial amount of time. As a result, the distribution of the proceeds of the trust account to HAPC stockholders could be subject to a considerable delay. In the event the acquisition of InfuSystem is not consummated, HAPC will attempt to use the additional time available to it under its Amended and Restated Certificate of Incorporation to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008.

In order to complete an alternative business combination, HAPC will be required to raise additional funds. HAPC expects to commence the process of raising additional funds in the event that the acquisition of InfuSystem is not approved by its stockholders. If necessary, HAPC would most likely seek to raise additional funds to finance an alternative business combination through the issuance of warrants. It is not determinable at this time what terms would be included in such warrants. It is unlikely that HAPC would seek to raise additional funds through loans from third parties or the issuance of debt securities. In the event that HAPC were able to borrow funds, the possibility that any third party lender would waive its right to assert claims against the trust account is remote. Accordingly, in the event that HAPC failed to complete an alternative business combination, a third party lender who did not waive its right to assert claims against the trust account could assert a claim against the trust for any funds owed to it by HAPC. It is likely that HAPC will have insufficient time and resources to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008. HAPC will most likely be forced to liquidate after April 18, 2008 (or October 18, 2007 if no agreement is entered into).

When do you expect the proposals to be completed?

It is currently anticipated that the transactions and actions contemplated in the proposals will be completed simultaneously as promptly as practicable following the HAPC annual meeting of stockholders to be held on                     , 2007.

Who can help answer my questions?

If you have questions about any of the proposals, you may write or call HAPC, Inc. at 350 Madison Avenue, 20th Floor, New York, New York 10017, Attn: Pat LaVecchia, Secretary, (212) 418-5070.

SUMMARY

This summary is being provided with respect to each of the proposals. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material items of each of the proposals. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See, “Where You Can Find More Information.”

Proposal 1—Acquisition Proposal

InfuSystem, Inc.

InfuSystem is a provider of ambulatory infusion pump management services for oncologists and their patients in the United States. InfuSystem supplies electronic ambulatory infusion pumps and assorted disposable supply kits and provides billing and collection services for these items to approximately 1,550 physician practices in United States. The pumps are currently used primarily for the continuous infusion of chemotherapy drugs for patients with colorectal cancer.

Continuous Infusion Therapy

Continuous infusion therapy involves the gradual administration of a drug via a small, lightweight, portable pump over two to seven days, followed by rest periods and additional cycles. This is an alternative to traditional “bolus” chemotherapy, where patients receive higher doses of drugs over the course of minutes to several hours, administered in the physician’s office or the hospital.

Products and Services

InfuSystem’s core service is to provide oncologist offices with ambulatory infusion pumps and related supplies and to directly bill and collect payment from payors for the use of these pumps.

Relationships with Physician Offices

Through its 17 person sales force, InfuSystem maintains relationships with clinical oncologists in more than 1,550 practices. Though this represents a substantial portion of the oncology practices in the United States, in many cases, only some of the physicians in the practice utilize InfuSystem’s services. InfuSystem believes it can continue to add new physician relationships within these practices, as well as expand its network to further penetrate the oncology market.

Additional Markets

In addition to treatments for colorectal cancer, there are a number of approved drugs, protocols and drugs in the development pipeline that InfuSystem believes could potentially be used in continuous infusion protocols for the treatment of other diseases. Approved drugs include those for cancers such as head and neck, breast, lung, leukemia and stomach.

Billing Collection Services

As part of its relationship with I-Flow, InfuSystem provides billing and collection services for I-Flow’s On-Q pain management product. InfuSystem has agreed to continue to provide this service to I-Flow for at least 18 months after the closing of the acquisition, subject to certain cancellation provisions. I-Flow will compensate InfuSystem for its direct costs and provides InfuSystem with an incentive based reimbursement arrangement.

Principal Executive Office

The principal executive office of InfuSystem is located at 1551 East Lincoln Avenue, Suite 200, Madison Heights, Michigan 48071.

The Acquisition

The Stock Purchase Agreement provides for the acquisition by Acquisition Sub of all of the issued and outstanding capital stock of InfuSystem from I-Flow. Concurrently with Acquisition Sub’s acquisition of all of the issued and outstanding capital stock of InfuSystem, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California. The Stock Purchase Agreement was executed on September 29, 2006. Following completion of the acquisition and merger, all of the issued and outstanding capital stock of InfuSystem will be held by HAPC. At the closing, I-Flow will be paid an aggregate of $140,000,000 (subject to certain working capital adjustments to be determined at the time of closing) in cash or a combination of cash and a secured promissory note (the “Promissory Note”) in an amount of up to $75,000,000 for all of the outstanding capital stock of InfuSystem. The actual amount of the Promissory Note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights as described in this proxy statement.

InfuSystem, I-Flow and HAPC plan to complete the acquisition as promptly as practicable after the HAPC annual meeting, provided that:

•

HAPC’s stockholders have approved the Stock Purchase Agreement, and holders of less than 20% of the shares of common stock issued in HAPC’s initial public offering vote against the acquisition proposal and demand conversion of their shares into cash; and

•	the other conditions specified in the Stock Purchase Agreement have been satisfied or waived.

The Stock Purchase Agreement is included as Annex A to this proxy statement. We encourage you to read the Stock Purchase Agreement in its entirety. See “Stock Purchase Agreement.”

Terms of Promissory Note

The Promissory Note will be issued by Acquisition Sub simultaneously with its merger with and into InfuSystem and as a result, will become the obligation of InfuSystem as the entity surviving the merger. HAPC will guarantee InfuSystem’s obligations under the Promissory Note. The Promissory Note will mature four years after the closing of the acquisition and bear interest, at the election of HAPC, at a floating rate equal to LIBOR plus 5.5% or the Base rate plus 4.5% calculated on a 360 day basis; provided, however, that LIBOR shall be no less than 3% and the Base rate no less than 4%. The Base rate shall be the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time, which was equal to 8.25% as of March 29, 2007. The Promissory Note will be subject to prepayment premiums and, under certain circumstances, will be subject to mandatory prepayment. InfuSystem and HAPC will make certain representations, warranties and covenants to I-Flow that are usual and customary for transactions of this type. The Promissory Note will be secured by all of the assets of InfuSystem and HAPC.

The occurrence of the following events, among others, will constitute a default under the Promissory Note: (i) failure to pay when due any principal, interest, premium or fees; (ii) failure to comply with the covenants and other agreements in the Promissory Note; (iii) material breach of a representation of warranty; (iv) liquidation, bankruptcy or reorganization of InfuSystem or HAPC; or (v) the impairment of any of the collateral pledged by InfuSystem and HAPC as security for the Promissory Note. In the event of a default, the applicable interest rate of the Promissory Note will be increased by 2%.

Pursuant to the term sheet for the Promissory Note attached as Exhibit C to the Stock Purchase Agreement, the terms and conditions of the Promissory Note that have not yet been determined shall be negotiated in good faith by the parties, with such qualifiers and exceptions as are usual, customary and reasonable in light of InfuSystem’s business. HAPC believes, based on the good faith requirement, that the thresholds in the covenants will not be set in such a way that InfuSystem will be at a material risk of violating such covenants immediately after the acquisition.

In connection with I-Flow’s commitment to accept the Promissory Note, HAPC paid a $100,000 delivery fee to I-Flow on October 4, 2006. HAPC must also pay I-Flow a “Ticking Fee” (between 0.50% and 1.0% per annum of the maximum principal amount of the Promissory Note which is $75,000,000) from September 29, 2006, the date that the Stock Purchase Agreement was executed, until the earlier of the closing of the acquisition under the Stock Purchase Agreement, termination of the Stock Purchase Agreement or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. The Promissory Note will be subject to a facility fee equal to 2.50% of the actual principal amount payable at closing. Additionally, InfuSystem will pay I-Flow an administrative fee of $75,000 at the closing and on each anniversary of the closing for the term of the Promissory Note.

The actual amount of the Promissory Note will range from $55,000,000 to $75,000,000 depending upon the number of HAPC stockholders who exercise their conversion rights as described in this proxy statement.

Conversion Rights

Pursuant to HAPC’s amended and restated certificate of incorporation, a holder of shares of HAPC’s common stock issued in the initial public offering may, if the stockholder votes against the acquisition, demand that HAPC convert such shares into cash. If properly demanded, HAPC will convert each share of common stock as to which such demand has been made into a pro rata portion of the trust account in which a substantial portion of the net proceeds of HAPC’s initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of HAPC common stock for cash and will no longer own these shares. Based on the amount of cash held in the trust account as of May 31, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to HAPC. If the acquisition is not completed, then these shares will not be converted into cash. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units in accordance with the terms thereof. If the acquisition is not completed, then your shares will not be converted to cash at this time, even if you so elected.

The acquisition will not be completed if the holders of 3,375,050 or more shares of common stock issued in HAPC’s initial public offering, an amount equal to 20% or more of such shares, vote against the acquisition proposal and exercise their conversion rights. If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of HAPC in connection with the proposals.

Conditions to the Completion of the Acquisition

The obligations of HAPC, Acquisition Sub, I-Flow and InfuSystem to complete the acquisition are subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

Conditions to HAPC’s, Acquisition Sub’s, I-Flow’s and InfuSystem’s obligations:

•	the absence of any law preventing consummation of the acquisition; and

•	the receipt of all material consents of, registrations, declarations or filings with, any governmental entity legally required for the consummation of the acquisition.

Conditions to HAPC’s and Acquisition Sub’s obligations:

The obligation of HAPC and Acquisition Sub to complete the acquisition is further subject to the following conditions:

•

the representations and warranties made by I-Flow and InfuSystem that are qualified as to materiality must be true and correct, and those not qualified as to materiality must be true and correct in all material respects, both when made and as of the closing date of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of such other date, and HAPC must have received a certificate from each of I-Flow and InfuSystem to that effect;

•	I-Flow and InfuSystem must have performed in all material respects all obligations required to be performed by each of them under the terms of the Stock Purchase Agreement;

•

HAPC and Acquisition Sub must have received all such documents as HAPC and Acquisition Sub may reasonably request evidencing the satisfaction of I-Flow’s and InfuSystem’s obligations under the terms of the Stock Purchase Agreement;

•

HAPC must have received the affirmative vote in favor of the acquisition by the holders of at least the majority of the number of shares of common stock that were issued in HAPC’s public offering that vote on the proposal, provided, less than 20% of the shares of common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares;

•	I-Flow must have obtained the consent of each person whose consent is required under certain material contracts to which InfuSystem is a party and provided evidence of such consents to HAPC;

•

I-Flow must have delivered to HAPC evidence of the release of all encumbrances (other than certain permitted encumbrances, including those created by HAPC or Acquisition Sub) with respect to the property and assets of InfuSystem and all of the issued and outstanding capital stock of InfuSystem;

•	I-Flow must have delivered to HAPC evidence of the repayment or release of all outstanding indebtedness of InfuSystem (other than certain permitted indebtedness);

•	I-Flow must have delivered to HAPC evidence of the repayment or other cancellation of all liabilities owed by or to InfuSystem to or from I-Flow or any of its affiliates;

•

I-Flow must have delivered to HAPC or Acquisition Sub a certificate of the secretary of I-Flow dated as of the closing date and certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of I-Flow authorizing the execution, delivery and performance of the Stock Purchase Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Stock Purchase Agreement;

•	I-Flow must have delivered to HAPC a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations; and

•	I-Flow must have delivered to HAPC a duly completed and executed Form 8023, if requested by HAPC.

Conditions to I-Flow’s and InfuSystem’s Obligations:

The obligation of I-Flow and InfuSystem to complete the acquisition is further subject to the following conditions:

•

the representations and warranties made by HAPC and Acquisition Sub that are qualified as to materiality must be true and correct, and those not qualified as to materiality must be true and correct in all material respects, both when made and as of the closing date of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of such other date, and I-Flow must have received a certificate from each of HAPC and Acquisition Sub to that effect;

•

HAPC or Acquisition Sub must have delivered the purchase price of $140,000,000 in cash (subject to certain working capital adjustments to be determined at the time of closing) or in a combination of cash and a promissory note to I-Flow;

•	HAPC must have executed and delivered to I-Flow a guaranty of amounts due under the promissory note;

•	I-Flow must have received an executed counterpart signature page by InfuSystem to each of the Amended and Restated Services Agreement and License Agreement (described herein); and

•	I-Flow must have received all such documents as I-Flow may reasonably request evidencing the satisfaction of HAPC’s and Acquisition Sub’s obligations under the terms of the Stock Purchase Agreement

Termination

Termination by I-Flow or HAPC

The Stock Purchase Agreement may be terminated at any time prior to the closing by mutual written consent of I-Flow or HAPC. Additionally, I-Flow or HAPC may terminate the Stock Purchase Agreement prior to closing if (i) the closing has not occurred by June 29, 2007 or (ii) any governmental authority issues an order, ruling or takes other action that prohibits the consummation of the transactions contemplated by the Stock Purchase Agreement. On April 30, 2007, HAPC, I-Flow, InfuSystem and Iceland Acquisition Subsidiary entered into an amendment to the Stock Purchase Agreement extending the termination date from April 30, 2007 to June 29, 2007.

Termination by I-Flow

I-Flow may terminate the Stock Purchase Agreement prior to the closing if (i) HAPC or Acquisition Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the Stock Purchase Agreement where such breach or failure to perform would result in a failure of a condition precedent to the closing, cannot be cured within 15 calendar days following delivery of written notice of such breach and such breach has not been waived by I-Flow or (ii) any of the conditions precedent to closing have become incapable of fulfillment.

Termination by HAPC

HAPC may terminate the Stock Purchase Agreement prior to the closing if (i) I-Flow or InfuSystem breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the Stock Purchase Agreement, the Amended and Restated Services Agreement or License Agreement where such breach or failure to perform would result in a failure of a condition precedent to the closing, cannot be cured within 15 calendar days following delivery of written notice of such breach and such breach has not been waived by I-Flow or (ii) any of the conditions precedent to closing have become incapable of fulfillment.

Break-up Fee

In the event that the Stock Purchase Agreement is terminated (i) because of HAPC’s failure to obtain the stockholder approval required by the terms of the Stock Purchase Agreement (“HAPC Stockholder Approval”) by June 29, 2007 for any reason or (ii) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of HAPC Stockholder Approval) have been satisfied or are capable of fulfillment, HAPC must pay I-Flow a break up fee. In the event that I-Flow terminates the Stock Purchase Agreement after June 29, 2007 and the break up fee is payable for the sole reason that HAPC has not held the stockholder meeting seeking HAPC Stockholder Approval by June 29, 2007, the break up fee will be $1,000,000. In all other cases where a break up fee is payable, the amount will be $3,000,000.

Guaranty

Payment of the break up fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris (the “Guarantors”) pursuant to a Continuing Guaranty provided by the Guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the Guarantors on September 29, 2006, HAPC has agreed to pay the Guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to reimburse the Guarantors for any payments actually made by them in connection with the Continuing Guaranty. Messrs. McDevitt and Harris have delivered to I-Flow a letter of credit issued by JPMorgan Chase Bank for the benefit of I-Flow which I-Flow may draw upon in the event that the $1,000,000 or $3,000,000 break up fee, as the case may be, is not paid when due and payable.

Interests of HAPC Directors and Officers in the Acquisition

When you consider the recommendation of HAPC’s Board of Directors that you vote in favor of the acquisition proposal, you should keep in mind that certain of HAPC’s directors and officers have interests in the acquisition that are different from, or in addition to, your interests as a stockholder.

If the acquisition is not approved and HAPC fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, HAPC is required to liquidate, and the shares of common stock issued to HAPC’s officers and directors prior to HAPC’s initial public offering will be worthless because HAPC’s executives and directors are not entitled to receive any of the net proceeds of HAPC’s initial public offering that may be distributed upon liquidation of HAPC. Additionally, HAPC’s officers and directors who acquired shares of HAPC common stock prior to HAPC’s initial public offering at a value of $4.82 per share will benefit if the acquisition is approved.

The table below shows the amount of the shares owned by the officers and directors of HAPC.

Common Shares Owned
Pat LaVecchia	0
Sean McDevitt	0
Wayne P. Yetter	416,667
Erin Enright	250,000
Jean Pierre Millon	416,667
John Voris	666,667

1,750,001

These shares of common stock were issued for no consideration. Based upon the $5.75 closing price of HAPC’s common stock on June 6, 2007, the shares of common stock held by Wayne Yetter and Jean Pierre Millon have an aggregate market value of $2,395,835, the shares of common stock held by Erin Enright have an aggregate market value of $1,437,500 and the shares of common stock held by John Voris have an aggregate market value of $3,833,335.

Pursuant to lock up agreements signed by these stockholders, the shares may not be sold until six months after the consummation of HAPC’s initial business combination. Although these shares are not registered, the stockholder may make up to two demands that HAPC register the shares at any time subsequent to six months after the consummation of HAPC’s initial business combination.

Each individual has agreed that if he or she ceases to be an officer or director of HAPC prior to the dates specified below (other than as a result of (i) disability, as determined by the HAPC Board of Directors or as certified by a physician in a letter to the HAPC Board of Directors, (ii) death, (iii) removal without cause, or (iv) resignation for good reason), the portion of the shares specified below will be forfeited and transferred back to HAPC:

Termination of Services Prior to	Shares Forfeited
June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

All of the common stock issued to these individuals will vest upon completion of the acquisition of InfuSystem.

HAPC recognized compensation of $8,435,005 in connection with the issuance, computed at $4.82 per share. Of this amount, $615,051 was charged to expense for the period ended March 31, 2007. HAPC will recognize the remaining $1,135,408 of compensation as an expense ratably over the forfeiture period of the shares.

In addition, the Board of Directors has approved the grant of 2,000,000 shares of common stock to Sean McDevitt and 416,666 shares of common stock to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination, or April 11, 2007 (which is the first anniversary of the completion of HAPC’s initial public offering). If the acquisition of InfuSystem, or another business combination is not completed, Messrs. McDevitt and LaVecchia will not receive such shares.

Messrs. McDevitt and LaVecchia have, collectively, committed to purchase $1,000,000 of warrants in the market at prevailing market prices or from HAPC at a price of $0.70 per warrant, subsequent to the preliminary filing of this proxy statement with the SEC.

On December 28, 2006, HAPC issued and sold to Sean McDevitt 624,286 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $437,000. Each warrant represents the right to purchase one share of common stock at an exercise price of $5.00 per share. The warrants are exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007, and expire on April 11, 2011 or earlier upon HAPC’s redemption of the warrants. HAPC may redeem the warrants in whole, and not in part, at a price of $0.01 per warrant, at any time after the warrants become exercisable, provided that Mr. McDevitt receives no less than 30 days written notice prior to the redemption and the last reported sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Mr. McDevitt. The exercise price and number of shares of common stock issuable upon exercise of the warrants will be subject to future adjustments in the event that HAPC subdivides or combines its outstanding shares of common stock or issues a stock dividend. HAPC issued and sold to Mr. McDevitt an additional 447,143 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $313,000 as of April 12, 2007 (the date HAPC received payment for such warrants). These warrants are subject to the same terms and conditions as the warrants purchased by Mr. McDevitt in December 2006. To date, Mr. McDevitt has purchased 1,071,429 warrants from HAPC at an aggregate purchase price of $750,000. It is intended that Mr. McDevitt will purchase additional warrants from HAPC as needed to fund HAPC’s operating costs and liquidation costs (in the event that HAPC is required to liquidate).

HAPC issued and sold the warrants to Mr. McDevitt on December 28, 2006 and as of March 30, 2007 in private placement transactions made in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder.

FTN Midwest Securities Corp. (“FTN”) acted as advisor to HAPC in connection with the negotiation of the acquisition. HAPC and FTN have entered into an agreement providing that FTN will receive a fee of $1,000,000 for customary investment banking services in connection with this transaction, payable if and when HAPC’s acquisition of InfuSystem closes. Additionally, if the acquisition is consummated, FTN will receive its deferred underwriting discount of $5,468,000.

As described below, Messrs. McDevitt and Harris have guaranteed HAPC’s obligation to pay the break up fee under the Stock Purchase Agreement to I-Flow. Mr. McDevitt is the Chairman of HAPC. In exchange for providing this personal guaranty, HAPC has agreed to pay the two individuals a fee in the aggregate amount of $100,000 upon delivery of the guaranty, and $300,000 upon the closing of the transactions contemplated by, or the termination of the Stock Purchase Agreement. In the event the guaranty is called upon, HAPC is obligated to reimburse the two individuals. However, in the event the acquisition is not completed, it is not likely that HAPC would have the resources to reimburse such amounts and these individuals have agreed to waive any right to the trust account for reimbursement. Messrs. McDevitt and Harris have delivered a letter of credit to I-Flow issued by JPMorgan Chase Bank for the benefit of I-Flow which I-Flow may draw upon in the event that the break up fee is not paid when due and payable.

HAPC has not paid, and will not pay, a finder’s fee to any person or entity in connection with the acquisition.

HAPC has entered into services agreements with Sean McDevitt and Pat LaVecchia in connection with their respective positions as Chairman of the Board of Directors and Secretary of HAPC. These agreements provide, among other things, that HAPC will maintain director’s and officer’s liability insurance for the benefit of Messrs. McDevitt and LaVecchia and reimburse each of them for reasonable out-of-pocket expenses incurred by them in connection with their activities on HAPC’s behalf. Messrs. McDevitt and LaVecchia are not entitled to receive compensation from HAPC under the terms of these agreements.

Regulatory Matters

The acquisition and the transactions contemplated by the Stock Purchase Agreement are not subject to any federal or state regulatory requirements or approvals.

HAPC’s Board of Directors’ Recommendation

After careful consideration, HAPC’s Board of Directors has determined unanimously that the acquisition proposal is fair to, and in the best interests of, HAPC and its stockholders. Accordingly, HAPC’s Board of Directors has unanimously approved and declared advisable the acquisition and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the acquisition proposal.

Proposal 2—The Stock Incentive Plan Proposal

HAPC is seeking stockholder approval for the adoption of the HAPC 2007 Stock Incentive Plan which will provide for the granting of options and/or other stock-based or stock-denominated awards. The material terms of such plan are:

•	2,000,000 shares of common stock reserved for issuance;

•	the plan will be administered by the HAPC Board of Directors and any particular term of a grant or award shall be at the HAPC Board’s discretion; and

•	the plan will become effective upon the closing of the acquisition of InfuSystem.

HAPC’s Board of Directors has determined unanimously that this proposal is fair to, and in the best interest of HAPC and its stockholders. Accordingly, HAPC’s Board has unanimously approved and declared advisable this proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of this proposal.

Proposal 3—The Amendment to Certificate of Incorporation Proposal

HAPC is seeking stockholder approval to amend HAPC’s certificate of incorporation to change the corporate name to “InfuSystem Holdings, Inc.” Any amendment will not become effective unless and until the acquisition of InfuSystem is completed.

HAPC’s Board of Directors has determined unanimously that this proposal is in the best interest of HAPC and its stockholders. Accordingly, HAPC’s Board has unanimously approved and declared advisable this proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of this proposal.

Proposal 4—Election of Directors Proposal

HAPC has nominated the following individuals for election as members of the HAPC’s Board of Directors to serve until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified: Sean McDevitt, John Voris, Pat LaVecchia, Wayne Yetter and Jean Pierre Millon. Each of the nominees have served as members of HAPC’s Board of Directors since HAPC’s initial public offering consummated in April 2006.

HAPC’s Board unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of this proposal.

Proposal 5—Ratification of Registered Public Accounting Firm Proposal

HAPC’s Board of Directors has appointed Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007. HAPC is seeking stockholder ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

HAPC’s Board unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of this proposal.

Selected Unaudited Pro Forma Combined Financial Information

The merger of Acquisition Sub with and into InfuSystem will be accounted for as an acquisition of InfuSystem by HAPC under the purchase method of accounting. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill.

Set forth below is selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what HAPC’s business might have looked like had HAPC and InfuSystem actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger. The selected unaudited pro forma combined financial information may not be indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement.

	Three Months Ended March 31, 2007		Year Ended December 31, 2006
	Assuming No Redemption (1)	Assuming Maximum Redemption (2)	Assuming No Redemption (1)	Assuming Maximum Redemption (2)
	(in thousands, except share and per share data)		(in thousands, except share and per share data)
Revenue	$7,874	$7,874	$31,716	$31,716
Net income	595	106	9,410	7,301
Net income per share - Basic	.03	.01	.51	.48
Weighted average number of shares - Basic	18,625,252	15,251,889	18,625,252	15,251,889
Net income per share - Diluted	.03	.01	.44	.42
Weighted average number of shares - Diluted	22,417,488	18,299,825	21,463,537	17,533,105

	March 31, 2007
	Assuming No Redemption (1)	Assuming Maximum Redemption (2)
	(in thousands)
Total assets	$155,751	$156,360
Long-term debt	55,000	74,366
Total Stockholders’ equity	87,156	68,399

(1)	Assumes no HAPC stockholders redeem their conversion rights.
(2)	Assumes 19.99% of the HAPC stockholders redeem their conversion rights.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal. As HAPC’s operations will be those of InfuSystem upon completion of the acquisition, a number of the following risk factors relate to the business and operations of InfuSystem and HAPC, as the successor to such business.

Risks Related to the Acquisition

If the acquisition is not approved by HAPC stockholders, it is unlikely that HAPC will be able to consummate an alternate business combination within the time frame required by its amended and restated certificate of incorporation, in which case, HAPC will be forced to liquidate.

Pursuant to the terms of HAPC’s amended and restated certificate of incorporation, HAPC must complete a business combination with a fair market value of at least 80% of its net assets (excluding the deferred underwriting discount and commission held in the trust account in the amount of approximately $5,468,000) at the time of the business combination within 18 months after the consummation of its initial public offering (or within 24 months after the consummation of its initial public offering if a definitive agreement relating to a business combination has been executed within 18 months after the consummation of its initial public offering). As the Stock Purchase Agreement was executed on September 29, 2006, the amended and restated certificate of incorporation requires HAPC to consummate the acquisition of InfuSystem by April 18, 2008 (notwithstanding the fact that HAPC is contractually bound to complete the acquisition by June 29, 2007 under the terms of the Stock Purchase Agreement, as amended). If HAPC fails to consummate the acquisition by April 18, 2008, it is unlikely that HAPC will have sufficient time to complete an alternative business combination and will be forced to liquidate its assets.

If HAPC is forced to liquidate its assets, HAPC stockholders will receive less than $6.00 per share upon distribution of the trust account and HAPC warrants will expire worthless.

If HAPC is unable to complete the acquisition and forced to liquidate its assets, the per-share liquidation distribution on the shares of common stock sold in HAPC’s initial public offering will be less than $6.00 because of the expenses related to the initial public offering, general and administrative expenses and the costs of seeking the acquisition of InfuSystem. Furthermore, warrants issued by HAPC will expire worthless if HAPC liquidates before the completion of the acquisition.

If HAPC stockholders exercise their right to convert their common stock into a pro rata share of the trust account, we will need to increase that amount that we borrow from I-Flow under the Promissory Note

Pursuant to HAPC’s amended and restated certificate of incorporation, holders of shares common stock issued in the HAPC’s initial public offering in April 2006 may vote against the acquisition and demand that HAPC convert their shares, as of the record date, into a pro rata share of the trust account where a substantial portion of the net proceeds of the initial public offering are held. Pursuant to the Stock Purchase Agreement, HAPC will not consummate the acquisition if stockholders owning 20% or more shares of common stock issued in the initial public offering exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to convert their shares, there will be a corresponding increase in the amount that we will need to borrow from I-Flow under the Promissory Note. The principal amount of the Promissory Note will thus range from $55,000,000 to $75,000,000, the difference used to pay stockholders who exercise their conversion rights. Assuming the acquisition is approved and less than 20% of HAPC shares of common stock that were issued in the initial public offering exercise their conversion rights, the maximum amount of funds that could be disbursed to HAPC stockholders upon the exercise of their conversion rights is approximately $20,000,000, or approximately 21% of the funds then held in the trust account. Any payment upon exercise of conversion rights will require us to increase the principal amount that we borrow under the Promissory Note.

Debt incurred in connection with the acquisition of InfuSystem could adversely affect HAPC’s operations and financial condition.

If the acquisition of InfuSystem is consummated HAPC will be highly leveraged. Depending upon the number of HAPC stockholders who exercise their conversion rights, HAPC will owe I-Flow between $55,000,000 and $75,000,000 under the Promissory Note, in addition to interest accrued thereon.

Such indebtedness could have adverse consequences for HAPC’s business, financial condition and results of operations, such as:

•	limiting HAPC’s ability to obtain additional financing to fund growth and working capital;

•	limiting HAPC’s operational flexibility in planning for or reacting to changing conditions in its business and industry;

•

limiting HAPC’s ability to compete with companies that are not as highly leveraged, or whose debt is at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns; and

•	increasing HAPC’s vulnerability to economic downturns and changing market conditions or preventing HAPC from carrying out capital spending that is necessary or important to its growth strategy.

If HAPC does not have enough money to meet its payment obligations under the Promissory Note when due, HAPC may be required to refinance all or part of its debt under the Promissory Note, sell assets or borrow more money. HAPC may not be able to, at any given time, refinance its debt under the Promissory Note, sell assets or borrow more money on terms acceptable to HAPC or at all, the failure to do any of which could have adverse consequences for its business, financial condition and results of operations.

HAPC’s indebtedness to I-Flow under the promissory note will be secured by substantially all of its assets. I-Flow’s security interest in substantially all of HAPC’s assets may limit HAPC’s flexibility in the way HAPC operates its business and its ability to obtain additional financing from third parties.

HAPC’s indebtedness to I-Flow under the promissory note will be secured by substantially all of HAPC’s assets. I-Flow’s security interest in substantially all of HAPC’s assets may have adverse consequences for HAPC’s business and financial conditions, including limiting HAPC’s operational flexibility in planning for or reacting to changing conditions in its business and industry and limiting HAPC’s ability to obtain additional financing to fund growth and working capital.

HAPC’s ability to operate successfully after the acquisition will be largely dependent upon the efforts of the key personnel who will join HAPC following the acquisition and who may be unfamiliar with the requirements of operating a public company.

HAPC’s ability to successfully operate after the acquisition of InfuSystem will be dependent upon the efforts of its key personnel. The future role of HAPC’s management personnel following the acquisition, however, cannot presently be fully ascertained. Pursuant to the terms of an employment agreement under negotiation between HAPC and Steven E. Watkins, president of InfuSystem, it is anticipated that Mr. Watkins will replace John Voris as chief executive officer of HAPC upon completion of the acquisition. Mr. Watkins will also become a member of HAPC’s Board of Directors. At the time the acquisition is completed, Erin Enright, the current chief financial officer of HAPC, will resign. HAPC is actively recruiting a new chief financial officer to replace Ms. Enright. If, at the time of the closing of the acquisition, HAPC has not hired an individual to replace Ms. Enright as chief financial officer, it is anticipated that Stephen C. Revere, the current controller of InfuSystem, will assume the duties of the chief financial officer of HAPC until HAPC has hired a new chief financial officer to replace Ms. Enright. HAPC is also in the process of negotiating employment agreements with Janet Skonieczny, Vice President, Operations of InfuSystem and Tony Norkus, Vice President, Western Regional Sales of InfuSystem. The employment agreements provide that Ms. Skonieczny and Mr. Norkus will continue in their present positions with InfuSystem upon the completion of the acquisition.

Additionally, upon completion of the acquisition, the remaining members of InfuSystem’s current management team will be employed by HAPC in capacities similar to their roles with respect to InfuSystem. While HAPC intends to closely scrutinize any additional individuals it engages after the acquisition of InfuSystem, HAPC cannot assure you that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws which could cause HAPC to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming, which would reduce HAPC’s profitability, and could lead to various regulatory problems that would further increase costs and reduce profitability.

Because certain of HAPC’s directors and officers own shares of HAPC common stock that will not participate in any liquidation distribution of the trust account, they have interests in the acquisition that are different from HAPC stockholders generally.

In considering the recommendation of HAPC’s Board of Directors to vote for the proposal to approve the acquisition and adopt the Stock Purchase Agreement, stockholders should be aware that members of HAPC’s Board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of HAPC stockholders generally. HAPC’s directors and officers, other than Sean McDevitt and Pat LaVecchia, own shares of HAPC common stock that were issued prior to HAPC’s initial public offering. HAPC’s initial stockholders will not have the right to receive distributions from the trust account upon HAPC’s liquidation in the event that HAPC fails to complete the acquisition of InfuSystem within the time frame required by HAPC’s amended and restated certificate of incorporation. The shares of common stock owned by HAPC’s directors and officers will be worthless if HAPC does not consummate a business combination. In addition, the Board of Directors has approved the grant of 2,000,000 shares of common stock to Sean McDevitt and 416,666 shares of common stock to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination, or April 11, 2007 (which is the first anniversary of the completion of HAPC’s initial public offering). If the acquisition of InfuSystem, or another business combination is not completed, Messrs. McDevitt and LaVecchia will not receive such shares.

Sean McDevitt, HAPC’s Chairman, has personally guaranteed HAPC’s payment of up to $3,000,000 in break up fees to I-Flow in the event that Stock Purchase Agreement is terminated by I-Flow (i) because of HAPC’s failure to obtain the stockholder approval required by the terms of the Stock Purchase Agreement by June 29, 2007 for any reason or (ii) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement, notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem have been satisfied or are capable of fulfillment.

HAPC expects to incur significant costs associated with the acquisition, whether or not the acquisition is completed, which will reduce the amount of cash otherwise available for other corporate purposes.

HAPC expects to incur significant costs associated with the acquisition, whether or not the acquisition is completed. These costs will reduce the amount of cash otherwise available for other corporate purposes. Transaction costs will be expensed by the respective parties whether or not the acquisition is consummated. HAPC estimates that it will incur direct transaction costs of approximately $2,750,000. There is no assurance that the actual costs may not exceed these estimates. In addition, InfuSystem and/or HAPC may incur additional material charges reflecting additional costs associated with the acquisition in fiscal quarters subsequent to the quarter in which the acquisition was consummated. There is no assurance that the significant costs associated with the acquisition will prove to be justified in light of the benefits ultimately realized.

The consummation of the acquisition could result in disruptions in business, loss of customers or contracts or other adverse effects.

The consummation of the acquisition may cause disruptions, including potential loss of business partners and customers, in the business of InfuSystem, which could have material adverse effects the operations of InfuSystem subsequent to the merger of Acquisition Sub with and into InfuSystem. InfuSystem’s customers, and other business partners, in response to the consummation of the acquisition, may adversely change or terminate their relationships with InfuSystem, which could have a material adverse effect on the business of InfuSystem.

The pro forma financial statements are not an indicator of InfuSystem’s financial condition or results of operations following the acquisition.

The pro forma financial statements contained in this proxy statement are not an indicator of the InfuSystem’s financial condition or results of operations following the acquisition. The pro forma financial statements have been derived from the historical financial statements of InfuSystem and HAPC and many adjustments and assumptions have been made regarding InfuSystem after giving effect to the acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. As a result, the actual financial condition and results of operations of InfuSystem following the acquisition may not be consistent with, or evident from, these pro forma financial statements.

If HAPC’s initial stockholders exercise their registration rights after the consummation of the acquisition, it may have an adverse effect on the market price of HAPC’s common stock.

HAPC’s initial stockholders are entitled to demand that HAPC register the resale of their shares of common stock at any time six months following the consummation of the acquisition, pursuant to the terms of their respective lock-up agreements. If HAPC’s initial stockholders exercise their registration rights with respect to all of the shares of common stock held by them, then there will be at least 1,750,001 shares of common stock eligible for trading in the public market (in addition to 2,000,000 shares of common stock to be issued to Sean McDevitt and 416,666 shares of common stock to be issued to Pat LaVecchia by HAPC on the date that is the later of six months after completion of the acquisition or April 11, 2007). The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of the common stock after the acquisition.

If the acquisition’s benefits do not meet the expectations of the marketplace, or financial or industry analysts, the market price of HAPC’s common stock may decline.

The market price of HAPC’s common stock may decline as a result of the acquisition if InfuSystem does not perform as expected, or HAPC does not otherwise achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and HAPC may not be able to raise future capital, if necessary, in the equity markets.

As a result of the acquisition, HAPC stockholders will be solely dependent on a single business.

As a result of the acquisition, HAPC’s stockholders will be solely dependent upon the performance of InfuSystem and its business. InfuSystem will be subject to a number of risks that relate generally to the healthcare industry and other risks that relate specifically to InfuSystem.

Results of operations may be volatile as a result of the impact of fluctuations in the fair value of HAPC’s outstanding warrants from quarter to quarter.

HAPC’s outstanding warrants are classified as derivative liabilities and therefore, their fair values are recorded as derivative liabilities on HAPC’s balance sheet. Changes in the fair values of the warrants will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in HAPC’s statement of operations. HAPC is required to assess these fair values of its derivative liabilities each quarter and as the value of the warrants is quite sensitive to changes in the market price of HAPC’s stock, among other things, fluctuations in such value could be substantial and could cause HAPC’s results to not meet the expectations of securities analysts and investors. Even if the merger is consummated, these fluctuations will continue to impact HAPC’s results of operations for as long as the warrants are outstanding.

Risks Relating to the Business and Operations Following the Acquisition of InfuSystem

The value of your investment in HAPC following consummation of the acquisition will be subject to the significant risks inherent in the healthcare industry. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, the business and financial results of InfuSystem subsequent to the acquisition could be materially adversely affected. This could cause the trading price of HAPC’s common stock to decline, perhaps significantly, and stockholders therefore may lose all or part of their investment.

InfuSystem is dependent on its Medicare Supplier Number.

InfuSystem has obtained a Medicare Supplier Number and is required to comply with Medicare Supplier Standards in order to maintain such number. If InfuSystem ceases to be able to comply with the relevant standards, it could lose its Medicare Supplier Number, which is the primary identification number used with InfuSystem’s various third-party payors. The loss of such identification number for any reason would prevent InfuSystem from billing Medicare for patients who rely on Medicare to pay their medical expenses and, as a result, InfuSystem would experience a decrease in its revenues. Furthermore, all managed care and Medicaid contracts require InfuSystem to have a Medicare Supplier Number. Without such a number, InfuSystem would be unable to continue its managed care and Medicaid contracts and would experience a material decrease in revenues as a result. The majority of InfuSystem’s revenue is dependent upon its Medicare Supplier Number.

Changes in third-party reimbursement rates may adversely impact InfuSystem’s revenues.

InfuSystem depends primarily on third-party reimbursement for the collection of its revenues. InfuSystem is paid directly by private insurers and governmental agencies, often on a fixed fee basis, for infusion equipment and related disposable supplies provided to patients. If the average fees allowable by private insurers or governmental agencies were reduced, the negative impact on revenues could have a material adverse effect on InfuSystem’s financial condition and results of operations. Also, if collection amounts owed to InfuSystem by patients and insurers is reduced, InfuSystem may be required to increase its bad debt expense. During the three months ended March 31, 2007, InfuSystem experienced a bad debt increase of $1,100,000 compared to the same period in the prior year.

InfuSystem’s customers frequently receive reimbursement from private insurers and governmental agencies. Any change in the overall reimbursement system may adversely impact InfuSystem’s business. The health care reimbursement system is in a constant state of change.

Changes often create financial incentives and disincentives that encourage or discourage the use of a particular type of product, therapy or clinical procedure. Market acceptance of infusion therapy may be adversely affected by changes or trends within the reimbursement system. Changes to the health care system that favor technologies or treatment regimens other than InfuSystem’s or that reduce reimbursements to providers or treatment facilities that use InfuSystem’s products may adversely affect InfuSystem’s ability to market its products profitably.

InfuSystem’s customers are heavily dependent on payment for their services by private insurers and governmental agencies. Changes in the reimbursement system could adversely affect InfuSystem’s participation in the industry. InfuSystem believes that the current trend in the insurance industry (both private and governmental) has been to eliminate cost-based reimbursement and to move towards fixed or limited fees for service, thereby encouraging health care providers to use the lowest cost method of delivering medications. Furthermore, certain payors may transition to competitive bidding programs to lower costs even more. These trends may discourage the use of InfuSystem’s products, create downward pressure on InfuSystem’s average prices, and, ultimately, negatively affect InfuSystem’s revenues and profit margins.

InfuSystem’s success is impacted by the availability of the chemotherapy drugs that are used in InfuSystem’s infusion pump systems.

InfuSystem primarily derives its revenue from the rental of ambulatory infusion pump systems to oncology patients through physicians’ offices and chemotherapy clinics. A shortage in the availability of chemotherapy drugs that are used in the infusion pump systems, including the commonly-used chemotherapy drug known as 5-Fluorouracil, could have a material adverse effect on InfuSystem’s financial condition and results of operations. For instance, InfuSystem believes a shortage of 5-Fluorouracil in the fourth quarter of 2005 resulted in an unfavorable revenue impact of approximately $1.9 million. The 5-Fluorouracil shortage continued into the first quarter of 2006 and, although availability of 5-Fluorouracil returned to normal at the end of the first quarter of 2006, revenue was affected during the second, and possibly third, quarters of 2006 due to a decline in the number of patients in the pipeline who had to turn to other medications. Future shortages of 5-Fluorouracil or other commonly-used chemotherapy drugs could negatively impact InfuSystem’s revenue and financial condition.

InfuSystem’s revenues are heavily dependent on physicians’ acceptance of infusion therapy as a preferred therapy since a significant percentage of patients are treated with oral medications. If new oral medications are introduced or future clinical studies demonstrate that oral medications are as effective or more effective than infusion therapy, InfuSystem’s business could be adversely affected.

Continuous infusion therapy is currently preferred by many physicians over oral medication treatment despite the more cumbersome aspects of maintaining a continuous infusion regimen. The reasons for these physicians’ preference are varied, including a belief that infusion therapy involves fewer adverse side effects and may provide greater therapeutic benefits. Numerous clinical trials are currently ongoing, evaluating and comparing the therapeutic benefits of current infusion-based regimens with various oral medication regimens. If these clinical trials demonstrate that oral medications provide equal or greater therapeutic benefits and/or demonstrate reduced side effects from prior oral medication regimens, InfuSystem’s revenues and overall business could be materially and adversely affected. Additionally, if new oral medications are introduced to the market that are superior to existing oral therapies, physicians’ willingness to prescribe infusion-based regimens could decline, which would adversely affect InfuSystem’s financial condition and results of operations.

InfuSystem’s growth strategy includes expansion into infusion treatment for cancers other than the colorectal type. There can be no assurance that infusion-based regimens for these other cancers will become accepted or that InfuSystem will be successful in penetrating these different markets.

An aspect of InfuSystem’s growth strategy is to expand into the treatment of other cancers, such as head, neck, esophagus, stomach and lung. Currently, however, there is not widespread acceptance of infusion-based therapies in the treatment of these other cancers and future acceptance of continuous infusion therapies depends on new protocols for existing drugs and approval of new drugs currently in clinical trials. No assurances can be given that these new drugs will be approved or will prove superior to oral medication or other treatment alternatives. In addition, no assurances can be given that InfuSystem will be able to successfully penetrate any new markets that may develop in the future or manage the growth in additional resources that would be required.

The industry in which InfuSystem operates is intensely competitive and changes rapidly. If InfuSystem is unable to successfully compete with its competitors, its business operations may suffer.

The drug infusion industry is highly competitive. InfuSystem competes in this industry based primarily on price, service and performance. Some of InfuSystem’s competitors and potential competitors have significantly greater resources than InfuSystem does for research and development, marketing and sales. As a result, they may be better able to compete for market share, even in areas in which InfuSystem’s services may be superior. The industry is subject to technological changes and such changes may put InfuSystem’s current fleet of pumps at a competitive disadvantage. If InfuSystem is unable to effectively compete in its market, its financial condition and results of operations may materially suffer.

InfuSystem relies on independent suppliers for its products and does not have any supply agreements in place with such suppliers, as all purchases are handled pursuant to pricing agreements that are subject to change. Any delay or disruption in the supply of products, particularly its supply of electronic ambulatory pumps, or any material change in the prices charged by InfuSystem’s suppliers, may negatively impact InfuSystem’s operations.

InfuSystem’s infusion pumps are obtained from outside vendors. The majority of InfuSystem’s pumps are electronic ambulatory pumps purchased from the following manufacturers, each of which is material and supplies more than 10% of the pumps purchased by InfuSystem: Smiths Medical, Inc.; Hospira Worldwide, Inc.; and McKinley Medical, LLC. Smiths Medical is InfuSystem’s largest supplier of ambulatory infusion pumps. The loss or breakdown of InfuSystem’s relationships with even one of these outside vendors could subject InfuSystem to substantial delays in the delivery of its products to customers. Significant delays in the delivery of products could result in possible cancellation of orders and the loss of customers. InfuSystem’s inability to provide products to meet delivery schedules could have a material adverse effect on its reputation in the industry, as well as its financial condition and results of operations. Moreover, there are no supply agreements in place with any of InfuSystem’s material suppliers. All purchases are handled pursuant to pricing agreements, which contain no material terms other than prices that are subject to change by the manufacturer, and there can be no assurance that such manufacturers will continue in their present lines of business or maintain their current pricing structures.

Although InfuSystem does not manufacture the products it distributes, if one of the products distributed by InfuSystem proves to be defective or is misused by a health care practitioner or patient, InfuSystem may be subject to liability that could adversely affect InfuSystem’s financial condition and results of operations.

Although InfuSystem does not manufacture the products that it distributes, a defect in the design or manufacture of one of the products distributed by InfuSystem, or a failure of products distributed by InfuSystem to perform for the use specified, could have a material adverse effect on InfuSystem’s reputation in the industry and subject InfuSystem to claims of liability for injuries and otherwise. Misuse of products distributed by InfuSystem by a practitioner or patient that results in injury could similarly subject InfuSystem to liability. Any substantial underinsured loss could have a material adverse effect on InfuSystem’s financial condition and results of operations. Furthermore, any impairment of InfuSystem’s reputation could have a material adverse effect on its sales, revenues, and prospects for future business.

InfuSystem will not be covered by insurance policies held by HAPC and will need to obtain its own insurance.

After the closing of the acquisition, InfuSystem will need to have its own insurance in place. InfuSystem will not be covered by the policies carried by HAPC. Among the various types of insurance that InfuSystem will need to obtain are liability insurance, worker’s compensation insurance and product liability insurance. Insurance coverage is becoming increasingly expensive. As a result, InfuSystem may be unable to obtain sufficient insurance at a reasonable cost to protect against losses that could have a material adverse effect on its business.

InfuSystem may be required to make significant income tax payments to the states in which it does business.

InfuSystem is subject to U.S. federal income tax as well as income tax of multiple state jurisdictions. The tax years 2002 and forward remain open to examination by the major state taxing jurisdictions to which InfuSystem is subject depending on the state taxing authority. In addition, there are a number of state taxing jurisdictions in which InfuSystem is not filing tax returns that may consider InfuSystem to have taxable income. The tax years 2003 and forward remain open to examination by the Internal Revenue Service.

FORWARD-LOOKING STATEMENTS

HAPC believes that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition including projections of the future financial condition of InfuSystem; or

•	state other “forward-looking” information.

HAPC believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that HAPC is not able to accurately predict or over which HAPC has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by HAPC in its forward-looking statements, including among other things:

•	the number and percentage of HAPC stockholders voting against the acquisition proposal;

•	the increase in the principal amount of the promissory note used by InfuSystem to finance the acquisition as HAPC stockholders exercise their conversion rights;

•	the potential decrease in the market price of HAPC’s common stock in the event that the acquisition’s benefits do not meet the expectations of the market place;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which InfuSystem, Inc. is engaged; and

•	industry trends.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to HAPC or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, HAPC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the acquisition you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on HAPC upon completion of the acquisition.

THE HAPC ANNUAL MEETING

The HAPC Annual Meeting

HAPC is furnishing this proxy statement to you as part of the solicitation of proxies by the HAPC Board of Directors for use at the annual meeting in connection with the proposed acquisition, the adoption of the HAPC 2007 Stock Incentive Plan, the amendment to HAPC’s amended and restated certificate of incorporation, the election of HAPC’s Board of Directors and the ratification of the appointment of HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007. This proxy statement provides you with the information you need to be able to vote or instruct your vote to be cast at the annual meeting.

Date, Time and Place

The annual meeting will be held at              a.m., Eastern Time, on                      2007, at the offices of                     , to vote on each of the acquisition, the adoption of the HAPC 2007 Stock Incentive Plan, the amendment to the certificate of incorporation proposals, the election of HAPC’s Board of Directors and the ratification of the appointment of HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

Purpose of the Annual Meeting

At the annual meeting, the holders of HAPC common stock are being asked to:

•

approve the acquisition by Acquisition Sub of all of the issued and outstanding capital stock of InfuSystem pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, by and among I-Flow, InfuSystem, HAPC and Acquisition Sub;

•	approve the adoption of the HAPC 2007 Stock Incentive Plan;

•	approve the amendment of HAPC’s certificate of incorporation to change the name of “HAPC, INC. to “InfuSystem Holdings, Inc.”;

•	elect the members of HAPC’s Board of Directors to serve until the 2008 annual stockholders meeting and until their successors are duly elected and qualified; and

•	ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

The HAPC Board of Directors:

•

has unanimously determined that the acquisition, the adoption of the HAPC 2007 Stock Incentive Plan and the amendment to HAPC’s certificate of incorporation proposals are fair to, and in the best interests of, HAPC and its stockholders;

•

has determined that the consideration to be paid by HAPC in connection with the acquisition of InfuSystem is fair to HAPC’s current stockholders from a financial point of view and the fair market value of InfuSystem is equal to or greater than 80% of the value of the net assets of HAPC;

•

has unanimously approved and declared advisable the acquisition, the adoption of the HAPC 2007 Stock Incentive Plan and the amendment to HAPC’s amended and restated certificate of incorporation proposals;

•

unanimously recommends that the holders of HAPC common stock vote “FOR” the proposal to approve the acquisition of all of the issued and outstanding capital stock of InfuSystem, “FOR” the approval of the HAPC 2007 Stock Incentive Plan and “FOR” the approval of the amendment to HAPC’s certificate of incorporation in order to change its name to “InfuSystem Holdings, Inc.”,

“FOR” the election of the directors to serve until the 2008 annual meeting and until their successors are duly elected and qualified and “FOR” the ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

Record Date; Who is Entitled to Vote

The Record Date for the annual meeting is                      , 2007. Record holders of HAPC common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the annual meeting. On the Record Date, there were              outstanding shares of HAPC common stock.

Each share of HAPC common stock is entitled to one vote per share at the annual meeting.

Any shares of HAPC common stock purchased prior to the initial public offering will be voted in accordance with the majority of the votes cast at the annual meeting on the acquisition proposal (although such vote will not affect the outcome, since the majority of the votes cast by holders of common stock acquired in the initial public offering or afterwards is required to approve the acquisition), and in favor of the stock incentive plan proposal and the amendment to certificate of incorporation proposal. The holders of common stock acquired in HAPC’s initial public offering or afterwards are free to vote such shares, as they see fit.

HAPC’s issued and outstanding warrants do not have voting rights and record holders of HAPC warrants will not be entitled to vote at the annual meeting.

Voting Your Shares

Each share of HAPC common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of HAPC common stock that you own.

There are two ways to vote your shares of HAPC common stock at the annual meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the HAPC Board, “FOR” the approval of the acquisition proposal, “FOR” the approval of the stock incentive plan proposal, “FOR” approval of the amendment to the amended and restated certificate of incorporation proposal, “FOR” the election of the nominees to serve as members of the Board of Directors of HAPC until the 2008 annual stockholders meeting and until their successor shall be duly elected and qualified and “FOR” the ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007.

•

You can attend the annual meeting and vote in person. HAPC will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way HAPC can be sure that the broker, bank or nominee has not already voted your shares.

Additional Matters

HAPC’s Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your HAPC common stock, you may call HAPC’s Secretary at (212) 418-5070.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify HAPC’s Secretary addressed to HAPC, in writing before the annual meeting that you have revoked your proxy; and

•	You may attend the annual meeting, revoke your proxy, and vote in person.

Vote Required

The acquisition of all of the issued and outstanding capital stock of InfuSystem by Acquisition Sub cannot be completed unless holders as of                      , 2007 (the “Record Date”) of at least a majority of the shares of HAPC’s common stock issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy and entitled to vote at the annual meeting and that vote on the proposal, approve the acquisition, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares.

The approval of the adoption of the HAPC 2007 Stock Incentive Plan will require the affirmative vote of holders as of the Record Date of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting.

The approval of the adoption of the amendment to HAPC’s amended and restated certificate of incorporation will require the affirmative vote of holders as of the Record Date of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date.

Each of the nominees for election to HAPC’s board of directors must receive a plurality of the votes of the shares of HAPC’s common stock present in person or by proxy at the Annual Meeting to be elected as a member of the Board of Directors.

The ratification of the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007 will require the affirmative vote of holders as of the Record Date of a majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, your broker may not vote your shares on the proposal to approve the acquisition of InfuSystem pursuant to the Stock Purchase Agreement, the proposal to adopt the HAPC 2007 Stock Incentive Plan or the proposal to amend the amended and restated certificate of incorporation. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote”.

An abstention or a broker non-vote with respect to the acquisition proposal will have no effect since the acquisition proposal requires the affirmative vote of a majority of the votes cast by holders of eligible shares.

An abstention or a broker non-vote with respect to the proposal to adopt the HAPC 2007 Stock Incentive Plan will have the same effect as a vote against the proposal since it is not an affirmative vote in favor of the proposal but will be included in the determination of the number of shares present in person or by proxy.

An abstention or a broker non-vote with respect to the proposal to amend the amended and restated certificate of incorporation will have the same effect as a vote against the proposal since it is not an affirmative vote in favor of the proposal but will be included in the determination of the number of shares issued and outstanding as of the Record Date.

Stockholders may only vote for or withhold their votes for nominees for election to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

An abstention or a broker non-vote with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007 will have the same effect as a vote against the proposal since it is not an affirmative vote in favor of the proposal but will be included in the determination of the number of shares present in person or by proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

Failure to Vote

A failure to vote by not returning a signed proxy card will have no impact upon the proposals to approve the acquisition of InfuSystem, to adopt the HAPC 2007 Stock Incentive Plan, to elect the nominees to the Board of Directors or to ratify the appointment of Deloitte & Touche LLP as HAPC’s registered public accounting firm for the fiscal year ending December 31, 2007, and will have the same effect as a vote against the proposal to amend the amended and restated certificate of incorporation. Failure to vote will not have the effect to converting your shares into a pro rata portion of the trust account.

Conversion Rights

Any stockholder of HAPC holding shares of common stock issued in HAPC’s initial public offering who votes against the acquisition proposal may, at the same time, demand that HAPC convert his shares into a pro rata portion of the trust account. If so demanded, upon consummation of the acquisition, HAPC will convert these shares into a pro rata portion of funds held in a trust account, which consisted of approximately $99,940,940 as of May 31, 2007, of net proceeds from the initial public offering, plus interest earned thereon after such date. If the holders of 20%, or 3,375,050, or more shares of common stock issued in HAPC’s initial public offering vote against the acquisition proposal and demand conversion of their shares into a pro rata portion of the trust account, HAPC will not be able to consummate the acquisition. Based on the amount of cash held in the trust account as of May 31, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

If the acquisition is not consummated, you will not receive any such payment. However, HAPC will be liquidated in accordance with the terms of its amended and restated certificate of incorporation if (i) it does not consummate a business combination by October 18, 2007, or (ii) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 18, 2007 then by April 18, 2008 (24 months after the consummation of its initial public offering). In any liquidation, the net proceeds of HAPC’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of HAPC’s common stock who purchased their shares in HAPC’s initial public offering or thereafter.

If you exercise your conversion rights, then you will be exchanging your shares of HAPC common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to HAPC. The closing price of HAPC’s common stock on June 6, 2007 was $5.75, and the amount of cash held in the trust account was approximately $99,940,940 as of May 31, 2007, plus interest accrued thereon after such date. If an HAPC stockholder elected to exercise his conversion rights on such date, then, without taking into account any interest accrued after such date, he would have been entitled to receive $5.92 per share, less income taxes owed on accrued interest. Prior to exercising conversion rights, HAPC stockholders should verify the market price of HAPC’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

Solicitation Costs

HAPC is soliciting proxies on behalf of the HAPC Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. HAPC and its respective directors and officers may also solicit proxies in person, by telephone or by other electronic means, and in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not be paid for doing this. HAPC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. HAPC will reimburse them for their reasonable expenses.

PROPOSAL 1

THE ACQUISITION PROPOSAL

The discussion in this proxy statement of the acquisition and the principal terms of the Stock Purchase Agreement dated September 29, 2006, or Stock Purchase Agreement, by and among InfuSystem, I-Flow, HAPC and Acquisition Sub, is subject to, and is qualified in its entirety by reference to, the Stock Purchase Agreement. A copy of the Stock Purchase Agreement attached as Annex A to this proxy statement.

General Description of the Acquisition

Pursuant to the Stock Purchase Agreement, Acquisition Sub will acquire 100% of the issued and outstanding capital stock of InfuSystem from I-Flow. Concurrently with Acquisition Sub’s acquisition of all of the issued and outstanding capital stock of InfuSystem, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California.

Background of the Acquisition

The terms of the Stock Purchase Agreement are the result of arm’s-length negotiations between representatives of HAPC and I-Flow. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

HAPC was formed in Delaware on August 15, 2005. HAPC was formed specifically as a vehicle to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. The initial business combination entered into by HAPC must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition.

A registration statement for HAPC’s initial public offering was declared effective on April 11, 2006. On April 18, 2006, HAPC consummated its initial public offering of 16,666,667 units at a price of $6.00 per unit. On May 18, 2006, HAPC sold 208,584 units to FTN Midwest Securities Corp., the underwriter of HAPC’s initial public offering, pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The units were sold at the offering price of $6.00 per unit, minus FTN Midwest Securities Corp.’s 7% underwriting discount. Each unit consists of one share of the HAPC’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. The common stock and warrants began trading separately on the OTC Bulletin Board as of June 15, 2006.

Each warrant entitles the holder to purchase from HAPC one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the initial public offering and expiring five years from the effective date of the initial public offering. The warrants will not be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock is registered under the Securities Act or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

HAPC may call the warrants for redemption in whole and not in part at a price of $.01 per warrant at any time after the warrants become exercisable. The warrants cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and, if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to holders of the warrants.

In addition, on April 18, 2006, HAPC issued to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in the initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or April 11, 2007 and expires on April 11, 2011. The option may only be exercised or converted by the option holder.

In connection with the initial public offering, HAPC paid to FTN Midwest Securities Corp. an underwriting discount of 7% of the initial public offering price and a non—accountable expense allowance of 1% of the initial public offering price.

The net proceeds from the sale of the HAPC units were approximately $98,011,000 which includes a contingent underwriting fee of $5,468,000. Of this amount, $96,215,000 was deposited in trust and, in accordance with HAPC’s amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of HAPC. The remaining $1,796,000 was held outside of the trust to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of May 31, 2007, approximately $99,940,940 was held in deposit in the trust account.

Since HAPC’s initial public offering, none of its officers or directors have purchased warrants in the open market. Sean McDevitt, HAPC’s chairman, however, purchased 624,286 warrants from HAPC at a price of $0.70 per warrant for an aggregate purchase price of $437,000 on December 28, 2006. Mr. McDevitt purchased an additional 447,143 warrants from HAPC at a price of $0.70 per warrant for an aggregate purchase price of $313,000 as of April 12, 2007 (the date HAPC received payment for such warrants).

Upon the completion of HAPC’s initial public offering in April 2006, the identity of HAPC’s officers and directors was public knowledge. These individuals were approached by various third parties suggesting potential targets for a suitable business combination. None of these discussions commenced prior to the completion of HAPC’s initial public offering. No agreements were entered into with such parties. HAPC encouraged business brokers to contact clients who might constitute potential acquisitions targets and explore the possibility of a transaction. HAPC did not enter into any agreements or understandings with any of these contacts in the search of a target business.

On or about April 27, 2006, Banc of America Securities LLC contacted Erin Enright, HAPC’s Chief Financial Officer, and informed her that it was acting as I-Flow’s financial advisor in connection with the process being held by I-Flow to sell InfuSystem. Banc of America Securities had been made aware of HAPC’s interest in an acquisition in the healthcare industry when, subsequent to HAPC’s initial public offering, at her request, Ms. Enright’s husband informed a business contact who is a managing director at Banc of America Securities of Ms. Enright’s position at HAPC. Prior to such conversation between Ms. Enright and I-Flow’s financial advisor, no director or officer of HAPC, nor any affiliates or contacts, had contact with I-Flow or InfuSystem, or any of their affiliates, nor was any director or officer aware of I-Flow’s intentions regarding InfuSystem or the private solicitation process being held. On April 28, 2006, Ms. Enright, on behalf of HAPC, sent background information on HAPC and its officers and directors to I-Flow’s financial advisor. On April 29, 2006, HAPC received the InfuSystem executive summary and a nondisclosure agreement from I-Flow’s financial advisor.

HAPC requested FTN’s assistance to advise it in connection with its bid. Prior to its initial public offering, HAPC entered into a referral agreement with FTN under the terms of which FTN agreed to present to HAPC for its consideration opportunities to acquire an operating business in the healthcare or healthcare-related sector. This agreement provided, as set forth in the initial public offering prospectus, that no fee or compensation for investment banking or other advisory services would be payable to FTN under this agreement. However, in negotiating this agreement it was not HAPC’s intent to preclude itself from subsequently engaging FTN to advise it in connection with a business combination. Indeed, elsewhere in the initial public offering prospectus, HAPC had stated that it might agree to pay to FTN customary investment banking fees and expenses “in connection with a business combination if approved by our directors that are not affiliated with FTN.” At the time HAPC began negotiations with I-Flow with respect to the acquisition of InfuSystem, the outside directors requested FTN to assist in the transaction with the understanding that a customary and appropriate fee would be negotiated and determined prior to the completion. Subsequently, HAPC and FTN entered into an agreement providing that FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. This agreement has been approved by the Board of Directors of HAPC, with Messrs. McDevitt and LaVecchia recusing themselves. HAPC believes this fee is customary and appropriate and further believes that the services of FTN have been valuable to HAPC in the process of negotiating the acquisition and in the preparation of the Proxy Statement. Additionally, if the acquisition is consummated, FTN will receive its deferred underwriting discount of $5,468,000. On May 3, 2006, HAPC signed the nondisclosure agreement with I-Flow.

On May 12, 2006, HAPC received a bid instruction letter. On May 18, 2006, HAPC submitted a preliminary indication of interest of $135,000,000 to $150,000,000. On May 23, 2006, HAPC was informed that it was invited to continue in the sale process.

On June 2, 2006, HAPC and its advisors were provided with access to an electronic “data room” containing detailed information regarding InfuSystem. HAPC received an initial draft stock purchase agreement and final bid instructions on June 7, 2006. HAPC continued to perform due diligence through the execution of the Stock Purchase Agreement, employing outside assistance to supplement HAPC’s internal resources. The outside assistance included legal counsel and legal diligence by Morgan, Lewis & Bockius LLP, financial diligence by KPMG LLP, information technology diligence by Questics LLC, general healthcare industry diligence by Segedin & Associates and market research by Epocrates, Inc. All of these outside firms and consultants were compensated on arm’s-length terms that do no include any success fee component based on a closing of the acquisition and, other than John Voris’ membership on the Board of Directors of Epocrates, Inc. none has a family or other affiliate relationship with any of HAPC’s officers or directors (or with FTN). The aggregate amount paid to these consultants (other than legal counsel) to date is approximately $190,552. As of April 4, 2007, there are no additional amounts owed to these parties. These consultants (including legal counsel) have either been paid in full by HAPC for their services or executed agreements waiving their rights to any of the funds held in HAPC’s trust account pending completion of the acquisition.

On June 13, 2006, HAPC attended an InfuSystem management presentation in Troy, Michigan. Two weeks later, on June 28, 2006, HAPC participated on a call with Steven E. Watkins, president of InfuSystem, to discuss InfuSystem’s management’s financial projections. On July 16, 2006, the HAPC board of directors met and gave management the authority to bid up to $135,000,000 for the purchase of InfuSystem. On July 17, 2006, HAPC submitted a $130,000,000 bid and a mark-up of the Stock Purchase Agreement to I-Flow.

Although HAPC was not privy to the terms of the other bids received by I-Flow in connection with its auction process to sell InfuSystem, HAPC believes that I-Flow was engaged in an active and competitive auction process and received bids from several other parties.

Between July 20, 2006 and July 27, 2006, HAPC entered into non-disclosure agreements with certain of its existing stockholders to discuss the potential acquisition of InfuSystem.

On July 27, 2006, representatives of FTN Midwest Securities Corp. met with I-Flow’s financial advisor to discuss HAPC’s proposal. In particular, they discussed the mechanics by which HAPC must obtain stockholder approval of the transaction and other structural issues. In addition, I-Flow’s financial advisor informed FTN that HAPC’s offer was lower than other offers that had been received by I-Flow and that HAPC would have to increase its offer in order to make it the winning bid. On August 1, 2006, the Board of Directors of HAPC held a call to discuss HAPC’s process for bidding to purchase InfuSystem. On August 1, 2006, HAPC increased the bid to purchase InfuSystem to $135,000,000. I-Flow informed HAPC that its offer was insufficient. On August 3, 2006, the Board of Directors of HAPC increased the bid to purchase InfuSystem to $140,000,000 and agreed to modify certain elements of its offer and to provide for a $3,000,000 termination fee as described herein. On August 8, 2006, HAPC was informed that it was the winning bidder.

All bids submitted by HAPC to I-Flow to purchase InfuSystem were non-binding until HAPC and I-Flow executed the Stock Purchase Agreement. HAPC did not execute the Stock Purchase Agreement until it had obtained a fairness opinion from BNY Capital Markets, Inc. in connection with the acquisition. The receipt of a fairness opinion by HAPC as a condition to HAPC’s executing the Stock Purchase Agreement was known to and accepted by I-Flow throughout negotiations.

On August 9, 2006, HAPC entered into an exclusivity agreement with I-Flow. On August 15, 2006, representatives of HAPC and FTN Midwest Securities Corp. meet with InfuSystem for a due diligence session in Troy, Michigan. HAPC and its advisors continued to perform due diligence through September 29, 2006. Between August 9, 2006 and September 29, 2006, I-Flow, HAPC and their respective advisors discussed and negotiated the terms of the Stock Purchase Agreement and the terms of the I-Flow promissory note.

On September 20, 2006, HAPC received the final audit report for InfuSystem from I-Flow. On September 29, 2006, the Board of Directors of HAPC met to approve the final draft Stock Purchase Agreement and to receive the fairness opinion from BNY Capital Markets, Inc. At this meeting, the Board of Directors of HAPC received and approved the Stock Purchase Agreement and the fairness opinion of BNY Capital Markets, Inc. on behalf of HAPC.

Between April 2006 (following its initial public offering) and August 2006, HAPC evaluated approximately 40 companies as potential targets for a suitable business combination. During that time, HAPC, or its advisors, engaged in exploratory conversations with many of these companies. On July 24, 2006, the Board of Directors of HAPC held a meeting where they narrowed the field of potential targets down to the 5 most attractive companies, in addition to InfuSystem, which remained the most attractive target in the opinion of the Board of Directors of HAPC at that time. Throughout preliminary discussions with InfuSystem, and until entering into an exclusivity agreement with I-Flow, HAPC continued exploratory discussions with potential targets, as well as intermediaries such as investment banks, private equity firms and business brokers. As the discussions with InfuSystem grew more advanced, the Board of Directors of HAPC narrowed their focus on InfuSystem and therefore the level of activities with other targets and third parties decreased.

Interest of HAPC Directors and Officers in the Acquisition

In considering the recommendation of the Board of Directors of HAPC to vote for the proposals to adopt the acquisition, you should be aware that certain members of the HAPC Board have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of HAPC stockholders generally. In particular:

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if the acquisition is not approved and HAPC fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation and HAPC is therefore required to liquidate, the shares of common stock and warrants held by HAPC’s executives and directors will be worthless because HAPC’s executives and directors are not entitled to receive any of the net proceeds of HAPC’s initial public offering that may be distributed upon the liquidation of HAPC. HAPC’s executives and directors own a total 1,750,001 shares of HAPC common stock. HAPC issued the shares of common stock for no consideration as follows: 416,667 shares to Wayne P. Yetter, 250,000 shares to Erin Enright, 416,667 shares to Jean Pierre Millon and 666,667 shares to John Voris. These shares were issued in December 2005 at a time when there was no assurance that HAPC’s initial public offering, let alone a successful business combination, would be completed. If a business combination is not completed and HAPC liquidates, these individuals will not receive proceeds from the trust account. Notwithstanding this fact, upon the $5.75 closing price of HAPC’s common stock on June 6, 2007, the shares of common stock held by Wayne Yetter and Jean Pierre Millon have an aggregate market value of $2,395,835, the shares of common stock held by Erin Enright have an aggregate market value of $1,437,500 and the shares of common stock held by John Voris have an aggregate market value of $3,833,335. HAPC’s officers and directors are contractually prohibited from selling their shares of common stock until six months after HAPC’s initial business combination has been completed, during which time the value of the shares may increase or decrease. It is impossible to determine what the financial impact of the acquisition will be on HAPC’s officers and directors. As each of these individuals received the shares of HAPC common stock for no consideration, in the event this transaction or another is completed, they will realize a profit upon sale of the shares regardless of a drop in HAPC’s common stock price.

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the Board of Directors has approved the grant of 2,000,000 shares of common stock to Sean McDevitt and 416,666 shares of common stock to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination, or April 11, 2007 (which is the first anniversary of the completion of HAPC’s initial public offering). If the acquisition of InfuSystem, or another business combination is not completed, Messrs. McDevitt and LaVecchia will not receive such shares. The Board of Directors approved the foregoing grants to incentivize Messrs. McDevitt and LaVecchia to work for the completion of a successful business combination and to align their interests with HAPC’s stockholders;

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on December 28, 2006, HAPC issued and sold to Sean McDevitt 624,286 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $437,000. Each warrant represents the right to purchase one share of common stock at an exercise price of $5.00 per share. The warrants are exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007, and expire on April 11, 2011 or earlier upon HAPC’s redemption of the warrants. HAPC may redeem the warrants in whole, and not in part, at a price of $0.01 per warrant, at any time after the warrants become exercisable, provided that Mr. McDevitt receives no less than 30 days written notice prior to the redemption and the last reported sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Mr. McDevitt;

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HAPC issued and sold to Mr. McDevitt an additional 447,143 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $313,000 as of April 12, 2007 (the date HAPC received payment for such warrants). These warrants are subject to the same terms and conditions as the warrants HAPC issues and sold to Mr. McDevitt in December 2006;

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FTN Midwest Securities Corp. acted as advisor to HAPC in connection with the negotiation of the acquisition. Prior to its initial public offering, HAPC entered into a referral agreement with FTN under the terms of which FTN agreed to present to HAPC for its consideration opportunities to acquire an operating business in the healthcare or healthcare-related sector. This agreement provided, as set forth in the initial public offering prospectus, that no fee or compensation for investment banking or other advisory services would be payable to FTN under this agreement. However, in negotiating this agreement it was not HAPC’s intent to preclude itself from subsequently engaging FTN to advise it in connection with a business combination. Indeed, elsewhere in the initial public offering prospectus, HAPC had stated that it might agree to pay to FTN customary investment banking fees and expenses “in connection with a business combination if approved by our directors that are not affiliated with FTN.” At the time HAPC began negotiations with I-Flow with respect to the acquisition of InfuSystem, the outside directors requested FTN to assist in the transaction with the understanding that a customary and appropriate fee would be negotiated and determined prior to the completion. Subsequently, HAPC and FTN entered into an agreement providing that FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. This agreement has been approved by the Board of Directors of HAPC, with Messrs. McDevitt and LaVecchia recusing themselves. HAPC believes this fee is customary and appropriate and further believes that the services of FTN have been valuable to HAPC in the process of negotiating the acquisition and in the preparation of the Proxy Statement. Additionally, if the acquisition is consummated, FTN will receive its deferred underwriting discount of $5,468,000. It is possible that a stockholder may misinterpret the initial offering prospectus description of the referral agreement to imply that under no circumstances would a fee be payable to FTN in connection with the business combination. Such a stockholder may object to HAPC’s engagement of FTN. However, HAPC believes that any such objection would be without merit as the initial offering prospectus did provide that HAPC might engage FTN for customary investment banking services and it was never HAPC’s intent or understanding to preclude itself from engaging FTN. Further, the services have been satisfactory and HAPC believes the fee is customary and reasonable. Had HAPC engaged an alternative investment banking firm to advise it, HAPC believes it would have paid similar or higher fees for comparable service. Sean McDevitt and Pat LaVecchia were previously Managing Directors of FTN Midwest Securities Corp. Mr. McDevitt resigned as a Managing Director of FTN Midwest Securities Corp. effective January 19, 2007 and Mr. LaVecchia resigned as a Managing Director of FTN Midwest Securities Corp. effective February 2, 2007;

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in consideration of the guaranty by Sean McDevitt and Philip B. Harris of the break up fee of up to $3,000,000 payable by HAPC to I-Flow in connection with the termination of the Stock Purchase Agreement under certain circumstances, HAPC has agreed to pay Messrs. McDevitt and Harris a fee of $100,000 upon delivery of the Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. Messrs. McDevitt and Harris have delivered a letter of credit to I-Flow issued by JPMorgan Bank for the benefit of I-Flow which I-Flow may draw upon in the event that the $3,000,000 or $1,000,000 break up fee, as the case may be, is not paid when due and payable; and

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pursuant to the terms of an employment agreement under negotiation between HAPC and Steven E. Watkins, president of InfuSystem, it is anticipated that Mr. Watkins will replace John Voris as chief executive officer of HAPC upon completion of the acquisition. Mr. Watkins will also become a member of HAPC’s Board of Directors. At the time the acquisition is completed, Erin Enright, the current chief financial officer of HAPC, will resign. HAPC is actively recruiting a new chief financial officer to replace Ms. Enright. If, at the time of the closing of the acquisition, HAPC has not hired an individual to replace Ms. Enright as chief financial officer, it is anticipated that Stephen C. Revere, the current controller of InfuSystem, will assume the duties of the chief financial officer of HAPC until HAPC has hired a new chief financial officer to replace Ms. Enright.

HAPC’s Reasons for the Acquisition and Recommendation of the HAPC Board of Directors

The HAPC Board of Directors has concluded that the acquisition of InfuSystem is in the best interests of HAPC’s stockholders. In reaching its decision, the HAPC Board of Directors considered the points listed below.

InfuSystem’s position as a self-sufficient business

Although InfuSystem is currently a subsidiary of I-Flow, InfuSystem has demonstrated that it is a self-sufficient business with positive cash flows as evidenced by its net income and statements of cash flow for recent financial periods.

InfuSystem’s growth prospects

InfuSystem’s revenue grew 49% in 2004, 47% in 2005 and 23% during June year-to-date 2006 and InfuSystem’s earnings increased 155%, 74% and 30% during those periods respectively. HAPC believes that the market acceptance of continuous infusion therapy for colorectal cancer is growing and may also increase in the treatment of other cancers in the future.

InfuSystem’s profitability

InfuSystem’s operating profit as a percentage of revenue has been 24%, 28% and 29% for 2004, 2005 and June year-to-date 2006. Although InfuSystem experienced a reduced growth rate of 10% for the nine months ended September 30, 2006 compared to the same period in the prior year, HAPC does not believe that this a trend indicative to InfuSystem’s business. HAPC believes that the reduced growth rate experienced by InfuSystem during the nine months ended September

30, 2006 was due in part to a shortage in the supply of 5-Fluorouracil, a chemotherapy drug commonly used in infusion pumps, during the fourth quarter of 2005 and the first quarter of 2006. The availability of 5-Fluorouracil returned to normal at the end of the first quarter in 2006. HAPC believes that InfuSystem has recovered from the shortage of 5-Fluorouracil and is experiencing revenue growth.

The experience of InfuSystem’s management

Another important criteria to HAPC’s Board of Directors in identifying an acquisition target was that the company must have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a growth company. InfuSystem’s management team has worked together for over ten years and positioned InfuSystem for the growth that it has recently experienced. InfuSystem’s management team is led by Steven E. Watkins, president and founder of InfuSystem, who will remain with the business as president and chief executive officer of InfuSystem after the acquisition.

Mr. Watkins has been the president of InfuSystem since 1998. He was one of the founders of Venture Medical, a predecessor to InfuSystem. Prior to joining InfuSystem, Mr. Watkins was Vice President of Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems. Concurrent with the start-up of InfuSystem, Mr. Watkins was President of Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals.

Janet Skonieczny has been the vice president of operations of InfuSystem since 1998. Prior to this time, Ms. Skonieczny was the office manager of Aventric Medical.

Stephen Revere has been the controller of InfuSystem, and its predecessor, Venture Medical, since 1992. Prior to joining InfuSystem, he was the controller for PRN Group and a partner at the accounting firm Revere & Greer PC. Mr. Revere is a certified public accountant.

InfuSystem’s ability to operate as a public company.

HAPC’s Board of Directors believes that InfuSystem has the scale, management depth and experience and financial strength to operate as publicly traded company.

The terms of the Stock Purchase Agreement

The terms of the Stock Purchase Agreement with InfuSystem, including the closing conditions, restrictions on HAPC’s and InfuSystem’s ability to respond to competing proposals and termination provisions, are customary and reasonable. It was important to HAPC’s Board of Directors that the Stock Purchase Agreement include customary terms and conditions as it believed that such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

HAPC’s Board of Directors believes that each of the above factors strongly supported its determination and recommendation to approve the acquisition. HAPC’s Board of Directors did, however, consider the following potentially negative factors, among others, including the Risk Factors, in its deliberations concerning the acquisition:

The risk that its public stockholders would vote against the acquisition and exercise their conversion rights.

HAPC’s Board of Directors considered the risk that the current public stockholders of HAPC would vote against the acquisition and demand to redeem their shares for cash upon consummation of the acquisition, thereby depleting the amount of cash available to the combined company following the acquisition. HAPC’s Board of Directors decided to proceed with the acquisition in part because (i) it believed that suitability of the acquisition as a business opportunity for HAPC increased the likelihood that less than 20% of the HAPC stockholders would exercise their conversion rights and (ii) I-Flow agreed to increase the amount of the promissory note to fund the acquisition from $55,000,000 to $75,000,000, the difference used to pay those HAPC stockholders who convert their shares.

Certain officers and directors of HAPC may have different interests in the acquisition than the HAPC stockholders.

HAPC’s Board of Directors considered the fact that certain officers and directors of HAPC may have interests in the acquisition that are different from, or are in addition to, the interests of HAPC stockholders generally, including the matters described under “Interests of HAPC Directors and Officers in the Acquisition” above. However, this fact would exist with respect to an acquisition of any target company.

The limitations on indemnification set forth in the Stock Purchase Agreement.

HAPC’s Board of Directors considered the limitations on indemnification set forth in the Stock Purchase Agreement. See the section entitled “The Stock Purchase Agreement—Indemnification”. The Board of Directors of HAPC determined that any definitive agreement with any target company would contain similar limitations.

After deliberation, the HAPC Board of Directors determined that these potentially negative factors were outweighed by the potential benefits of the acquisition, including the opportunity for HAPC stockholders to share in InfuSystem’s future possible growth and anticipated profitability.

Fair Market Value of InfuSystem

Prior to submitting its bid to I-Flow to purchase InfuSystem, the Board of Directors of HAPC determined that the fair market value of InfuSystem was substantially in excess of 80% of the value of the net assets of HAPC (approximately $76,000,000). The Board of Directors made this determination based upon its review of the InfuSystem due diligence materials provided to it during the bidding process. The conclusion of the Board of Directors of HAPC is supported by the opinion of HAPC’s advisors that the price was “fair” and the fact that InfuSystem received multiple bids, all within the range of HAPC’s bid of $140,000,000. For this reason, the Board of Directors determined that it was appropriate for it to conclude that the fair market value of InfuSystem significantly exceeded 80% of HAPC’s net assets. The Board of Directors of HAPC believes that InfuSystem did not receive bids of less than $76,000,000 as HAPC was required to increase its initial bid of $130,000,000 multiple times.

Fairness Opinion

The Board of Directors of HAPC engaged BNY Capital Markets, Inc., or BNY, to evaluate the fairness of the per share acquisition consideration payable to I-Flow in connection with the acquisition. BNY rendered its opinion to the HAPC Board of Directors that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as BNY considered relevant, the per share acquisition consideration to be paid by HAPC in the acquisition pursuant to the Stock Purchase Agreement is fair to HAPC from a financial point of view. The full text of BNY’s written opinion, dated September 29, 2006, to the HAPC Board of Directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C. See section entitled “BNY Capital Markets, Inc. Fairness Opinion”.

Acquisition Financing

The acquisition will be financed in part with the secured promissory note to be issued to I-Flow (the “Promissory Note”). The amount of the note will depend upon the number of HAPC stockholders who exercise their conversion rights and the principal amount of the Promissory Note will not exceed $75,000,000. In the event that no stockholders exercise their conversion rights, the amount of the Promissory Note will be $55,000,000 and the remaining $85,000,000 of the purchase price will be paid in cash and from the proceeds in the trust account.

The Promissory Note will be made by Acquisition Sub simultaneously with its merger with into InfuSystem, and as a result, will become the obligation of InfuSystem as the entity surviving the merger. HAPC will guarantee InfuSystem’s obligations under the Promissory Note. The Promissory Note will mature four years after the closing and bear interest, at the election of HAPC, at a floating rate equal to LIBOR plus 5.5% or the Base rate plus 4.5% calculated on a 360 day basis; provided, however, that LIBOR shall be no less than 3% and the Base rate no less than 4%. The Base rate shall be the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time, which was equal to 8.25% as of March 29, 2007. The Promissory Note will be subject to prepayment premiums and, under certain circumstances, will be subject to mandatory prepayment. InfuSystem and HAPC will make certain representations, warranties and covenants to I-Flow that are usual and customary for transactions of this type. The Promissory Note will be secured by all of the assets of InfuSystem and HAPC.

The Promissory Note will contain certain covenants and other agreements, the most significant of which will include: (1) financial covenants, including (i) a maximum total leverage ratio (funded debt divided by EBITDA), which shall initially be 4.75x, with step-downs to be determined in connection with the preparation of the definitive Promissory Note, (ii) a minimum fixed charge coverage ratio (EBITDA divided by cash interest expense plus scheduled principal repayments plus capital expenditures plus income taxes actually paid in accordance with GAAP) to be determined in connection with the preparation of the definitive Promissory Note, but in no case lower than 1.10x, (iii) maximum capital expenditures to be determined in connection with the preparation of the definitive Promissory Note, (iv) minimum liquidity to be determined in connection with the preparation of the definitive Promissory Note, and (v) minimum EBITDA to be determined in connection with the preparation of the definitive Promissory Note; and (2) covenants and other terms and conditions that are usual and customary for transactions of that type, including conditions that (i) HAPC and InfuSystem provide I-Flow with various financial and tax-related information, (ii) InfuSystem maintain appropriate levels of insurance on all material collateral with I-Flow named as the loss payee, (iii) no party to the Promissory Note, other than I-Flow, will declare or pay any dividend or distribution in cash property, assets or in kind, (iv) no party to the Promissory Note, other than I-Flow, will engage in businesses other than those businesses in which they are engaged in on the date of the issuance of the Promissory Note, (v) no party to the Promissory Note, other than I-Flow, will amend, terminate or waive any provisions of any material contract to the extent such amendment, termination or waiver would reasonably be expected to be materially adverse to the parties taken as a whole, and (vi) InfuSystem will enter into and maintain interest rate protection agreements in a form and upon terms acceptable to I-Flow.

The occurrence of the following events, among others, will constitute a default under the Promissory Note: (i) failure to pay when due any principal, interest, premium or fees; (ii) failure to comply with the covenants and other agreements in the Promissory Note; (iii) material breach of a representation of warranty; (iv) liquidation, bankruptcy or reorganization of InfuSystem or HAPC; or (v) the impairment of any of the collateral pledged by InfuSystem and HAPC as security for the Promissory Note. In the event of a default, the applicable interest rate of the Promissory Note will be increased by 2%.

In connection with I-Flow’s commitment to accept the Promissory Note, HAPC paid a $100,000 delivery fee to I-Flow on October 4, 2006. HAPC must also pay I-Flow a “Ticking Fee” (between 0.50% and 1.0% per annum of the of the maximum principal amount of the Promissory Note which is $75,000,000) from September 29, 2006, the date that the Stock Purchase Agreement was executed, until the earlier of the closing under the Stock Purchase Agreement, termination of the Stock Purchase Agreement or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. The Promissory Note will be subject to a facility fee equal to 2.50% of the actual principal amount payable at closing. Additionally, InfuSystem will pay I-Flow an administrative fee of $75,000 at the closing and on each anniversary of the closing for the term of the Promissory Note.

Pursuant to the term sheet for the Promissory Note attached as Exhibit C to the Stock Purchase Agreement, the terms and conditions of the Promissory Note that have not yet been determined shall be negotiated in good faith by the parties, with such qualifiers and exceptions as are usual, customary and reasonable in light of InfuSystem’s business. HAPC believes, based on the good faith requirement, that the thresholds in the covenants will not be set in such a way that InfuSystem will be at a material risk of violating such covenants immediately after the acquisition.

Fees Payable In Connection With the Acquisition

In addition to a “Ticking Fee” of $289,583 estimated to be accrued through May 31, 2007 and the $100,000 delivery fee HAPC has incurred in connection with the Promissory Note, HAPC has also incurred a fee of $100,000 payable to Sean McDevitt and Philip B. Harris in connection with their guaranty of the payment of any break up fees payable to I-Flow under the Stock Purchase Agreement as well as a fee of $42,000 payable to JPMorgan Chase Bank in connection with the delivery of the letter of credit to I-Flow. HAPC will pay a fee of $300,000 to Messrs. McDevitt and Harris upon the closing of the acquisition on the termination of the Stock Purchase Agreement.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of HAPC in connection with the acquisition proposal.

Accounting Treatment of the Acquisition

The acquisition of InfuSystem will be treated as a purchase by HAPC.

United States Federal Income Tax Consequences of the Acquisition

As the stockholders of HAPC are not receiving any consideration or exchanging any of their outstanding securities in connection with the acquisition of InfuSystem and are simply being asked to vote on the matters, it is not expected that the stockholders will have any tax related issues as a result of voting on these matters. However, if you vote against the acquisition proposal and elect a cash conversion of your shares of HAPC into your pro-rata portion of the trust account and as a result receive cash in exchange for your HAPC shares, there may be certain tax consequences, such as realizing a loss on your investment in HAPC’s shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Regulatory Matters

The acquisition and the transactions contemplated by the Stock Purchase Agreement are not subject to any federal or state regulatory requirements or approvals, except for filings necessary to effectuate the merger of Acquisition Subsidiary and InfuSystem and the amendment to the amended and restated certificate of incorporation proposal, with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, as applicable.

Consequences if Acquisition Proposal is not Approved

If the acquisition proposal is not approved by the stockholders, HAPC will not acquire InfuSystem and HAPC will continue to seek other potential business combinations. In addition, HAPC will not consummate the stock option or amended and restated certificate of incorporation proposals. In such an event there is no assurance, and management of HAPC believes that it is unlikely, that HAPC will have the time, resources or capital available to find a suitable business combination partner before (i) the proceeds in the trust account are liquidated to holders of shares purchased in HAPC’s initial public offering and (ii) HAPC is dissolved pursuant to the trust agreement and in accordance with HAPC’s amended and restated certificate of incorporation.

Required Vote

The approval for the acquisition of InfuSystem will require the affirmative vote of holders as of the Record Date of a majority of the shares outstanding as of the Record Date of HAPC’s common stock that were issued in HAPC’s initial public offering that are present in person or by proxy at the meeting and that vote on the proposal. In addition, each HAPC stockholder who holds shares of common stock issued in HAPC’s initial public offering or purchased following such offering in the open market has the right to vote against the acquisition proposal and, at the same time, demand that HAPC convert such stockholder’s shares into cash equal to a pro rata portion of the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering is deposited. These shares will be converted into cash only if the acquisition is completed. Based on the amount of cash held in the trust account as of May 31, 2007, without taking into account any interest accrued after such date, stockholders who vote against the acquisition proposal and elect to convert such stockholder’s shares as described above will be entitled to convert each share of common stock they hold into approximately $5.92 per share, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) However, if the holders of 3,375,050 or more shares of common stock issued in HAPC’s initial public offering (an amount equal to 20% or more of the total number of shares issued in the initial public offering), vote against the acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HAPC will not be able to consummate the acquisition. If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

An abstention with respect to the acquisition proposal will have no effect since the acquisition proposal requires the affirmative vote of a majority of the votes cast by holders of eligible shares. A broker non-vote or a failure to vote will have no impact upon the approval of the acquisition proposal.

Recommendation

After careful consideration, HAPC’s Board of Directors has determined unanimously that the acquisition proposal is fair to, and in the best interests of, HAPC and its stockholders. HAPC’s Board of Directors has approved and declared advisable the acquisition proposal and unanimously recommends that you vote or give instructions to vote “FOR” the proposal to approve the acquisition.

The foregoing discussion of the information and factors considered by the HAPC Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by the HAPC Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ACQUIRE ALL OF THE OUTSTANDING CAPITAL STOCK OF INFUSYSTEM.

THE STOCK PURCHASE AGREEMENT

The following summary of the material provisions of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the Stock Purchase Agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

Structure of the Acquisition

Acquisition Sub will acquire 100% of the issued and outstanding capital stock of InfuSystem from I-Flow. Concurrently with Acquisition Sub’s acquisition of all of the issued and outstanding capital stock of InfuSystem, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California.

Purchase Price and Financing

In consideration for the acquisition of all of the issued and outstanding shares of capital stock of InfuSystem, HAPC or Acquisition Sub will pay to I-Flow a purchase price of $140,000,000, subject to certain working capital adjustments as set forth in the Stock Purchase Agreement. The purchase price will be subject to an adjustment if the working capital, defined as the excess of current assets over current liabilities, of InfuSystem as of the closing date of the acquisition is more or less than $7,680,000. If the working capital at the closing date of the acquisition is greater than $7,680,000, the purchase price will be increased by the amount of the difference, and if the working capital at the closing date of the acquisition is less than $7,680,000, the purchase price will be decreased by the amount of the difference. As of December 31, 2006, InfuSystem’s working capital was $8,347,000 (including cash in the amount of $1,956,000 that would be acquired and transferred to HAPC), which would have resulted in an increase to the purchase price of $667,000 if the acquisition had closed as of that date. I-Flow is permitted to remove any cash remaining in the business at the closing of the acquisition. If I-Flow had removed the remaining cash as of December 31, 2006, the working capital would have been $6,391,000, resulting in a decrease to the purchase price of $1,289,000 if the acquisition had closed as of that date. Although the precise closing date of the acquisition cannot be known at this time, HAPC does not anticipate the final working capital adjustment to the purchase price to be materially different from the adjustment calculated as of December 31, 2006.

The purchase price will be paid by HAPC or Acquisition Sub in cash or a combination of (i) a secured promissory note (the “Promissory Note”) made by Acquisition Sub at the closing and payable to I-Flow in a principal amount equal to $55,000,000 plus the amount actually paid to HAPC’s stockholders who vote against the acquisition and demand that their shares be converted into the right to receive a pro rata portion of the net proceeds of HAPC’s initial public offering held in the trust account, but not to exceed $75,000,000 (the “Maximum Amount”) and (ii) an amount of cash purchase price equal to $65,000,000 plus the difference between the Maximum Amount and the actual principal amount of the Promissory Note. The Promissory Note will be made by Acquisition Sub simultaneously with its merger with into InfuSystem and as a result, will become the obligation of InfuSystem as the entity surviving the merger. HAPC will guarantee InfuSystem’s obligations under the Promissory Note. HAPC estimates that there will be between $5,000,000 and $7,500,000 remaining from the trust account after the acquisition has closed and available to the combined company as working capital. The amount of cash remaining in the trust account after the acquisition has closed is expected to remain the same assuming maximum share redemption and assuming no share redemption as the promissory note allows for the amount borrowed to increase in an amount equal to the cash paid to HAPC’s stockholders who vote against the acquisition and demand conversion. The following depicts the sources and uses of funds for the transaction, assuming a June 29, 2007 closing as estimated as of May 29, 2007.

SOURCES			USES
Cash available for acquisition from trust account and from outside trust account	$94,706,000	[1]	Purchase price	$140,000,000

Promissory Note (assuming no share conversion)	55,000,000	[3]	Purchase price reduction resulting from working capital adjustment	(1,616,000)[2]
			Estimated expenses	4,146,000	[4]
			Cash available for working capital	7,176,000	[5]
Total	$149,706,000		Total	$149,706,000

[1]	Estimated balance as of June 29, 2007, net of estimated income tax due on trust account interest income and deferred underwriter fees of $5,468,000.
[2]	Estimated utilizing InfuSystem March 31, 2007 financial statements and assuming cash is removed from business at closing by I-Flow.
[3]

As shown assumes no share conversion. Assuming maximum share conversion, amount would increase to approximately $75,000,000 and an additional use of cash would be reflected for approximately $20,000,000.

[4]	Estimated expenses of amounts previously incurred and payable as of May 29, 2007, as well as amounts expected to be incurred and payable as of June 29, 2007.
[5]

HAPC believes a range of $5,000,000 to $7,500,000 will be available upon completion of the acquisition after allowing for additional unanticipated expenses as well as changes in actual closing working capital and purchase price adjustment.

The Promissory Note will mature four years after the closing and bear interest, at the election of HAPC, at a floating rate equal to LIBOR plus 5.5% or the Base rate plus 4.5% calculated on a 360 day basis; provided, however, that LIBOR shall be no less than 3% and the Base rate no less than 4%. The Base rate shall be the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time, which was equal to 8.25% as of March 29, 2007. The principal amount will be amortized quarterly as follows: 5% during year one; 10% during year two; 10% during year three; and 15% during year four with the remaining principal amount due at the maturity date. In the event that the loan is prepaid prior to the third anniversary of the closing, InfuSystem will pay I-Flow a prepayment premium equal to (i) 2% of the principal amount of such repayment, if such repayment occurs on or prior to one year after the closing or (ii) 1% of the principal amount of such repayment, if such repayment occurs after the date which is more than one year after the closing but on or prior to the date which is three years after the closing. The Promissory Note is subject to mandatory prepayments in amounts to be determined in the event that InfuSystem or I-Flow engage in any asset sale which is not in the ordinary course of business, receive insurance proceeds that are not reinvested in the business of InfuSystem or HAPC, receive cash proceeds from the sale of any equity, receive tax refunds, incur indebtedness, enter into a revolving credit facility or have certain excess cash flows. Based upon InfuSystem’s historical financial performance and cash flow over the past two years and assuming no material adverse changes in its results, HAPC believes that the operations from the existing InfuSystem business will be sufficient to pay the interest and required installments of principal (40%) on the debt. However, based upon InfuSystem’s historical financial performance assuming no material adverse changes in its results, HAPC anticipates that it will be able to refinance the remaining principal at maturity although there is no assurance that HAPC will be able to do so on terms acceptable to HAPC, if at all. Whether or not HAPC is able to refinance the promissory note will largely depend upon the discretion of third party lenders who may determine that it is inadvisable to enter into financing arrangements with HAPC. See also the risk factors entitled “Debt incurred in connection with the acquisition of InfuSystem could adversely effect HAPC’s operations and financial condition” and “HAPC’s indebtedness to I-Flow under the promissory note will be secured by substantially all of its assets. I-Flow’s security interest in substantially all of HAPC’s assets may limit HAPC’s flexibility in the way HAPC operates its business and its ability to obtain additional financing from third parties” on page 16.

The Promissory Note will be secured by all of the assets of InfuSystem and HAPC. HAPC believes that the fair market value of such assets exceeds the maximum potential principal amount of the Promissory Note. InfuSystem and HAPC will make certain representations and warranties to I-Flow including, among others, (i) due corporate organization and authorization; (ii) execution, delivery and enforceability of the Promissory Note; (iii) financial condition and solvency; (iv) no material adverse change in or effect on the business, condition (financial or otherwise), assets, liabilities (actual or contingent), operations, management, performance, properties, or prospects of HAPC, since December 31, 2005; and (v) title to properties. InfuSystem and HAPC will also make certain covenants to I- Flow customary for a transaction of this type and including, among others, maintenance of certain leverage ratios and fixed charge coverage ratios as well as certain levels of liquidity and EBITDA.

The occurrence of the following events, among others, will constitute a default under the Promissory Note: (i) failure to pay when due any principal, interest, premium or fees; (ii) failure to comply with the covenants and other agreements in the Promissory Note; (iii) material breach of a representation of warranty; (iv) liquidation, bankruptcy or reorganization of InfuSystem or HAPC; or (v) the impairment of any of the collateral pledged by InfuSystem and HAPC as security for the Promissory Note. In the event of a default, the applicable interest rate of the Promissory Note will be increased by 2%.

In connection with I-Flow’s commitment to accept the Promissory Note, HAPC paid a $100,000 delivery fee to I-Flow on October 4, 2006. HAPC must also pay I-Flow a “Ticking Fee” (between 0.50% and 1.0% per annum of the maximum principal amount of the Promissory Note which is $75,000,000) from September 29, 2006, the date that the Stock Purchase Agreement was executed, until the earlier of the closing under the Stock Purchase Agreement, termination of the Stock Purchase Agreement or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. The Promissory Note will be subject to a facility fee equal to 2.50% of the actual principal amount payable at closing. Additionally, InfuSystem will pay I-Flow an administrative fee of $75,000 at the closing and on each anniversary of the closing for the term of the Promissory Note.

Closing of the Acquisition

Subject to the provisions of the Stock Purchase Agreement, the closing will take place no later than June 29, 2007, or, as soon as practicable after all the conditions described under the section “The Stock Purchase Agreement—Conditions to Completion of the Acquisition” have been satisfied, unless HAPC and I-Flow agree to another time.

Representations and Warranties

The Stock Purchase Agreement contains a number of representations and warranties that each of HAPC, Acquisition Sub, I-Flow and InfuSystem make to each other. These representations and warranties include and relate to:

•	organization and qualification;

•	authorization, execution, delivery and enforceability of the Stock Purchase Agreement and related agreements including the Amended and Restated Services Agreement and License Agreement;

•

absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction; receipt of all required consents and approvals;

•	capitalization and ownership of capital stock (I-Flow and InfuSystem);

•	financing (HAPC and Acquisition Sub only);

•	investment intent (HAPC and Acquisition Sub only);

•	brokers;

•	access to information (HAPC and Acquisition Sub only);

•	equity interests in third parties (I-Flow and InfuSystem only);

•	financial statements (I-Flow and InfuSystem only);

•	no undisclosed liabilities (I-Flow and InfuSystem only);

•	absence of certain changes or events since June 30, 2006 (I-Flow and InfuSystem only);

•	compliance with law; permits (I-Flow and InfuSystem only);

•	litigation (I-Flow and InfuSystem only);

•	employee benefit plans (I-Flow and InfuSystem only);

•	labor and employment (I-Flow and InfuSystem only);

•	insurance (I-Flow and InfuSystem only);

•	real property (I-Flow and InfuSystem only);

•	intellectual property (I-Flow and InfuSystem only);

•	taxes (I-Flow and InfuSystem only);

•	environmental matters (I-Flow and InfuSystem only);

•	material contracts (I-Flow and InfuSystem only);

•	accounts receivable; suppliers (I-Flow and InfuSystem only);

•	inventories (I-Flow and InfuSystem only);

•	products (I-Flow and InfuSystem only);

•	minute books; books and records (I-Flow and InfuSystem only);

•	bank accounts; powers of attorney (I-Flow and InfuSystem only);

•	affiliate transactions (I-Flow and InfuSystem only);

•	tangible personal property (I-Flow and InfuSystem only);

•	accuracy of all information provided to HAPC and Acquisition in connection with preparation of proxy statement (I-Flow and InfuSystem only);

•	HAPC’s and Acquisition Sub’s own investigation and due diligence process (HAPC and Acquisition Sub only);

•	accuracy of all information contained in proxy statement (HAPC and Acquisition Sub only);

•	no other representations and warranties (HAPC and Acquisition Sub only); and

•	knowledge of breaches.

Materiality and Material Adverse Effect

Certain of the representations and warranties are qualified by materiality or material adverse effect. Subject to certain exceptions set forth in the Stock Purchase Agreement, a material adverse effect means, with respect to InfuSystem, any event, change, circumstance, effect or state of facts, or any combination of the foregoing, that is materially adverse to (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of InfuSystem, taken as a whole, or (ii) the ability of InfuSystem to timely perform its obligations under the Stock Purchase Agreement, Amended and Restated Services Agreement or the License Agreement to which it is, or will be, a party or to consummate the transactions contemplated hereby or thereby.

With respect to InfuSystem, a material adverse effect does not include the effect of any circumstance, change, development or event arising out of or impacting:

•	the markets or industry in which InfuSystem operates its business;

•	general economic conditions, including such conditions as are related to InfuSystem’s business;

•

national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or escalation of any existing hostilities;

•	financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index);

•	natural disasters, acts of God or other events not within the reasonable control of InfuSystem, including, but not limited to, recalls or shortage of drugs;

•	any change in applicable laws or accounting rules;

•	the taking of any action required by Stock Purchase Agreement or expressly consented to by HAPC or Acquisition Sub;

•	the public announcement of the entering into of the Stock Purchase Agreement or the transactions contemplated by the Stock Purchase Agreement; and

•

any adverse change in or effect on InfuSystem’s business that is cured by I-Flow or InfuSystem to the reasonable satisfaction of the HAPC before the earlier of the closing or the termination of the Stock Purchase Agreement.

Additionally, no material adverse effect shall be deemed to have occurred upon the occurrence of any one or more of the following events (or combination thereof): (i) the threatened or actual reduction in reimbursements collectible by InfuSystem that is not specific to, or targeted solely at, InfuSystem as a result of any change or development not within the reasonable control of the InfuSystem, including, without limitation, changes or developments in applicable laws or general economic conditions or (ii) the resignation of any employee of the Company as a result of the transactions contemplated by the Stock Purchase Agreement or otherwise.

A material adverse effect means, with respect to HAPC, Acquisition Sub or I-Flow, any event, change, circumstance, effect or state of facts that is materially adverse to the ability of the HAPC, Acquisition Sub or I-Flow, as applicable, to timely perform in all material respects its obligations under the Stock Purchase Agreement, the License Agreement and Amended and Restated Services Agreement to which it is, or will be, a party or to consummate the transactions contemplated thereby.

Interim Covenants

The parties covenant that, between the date of the Stock Purchase Agreement and the closing;

•	the business of InfuSystem will continue to be conducted in the ordinary course;

•	HAPC and Acquisition Sub will have access to the facilities, books and records of InfuSystem;

•	the disclosure schedules to the Stock Purchase Agreement will be updated as necessary;

•	the parties will notify one another in the event that a party becomes aware of a breach in a representation or warranty that it has made in the Stock Purchase Agreement;

•

the parties will notify one another in the event that a party becomes aware of circumstances that will prevent fulfillment of the conditions set forth under “The Stock Purchase Agreement—Conditions to the Completion of the Acquisition”;

•

if the Stock Purchase Agreement is terminated before the closing, HAPC will not for a period of two years thereafter, unless permitted in writing by I-Flow, solicit the employment of any person who is or was an employee of InfuSystem or I-Flow during such two year period;

•

the parties agree to keep any confidential information obtained form the other in the course of negotiating the Stock Purchase Agreement subject to the terms of the Confidentiality Agreement dated as of May 3, 2006 by and between HAPC and I-Flow;

•

the parties agree to use all commercially reasonable efforts to obtain all necessary third party and governmental consents to the consummation of the transactions contemplated by the Stock Purchase Agreement;

•	the parties agree to consult with the other before releasing any press release or otherwise making any public statements with respect to the financing of the acquisition;

•

the parties agree to use all commercially reasonable efforts to obtain the release of I-Flow from its obligations under any bonds, guarantees or similar agreements that I-Flow has entered into on behalf of InfuSystem;

•	I-Flow agrees to cancel all liabilities owed by or to InfuSystem to or from I-Flow or any of its affiliates, without payment;

•

I-Flow agrees that it will not, and it will cause InfuSystem or its directors, officers, employees or agent not to: (i) solicit any inquiries with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, InfuSystem (a “Proposal”); (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Proposal; (iii) otherwise cooperate in any effort or attempt to make, implement or accept a Proposal; or (iv) enter into contract with any Person relating to a Proposal; and

•

I-Flow agrees that to the extent that any property or assets of InfuSystem, other than InfuSystem’s books and records, are in the possession of I-Flow as of the date of the execution of the Stock Purchase Agreement, I-Flow agrees to deliver such property or assets to InfuSystem prior to closing.

Indemnification of Officers and Directors

From and after the closing, HAPC will, and cause InfuSystem to, indemnify and defend each person who was at the time of the execution of the Stock Purchase Agreement, or at any time prior thereto, or who becomes prior to the closing, an officer or director of InfuSystem against any and all losses arising out of or relating to any threatened or actual suit, arising out of or relating in whole or in part to the fact that such person is or was a director or officer of InfuSystem.

Employees

HAPC will provide, or cause to be provided, to the individuals who are actively employed by InfuSystem at the time of the closing, compensation and benefits on terms no less favorable than those provided by InfuSystem prior to the closing, for a period of 12 months.

Non-Competition

During the period commencing immediately after the closing and ending on the third anniversary of the closing, I-Flow will not, nor will it cause its affiliates to, have any direct ownership in or manage, operate, finance or control any business of billing to third party insurance carriers for the use of electronic pumps for chemotherapy and other ancillary medical treatments in the United States.

Insurance

In the event that I-Flow is entitled, under the terms of “occurrence” based insurance policies in effect on or prior to the closing, to coverage for losses suffered by InfuSystem arising out of any occurrences covered by such policies occurring prior to closing, I-Flow will take such actions to recover such losses on behalf of InfuSystem pursuant to such policies as it would use or take in conducting its own business if such losses were suffered by I-Flow, and will deliver the proceeds thereby recovered to the HAPC.

No Claims Against the Trust Account

Each of I-Flow and InfuSystem agree that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account containing the proceeds of HAPC’s initial public offering in the amount of approximately $96,200,000, and waives any claim it may have in the future as a result of, or arising out of, any negotiations, contracts with HAPC and will not seek recourse against the trust account for any reason whatsoever.

Sufficient Cash

I-Flow is permitted to remove any cash remaining in the business at the closing of the acquisition. To the extent that I-Flow removes cash from the business at closing of the acquisition, the purchase price may be subject to adjustment. The Stock Purchase Agreement provides that the purchase price will be subject to adjustment if the working capital (defined as the excess of current assets over current liabilities) of InfuSystem as of the closing date of the acquisition is greater or less than $7,680,000. To the extent that I-Flow’s removal of cash from the business causes the working capital to be less than $7,680,000 as of the closing date of the acquisition, the purchase price will be decreased by the amount of the difference.

Pursuant to the terms of the Stock Purchase Agreement, InfuSystem is required to run its business in the ordinary course from the time that the Stock Purchase Agreement is signed until the closing of the acquisition. Accordingly, InfuSystem must maintain levels of inventory appropriate to ensure the ongoing operation of the business up until the time that the business is acquired by HAPC. HAPC anticipates that the levels of inventory maintained by InfuSystem will allow HAPC to generate the necessary cash flows to successfully continue operations once it has assumed control of the business at the closing. Additionally, HAPC or Acquisition Sub will provide cash from trust proceeds and any cash on hand to InfuSystem after the closing in an amount sufficient to allow InfuSystem to carry on its business, pay its creditors existing as of the closing date in ordinary course and continue as a going concern. HAPC estimates that there will be between $5,000,000 and $7,500,000 remaining from the trust account after the acquisition has closed and available to the combined company as working capital.

Stockholder Approval, Proxy and Annual Meeting

HAPC’s amended and restated certificate of incorporation requires that the acquisition must be approved by the holders of a majority of the shares of HAPC common stock sold in HAPC’s initial public offering that vote on the issue. The acquisition cannot be completed if holders of 20% or more of the shares of HAPC common stock sold in the initial public offering vote against the acquisition and, as permitted by the amended and restated certificate of incorporation, demand that their shares be converted into the right to receive a pro rata portion of the net proceeds of the initial public offering held in a trust account.

HAPC has agreed to prepare and file a proxy statement with the SEC in order to convene an annual meeting of HAPC’s stockholders to vote on the acquisition proposal. I-Flow has agreed to provide HAPC with all information related to InfuSystem necessary to prepare the proxy statement. HAPC’s Board of Directors has agreed, subject to its fiduciary duties and applicable law, to recommend that HAPC stockholders vote to approve the acquisition proposal. All fees and expenses incurred by HAPC, I-Flow and InfuSystem in connection with the preparation of the proxy statement (with the exception of audit fees, as described below) and the solicitation of HAPC stockholder approval, will be borne by HAPC.

Assignment of Non-Disclosure Agreements

I-Flow agrees to use commercially reasonable efforts to assign to InfuSystem all of I-Flow’s rights and obligations under any non-disclosure or confidentiality agreements that I-Flow has entered into with potential purchasers of InfuSystem to the extent such non-disclosure agreements relate to InfuSystem and confidential information of InfuSystem.

Use of “InfuSystem” Name and Trademark

I-Flow agrees to immediately cease use of the trade name and trademark “InfuSystem” following the closing.

Audit Fees and Costs

HAPC agrees to bear 50% of all fees and costs paid to auditors by I-Flow and/or InfuSystem relating to the audit of InfuSystem’s financial statements as of and for the years ended December 31, 2003 and December 31, 2004. I-Flow agrees to bear all fees and costs incurred in connection with the audit of InfuSystem’s financial statements as of and for the years ended December 31, 2006 and 2005.

Indemnification

The parties agree to indemnify one another against any and all damages or liabilities arising out of (i) breach of a representation, warranty or covenant made in the Stock Purchase Agreement, (ii) failure to perform or satisfy a covenant made in the Stock Purchase Agreement or (iii) incurrence of broker’s fees in connection with the transactions contemplated by the Stock Purchase Agreement.

The maximum aggregate amount that the parties may recover from one another in connection with the breaches of representations and warranties and certain covenants is 15% of the purchase price. The parties will only become liable to one another for damages resulting from breaches of representations of warranties in excess of $1,500,000. There is no minimum or maximum amount of damages recoverable by the parties for breaches of certain representations and warranties, most covenants or the incurrence of broker’s fees.

Subject to certain exceptions, the representations, warranties and covenants of the parties will survive the closing and expire on March 31, 2008.

Tax Matters

I-Flow agrees to indemnify InfuSystem and HAPC against taxes relating to taxable periods ending on or before the closing date, taxes resulting from any preclosing affiliations of InfuSystem with other entities and taxes resulting from an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the purchase by HAPC of the stock of InfuSystem. This tax indemnity is limited by various items, including amounts reserved by InfuSystem against certain potential liabilities in respect of Michigan Use Taxes. HAPC agrees to indemnify I-Flow against taxes incurred by InfuSystem in respect of taxable periods beginning on or after the closing date. In general, the parties agree to share responsibility for taxes incurred by InfuSystem for taxable periods including but not ending on the closing date by apportioning those taxes assuming that InfuSystem were to close the books as of the end of the closing date, but on a per diem basis in respect of property taxes.

I-Flow will prepare and file tax returns for InfuSystem for taxable periods ending on or before the closing date to the extent InfuSystem is included in returns filed by I-Flow on a consolidated or combined basis. HAPC files other tax returns of InfuSystem. The parties have various rights of oversight and review in respect of the tax returns filed by each other.

At the election of HAPC, the parties will enter into an election under Section 338(h)(10) of the Code with respect to the sale of the stock of InfuSystem by I-Flow to HAPC. The parties have agreed upon a tentative allocation of the purchase price among the assets of I-Flow necessitated by this election, subject to adjustment as the figures are finalized.

The parties have agreed to provide each other with various cooperation and assistance if necessary in respect of tax filings or audits with respect to InfuSystem. I-Flow has agreed to terminate all tax sharing agreements relating to InfuSystem so that any such agreements will not have effect after the closing.

Conditions to the Completion of the Acquisition

The obligations of HAPC, Acquisition Sub, I-Flow and InfuSystem to complete the acquisition are subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

Conditions to HAPC’s, Acquisition Sub’s, I-Flow’s and InfuSystem’s obligations:

•	the absence of any law preventing consummation of the acquisition; and

•	the receipt of all material consents of, registrations, declarations or filings with, any governmental entity legally required for the consummation of the acquisition.

Conditions to HAPC’s and Acquisition Sub’s obligations:

The obligation of HAPC and Acquisition Sub to complete the acquisition is further subject to the following conditions:

•

the representations and warranties made by I-Flow and InfuSystem that are qualified as to materiality must be true and correct, and those not qualified as to materiality must be true and correct in all material respects, both when made and as of the closing date of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of such other date, and HAPC must have received a certificate from each of I-Flow and InfuSystem to that effect;

•	I-Flow and InfuSystem must have performed in all material respects all obligations required to be performed by each of them under the terms of the Stock Purchase Agreement;

•

HAPC and Acquisition Sub must have received all such documents as HAPC and Acquisition Sub may reasonably request evidencing the satisfaction of I-Flow’s and InfuSystem’s obligations under the terms of the Stock Purchase Agreement;

•

HAPC must have received the affirmative vote in favor of the acquisition by the holders of at least the majority of the number of shares of common stock that were issued in HAPC’s public offering that vote on the proposal, provided, less than 20% of the shares of common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares;

•	I-Flow must have obtained the consent of each person whose consent is required under certain material contracts to which InfuSystem is a party and provided evidence of such consents to HAPC;

•

I-Flow must have delivered to HAPC evidence of the release of all encumbrances (other than certain permitted encumbrances, including those created by HAPC or Acquisition Sub) with respect to the property and assets of InfuSystem and all of the issued and outstanding capital stock of InfuSystem;

•	I-Flow must have delivered to HAPC evidence of the repayment or release of all outstanding indebtedness of InfuSystem (other than certain permitted indebtedness);

•	I-Flow must have delivered to HAPC evidence of the repayment or other cancellation of all liabilities owed by or to InfuSystem to or from I-Flow or any of its affiliates;

•

I-Flow must have delivered to HAPC or Acquisition Sub a certificate of the secretary of I-Flow dated as of the closing date and certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of I-Flow authorizing the execution, delivery and performance of the Stock Purchase Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Stock Purchase Agreement;

•	I-Flow must have delivered to HAPC a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations; and

•	I-Flow must have delivered to HAPC a duly completed and executed Form 8023, if requested by HAPC.

Conditions to I-Flow’s and InfuSystem’s Obligations:

The obligation of I-Flow and InfuSystem to complete the acquisition is further subject to the following conditions:

•

the representations and warranties made by HAPC and Acquisition Sub that are qualified as to materiality must be true and correct, and those not qualified as to materiality must be true and correct in all material respects, both when made and as of the closing date of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of such other date, and I-Flow must have received a certificate from each of HAPC and Acquisition Sub to that effect;

•

HAPC or Acquisition Sub must have delivered the purchase price of $140,000,000 in cash (subject to certain working capital adjustments to be determined at the time of closing) or in a combination of cash and a promissory note to I-Flow;

•	HAPC must have executed and delivered to I-Flow a guaranty of amounts due under the promissory note;

•	I-Flow must have received an executed counterpart signature page by InfuSystem to each of the License Agreement and Amended and Restated Services Agreement; and

•	I-Flow must have received all such documents as I-Flow may reasonably request evidencing the satisfaction of HAPC’s and Acquisition Sub’s obligations under the terms of the Stock Purchase Agreement.

Termination

Termination by I-Flow or HAPC

The Stock Purchase Agreement may be terminated at any time prior to the closing by mutual written consent of I-Flow or HAPC. Additionally, I-Flow or HAPC may terminate the Stock Purchase Agreement prior to closing if (i) the closing has not occurred by June 29, 2007 or (ii) any governmental authority issues an order, ruling or takes other action that prohibits the consummation of the transactions contemplated by the Stock Purchase Agreement.

Termination by I-Flow

I-Flow may terminate the Stock Purchase Agreement prior to the closing if (i) HAPC or Acquisition Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the Stock Purchase Agreement where such breach or failure to perform would result in a failure of a condition precedent to the closing, cannot be cured within 15 calendar days following delivery of written notice of such breach and such breach has not been waived by I-Flow or (ii) any of the conditions precedent to closing have become incapable of fulfillment.

Termination by HAPC

HAPC may terminate the Stock Purchase Agreement prior to the closing if (i) I-Flow or InfuSystem breaches or fails to perform in any respect any of its representations, warranties or covenants contained in the Stock Purchase Agreement, License Agreement or the Amended and Restated Services Agreement where such breach or failure to perform would result in a failure of a condition precedent to the closing, cannot be cured within 15 calendar days following delivery of written notice of such breach and such breach has not been waived by I-Flow or (ii) any of the conditions precedent to closing have become incapable of fulfillment.

Effect of Termination

In the event that the Stock Purchase Agreement is terminated for any of the reasons enumerated above, the Stock Purchase Agreement will become void, provided, however, the parties shall continue to remain bound by the provisions relating to confidentiality, public announcements, fees and expenses, notices, governing law, third party beneficiaries and submission to jurisdiction.

Additionally, in the event that the Stock Purchase Agreement is terminated (i) because of HAPC’s failure to obtain the stockholder approval required by the terms of the Stock Purchase Agreement (“HAPC Stockholder Approval”) by June 29, 2007 for any reason or (ii) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of HAPC Stockholder Approval) have been satisfied or are capable of fulfillment, HAPC must pay I-Flow a break up fee. In the event that I-Flow terminates the Stock Purchase Agreement after June 29, 2007 and the break up fee is payable for the sole reason that HAPC has not held the stockholder meeting seeking HAPC Stockholder Approval by June 29, 2007, the break up fee will be $1,000,000. In all other cases where a break up fee is payable, the amount will be $3,000,000.

Guaranty

Payment of the break up fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris (the “Guarantors”) pursuant to a Continuing Guaranty provided by the Guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the Guarantors on September 29, 2006, HAPC has agreed to pay the Guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to reimburse the Guarantors for any payments actually made by them in connection with the Continuing Guaranty.

Messrs. McDevitt and Harris have delivered a letter of credit to I-Flow issued by JPMorgan Chase Bank for the benefit of I-Flow which I-Flow may draw upon in the event that the $3,000,000 or $1,000,000 break up fee, as the case may be, is not paid when due and payable.

Fees and Expenses

All fees and expenses incurred in connection with the Stock Purchase Agreement will be paid by the party incurring those fees and expenses, regardless of whether the transactions contemplated by the Stock Purchase Agreement are consummated.

Amendment and Modification

The Stock Purchase Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties thereto.

Waiver

Any agreement on the part of any party to the Stock Purchase Agreement to waive a right or remedy under the Stock Purchase Agreement will only be valid if set forth in writing and signed by a duly authorized officer on behalf of such party.

No failure or delay of any party in exercising any right or remedy under the Stock Purchase Agreement will operate as a waiver of such right or remedy, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of such right or power.

Governing Law

The laws of the State of New York will govern disputes and controversies arising out of the Stock Purchase Agreement.

Assignment

HAPC or the Acquisition Sub may assign the Stock Purchase Agreement to any subsidiary of HAPC without the prior consent of I-Flow or InfuSystem. I-Flow may assign any of its rights under the Stock Purchase Agreement, including the right to receive the purchase price and/or the repayment of the promissory note, to one of its affiliates without the consent of HAPC or InfuSystem. In all other instances, neither the Stock Purchase Agreement, nor any of the rights or obligations thereunder, may be assigned by any party without the prior written consent of the other parties, and any such assignment without such prior written consent will be null and void.

Ancillary Agreements

Amended and Restated Services Agreement

I-Flow and InfuSystem will enter into an Amended and Restated Services Agreement (“Services Agreement”) pursuant to which InfuSystem will agree to continue to provide I-Flow, from and after the closing, the billing and collection services and management services that InfuSystem has been providing I-Flow prior to the date of closing. Under the Services Agreement, I-Flow will agree to retain InfuSystem, as an independent contactor, on a non-exclusive basis, to provide third-party billing and certain management services in connection with the manufacturing, marketing, distribution and sale by I-Flow of its medical equipment and supplies. In return, InfuSystem will agree to furnish I-Flow certain billing and collection services, including the billing of services and/or products to, and collection of payments and reimbursements from, patients and applicable third parties. Additionally, InfuSystem will agree to furnish the following management services to I-Flow: (i) business management assistance; (ii) advice concerning regulatory, legislative and industry changes; (iii) assistance in establishing and maintaining a medical record system; and (iv) staff development.

Under the Services Agreement, I-Flow will agree to pay InfuSystem a monthly service fee equal to the greater of (i) the monthly expenses for those InfuSystem employees devoted to the billing and collection and management services provided to I-Flow which expenses shall consist of (a) salaries and wages, (b) payroll taxes and (c) group insurance, in addition to an amount equal to 40% of the sums of items (a) through (c) or (ii) a performance-based fee equal to 25% of the total actual net cash collections (net of adjustments) received during such month on behalf of I-Flow.

The initial term of the Services Agreement will be 3 years, and will be automatically renewed for succeeding 1 year terms unless terminated pursuant to the provisions of the Services Agreement. The Services Agreement may be terminated by I-Flow at any time upon giving 180 calendar days prior written notice to InfuSystem, and may be terminated by InfuSystem after the first anniversary upon giving 180 calendar days prior written notice to I-Flow.

License Agreement

In order to facilitate the continued business relationship between InfuSystem and I-Flow pursuant to the Services Agreement, as described above, InfuSystem will grant to I-Flow a license to use InfuSystem’s intellectual property related to the third-party billing and collection services and management services currently provided by InfuSystem to I-Flow. Specifically, InfuSystem will grant to I-Flow (i) an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and exclusive license to use and/or sublicense InfuSystem’s intellectual property with respect to acute post-operative pain management treatments, and (ii) an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and non-exclusive license to use and/or sublicense InfuSystem’s intellectual property with respect to all fields other than post-operative pain management treatments, including, without limitation, the fields of wound site management and post-operative surgical treatments.

The term of the License Agreement will be perpetual, but may be terminated by I-Flow following the third anniversary of the effective date of the License Agreement. If the Services Agreement terminates for any reason, then the exclusive license described in (i) above will be deemed amended to become a non-exclusive license, and the non-exclusive license described in (ii) above will cease to have any force or effect. The License Agreement may not be terminated by InfuSystem.

BNY CAPITAL MARKETS, INC. FAIRNESS OPINION

BNY Capital Markets, Inc. (“BNY”) was retained by HAPC in connection with its proposed acquisition of InfuSystem, Inc. HAPC chose to retain BNY based on BNY’s reputation and experience in the healthcare mergers and acquisitions market. Specifically, HAPC requested BNY to determine whether the consideration be paid by HAPC in connection with the acquisition is fair to HAPC from a financial point of view. On September 29, 2006, at a meeting of the HAPC Board of Directors held to evaluate the acquisition, BNY rendered to the board an oral opinion, which opinion was confirmed by delivery of a written opinion dated September 29, 2006, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be paid by HAPC in connection with the acquisition was fair, from a financial point of view to HAPC.

The full text of BNY’s written opinion, dated September 29, 2006, to the HAPC Board of Directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C. You are encouraged to read this opinion carefully in its entirety. The opinion was provided to the board in connection with the board’s evaluation of the acquisition and relates only to the fairness to HAPC, from a financial point of view, of the consideration to be paid by HAPC, does not address any other aspect of the acquisition and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the acquisition. The opinion is neither a recommendation nor advice as to whether HAPC shareholders should exercise their right to convert their shares into cash, pursuant to the HAPC charter. The summary of BNY’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, BNY reviewed a draft dated September 28, 2006, of the stock purchase agreement and drafts of certain related documents, as well as certain publicly available business and financial information relating to InfuSystem. BNY also reviewed certain other information relating to InfuSystem, including financial forecasts provided to or discussed with BNY by HAPC management and InfuSystem. In addition, BNY reviewed certain financial projections presented in the InfuSystem Confidential Information Memorandum and discussed InfuSystem’s business and prospects with HAPC management and Company management. BNY also considered certain financial data of InfuSystem and compared that data with similar data for other publicly held companies in businesses BNY deemed similar to InfuSystem, and considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which had been effected or announced. BNY also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as it deemed relevant.

In connection with its review, BNY did not assume any responsibility for independent verification of any of the information it reviewed and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts for InfuSystem that BNY reviewed, HAPC management advised BNY, and BNY assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of HAPC management as to InfuSystem’s future financial performance. BNY also assumed, with HAPC’s consent, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the acquisition, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on InfuSystem or the acquisition and that the acquisition would be consummated in accordance with the terms of the stock purchase agreement, without waiver, modification, amendment or adjustment of any material term, condition or agreement therein. In addition, BNY was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of InfuSystem, nor was BNY furnished with any such evaluations or appraisals. Representatives of HAPC advised BNY, and BNY assumed, that the stock purchase agreement and related documents, when executed, would conform to the drafts reviewed by BNY in all respects material to its analyses. BNY’s opinion addressed only the fairness to HAPC, from a financial point of view, of the consideration paid by HAPC in the acquisition and did not address any other aspect or implication of the acquisition or any other agreement, arrangement or understanding entered into in connection with the acquisition or otherwise. The opinion was necessarily based upon information made available to BNY as of the date of the opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on that date. BNY’s opinion did not address the relative merits of the acquisition as compared to other business strategies or transactions that might be available to HAPC, nor did it address the underlying business decision of HAPC to proceed with the acquisition.

In preparing its opinion to the HAPC Board of Directors, BNY performed a variety of financial and comparative analyses, including those described below. The summary of BNY’s analyses described below is not a complete description of the analyses underlying BNY’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, BNY made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. BNY arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, BNY believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, BNY considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of InfuSystem. No company, transaction or business used in BNY’s analyses as a comparison is identical to InfuSystem or the acquisition, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in BNY’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The estimates contained in BNY’s analysis were used for valuation purposes only and stockholders should not place undue reliance upon the estimates. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, BNY’s analyses are inherently subject to substantial uncertainty.

BNY’s opinion and financial analyses were only one of many factors considered by the HAPC Board of Directors in its evaluation of the acquisition and should not be viewed as determinative of the views of HAPC with respect to the decision by HAPC to pursue the acquisition or the consideration to be paid by HAPC in connection with acquisition.

The following is a summary of the material financial analyses presented to the HAPC board in connection with BNY’s opinion dated September 29, 2006:

The financial analyses summarized below include information presented in tabular format. In order to fully understand BNY’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of BNY’s financial analyses.

Discounted Cash Flow Analysis

BNY calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that InfuSystem could generate over calendar years 2007 through 2010 based on internal estimates developed by HAPC and provided to or discussed with BNY.

The projections assumed annual revenue growth and operating and earnings margins substantially consistent with InfuSystem’s performance over the past several years. The projections were developed by HAPC management and provided to BNY for use in its analysis. InfuSystem’s actual annual revenue growth during the period from 2001 to 2005 varied from -1% to 49%. HAPC assumed annual revenue growth rates for InfuSystem for the period from 2007 to 2010 that varied from 15% to 20%. InfuSystem’s actual annual gross profit margins during the period from 2001 to 2005 varied from 69% to 73%. HAPC assumed annual gross profit margins for InfuSystem for the period from 2007 to 2010 that varied from 73% to 75%. InfuSystem’s actual annual operating profit margins during the period from 2001 to 2005 varied from 15% to 28%. HAPC assumed annual operating profit margins for InfuSystem for the period from 2007 to 2010 that varied from 26% to 36%. While HAPC believes the assumptions underlying these projections were reasonable, there is no assurance that InfuSystem will obtain the results contemplated by these projections. Factors that may impact InfuSystem’s ability to do so include those outlined under “Risk Factors” contained in this proxy statement.

A range of estimated terminal values for InfuSystem was calculated by multiplying InfuSystem’s calendar year 2010 estimated earnings before net interest, income taxes, depreciation and amortization, commonly referred to as EBITDA, by selected multiples ranging from 8.0x to 9.0x. The multiple range was based on the trading multiples of selected comparable companies. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 13% to 15%. This analysis indicated the following total enterprise value range for InfuSystem as compared to the total enterprise value of the consideration to be paid in accordance with the acquisition:

Implied Total Enterprise Value Range	Total Enterprise Value of Consideration to be Paid
$157.0 – $185.0 million	$140.0 million

BNY then performed two sensitivity analyses by discounting the projected stand-alone, unlevered, after-tax free cash flows by 15% annually over calendar years 2007 through 2010 and 30% annually over calendar years 2007 through 2010. Like the scenario above, a range of estimated terminal values for InfuSystem was calculated by multiplying InfuSystem’s calendar year 2010 estimated earnings before net interest, income taxes, depreciation and amortization, commonly referred to as EBITDA, by selected multiples ranging from 8.0x to 9.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 13% to 15%. These two sensitivity analyses indicated the following total enterprise value range for InfuSystem as compared to the total enterprise value of the consideration to be paid in accordance with the acquisition:

Implied Total Enterprise Value Range after 15% Discount	Total Enterprise Value of Consideration to be Paid
$133.0 – $157.0 million	$140.0 million

Implied Total Enterprise Value Range after 30% Discount	Total Enterprise Value of Consideration to be Paid
$110.0 – $130.0 million	$140.0 million

The implied total enterprise value range for the financial projections is higher than the value of consideration to be paid. The two ranges of enterprise values from the sensitivity analyses illustrate the relative valuation of the business as a result of a 15% and 30% decrease in cash flow. The value of consideration to be paid was within the range of implied value in the 15% discount analysis and above the range of implied value in the 30% discount analysis. The Board of Directors of HAPC believes that the multiples and discount rates used by BNY in its discounted cash flow analysis were reasonable.

Selected Companies Analysis

Comparable companies were identified based on a search of U.S. publicly-traded companies using primary and secondary home health care services SIC code 8082. BNY deemed the following five selected publicly held companies in the home healthcare industry to be comparable based on a review of each company’s business and financial performance and reviewed their market values and trading multiples:

Company	TEV ($Millions)	LTM Revenue ($Millions)[1]	LTM EBITDA ($Millions) [1]
• Amedisys, Inc.	$686.9	$491.2	$66.2
• Apria Healthcare Group Inc.	$1,391.7	$1,471.4	$277.4
• Gentiva Health Services, Inc.	$744.3	$968.9	$59.7
• Lincare Holdings Inc.	$3,525.9	$1,330.0	$45.3
• Option Care Inc.	$524.5	$571.2	$36.5
• InfuSystem, Inc.		$30.5	$14.4

[1]	As of June 30, 2006

BNY compared enterprise values, calculated as equity value plus debt, less cash and cash equivalents, as a multiple of the latest 12 months and estimated calendar years 2006 and 2007 EBITDA. BNY applied ranges of selected multiples described above for the selected companies to corresponding financial data of InfuSystem based on internal estimates developed by HAPC. BNY then applied a 40% discount to the implied TEV due to InfuSystem’s non-public securities, smaller size, product concentration and dependence on existing reimbursement regime and a 20.9% premium due to the contemplated change in control resulting in a net discount of 19.1%. The 20.9% premium is the median control premium for health services transactions in the second quarter of 2006. All multiples were based on closing stock prices on September 28, 2006. Financial data for the selected companies was based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for InfuSystem was based on internal estimates developed by HAPC. This analysis indicated the following total enterprise value range for InfuSystem, as compared to the total enterprise value of the consideration to be paid in accordance with the Proposed Transaction:

Implied Total Enterprise Value Range	Total Enterprise Value of Consideration to be Paid
$99.0 – $121.0 million	$140.0 million

Selected Acquisitions Analysis

BNY reviewed the transaction value multiples in the following four selected transactions in the home healthcare industry:

Company	Company	TEV ($Millions)	LTM Revenue ($Millions) [1]	LTM EBITDA ($Millions) [1]
• Gentiva Health Services	• The Healthfield Group	$455.0	$269.0	$42.5
• Amedisys, Inc.	• Housecall Medical Resources	$116.6	$103.0	$9.9
• National Senior Care	• Mariner Health Care	$1,027.6	$1,701.0	$81.3
• Critical Care Systems International	• Critical Care Systems	$185.7	$107.1	$12.0
	• InfuSystem, Inc.		$30.5	$14.4

BNY compared, among other things, enterprise values in the selected transactions as multiples of the latest 12 months EBITDA. BNY then applied a range of selected multiples derived from the selected transactions to corresponding financial data of InfuSystem. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Financial data for InfuSystem was based on internal estimates developed by HAPC. This analysis indicated the following implied total enterprise value range for InfuSystem, as compared to the total enterprise value of the consideration to be paid in accordance with the Proposed Transaction:

Implied Total Enterprise Value Range	Total Enterprise Value of Consideration to be Paid
$158.0 – $187.0 million	$140.0 million

Miscellaneous

BNY is a nationally recognized investment banking firm and has been retained by the Board of Directors of HAPC to determine if the consideration to be paid by HAPC in the acquisition is fair, from a financial point of view, to HAPC. Under the terms of its engagement letter, BNY provided HAPC a financial opinion in connection with the acquisition, and HAPC agreed to pay BNY a fee for its services, which was not contingent on either BNY rendering a favorable opinion on or successful completion of the acquisition. In addition, HAPC has agreed to indemnify BNY for certain liabilities that may arise out of the rendering of the Opinion. BNY is a wholly owned subsidiary of The Bank of New York Company, Inc. In the ordinary course of business, members of The Bank of New York group of companies may from time to time trade in the securities of InfuSystem or its affiliates for their own account, accounts under their management and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

The acquisition consideration was determined through arms’-length negotiations between InfuSystem, I-Flow and HAPC and was approved by the HAPC Board of Directors and the I-Flow Board of Directors. BNY did not recommend any specific amount of consideration to the HAPC Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the acquisition.

BNY, as part of its customary investment banking practice, is continually engaged in the valuation of businesses and their securities in connection with acquisitions and acquisitions, competitive biddings, corporate and other purposes. BNY acted as financial advisor to HAPC in connection with the acquisition for the purpose of providing the fairness opinion and received a fee of $250,000 plus reimbursement of approximately $25,000 in expenses incurred in connection with the engagement. BNY did not provide any other financial advisor services. The fee received by BNY was not contingent on the consummation of the acquisition or the conclusions expressed in the opinion. HAPC also agreed to indemnify BNY against certain liabilities incurred in connection with its services.

PROPOSAL 2

THE STOCK INCENTIVE PLAN PROPOSAL

Background

HAPC is seeking your approval of the adoption of the HAPC 2007 Stock Incentive Plan (the “Plan”) providing for the issuance of a maximum of 2,000,000 shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards. The closing bid price of a share of HAPC common stock on November 30, was $5.60.

The HAPC Board of Directors believes that attracting, retaining and rewarding directors, officers, other employees and persons who provide services to HAPC and its subsidiaries and enabling such persons to acquire or increase a proprietary interest in HAPC has been and will continue to be essential to HAPC’s growth and success. The Plan will enable HAPC to implement a compensation program with different types of incentives for motivating such individuals and encouraging them to give HAPC long-term, excellent service.

On November 8, 2006, the HAPC Board of Directors unanimously approved the Plan and recommended that the Plan be submitted to the stockholders for approval at the annual meeting. If approved by the stockholders at the annual meeting, the Plan will become effective as of the closing of the acquisition. A copy of the Plan is attached as Annex B.

Reasons for Shareholder Approval

The HAPC Board of Directors seeks shareholder approval of the Plan as a matter of good corporate governance practices.

The HAPC Board of Directors also seeks to preserve HAPC’s ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. HAPC is seeking stockholder approval of the Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Code Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

The approval of the Plan will not affect HAPC’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable law and stock exchange rules.

Potential Dilution

The aggregate number of shares of common stock (“Shares”) that may be issued under the Plan will not exceed 2,000,000, subject to adjustment as discussed below.

Repricing

As to any award granted as an option to purchase Shares or an appreciation right payable in Shares, the HAPC Board of Directors is authorized to subsequently reduce the applicable exercise price relating to such award, or take such other action as may be considered a repricing of such award under generally accepted accounting principles.

Accounting Treatment of Awards under the Plan

HAPC has adopted Statement of Financial Accounting Standards No. 123 Revised (FAS 123R) as its method of accounting for stock-based compensation plans. FAS 123R provides a method by which the fair value of awards granted under the Plan, including stock options, can be calculated and reflected in HAPC’s financial statements. Although accounting standards may change over time, the HAPC Board of Directors expects that any standard HAPC may use in the foreseeable future will provide a reasonable method for valuing awards and reflecting such value as an expense in HAPC’s financial statements.

Description of the Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex B.

Administration

The HAPC Board of Directors will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the terms of the Plan or as the HAPC Board may deem necessary or advisable for the administration of the Plan. The HAPC Board of Directors will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Eligibility

Officers, employees, directors (including outside directors), and other persons who provide services to HAPC and its subsidiaries are eligible to be selected as award recipients.

Type of Awards

The HAPC Board of Directors is authorized to grant awards payable in either Shares or cash, including options to purchase Shares, restricted Shares, stock appreciation rights, Share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of HAPC or any subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The HAPC Board of Directors will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions).

Aggregate Limitation on Stock-Based Awards

The aggregate number of Shares that may be issued under the Plan during the life of the Plan will not exceed 2,000,000, subject to adjustment as discussed below. Shares issued that are reacquired by HAPC in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the Plan may be newly issued Shares, treasury Shares or Shares acquired on the market.

Per Participant Limitations

In any calendar year, no individual may be granted stock-based awards that relate to more than 500,000 Shares, or cash-based awards that can be settled for more than $500,000.

Certain Performance-Based Awards

The HAPC Board of Directors may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Board, up to 10 years. If so determined by the Board, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Board in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one ore more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals. Each such goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of HAPC (including the performance of one ore more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the HAPC Board shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of Shares which may be delivered pursuant to awards, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the HAPC Board shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting HAPC, any subsidiary or any business unit, or the financial statements of HAPC or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of HAPC’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Board.

Amendment, Termination

The HAPC Board of Directors may amend, suspend, discontinue, or terminate the Plan or the HAPC Board’s authority to grant awards under the plan without shareholder approval, except as required by law or regulation. Unless earlier terminated, the Plan will terminate ten years after its approval by shareholders.

Federal Income Tax Implications of The Plan

The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Shares are sold. HAPC, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and HAPC will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy and employment or performance-related condition, ordinary income taxation and HAPC’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized, and HAPC will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) HAPC will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the Plan

See “Directors and Management of HAPC, INC. Following the Acquisition of InfuSystem, Inc.—Employment Agreements” for a description of certain stock and stock option grants to be made to Steven Watkins, Janet Skonieczny and Tony Norkus under the terms of an employment agreement to be entered into at the closing.

Awards under the Plan generally will be granted in the discretion of the HAPC Board. Therefore, the type, number, recipients, and other terms of other awards cannot be determined at this time.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of the HAPC 2007 Stock Incentive Plan must receive the affirmative vote of a majority of the shares of HAPC common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting. Abstentions are treated as shares present or represented and entitled to vote at the annual meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

The HAPC Board of Directors believes that it is in the best interests of, and fair to, HAPC and its stockholders that the stockholders approve the HAPC 2007 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO ADOPT THE HAPC 2007 STOCK INCENTIVE PLAN.

PROPOSAL 3

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION PROPOSAL

Background

HAPC is seeking your approval to authorize the HAPC Board of Directors, to amend HAPC’s amended and restated certificate of incorporation to change its name from “HAPC, INC.” to “InfuSystem Holdings, Inc.”

The name change is being undertaken as a result of, and in conjunction with, the acquisition of InfuSystem, Inc.

This proposal to amend HAPC’s amended and restated certificate of incorporation is conditioned upon and subject to the approval of the acquisition proposal.

Proposal

Under the proposed amendment, Article First of HAPC’s amended and restated certificate of incorporation would be amended as follows:

“FIRST: The name of the corporation is InfuSystem Holdings, Inc. (hereinafter sometimes referred to as the “Corporation”).”

Required Vote

To be approved by the stockholders, the proposal to amend the amended and restated certificate of incorporation must receive the affirmative vote of a majority of the shares of HAPC common stock issued and outstanding as of the Record Date. Abstentions are treated as shares present or represented and entitled to vote at the annual meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no impact on the proposal.

Recommendation

The HAPC Board of Directors believes that it is in the best interests of HAPC that the stockholders approve the proposal to authorize the HAPC Board of Directors, in its discretion, to amend HAPC’s amended and restated certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF HAPC VOTE “FOR” THIS PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND HAPC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO “INFUSYSTEM HOLDINGS, INC.”

PROPOSAL 4

ELECTION OF DIRECTORS

Five directors are to be elected by a plurality of the votes of the shares of HAPC’s common stock present in person or by proxy at the Annual Meeting to serve until the 2008 annual stockholders meeting and until their successors shall be duly elected and qualified.

Background

The table set forth below lists the names and ages of each of the nominees and the position and offices that each nominee currently holds with HAPC.

Name	Age	Position
Sean McDevitt	43	Chairman of the Board
John Voris	59	Chief Executive Officer and Director
Pat LaVecchia	40	Secretary and Director
Jean Pierre Millon	56	Director
Wayne Yetter	61	Director

Business Experience of Nominees

The business experience of the nominees for election to the Board of Directors of HAPC may be found under the heading “Directors and Management of HAPC, INC. Following the Acquisition of InfuSystem, Inc.”

Director Independence

The Board of Directors of HAPC affirmatively determined the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each nominee, the Board of Directors of HAPC has determined that Jean Pierre Millon and Wayne Yetter have no material relationship with HAPC (either directly or as a partner, stockholder or officer of an organization that has a relationship with HAPC) and are “independent” within the meaning of Nasdaq’s director independence standards and Audit Committee independence standards, as currently in effect. Sean McDevitt (Chairman of the Board), John Voris (Chief Executive Officer) and Pat LaVecchia (Secretary) are not considered independent in accordance with Nasdaq’s requirements.

Required Vote

In order to be elected to the Board of Directors of HAPC, each nominee must receive a plurality of the votes of the shares of HAPC’s common stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF HAPC VOTE “FOR” THIS PROPOSAL 4 TO ELECT SEAN MCDEVITT, JOHN VORIS, PAT LAVECCHIA, JEAN PIERRE MILLION AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2008 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 5

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee and the Board of Directors has selected Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of HAPC for the fiscal year ending December 31, 2007. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

The ratification of the appointment of Deloitte & Touche LLP as HAPC’s independent registered public accounting firm for the fiscal year ending December 31, 2007 will require the affirmative vote of the majority of the shares of HAPC’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in HAPC’s stockholders best interest.

Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

Background

Deloitte & Touche LLP served as HAPC’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

Miller, Ellin and Company, LLP served as HAPC’s independent registered public accounting firm for the fiscal year ended December 31, 2005. Effective as of October 23, 2006, the Audit Committee of HAPC engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit HAPC’s financial statements for its fiscal year ended December 31, 2006. The Audit Committee approved the appointment of Deloitte & Touche LLP to replace Miller, Ellin and Company, LLP, HAPC’s previous independent registered public accounting firm, who was dismissed on October 23, 2006.

The reports of Miller, Ellin and Company, LLP on HAPC’s balance sheets as of December 31, 2005 and April 18, 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods from August 15, 2005 (inception) to December 31, 2005, from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the periods from August 15, 2005 (inception) through December 31, 2005 and from January 1, 2006 through April 18, 2006, there were no disagreements with Miller, Ellin and Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Miller, Ellin and Company, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on HAPC’s balance sheets as of December 31, 2005 and April 18, 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods from August 15, 2005 (inception) to December 31, 2005, from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006. During the periods from August 15, 2005 (inception) through December 31, 2005, from January 1, 2006 through April 18, 2006 and for the subsequent interim period from April 19, 2006 through October 23, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

HAPC furnished a copy of the above disclosures to Miller, Ellin and Company, LLP and requested that Miller, Ellin and Company, LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of such letter, dated October 27, 2006, was filed as Exhibit 16.1 to HAPC’s Current Report on Form 8-K on October 27, 2006.

Prior to the engagement of Deloitte & Touche LLP, neither HAPC nor anyone on behalf of HAPC consulted with Deloitte & Touche LLP during the periods from August 15, 2005 (inception) through December 31, 2005, from January 1, 2006 through April 18, 2006 and for the subsequent interim period from April 19, 2006 through October 23, 2006, in any manner regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HAPC’s financial statements, and neither was a written report provided to HAPC nor was oral advice provided that Deloitte & Touche LLP concluded was an important factor considered by HAPC in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Principal Accountants Fees and Services

The following presents aggregate fees billed to HAPC for the fiscal years ended December 31, 2006 and December 31, 2005 by Deloitte & Touche LLP, HAPC’s independent registered public accounting firm and Miller, Ellin and Company, LLP HAPC’s former independent registered public accounting firm and outside accountants.

Audit Fees

There were $269,800 in audit fees billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2006. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of HAPC’s quarterly reports on Form 10-Q and proxy statement. There were no audit fees billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2005.

There were $71,475 in audit fees billed by Miller, Ellin and Company, LLP for the fiscal year ended December 31, 2006. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of HAPC’s registration statement on Form S-1 and quarterly reports on Form 10-Q. There were no audit fees billed by Miller, Ellin and Company, LLP for the fiscal year ended December 31, 2005.

Audit Related Fees

There were no audit related fees billed by Deloitte & Touche LLP or Miller, Ellin and Company, LLP for the fiscal years ended December 31, 2006 and December 31, 2005.

Tax Fees

There were no tax fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2006 and December 31, 2005. There were $2,100 in tax fees billed by Miller, Ellin and Company, LLP for the fiscal year ended December 31, 2006 and no tax fees billed by Miller, Ellin and Company, LLP for the fiscal year ended December 31, 2005.

All Other Fees

There were no other fees billed by Deloitte & Touche LLP or Miller, Ellin and Company, LLP for the fiscal years ended December 31, 2006 and December 31, 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and the procedure for pre-approving all audit and non-audit services to be performed by HAPC’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by HAPC’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2006 were 99.4 % audit services, 0 % audit related fees, 0.6% tax fees and 0% all other fees.

Required Vote

To be approved by the stockholders, the proposal to ratify the appointment of Deloitte & Touche LLP as HAPC’s independent registered public accounting firm for the fiscal year ending December 31, 2007 must receive the affirmative vote of a majority of the shares of HAPC common stock issued and outstanding as of the Record Date that are present in person or by proxy at the annual meeting. Abstentions are treated as shares present or represented and entitled to vote at the annual meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

The HAPC Board of Directors believes that it is in the best interests of HAPC that the stockholders ratify the appointment of Deloitte & Touche LLP as HAPC’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF HAPC VOTE “FOR” THIS PROPOSAL 5 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS HAPC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2006. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that HAPC specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of HAPC’s financial statements. The Audit Committee is comprised of Wayne Yetter and Jean Pierre Millon, each of whom is an independent director as defined by the applicable SEC rules. The audit committee held 4 meetings during the fiscal year ended December 31, 2006.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm Deloitte & Touche LLP for the fiscal year ended December 31, 2006. The Audit Committee reviewed and discussed with the independent registered public accounting firm the overall scope and specific plans for their Audit. The Audit Committee also reviewed and discussed with the independent registered public accounting firm and with management HAPC’s audited financial statements and the adequacy of HAPC’s internal controls. The Audit Committee met with the independent registered public accounting firm, without management present, to discuss the results of HAPC’s independent registered public accounting firm’s audits, their evaluations of HAPC’s internal controls and the overall quality of HAPC’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent registered public accounting firm.

The Audit Committee monitored the independence and performance of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No 61 as amended (Communication with Audit Committees). HAPC’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Wayne Yetter
Jean Pierre Millon

April     , 2007

INFORMATION ABOUT INFUSYSTEM

Business of InfuSystem

InfuSystem is a provider of ambulatory infusion pump management services for oncologists in the United States. Ambulatory infusion pumps are small, lightweight electronic pumps designed to be worn by patients in their homes and to allow patients the freedom to move about while receiving chemotherapy treatments. The pumps are battery powered and attached to intravenous administration tubing, which is in turn attached to a bag or plastic cassette that contains the chemotherapy drug.

InfuSystem’s business model is highly focused on the narrow market niche of oncology chemotherapy infusion. To InfuSystem’s knowledge, there are no national ambulatory infusion pump service providers focused on oncology other than InfuSystem.

InfuSystem was incorporated under the laws of the State of California in December 1997 under the name I-Flow Subsidiary, Inc., as a wholly owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation. In February 1998, I-Flow Subsidiary acquired Venture Medical, Inc. and InfuSystem II, Inc. in a merger transaction, pursuant to which I-Flow Subsidiary, as the surviving corporation, changed its name to InfuSystem, Inc.

The principal executive office of InfuSystem is located at 1551 East Lincoln Avenue, Suite 200, Madison Heights, Michigan 48071.

InfuSystem supplies electronic ambulatory infusion pumps and assorted disposable supply kits to physicians’ offices to be utilized by patients. InfuSystem obtains an assignment of insurance benefits from the patient, bills the insurance company and collects payment. InfuSystem provides billing and collection services for the pumps and assorted disposable supply kits to approximately 1,550 physician practices in United States. InfuSystem retains title to the pumps during this process.

InfuSystem purchases electronic ambulatory infusion pumps from a variety of suppliers on a non-exclusive basis. Such pumps are generic in nature and are available to InfuSystem’s competitors. The pumps are currently used primarily for the continuous infusion of chemotherapy drugs for patients with colorectal cancer.

InfuSystem faces risks in that other competitors can provide the same services as InfuSystem. Those risks are currently mitigated by InfuSystem’s existing managed care contracts and economies of scale, which allow for less costly purchases and management of the pumps. Additionally, InfuSystem has already established a long standing relationship as a provider of pumps to approximately 1,550 physicians’ practices in the United States. HAPC believes that there are competitive barriers to entry against suppliers other than InfuSystem with respect to these physicians’ practices because InfuSystem has an established national presence and managed care contracts in place covering over 125,000,000 managed care lives, increasing the likelihood that InfuSystem will be in the insurance networks of patients whom physicians wish to refer to an ambulatory infusion pump provider. Moreover, InfuSystem has a supply of approximately 14,000 active ambulatory infusion pumps, which may allow InfuSystem to be more responsive to the needs of physicians and patients than a new market entrant.

InfuSystem does not perform any research and development.

Continuous Infusion Therapy

Continuous infusion therapy involves the gradual administration of a drug via a small, lightweight, portable pump over two to seven days, followed by rest periods and additional cycles. This is an alternative to traditional “bolus” chemotherapy, where patients receive higher doses of drugs over the course of minutes to several hours, administered in the physician’s office or the hospital. InfuSystem believes that independent market research reports indicate that continuous infusion of chemotherapy through ambulatory pumps is increasingly being utilized by oncologists as a preferred treatment for patients with colorectal cancer; for example, the National Comprehensive Cancer Network Guidelines in Oncology (Pelusi, 2006) recommends continuous infusion therapy for various stages of treatment. InfuSystem believes the growth of continuous infusion therapy is driven by three factors: superior clinical outcomes, enhanced patient convenience and comfort and recent changes to physician reimbursement.

•

In 2004, two new protocols were approved by the U.S. Food and Drug Administration (“FDA”) for treatment of colorectal cancer: FOLFOX (by Sanofi-Aventis) and FOLFIRI (by Pfizer Inc.). These treatment regimens, which combine older medications such as 5-Fluorouracil and Leucovorin with newer drugs, have been shown in studies to produce better anti-tumor efficacy, longer patient survival, reduced drug toxicities and improved therapy tolerance. 5-Fluorouracil is administered via continuous infusion therapy. FOLFOX, FOLFIRI and Leucovorin are delivered via bolus or short-term infusions of less than three hours in combination with 5-Fluorouracil. Sanofi-Aventis and Pfizer are each dedicating significant resources to educate physicians and promote the use of FOLFOX and FOLFIRI. Oncologists have responded and the adoption of continuous infusion treatments has grown rapidly over the past two years.

•

Continuous infusion therapy through ambulatory pumps allows patients to undergo infusion therapy in the comfort and convenience of their homes and enables them to continue with many of their daily activities. In bolus chemotherapy, patients are given large doses of drugs over a short period of time which can often lead to nausea, vomiting, diarrhea and decreased white blood cell and platelet counts. Continuous infusion therapy involves the delivery of smaller doses over a longer period of time (two to seven days), leading to improved tolerance and patient comfort. Importantly, this can enhance a patient’s ability to remain on the chemotherapy regimen.

•

The Medicare Modernization Act of 2003 reduced levels of Medicare reimbursement for oncology drugs administered in the physician office setting. To offset this reduction, Medicare increased the service fees paid to oncologists. InfuSystem believes that this has resulted in doctors shifting to treatments that provide superior efficacy and patient satisfaction while optimizing their potential to earn service fees.

Products and Services

InfuSystem’s core service is to provide oncologist offices with ambulatory infusion pumps and related supplies, and to directly bill and collect payment from payors for the use of these pumps. InfuSystem owns approximately 14,000 pumps. At any given time, it is estimated that 70% of the pumps are in the possession of patients. The remainder of the pumps are in transport for cleaning, calibration or as back-ups in the oncologists’ offices.

After a doctor determines that a patient is eligible for ambulatory infusion pump therapy, the doctor arranges for the patient to receive an infusion pump and provides the necessary chemotherapy drugs. The oncologist and nursing staff train the patient in the use of the pump and initiate service. The physician bills insurers, Medicare, Medicaid, managed care companies or patients (collectively, “payors”) for the physician’s professional services associated with initiating and supervising the infusion pump administration, as well as the supply of drugs. InfuSystem directly bills payors for the use of the pump and related disposable supplies. InfuSystem has contracts with more than 100 payors that cover more than 125 million managed care lives (i.e. persons enrolled in various managed care plans or commercial insurance carriers such as health maintenance organizations and preferred provider organizations). Billing to payors requires coordination with physicians who initiate the service, as physicians’ offices must provide InfuSystem with appropriate paperwork (patient’s insurance information, certificate of medical necessity and an acknowledgement of benefits that shows receipt of equipment by the patient) in order for InfuSystem to bill the payors.

In addition to providing high quality and convenient care, InfuSystem believes its pump management program offers significant economic benefits for patients, providers and payors.

•

InfuSystem benefits patients by providing high quality, reliable pumps and accessories as well as 24-hour service and support. InfuSystem employs oncology and intravenous certified registered nurses trained on ambulatory infusion pump equipment who staff InfuSystem’s 24-hour hotline to address questions that patients may have about their treatment, the infusion pumps or other medical or technical questions related to the pumps.

•

Physicians benefit from InfuSystem’s service in several ways. For those physicians wishing to provide pumps to their patients, by utilizing the InfuSystem model, InfuSystem can relieve such physicians of the capital commitment, pump service, maintenance, and billing and administrative burden associated with pump ownership. Rather than referring patients to home care, InfuSystem’s service allows the doctor to continue a direct relationship with the patient and to receive professional service fees for setting up treatment and administering drugs. InfuSystem provides physicians the pumps and related administration sets and accessories while retaining title to the pumps. InfuSystem directly bills the insurance companies for the use of the pumps. Therefore, with no purchase on the part of the physician, there is no capital commitment. InfuSystem bills insurance providers for the technical component (pump usage and related supplies) and the physician bills insurance providers for the related professional services.

•	Payors support InfuSystem because its service is generally less expensive than hospitalization or home care.

Relationships with Physician Offices

Through its 17 person sales force, InfuSystem maintains relationships with clinical oncologists in more than 1,550 practices. Though this represents a substantial portion of the oncologists in the United States, InfuSystem believes it can continue to expand its network to further penetrate the oncology market. Over the past three years, InfuSystem has added approximately 450 new accounts to its services. InfuSystem believes its relationships with physician offices are strong, as evidenced by its significant retention rate (98% of the physician offices serviced during fiscal year 2005 remained customers during fiscal year 2006).

InfuSystem believes that, in general, it does not compete directly with hospitals and physician offices to treat patients. Rather, by providing products and services to hospitals and physician offices and other care facilities and providers, InfuSystem believes it can help providers keep up with increasing patient demand and manage institutional restraints on capital and manpower due to the nature of limited resources in hospitals and physician offices.

Additional Markets

In addition to treatments for colorectal cancer, there are a number of approved drugs, protocols and drugs in the development pipeline that InfuSystem believes could potentially be used for continuous infusion protocols for the treatment of other diseases. Approved drugs and drugs in the development pipeline that InfuSystem believes could potentially be used for continuous infusion protocols for the treatment of other diseases include the following: Cisplatin and 5-Fluorouracil for gastric adenocarcinoma, Interleukin-2 for metastatic renal cell carcinoma, and Doxirubicin and CI Ifosfamide for ovarian cancer. InfuSystem currently generates approximately 15% of its revenue from treatments for these diseases. Drugs currently in clinical trials may also be launched over the next several years. If these new drugs are launched with continuous infusion protocols, InfuSystem expects the pharmaceutical companies to focus their sales and marketing forces on promoting the new drugs and protocols to physicians.

Billing Collection Services

As part of its relationship with I-Flow, InfuSystem provides billing and collection services for I-Flow’s On-Q pain management product. InfuSystem has agreed to continue to provide this service to I-Flow for at 18 months after the closing of the acquisition, subject to certain cancellation provisions. InfuSystem currently maintains a staff of 17 people to provide these services. I-Flow will compensate InfuSystem for its costs and provides InfuSystem with an incentive based reimbursement arrangement.

Employees

As of November 30, 2006, InfuSystem had 113 employees, including 105 full-time employees, 7 part-time employees and 1 temporary employee. None of InfuSystem’s employees are unionized.

Properties

InfuSystem leases office and warehouse space at 1551 E. Lincoln Avenue, Madison Heights, Michigan.

Legal Proceedings

State of Michigan Department of Treasury

In August 2005, the State of Michigan Department of Treasury issued a decision and order of determination which provided that InfuSystem is liable for use taxes on its purchases of infusion pumps. As a result, InfuSystem has recorded through March 31, 2007 a cumulative net increase to gross fixed assets of $1,347,000, a tax liability of $1,466,000, a liability for accrued interest expense of $267,000 and total cumulative expense of $1,033,000. InfuSystem appealed the decision. InfuSystem believes that portable infusion pumps which allow cancer patients to be ambulatory and lead a reasonably normal life, qualify for an exemption from use tax under Michigan law. On April 24, 2007, the Michigan Tax Tribunal granted a Motion for Summary Disposition in favor of InfuSystem. InfuSystem believes that, due to the favorable ruling, its reported results for the second quarter will include the reversal of the liability and expense recorded to date.

Potential Wrongful Death Litigation

InfuSystem was made aware of a wrongful death allegation made against a hospital by the estate of a decedent, involving an error by a nurse who programmed a pump incorrectly. Counsel for the hospital invited InfuSystem to contribute to any settlement. InfuSystem notified its insurer and declined the invitation to participate in the settlement. InfuSystem has since been informed that the hospital reached a settlement with the estate, and the hospital again sought contribution from InfuSystem, which has again been declined. There has been no communication with the hospital or any involved party since August 2004. Given that this matter has not ripened into litigation, and may not do so, it is not possible to project the outcome. Once the relevant statute of limitations expires, this matter will no longer be a potential threat.

Deline Case (Case No. 06-02-02422-7, Superior Court of Washington, County of Spokane, complaint filed August 8, 2006)

InfuSystem was served as one of several defendants in this product liability lawsuit on October 12, 2006. Other defendants include I-Flow and the treating podiatrist. The complaint alleges that the plaintiff suffered complications in connection with a pain management pump system manufactured by I-Flow (not InfuSystem), following bunionectomy and osteotomy procedures that were performed more than three years ago (on August 14, 2003), and after which the plaintiff allegedly required a transplant procedure that has resulted in a lack of mobility in the plaintiff’s left foot and scarring where muscle was removed for the transplant procedure. The complaint also alleges that InfuSystem provided a catheter expansion kit for use with the pain management system, and that InfuSystem manufactured, sold and distributed the catheter expansion kit. Although the other facts of the case are still under development, the allegation that InfuSystem manufactured the catheter expansion kit is erroneous. The plaintiffs in the case are seeking, against the defendants jointly and severally, past and future general and special damages (economic and non-economic) as are allowed by law and such other and future relief as the court may deem just and proper. An appearance has been made before the court on behalf of InfuSystem by I-Flow’s defense counsel, and InfuSystem expects to answer or otherwise respond to the complaint in a timely fashion. I-Flow has tendered a claim to the insurance carrier under its comprehensive general liability policy and is awaiting a response. HAPC believes that InfuSystem will not incur any material liability for this matter, as the product in question was manufactured and distributed by I-Flow.

Potential Malpractice Litigation

A customer informed InfuSystem that a malpractice lawsuit will be filed against such customer by the estate of a deceased patient who, in April 2006, received four days worth of medication in four hours from a Cadd Legacy Pump in April 2006 that was provided to the customer by InfuSystem. The customer believes that InfuSystem will also be named in the lawsuit when filed.

Material Suppliers

InfuSystem supplies a wide variety of pumps and assorted equipment, as well as disposables and ancillary supplies. The majority of InfuSystem pumps are electronic ambulatory pumps purchased from the following manufacturers, each of which is material and supplies more than 10% of the pumps purchased by InfuSystem: Smiths Medical, Inc.; Hospira Worldwide, Inc.; and McKinley Medical, LLC. Smiths Medical, Inc. is InfuSystem’s largest supplier of ambulatory infusion pumps. There are no supply agreements in place with any of the three suppliers. All purchases are handled pursuant to pricing agreements, which contain no material terms other than prices that are subject to change by the manufacturer. As of December 31, 2006, InfuSystem owned approximately 14,000 active pumps.

Seasonality

InfuSystem does not believe that there is significant seasonality of its business.

Environmental Laws

InfuSystem is required to comply with applicable environmental laws regulating the disposal of cleaning agents used in the process of cleaning its ambulatory infusion pumps, as well as the disposal of sharps and blood products used in connection with the pumps. InfuSystem does not believe that compliance with such laws has a material effect on InfuSystem.

Significant Customers

InfuSystem has sought to establish contracts with as many managed care organizations as commercially practicable, in an effort to ensure that reimbursement is not a significant obstacle for providers who recommend continuous infusion therapy. A managed care organization is a health care payor (or a group of medical services payors) who contract to provide a wide variety of healthcare services to enrolled members through participating providers (such as InfuSystem).

InfuSystem currently has contracts with more than 100 managed care plans that cover approximately 125 million lives. Material terms of contracts with managed care organizations are typically a set fee or rate for services or equipment provided. These contracts generally provide for a term of one year, with automatic one-year renewals, unless InfuSystem or the applicable managed care organization with which InfuSystem has contracted provides notice to the other party that it does not wish for the contract to renew.

Payors include managed care organizations, insurance carriers, Medicare and Blue Cross/Blue Shield. A “payor” is any entity that pays on behalf of a patient.

Blue Cross/Blue Shield plans are all independently operated. They can and do operate independently from each other. The largest Blue Cross / Blue Shield plan that InfuSystem services represented only 1.6% of InfuSystem’s total revenue over a three-year time span. InfuSystem does not believe this constitutes a material customer.

InfuSystem’s largest contracted payor is Medicare, which accounted for approximately 35% of InfuSystem’s revenue in 2005. Although InfuSystem contracts with various individual branches of Blue Cross Blue Shield, these branches in the aggregate account for approximately 22% of InfuSystem’s revenue. No individual payor (other than Medicare and the Blue Cross Blue Shield entities) accounts for greater than approximately 7% of InfuSystem’s revenue.

Through December 31, 2006, InfuSystem experienced increased collection delays from independently contracted Blue Cross/Blue Shield providers. Although these entities are separately owned and managed, InfuSystem is required to submit all of its nationwide billings to Blue Cross of Michigan (“BCBSM”) through the national BlueCard program. BCBSM processes the initial claims from InfuSystem and generates electronic claims to the Blue Cross affiliates under which the patients’ policies are carried. In November 2004, as a result of BCBSM’s response to the requirements of the Heath Insurance Portability and Accountability Act, Blue Cross of Michigan required InfuSystem to change from electronic submission of claims to paper submission of claims, and to attach a paper copy of a Certificate of Medical Necessity signed by the attending physician to each claim, resulting in significant processing and payment delays.

Competitors

InfuSystem believes that its competition is primarily composed of regional providers, hospital-owned durable medical equipment (“DME”) providers, physician providers and home care infusion providers. An estimate of the number of competitors is not known or reasonably available, due to the wide variety in type and size of the market participants described below. InfuSystem is not aware of any industry reports with respect to the competitive market described below; the description of market segments and business activities within those market segments is based on InfuSystem’s experiences in the industry.

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Regional Providers: Regional DME providers act as distributors for a variety of medical products. InfuSystem believes regional DME provider sales forces generally consist of a relatively small number of salespeople, usually covering one or two states in total. Regional DME providers tend to carry a limited selection of infusion pumps and their salespeople generally have limited resources. Regional DME providers usually do not have after-hours customer service or 24-hour nursing service. InfuSystem believes that regional DME providers have relatively few managed care contracts, which may prevent these providers from being paid at acceptable levels and may also result in higher out-of-pocket costs for patients.

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Hospital Owned DME Providers: Many hospitals have in-house DME providers to supply basic equipment. In general, however, these providers have limited capital and tend to stock a small inventory of infusion pumps. As a result, InfuSystem believes that hospital-owned providers have limited ability to grow because of restricted patient populations. Growth from outside of the hospital may pose a challenge because hospitals typically will not provide referrals to competitors, instead preferring to offer patients a choice of non-hospital-affiliated DME providers.

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Physician Providers: A limited number of physicians maintain an inventory of their own infusion pumps and collect both the professional and technical fees. However, InfuSystem believes that pump utilization in this arena tends to be low and the costs associated with ongoing supplies, preventative maintenance and repairs can be relatively high. Moreover, InfuSystem believes that a high percentage of DME claims are rejected by payors upon first submission, requiring a provider’s staff to spend significant time and effort to resubmit claims and receive payment for treatment. The numerous service and technical questions from patients may present another significant cost to a physician provider’s staff.

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Home Care Infusion Providers: Home care infusion providers provide chemotherapy drugs and services to allow for in-home patient treatment. Although the doctor is still responsible for overseeing the treatment and assuming the liability for the patient’s treatment and outcome, InfuSystem believes that the physician is often not reimbursed for this ongoing responsibility. Moreover, InfuSystem believes that home care infusion treatment can be very costly and that many patients do not carry this type of insurance coverage, resulting in larger out-of-pocket costs. Because home care treatments may take as long as six months, these costs can be high and can result in higher patient co-payments. InfuSystem believes that home care providers may also be reluctant to offer 24-hour coverage or additional patient visits, due to capped fees.

Regulation of InfuSystem’s Business

InfuSystem is subject to certain regulations of its business. Specifically, as a Medicare supplier of durable medical equipment (“DME”) and related supplies, InfuSystem must comply with the rules (the “DMEPOS Supplier Standards”) established by the Health Care Financing Administration regulating Medicare suppliers of DME and prosthetics, orthotics and supplies (“DMEPOS”). The DMEPOS Supplier Standards consist of 21 requirements that must be met in order for a DMEPOS supplier to be eligible to receive payment for a Medicare-covered item. The most significant DMEPOS Supplier Standards require InfuSystem to (i) advise Medicare beneficiaries of their option to purchase certain equipment, (ii) honor all warranties under state law and not charge Medicare beneficiaries for the repair or replacement of equipment or for services covered under warranty, (iii) permit agents of the Centers for Medicare and Medicaid Services to conduct on-site inspections to ascertain compliance with the DMEPOS Supplier Standards, (iv) maintain liability insurance, (v) refrain from contacting Medicare beneficiaries by telephone, except in certain limited circumstances, (vi) answer questions and respond to complaints of beneficiaries regarding the supplied equipment, (vii) disclose the DMEPOS Supplier Standards to each Medicare beneficiary to whom it supplies equipment and (viii) maintain a complaint resolution procedure and record certain information regarding each complaint.

InfuSystem is also subject to the provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) designed to protect the security and confidentiality of certain patient health information. Under HIPAA, InfuSystem must provide patients with access to certain records and must notify patients of InfuSystem’s use of personal medical information and patient privacy rights. Moreover, HIPAA sets limits on how providers such as InfuSystem may use individually identifiable health information and prohibits the use of patient information for marketing purposes.

Selected Historical Financial Information

The following tables set forth selected audited historical financial data of InfuSystem for each of the four years ended December 31, 2006 through 2003, and selected unaudited historical financial data for the three months ended March 31, 2007 and March 31, 2006 and year ended December 31, 2002. The historical data was derived from InfuSystem’s audited and unaudited historical financial statements. This information is only a summary and must be read in conjunction with the financial statements attached hereto and the related notes to such financial statements. The operating results are not necessarily indicative of future performance.

Statement of Operations:

	Year Ended December 31,
	2006	2005	2004	2003	2002
(in thousands)	(Audited)	(Audited)	(Audited)	(Audited)	(Unaudited)
Net rental income(1)	$31,716	$28,525	$19,349	$13,022	$10,292
Cost of revenues(2)	8,455	7,735	5,555	3,993	3,051

Gross profit(3)	23,261	20,790	13,794	9,029	7,241

Operating expenses
Selling and marketing	3,803	4,315	3,195	2,962	2,129
General and administrative	11,288	8,394	5,947	4,168	2,901

Total operating expenses(4)	15,091	12,709	9,142	7,130	5,030

Operating income	8,170	8,081	4,652	1,899	2,211
Interest expense(5)	113	50	29	32	18

Income before income taxes	8,057	8,031	4,623	1,867	2,193
Income tax provision(5)	3,094	2,938	1,699	720	818

Net income	$4,963	$5,093	$2,924	$1,147	$1,375

	Three months ended March 31, 2007	Three months ended March 31, 2006
Net rental income(1)	$7,874	$7,717

Cost of revenues(2)	2,314	2,031

Gross profit(3)	5,560	5,686

Operating expenses
Selling and marketing	1,008	1,002
General and administrative	3,539	2,349

Total operating expenses(4)	4,547	3,351

Operating income	1,013	2,335
Interest expense (5)	30	37

Income before income taxes	983	2,298
Income tax provision(5)	394	832

Net income	$589	$1,466

(1)	During 2002 and 2003, revenue growth was driven primarily by additional client facilities and additional managed care contracts. Beginning in the fourth quarter of 2003 and continuing through 2005, the clinical use of new drugs and combination drug therapies involving continuous infusion increased significantly, driven by clinical studies demonstrating improved survival with new drugs and protocols (FOLFOX and FOLFIRI). These protocols normally include continuous infusion of the drug 5-Fluorouracil using ambulatory electronic infusion pumps of the type provided by InfuSystem. InfuSystem estimates that it incurred a $1.9 million loss in revenue due to a shortage of 5-Fluorouracil in the fourth quarter of 2005. InfuSystem estimates the corresponding cost reduction in sales and sales commission expenses that would have been incurred without the 5-Fluorouracil shortage to be $0.3 million each. The 5-Fluorouracil shortage continued into the first quarter of 2006, but availability of 5-Fluorouracil returned to normal at the end of the first quarter of 2006. Revenue is believed to have been adversely affected during the second, and possibly third, quarters of 2006, however, due to a decline in the number of patients in the pipeline who had to turn to other medications or treatments.
(2)	Cost of revenues has two major components: the cost of operating supplies (primarily disposable tubing kits provided to customers with the pumps) and depreciation of rental equipment (pumps). The relative increase in gross profit from 2003 to 2006 reflected improved utilization of pumps and supplies. On August 24, 2005, the Michigan Department of Treasury assessed InfuSystem for unpaid use taxes. Through March 31, 2007, InfuSystem has recognized $0.8 million as cost of sales (incremental depreciation expense) as a result of the Michigan tax dispute. InfuSystem disputes the assessment and has appealed the determination. On April 24, 2007, the Michigan Tax Tribunal granted a Motion for Summary Disposition in favor of InfuSystem. InfuSystem believes that, due to the favorable ruling, its reported results for the second quarter will include the reversal of a majority of the liability and expense recorded to date.
(3)	Gross profit as a percentage of revenues increased from 70% in 2002 to 73% in 2006 and decreased to 71% for the three months ended March 31, 2007.
(4)

Operating expenses decreased from 49% of revenues in 2002 to 45% of revenues in 2005, indicating greater sales force efficiency (more revenues per sales representative) and billing efficiency (more billing dollars in proportion to the cost of administrative staff). For the year ended December 31, 2006 and three months ended March 31, 2007, operating expenses increased to 48% and 57.7% of revenues, which was primarily due to an increase in the bad debt expense related to a delay in collections from a specific large third party insurer and processing costs of approximately $1.5 million and $0.3 million incurred during the year ended December 31, 2006 and three months ended March 31, 2007, respectively, borne by InfuSystem related to I-Flow’s ON-Q product line. InfuSystem was not reimbursed by I-Flow for these services. InfuSystem has agreed to continue to provide this service to I-Flow after the closing of the acquisition. I-Flow will compensate InfuSystem for its cost and provide InfuSystem with an incentive-based reimbursement arrangement. Administrative staff primarily consists of InfuSystem’s in-house customer service representatives, billers and collectors. Operating expenses do not include overhead costs associated with administrative services and corporate oversight that have historically been provided by I-Flow Corporation, InfuSystem’s parent, at no charge to InfuSystem, including with respect to the following: insurance, benefits, employee stock option administration, human resources, finance, information technology, investor relations, corporate governance, SEC compliance, general management, strategy development, taxes, audits, cash management, legal work, regulatory compliance and budgeting. Upon acquisition of InfuSystem by HAPC, Inc., these services will no longer be provided by I-Flow Corporation, and operating expenses to InfuSystem may increase accordingly.

(5)	As of March 31, 2007, InfuSystem had recorded a cumulative total of $0.3 million as interest expense related to unpaid use taxes. The audited and unaudited financial statements for the years 2002 through 2006 and the three months ended March 31, 2007 include the incremental expense that would have been reported if the use tax had been paid, capitalized, and subsequently depreciated on an ongoing basis. There is an accrued interest expense of $0.3 million recognized but unpaid related to this matter as of March 31, 2007. Due to the favorable ruling by the Michigan Tax Tribunal on April 24, 2007, InfuSystem believes its reported results for the second quarter will include the reversal of a majority of the liability and expense recorded related to the unpaid use taxes. See footnote 2 above. Income taxes as presented in the table have been prepared on a separate tax return basis.

Balance Sheet Data:

	As of December 31,
	2006	2005	2004	2003	2002
(in thousands)	(Audited)	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Accounts receivable, less allowance for doubtful accounts	$9,630	$9,160	$4,920	$4,022	$4,521

Total current assets	12,682	12,715	6,427	4,952	6,230

Total current liabilities	4,335	3,906	3,385	1,927	1,396

Total assets	27,163	27,831	17,665	11,647	11,546

	As of March 31, 2007	As of March 31, 2006
	(Unaudited)	(Unaudited)
Accounts receivable, less allowance for doubtful accounts	$8,345	$9,720

Total current assets	12,975	12,519

Total current liabilities	3,552	3,380

Total assets	28,309	27,143

Management’s Discussion and Analysis

Forward-Looking Statements

Statements about InfuSystem in this proxy statement are and will be forward-looking in nature and express HAPC’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. HAPC undertakes no obligation to provide revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made about InfuSystem in this proxy statement that seek to advise interested parties of the risks and other factors that affect InfuSystem’s business. The risks affecting InfuSystem’s business include, among others, the following: successful consummation of the previously announced acquisition of InfuSystem by HAPC, physician acceptance of infusion-based therapeutic regimens; implementation of InfuSystem’s sales strategy; dependence on InfuSystem’s suppliers and distributors and the market availability to physicians of drugs used in chemotherapy; InfuSystem’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards, and the concurrence of regulatory agencies with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability and acceptance; competition in the industry; technological changes; intellectual property claims; InfuSystem’s growth strategy, involving entry into new fields of infusion-based therapy; and inadequacy of booked reserves. All forward-looking statements, whether made in this proxy statement or elsewhere, should be considered in context with the various disclosures made by HAPC about InfuSystem’s business.

Overview

InfuSystem is primarily engaged in the rental of infusion pumps on a month-to-month basis for the administration of chemotherapy drugs for the treatment of cancer. InfuSystem’s primary service is to provide domestic oncologist offices with ambulatory infusion pumps and related supplies, and to directly bill and collect payment for the use of these pumps.

Rental revenue is recognized as earned over the term of the related rental agreements, normally on a month-to-month basis. Pump rentals are billed at InfuSystem’s established rates, which often differ from contractually allowable rates provided by third party payors such are Medicare and commercial insurance carriers. Provision is made currently to reduce revenue to the estimated allowable amount per such contractual rates.

Factors affecting revenue include the number of physician practices utilizing InfuSystem for such services as opposed to competitors of InfuSystem, physician preference as to the mode of administration of chemotherapy, the introduction of new drugs and drug protocols involving continuous administration of chemotherapy as opposed to rapid infusion, and changes in contractually allowable rates. For example, revenue increased significantly after the approval in 2004 of new clinical protocols involving the continuous administration of chemotherapy. If a substantial number of physicians were to switch from continuous therapy to protocols involving oral administration, InfuSystem revenues would be adversely affected.

Discussion and Analysis

If more doctors convert from bolus chemotherapy and oral medication regimens to continuous infusion therapy, InfuSystem believes it is positioned to capture additional market share. InfuSystem’s growth strategy reflects InfuSystem’s beliefs as to the market potential of ambulatory infusion therapy.

Over the last five years, InfuSystem’s net revenue increased from $10.3 million in 2002 to $31.7 million in 2006. Net revenue for the three months ended March 31, 2007 was $7.9 million compared to $7.7 million for the same period in the prior year.

•	Increased prevalence of cancer treatment protocols involving the use of ambulatory pumps (continuous therapy versus bolus administration of chemotherapy drugs).

•	Changes in the reimbursement landscape, creating increased economic incentives for providers to provide continuous administration therapy.

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Additional facilities utilizing InfuSystem’s products and services, and the expansion of those organizations (i.e., larger physician groups). The increased customer base is largely due to an increased number of InfuSystem outside sales representatives, and their relative success in communicating the clinical, economic and administrative benefits of the InfuSystem pump management program to physician groups.

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Increased number of managed care contracts, which favorably influences the average yield (percentage of gross billings collected) because a higher percentage of the patients treated by an oncologist will result in a payment to InfuSystem.

InfuSystem believes that its revenues fluctuate based on a number of factors, including the number of client facilities utilizing the InfuSystem pump management system, the number of contracts with managed care organizations, the number of potential patients covered by those contracts, reimbursement levels, and periodic fluctuations in the prevalence of continuous infusional administration of chemotherapy as opposed to oral administration or rapid infusion of drug therapies.

InfuSystem’s operations require the management of two significant assets: accounts receivable (primarily insurance billings) and fixed assets (primarily rental pumps purchased from ambulatory pump manufacturers).

Net accounts receivable increased from $4.5 million as of December 31, 2002 to $9.6 million as of December 31, 2006, an increase of 113%. During that same period, revenues increased 208%. Net accounts receivable grew less rapidly than revenues from 2002 to 2006 due to improved collection performance. As of March 31, 2007, net accounts receivable were $8.3 million, compared to $9.6 million as of December 31, 2006. The decrease in net accounts receivable is primarily due to an increase in the allowance for doubtful accounts, which resulted from the delay in collections from a specific large third party insurer. The delays resulted from procedural and processing changes within the insurer’s affiliated group of companies.

Net fixed assets increased from $2.7 million as of December 31, 2002 to $12.3 million as of December 31, 2006 and March 31, 2007. Acquired pumps are depreciated on a straight-line basis over five years. Generally, in periods of rapidly increasing revenue, significant capital expenditures are required, depreciation expense increases, and the average age of the pump fleet decreases. If the rate of revenue growth were to decrease, a decrease in capital expenditures would be expected.

Purchases of pump rental equipment have increased from $0.9 million in 2002 to $3.6 million in 2006 to support the rapid increase in revenue. Purchases for pump rental equipment for the three months ended March 31, 2007 was $1.2 million compared to $0.3 million for the same period in the prior year. Depreciation expense increased from $1.0 million in 2002 to $3.7 million in 2006. Depreciation expense for the three months ended March 31, 2007 was $1.0 million compared to $0.9 million for the same period in the prior year.

Results of Operations for the Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006

Revenues

Revenues increased 2% or $0.2 million, to $7.9 million for the three months ended March 31, 2007 from $7.7 million compared to the same period in the prior year. The increase in revenues for the three months ended March 31, 2007 compared to same period in the prior year was primarily due to an increased usage of new drugs and clinical protocols that require the use of ambulatory electronic pumps.

Cost of Revenues

Cost of revenues increased 14%, or $0.3 million, to $2.3 million for the three months ended March 31, 2007 from $2.0 million for the same period in the prior year. Cost of revenues increased for three months ended March 31, 2007 compared to the same period in the prior year primarily due to the increase in revenues and an increase in the amount of depreciation expense recognized in cost of sales from additional pump purchases made towards the end of 2006, which resulted in an increase in the depreciation expense recorded in the first quarter of 2007. Cost of revenues increased as a percentage of revenues by three percentage points for the three months ended March 31, 2007 compared to the same period in the prior year.

Selling and Marketing Expenses

Selling and marketing expenses of $1.0 million for the three months ended March 31, 2007 was comparable to the same period in the prior year on an absolute dollar basis and as a percentage of net revenues.

General and Administrative Expenses

General and administrative expenses increased 51%, or $1.2 million, to $3.5 million for the three months ended March 31, 2007 from $2.3 million for same period in the prior year. The increase was primarily attributable to an increase in bad debt expense of $1.1 million. The increase in bad debt expense for the three months ended March 31, 2007 compared to the same period in the prior year resulted primarily from a delay in collections from a specific large third party insurer and continued application of an aging schedule in determining bad debt expense. The delays resulted from procedural and processing changes within the insurer’s affiliated group of companies.

InfuSystem estimates that unreimbursed processing costs borne by InfuSystem for I-Flow’s ON-Q billings and reflected in its financial statements were approximately $0.3 million and $0.4 million for the three months ended March 31, 2007 and 2006, respectively. InfuSystem will continue to bear these processing costs until the closing of the sale of InfuSystem to HAPC. At the time of closing, I-Flow and InfuSystem will enter into a services agreement that will result in I-Flow compensating InfuSystem for its processing costs related to I-Flow’s ON-Q billings and providing InfuSystem with an incentive-based reimbursement arrangement. Pursuant to the terms of the services agreement, InfuSystem will continue to provide to I-Flow, from and after the closing, the billing and collection services and management services InfuSystem has been providing prior to the date of the closing. The term of the services agreement will be three years, but it may be terminated earlier, after 18 months. Fees paid by I-Flow under the services agreement will be set at the higher of a cost-plus or percentage of collections.

In connection with the pending sale of InfuSystem to HAPC, Inc., I-Flow incurred certain expenses related to the divestiture of InfuSystem, including legal and professional fees that resulted directly from the sale transaction. Divestiture expenses for the three months ended March 31, 2007 were $257,000, which was not reimbursed from InfuSystem to I-Flow and not reflected in InfuSystem’s financial statements.

General and administrative expenses for the three months ended March 31, 2007 and 2006 do not include overhead costs associated with administrative services and corporate oversight that have historically been provided by I-Flow Corporation, InfuSystem’s parent, at no charge to InfuSystem, including with respect to the following: insurance, benefits, employee stock option administration, human resources, finance, information technology, investor relations, corporate governance, SEC compliance, general management, strategy development, taxes, audits, cash management, legal work, regulatory compliance and budgeting. Upon acquisition of InfuSystem by HAPC, Inc., these services will no longer be provided by I-Flow Corporation, and general and administrative expenses to InfuSystem may increase accordingly.

Interest Expense

Interest expense decreased 19%, or $7,000, to $30,000 for the three months ended March 31, 2007 from $37,000 for the same period in the prior year. The decrease for the three months ended March 31, 2007 was primarily due to additional interest assessed on state income taxes during the three months ended March 31, 2006, offset in part by an increase in the accrual of interest expense in connection with a dispute with the State of Michigan Department of Treasury related to use taxes on purchases of infusion pumps during the three months ended March 31, 2007.

In August 2005, the State of Michigan Department of Treasury issued a decision and order of determination which provided that InfuSystem is liable for use taxes on its purchases of infusion pumps. As a result, InfuSystem has recorded through March 31, 2007 a cumulative net increase to gross fixed assets of $1,347,000, a tax liability of $1,466,000, and total expense of $1,033,000 (of which $90,000 and $69,000 were recorded during the three months ended March 31, 2007 and 2006, respectively). The $1,033,000 total expense recorded through March 31, 2007 consists of $766,000 cost of sales (of which $60,000 and $50,000 were recorded during the three months ended March 31, 2007 and 2006, respectively) and $267,000 accrued interest expense (of which $30,000 and $19,000 were recorded during the three months ended March 31, 2007 and 2006, respectively). InfuSystem appealed the decision. InfuSystem believes that portable infusion pumps, which allow cancer patients to be ambulatory and to lead a reasonably normal life, qualify for an exemption from use tax under Michigan law. On April 24, 2007, the Michigan Tax Tribunal granted a Motion for Summary Disposition in favor of InfuSystem. InfuSystem believes that, due to the favorable ruling, its reported results for the second quarter will include the reversal of a majority of the liability and expense recorded to date.

Income Tax Provision

The income tax provision decreased 53%, or $0.4 million, to $0.4 million for the three months ended March 31, 2007 from $0.8 million for the same period in the prior year. The decrease was primarily attributable to a decrease in pretax income. InfuSystem’s effective tax expense rates for the three months ended March 31, 2007 and 2006 were 40.1% and 36.2%, respectively. The increase in the effective tax expense rate is due to the additional state income taxes recorded during the three months ended March 31, 2007.

Net Income

Net income for the three months ended March 31, 2007 was $0.6 million, compared to $1.5 million in the prior year, a decrease of 60%. The decrease was primarily due to an increase of $1.2 million in general and administrative expenses, partially offset by a decrease of $0.4 million in income tax provision and a decrease of $0.1 million in gross profit.

Liquidity and Capital Resources

During the three months ended March 31, 2007, cash provided by operating activities was $1.6 million, compared to $1.3 million for the same period in the prior year. The increase in cash provided by operating activities was primarily due to a decrease in accounts receivable and increase in other liabilities, partially offset by an increase in payments for accounts payable and accrued payroll and related expenses due to the timing of payments.

During the three months ended March 31 2007, cash used in investing activities was $0.6 million, compared $0.4 million for the same period in the prior year. The increase in cash used in investing activities was primarily due to an increase in the purchases of electronic infusion pumps to support the rental business, offset in part by an increase in the proceeds from the sale of property. InfuSystem spent $0.8 million on the purchases of electronic infusion pumps during the three months ended March 31, 2007, compared to $0.4 million during the same period in the prior year.

During the three months ended March 31, 2007, cash provided by financing activities was $0.4 million, compared to cash used in financing activities of $1.6 million for the same period in the prior year. The increase in cash used in financing activities was primarily due to a decrease in net dividends to I-Flow, InfuSystem’s parent.

As of March 31, 2007, InfuSystem had cash and cash equivalents of $3.4 million, net accounts receivable of $8.3 million and net working capital of $9.4 million. At that time, InfuSystem believed that, notwithstanding the contemplated transaction with HAPC, the then-current funds were sufficient to provide for InfuSystem’s projected needs to maintain operations for at least the following 12 months. Pursuant to the transaction with HAPC, it is anticipated that all or part of InfuSystem’s cash balance will be transferred to I-Flow prior to the closing of the transaction. At the close of the acquisition of InfuSystem, Acquisition Sub will merge with and into InfuSystem, and InfuSystem will be obligated to make principal and interest payments to I-Flow on the secured promissory note. HAPC believes that InfuSystem’s funds, together with cash to be provided by HAPC or Acquisition Sub after the closing, are sufficient to provide for InfuSystem’s projected needs to maintain operations for at least the following 12 months.

During the three months ended March 31, 2007, InfuSystem had no material changes outside the normal course of business in the contractual obligations and commercial commitments described below under the caption “Contractual Obligations and Commercial Commitments as of 12/31/06.” The table under the caption “Contractual Obligations and Commercial Commitments as of 12/31/06” excludes the $1,200,000 in long-term liability recorded as of March 31, 2007 in connection with the adoption of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” effective January 1, 2007 because InfuSystem is unable to make a reasonable estimate of the period of cash settlement with the state taxing jurisdictions to which InfuSystem is subject. During the same period, InfuSystem had no material off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Results of Operations for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues

Revenues increased 11% or $3.2 million, to $31.7 million for the year ended December 31, 2006 from $28.5 million for the year ended December 31, 2005. The increase in revenues for the year ended December 31, 2006 compared to the prior year was primarily due to an increased usage of new drugs and clinical protocols that require the use of ambulatory electronic pumps. Net revenues for the year ended December 31, 2006 increased despite the unfavorable impact of shortages of 5-Fluorouracil, a commonly used chemotherapy drug, that began in the fourth quarter of 2005 and continued into the first quarter of 2006. Availability of 5-Fluorouracil returned to normal at the end of the first quarter of 2006. However, revenue is believed to have been adversely affected during the second, and possibly third, quarters of 2006 due to a decline in the number of patients in the pipeline who InfuSystem believes had to turn to other medications or treatments.

Cost of Revenues

Cost of revenues increased 9%, or $0.7 million, to $8.5 million for the year ended December 31, 2006 from $7.7 million for the year ended December 31, 2005. Cost of revenues increased for the year ended December 31, 2006 compared to the prior year primarily due to the increase in revenues. Cost of revenues as a percentage of revenues for the year ended December 31, 2006 was equal to that of the prior year.

Selling and Marketing Expenses

Selling and marketing expenses decreased 12%, or $0.5 million, to $3.8 million for the year ended December 31, 2006 from $4.3 million for the year ended December 31, 2005. The decrease in expenses was primarily attributable to a decrease in commissions ($0.7 million), which was due to the unfavorable impact of the 5-Fluorouracil shortage during the first quarter of 2006, resulting in less compensation expense recorded for the achievement of sales goals, offset in part by an increase in advertising expense ($0.1 million). InfuSystem recognized stock-based compensation costs related to selling and marketing expenses of approximately $254,000 and $266,000 for the years ended December 31, 2006 and 2005, respectively. The adoption of SFAS 123R in fiscal 2006 did not have a significant impact on stock-based compensation expense for selling and marketing expenses because InfuSystem was required to recognize such expenses under the prior accounting guidance for the stock awards issued to the sales force, which were generally granted with an exercise price below fair market value.

As a percentage of net revenues, selling and marketing expenses decreased by approximately three percentage points for the year ended December 31, 2006 compared to the prior year, primarily because of the decrease in selling and marketing expenses described above.

General and Administrative Expenses

General and administrative expenses increased 34%, or $2.9 million, to $11.3 million for the year ended December 31, 2006 from $8.4 million for the year ended December 31, 2005. The increase was primarily attributable to increases in bad debt expense ($2.8 million) and salaries, wages and fringe benefits related expenses ($0.5 million), offset in part by a decrease in non-cash compensation expense related to the amortization of deferred compensation ($0.7 million). The increase in bad debt expense for the year ended December 31, 2006 compared to the prior year resulted primarily from a delay in collections from a specific large third party insurer. The delays resulted from procedural and processing changes within the insurer’s affiliated group of companies. Increases in salaries, wages and fringe benefits and related expenses for the year ended December 31, 2006 compared to the prior year were primarily due to increased staffing to support the growth of InfuSystem. The decrease in non-cash compensation expense related to the amortization of deferred compensation was primarily due to the upward repricing and acceleration of the out-of-the-money stock options on November 9, 2005, offset in part by the adoption of SFAS 123R in fiscal 2006. InfuSystem recognized stock-based compensation costs related to general and administrative expenses of approximately $142,000 and $819,000 during the year ended December 31, 2006 and 2005, respectively.

InfuSystem estimates that unreimbursed processing costs borne by InfuSystem for I-Flow’s ON-Q billings and reflected in its financial statements were approximately $1.5 million and $1.2 million for the years ended December 31, 2006 and 2005, respectively. InfuSystem will continue to bear these processing costs until the closing of the sale of InfuSystem to HAPC. At the time of closing, I-Flow and InfuSystem will enter into a services agreement that will result in I-Flow compensating InfuSystem for its processing costs related to I-Flow’s ON-Q billings and providing InfuSystem with an incentive-based reimbursement arrangement. Pursuant to the terms of the services agreement, InfuSystem will continue to provide to I-Flow, from and after the closing, the billing and collection services and management services InfuSystem has been providing prior to the date of the closing. The term of the services agreement will be three years, but it may be terminated earlier, after 18 months. Fees paid by I-Flow under the services agreement will be set at the higher of a cost-plus or percentage of collections.

In connection with the pending sale of InfuSystem to HAPC, I-Flow incurred certain expenses related to the divestiture of InfuSystem, including legal and professional fees that resulted directly from the sale transaction. Divestiture expenses for the year ended December 31, 2006 were $2.1 million, which were not reimbursed from InfuSystem to I-Flow and not reflected in InfuSystem’s financial statements.

General and administrative expenses for the years ended December 31, 2006 and 2005 do not include overhead costs associated with administrative services and corporate oversight that have historically been provided by I-Flow Corporation, InfuSystem’s parent, at no charge to InfuSystem, including with respect to the following: insurance, benefits, employee stock option administration, human resources, finance, information technology, investor relations, corporate governance, SEC compliance, general management, strategy development, taxes, audits, cash management, legal work, regulatory compliance and budgeting. Upon acquisition of InfuSystem by HAPC, these services will no longer be provided by I-Flow, and general and administrative expenses to InfuSystem may increase accordingly.

Interest Expense

Interest expense increased 126%, or $63,000, to $113,000 for the year ended December 31, 2006 from $50,000 for the year ended December 31, 2005. The increase for the year ended December 31, 2006 was primarily due to an increase in the accrual of interest expense in connection with a dispute with the State of Michigan Department of Treasury related to use taxes on purchases of infusion pumps.

In August 2005, the State of Michigan Department of Treasury issued a decision and order of determination which provided that InfuSystem is liable for use taxes on its purchases of infusion pumps. As a result, InfuSystem has recorded through December 31, 2006 a cumulative net increase to gross fixed assets of $1,276,000, a tax liability of $1,392,000, and total expense of $943,000 (of which $302,000 and $236,000 were recorded during the years ended December 31, 2006 and 2005, respectively). The $943,000 total expense recorded through December 31, 2006 consists of $706,000 cost of sales (of which $209,000 and $187,000 were recorded during the years ended December 31, 2006 and 2005, respectively) and $237,000 accrued interest expense (of which $93,000 and $49,000 were recorded during the years ended December 31, 2006 and 2005, respectively). InfuSystem appealed the decision. InfuSystem believes that portable infusion pumps which allow cancer patients to be ambulatory and lead a reasonably normal life, qualify for an exemption from use tax under Michigan law. On April 24, 2007, the Michigan Tax Tribunal granted a Motion for Summary Disposition in favor of InfuSystem. InfuSystem believes that, due to the favorable ruling, its reported results for the second quarter will include the reversal of the liability and expense recorded to date.

Income Tax Provision

The income tax provision increased 5%, or $0.2 million, to $3.1 million for the year ended December 31, 2006 from $2.9 million for the year ended December 31, 2005. The increase was primarily attributable to an increase in pretax income. InfuSystem’s effective tax expense rates for the years ended December 31, 2006 and 2005 were 38.4% and 36.6%, respectively.

Net Income

Net income for the year ended December 31, 2006 was $5.0 million, compared to $5.1 million in the prior year, a decrease of 2%. The decrease was primarily due to an increase of $2.9 million in general and administrative expenses, partially offset by an increase in gross profit of $2.5 million and a decrease in selling and marketing expense of $0.5 million.

Results of Operations for the Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Revenue

Revenue for the year ended December 31, 2005 was $28.5 million, compared to $19.3 million for the year ended December 31, 2004, an increase of 47%. The increase in revenue was substantially due to an increased usage of new drugs and clinical protocols that require the use of ambulatory electronic pumps instead of oral application or rapid (bolus) injection of chemotherapy drugs. Net revenues for the year ended December 31, 2005 increased despite the unfavorable impact of a market shortage of 5-Fluorouracil, a commonly-used chemotherapy drug, during the fourth quarter of 2005. InfuSystem estimated that the unfavorable revenue impact from the drug shortage was approximately $1.9 million.

Cost of Revenues

Cost of revenues for the year ended December 31, 2005 was $7.7 million, compared to $5.6 million for the year ended December 31, 2004, an increase of 39%.

Cost of revenues decreased as a percentage of revenues by two percentage points for the year ended December 31, 2005 compared to the prior year. The decrease was due to better pump utilization and to a decrease in the shipment of disposable supplies in proportion to revenues that resulted in decreased cost of sales in proportion to revenues. Fewer supplies were shipped because there was a shortage of 5-Fluorouracil during the fourth quarter of 2005. The decrease for the year ended December 31, 2005 was partially offset by an increase of $77,000 of cost of sales recorded related to a dispute with the State of Michigan Department of Treasury concerning InfuSystem’s potential liability for use taxes on purchases of infusion pumps.

In August 2005, the State of Michigan Department of Treasury issued a decision and order of determination which provided that InfuSystem is liable for use taxes on its purchases of infusion pumps. As a result, as of December 31, 2005 InfuSystem recorded a net increase to gross fixed assets of $1,070,000, a tax liability of $1,173,000, and total expense of $641,000, consisting of $497,000 of cost of sales (of which $187,000 and $110,000 were recording during the years ended December 31, 2005 and 2004, respectively) and $144,000 of accrued interest expense (of which $49,000 and $28,000 were recorded during the years ended December 31, 2005 and 2004, respectively). InfuSystem is currently appealing the decision. InfuSystem believes that portable infusion pumps, which allow cancer patients to be ambulatory and to lead a reasonably normal life, qualify for an exemption from tax under Michigan law.

Selling and Marketing Expenses

Selling and marketing expenses for the year ended December 31, 2005 were $4.3 million, compared to $3.2 million for the year ended December 31, 2004, an increase of 35%. The increase was primarily attributable to an increase in sales commissions and bonuses from higher revenues.

As a percentage of net revenues, selling and marketing expenses decreased by approximately one percentage point for the year ended December 31, 2005 versus the prior year because net revenues increased at a rate that outpaced the increase in selling and marketing expenses described above.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2005 were $8.4 million compared to $5.9 million for the year ended December 31, 2004, an increase of 41%. The increase was primarily attributable to increases in non-cash compensation expense related to amortization of deferred compensation and an increase in compensation and related expenses. InfuSystem recognized stock-based compensation costs related to general and administrative expenses of approximately $819,000 and $99,000 during the years ended December 31, 2005 and 2004, respectively.

Increases in non-cash compensation expense related to the amortization of deferred compensation expenses for the year ended December 31, 2005 were primarily due to the recognition of stock-based compensation expense in connection with I-Flow’s upward repricing and acceleration of the out-of-the-money stock options on November 9, 2005. The primary purposes of upward repricing and acceleration of the out-of-the-money stock options were to comply with new deferred compensation tax laws, to promote employee motivation, retention and the perception of option value, and to avoid recognizing future compensation expense associated with out-of-the-money stock options upon adoption of SFAS 123R. Increases in compensation and related expenses for the year ended December 31, 2005 were primarily due to increased staffing to support the growth of InfuSystem.

As a percentage of net revenues, general and administrative expenses decreased by approximately one percentage point for the year ended December 31, 2005 compared to the same period in the prior year because net revenues increased at a rate that outpaced the increase in general and administrative expenses described above.

General and administrative expenses for the year ended December 31, 2005 do not include overhead costs associated with administrative services and corporate oversight that have historically been provided by I-Flow, InfuSystem’s parent, at no charge to InfuSystem, including with respect to the following: insurance, benefits, employee stock option administration, human resources, finance, information technology, investor relations, corporate governance, SEC compliance, general management, strategy development, taxes, audits, cash management, legal work, regulatory compliance and budgeting. Upon acquisition of InfuSystem by HAPC, these services will no longer be provided by I-Flow, and general and administrative expenses to InfuSystem may increase accordingly.

Interest Expense

Interest expense for the year ended December 31, 2005 was $50,000, compared to $29,000 for the year ended December 31, 2004, an increase of 73%. The increase was primarily due to an increase in the accrual of interest expense by InfuSystem in connection with the previously described dispute with the State of Michigan Department of Treasury related to use taxes on purchases of infusion pumps.

Income Tax Provision

The income tax provision for the year ended December 31, 2005 was $2.9 million, compared to $1.7 million for the year ended December 31, 2004, an increase of 73%. The increase was primarily attributable to an increase in pre-tax income. InfuSystem’s effective tax expense rate for the year ended December 31, 2005 was 36.6%, compared to 36.8% for the year ended December 31, 2004.

Net Income

Net income for the year ended December 31, 2005 was $5.1 million, compared to $2.9 million in the prior year, an increase of 74% for the year ended December 31, 2005, compared to the prior year. The increase was primarily due to an increase in gross profit of $7.0 million, offset in part by an increase in operating expenses of $3.6 million and an increase in income tax provision of $1.2 million.

Liquidity and Capital Resources

During the year ended December 31, 2006, cash provided by operating activities was $7.8 million, compared to $5.0 million for the prior year. The increase in cash provided by operating activities was primarily due to the increase in current period income from operations, net of non-cash items, a reduction in the rate of growth in accounts receivable and an increase in accounts payable, partially offset by an increase in payments for accrued payroll and related taxes and state income taxes. Accounts receivable increased 5% and 86% during the years ended December 31, 2006 and 2005, respectively, while revenue increased 11% and 47% for the same periods, respectively, resulting in a relatively larger amount of cash collected during the year ended December 31, 2006 compared to the prior year. Accounts payable increased due to the timing of payments.

During the year ended December 31, 2006, cash used in investing activities was $2.5 million, compared $6.9 million for the prior year. The decrease in cash used in investing activities was primarily due to a decrease in the purchases of electronic infusion pumps to support the rental business. InfuSystem spent $2.5 million on the purchases of electronic infusion pumps during the year ended December 31, 2006, compared to $6.9 million during the year ended December 31, 2005. This relative decrease in the amount of purchases of electronic infusion pumps was primarily due to a smaller year-to-year increase in the number of patients receiving continuous infusion of chemotherapy from InfuSystem’s clients’ facilities, believed to have resulted primarily from the 5-Fluorouracil shortage.

During the year ended December 31, 2006, cash used in financing activities was $5.8 million, compared to cash provided by financing activities of $3.5 million for the prior year. The increase in cash used in financing activities was primarily due to an increase in net dividends to I-Flow, InfuSystem’s parent.

As of December 31, 2006, InfuSystem had cash and cash equivalents of $2.0 million, net accounts receivable of $9.6 million and net working capital of $8.3 million. At that time, InfuSystem believed that, notwithstanding the contemplated transaction with HAPC, the then-current funds were sufficient to provide for InfuSystem’s projected needs to maintain operations for at least the following 12 months. Pursuant to the transaction with HAPC, it is anticipated that all or part of InfuSystem’s cash balance will be transferred to I-Flow prior to the closing of the transaction. At the close of the acquisition of InfuSystem, Acquisition Sub will merge with and into InfuSystem, and InfuSystem will be obligated to make principal and interest payments to I-Flow on the secured promissory note. HAPC believes that InfuSystem’s funds, together with cash to be provided by HAPC or Acquisition Sub after the closing, are sufficient to provide for InfuSystem’s projected needs to maintain operations for at least the following 12 months.

Critical Accounting Policies

InfuSystem prepares its financial statements in conformity with accounting principles generally accepted in the United States. Accordingly, InfuSystem is required to make estimates, judgments and assumptions that InfuSystem believes are reasonable based on the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The critical accounting policies that InfuSystem believes are the most important to aid in fully understanding and evaluating its reported financial results include the following:

Revenue Recognition

Rental revenue in the oncology market is InfuSystem’s strategic focus. InfuSystem does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; shipment and passage of title has occurred; the price to the customer is fixed or determinable; and collectibility is reasonably assured. Persuasive evidence of an arrangement is determined to exist, and collectibility is reasonably assured, at the point in which a certificate of medical necessity and assignment of benefits, signed by the physician and patient, respectively, have been received by InfuSystem, and InfuSystem has verified actual pump usage and insurance coverage. Rental revenue from electronic infusion pumps is recognized as earned over the term of the related rental agreements, normally on a month-to-month basis. Pump rentals are billed at InfuSystem’s established rates, which often differ from contractually allowable rates provided by third party payors such as Medicare, Medicaid and commercial insurance carriers. Provisions are recorded simultaneously with revenue recognition to reduce revenue to the estimated allowable amount per contractual rates with third-party payors.

Due to the nature of the industry and the reimbursement environment in which InfuSystem operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Because of continuing changes in the healthcare industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on operations and cash flows.

Accounts Receivable

InfuSystem performs periodic analyses to evaluate its accounts receivable balances. It records an allowance for doubtful accounts based on the estimated collectibility of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance.

In determining its accounts receivable balances and allowance for doubtful accounts, management considers historical realization data, accounts receivable aging trends, operating trends, and other relevant business conditions such as governmental and managed care payor claims processing procedures and system changes. InfuSystem’s analysis includes the application of specified percentages to the accounts receivable aging to estimate the amount that will ultimately be uncollectible and, therefore, should be reserved. The percentages are increased as the accounts age. Due to the continuing changes in the health care industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on its financial position, results of operations and cash flows.

Fixed Assets

Property is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Rental equipment, consisting of ambulatory infusion pumps that InfuSystem acquires from third-party manufacturers, is depreciated over five years. Leasehold improvements are amortized using the straight-line method over the life of the asset or the remaining term of the lease, whichever is shorter. Maintenance and minor repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded in the current period.

Income Taxes

InfuSystem accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires that InfuSystem recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all of any deferred tax assets will not be realized. InfuSystem’s income taxes as presented in the financial statements have been prepared on a separate return basis.

Goodwill

InfuSystem recognizes goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is recorded at its carrying value and is tested for impairment at least annually. InfuSystem reviews the recoverability of the carrying value of goodwill on an annual basis or more frequently if an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. InfuSystem compares the fair value of its operating unit to the carrying value, as well as other factors, to determine whether or not any potential impairment of goodwill exists. If a potential impairment exists, an impairment loss is recognized to the extent the carrying value of goodwill exceeds the difference between the fair value of the operating unit and the fair value of its other assets and liabilities.

Stock-Based Compensation

Beginning January 1, 2006, InfuSystem accounts for stock-based compensation in accordance with SFAS No. 123R, Share-Based Payment (“SFAS 123R”). Under the provisions of SFAS 123R, stock-based compensation cost is estimated at the grant date based on the award’s fair value as calculated by the Black-Scholes option-pricing model and is recognized as expense ratably over the requisite service period. The Black-Scholes model requires various highly judgmental assumptions including volatility, forfeiture rates, and expected option life. If any of the assumptions used in the Black-Scholes model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

Contractual Obligations and Commercial Commitments as of 12/31/06

	Payments due by Period (in thousands)
Contractual Obligations	Total	< 1 year	1 -3 yrs.	3 -5 yrs.	> 5 years
Long Term Debt Obligations	$0	$0	$0	$0	$0
Capital Lease Obligations	0	0	0	0	0
Operating Lease Obligations*	117	117	0	0	0
Purchase Obligations	0	0	0	0	0
Other Long-Term Liabilities Reflected on Balance Sheet under GAAP	0	0	0	0	0
Total	$117	$117	$0	$0	$0

*	Consists of leases for approximately 14,000 square feet of general office space and approximately 4,000 square feet of warehouse space in Madison Heights, Michigan.

INFUSYSTEM EXECUTIVE COMPENSATION AND OTHER INFORMATION

InfuSystem Compensation

Discussion and Analysis (“CD&A”)

Overview

The following is a description of the executive compensation policies of InfuSystem, as such policies exist as of the date of the filing of this Proxy Statement. If and when InfuSystem is acquired by HAPC, HAPC will have sole control and responsibility over the future compensation policies of InfuSystem. HAPC’s intentions with respect to the compensation policies of InfuSystem after the acquisition of InfuSystem are described elsewhere in this proxy statement, on page 123.

InfuSystem’s executive compensation program is designed to attract, retain and motivate high-quality employees who have the ability to produce strong business results and further the long-term success of InfuSystem, and to reward such employees for furthering the long-term success of InfuSystem. I-Flow’s chief executive officer, chief operating officer and chief financial officer (which are referred to in this CD&A as “I-Flow executive management”) are responsible for overseeing InfuSystem’s executive compensation program. In order to motivate InfuSystem’s executive officers and to achieve long-term stockholder value, InfuSystem maintains a management incentive plan, and I-Flow executive management has historically used this program as a significant part of total compensation for the executive officers. Currently, InfuSystem’s executive officers are Steven E. Watkins, InfuSystem’s President; Stephen C. Revere, InfuSystem’s Controller; Janet L. Skonieczny, InfuSystem’s Vice President of Operations; Anthony E. Norkus, InfuSystem’s Vice President of Western Region Sales; and Thomas A. Bryniarski, InfuSystem’s Director of Regional Sales.

InfuSystem’s executive compensation program is specifically designed to accomplish the following objectives:

•

to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees who are necessary to achieve InfuSystem’s success and who provide continuity to management of InfuSystem;

•	to tie individual total compensation to both the individual’s and InfuSystem’s performance; and

•	to align the interests of InfuSystem’s executive officers with those of InfuSystem’s sole stockholder, I-Flow.

InfuSystem faces significant challenges in the coming years and will rely heavily upon its president and other executive officers for leadership, strategic direction and operational effectiveness. InfuSystem’s long-term goals include increasing the awareness of InfuSystem’s services, educating customers and patients as to the clinical and financial benefits of InfuSystem’s services and significantly growing revenues. InfuSystem’s president has the ultimate responsibility for these goals as part of maximizing InfuSystem’s profitability, and I-Flow executive management believes that InfuSystem is best served if InfuSystem’s president and other executive officers have significant incentives to meet these expectations.

Due to InfuSystem’s smaller size in earlier years and the desire to minimize overhead expenses, InfuSystem’s management structure is such that each of InfuSystem’s executive officers has more responsibilities as compared to executive officers at many other relatively similar companies. This “lean” organizational structure and the corresponding additional responsibilities that InfuSystem’s executive officers have is taken into consideration by I-Flow executive management when analyzing and determining the appropriate levels of their compensation.

As described in more detail below, InfuSystem’s executive compensation program uses a combination of fixed and variable elements. The following are the specific elements of compensation that are intended to achieve the objectives described above: (1) base salary, (2) sales commissions and restricted stock grants based on the performance of InfuSystem and the individual, (3) cash management incentives based on the performance of InfuSystem and the individual, (4) benefits and perquisites and (5) post-employment benefits. I-Flow executive management does not have any pre-established policies with respect to the allocation of base salary and incentive payments, or with respect to cash compensation versus non-cash compensation. Rather, I-Flow executive management undertakes an annual evaluation of how to allocate the total compensation value that takes into account factors such as current competitive practices, projected compensation trends and the strategic needs and direction of the business.

Role of I-Flow Executive Management

I-Flow executive management is responsible for establishing InfuSystem executive compensation, including the following:

•	determining InfuSystem’s compensation philosophy, objectives and policies;

•	reviewing and approving all elements and amounts of compensation and benefits provided to InfuSystem’s executive officers; and

•	annually evaluating the performance of the president.

I-Flow executive management’s specific duties relating to executive compensation include the following:

•

establishing the corporate goals and objectives relevant to the president’s compensation, evaluating the president’s performance in light of such goals and objectives, and setting the president’s compensation elements and amounts based on such evaluation. The president may not be present during I-Flow executive management’s deliberations regarding his compensation;

•

establishing the corporate goals and objectives relevant to executive officer compensation (other than the president), evaluating such executive officers’ performance in light of such goals and objectives, and setting the executive officers’ compensation elements and amounts based on this evaluation;

•	administering InfuSystem’s incentive compensation plans;

•

examining InfuSystem’s overall compensation structure, policies, and programs, including, without limitation, salary, incentive, stock, deferred, retirement, and health benefits, and assessing whether such programs establish appropriate and adequate incentives;

•	considering the creation, amendment, modification, and termination of InfuSystem’s compensation and employee benefit plans; and

•	performing such other duties and responsibilities with respect to executive compensation as I-Flow executive management may deem appropriate.

Each year, I-Flow executive management reviews compensation matters and makes decisions with respect to the matters listed above. I-Flow executive management considers the reasonableness of the compensation paid to, and incentives established for, the executive officers and also reviews the competitiveness of each executive officer’s base salary, total annual cash compensation and the present value of the expected future value of equity compensation. In doing so, I-Flow executive management takes into account InfuSystem’s business challenges and growth opportunities and the highly competitive market for high-quality, experienced executive talent. For equity compensation, I-Flow executive management considers the value of potential grants of I-Flow equity to the executives InfuSystem and the potential increase in the value of an equity grant from the grant date forward that results from an increase in the market price of I-Flow stock, in order to align the executives’ interests with those of InfuSystem.

While I-Flow executive management discusses with the president his own compensation package, I-Flow executive management ultimately makes decisions regarding the president’s compensation package based on its separate deliberations. The president provides input with respect to decisions regarding the other executive officers’ compensation. As in the case of the president, compensation decisions regarding the other executive officers are ultimately made by I-Flow executive management based on its separate deliberations.

Elements of Compensation

Base Salary

I-Flow executive management establishes base salaries for InfuSystem’s executive officers at levels that are competitive with base salary compensation paid to executive officers of similarly situated companies, and not significantly below cash compensation available to InfuSystem’s key executives through alternative employment at peer or other companies for which InfuSystem’s executive officers’ experience would be valuable. Base salary levels are reviewed annually by I-Flow executive management and may be adjusted based on factors such as the performance of InfuSystem, the scope of the executive officer’s responsibilities, the performance of the executive officer during the prior fiscal year, the executive officer’s experience and the competitive marketplace. I-Flow executive management evaluates base salary levels together with other components of the executive officer’s compensation in determining the executive officer’s total compensation and whether such total compensation is consistent with the objectives of InfuSystem’s compensation program. I-Flow executive management considers whether the base salary levels are reasonable in years where there may not be any incentive payments under the Management Incentive Plan. In determining base salaries, I-Flow executive management also considers and evaluates compensation surveys and data sources, and uses such evaluation in the determination of base salaries.

For 2006 compared to 2005, and based upon I-Flow executive management’s philosophy with respect to base salaries as described above, Mr. Watkins’ base salary increased to $260,817 from $230,143; Mr. Revere’s base salary increased to $113,551 from $89,818; Ms. Skonieczny’s base salary increased to $127,857 from $120,874; Mr. Norkus’ base salary increased to $100,000 from $95,673; and Mr. Bryniarski’s base salary increased to $80,000 from $76,153.

Sales Commissions and I-Flow Restricted Stock

In 2006, sales commissions were paid to Mr. Norkus and Mr. Bryniarski, InfuSystem’s key sales personnel, in order to motivate and reward achievement of sales objectives. For 2006, each received a commission of either 0.58% or 0.465% of net sales for his region (excluding his personal territory, for which InfuSystem’s standard salesperson commissions apply), depending on whether his applicable regional sales quota was achieved. In order to motivate and reward achievement of sales objectives in 2006, each of Mr. Norkus and Mr. Bryniarski (i) was also eligible to receive a 6% commission on all billings in his region (excluding his personal territory) exceeding his regional quota and (ii) received 2,000 shares of I-Flow restricted stock with a three-year cliff-vesting schedule, which was subject to earlier vesting (in 2006), in the event that his regional sales quota was attained.

Mr. Bryniarski met his regional sales quota for 2006. As such, his 2,000 restricted shares vested as of December 31, 2006 and were issued in January 2007. Mr. Norkus did not meet his regional sales quota for 2006. As such, his 2,000 restricted shares did not vest in 2006 and were not issued. For 2006, Mr. Norkus was paid sales commissions of $162,243, compared to $201,834 in 2005 and Mr. Bryniarski was paid sales commissions of $166,943, compared to $200,463 in 2005. The commission and restricted stock compensation structure for Mr. Norkus and Mr. Bryniarski were determined by I-Flow executive management.

In addition to the sales-based restricted stock awards granted to Mr. Norkus and Mr. Bryniarski in 2006, the chief executive officer of I-Flow considered whether I-Flow should award, subject to I-Flow board approval, any restricted stock awards to the named executive officers of InfuSystem (including any additional restricted stock awards to Mr. Norkus or Mr. Bryniarski), as I-Flow has done from time to time in prior years. For 2006, I-Flow decided not to grant any such awards to the named executive officers of InfuSystem.

Management Incentive Plan

In order to motivate InfuSystem’s executive officers to meet certain annually specified performance objectives, InfuSystem has in prior years established a Management Incentive Plan (the “MIP”). The MIP has historically been a performance-based program that has both short-term and longer-term incentive components in which InfuSystem’s executive officers participate. The MIP focuses these executive officers on achieving key financial and strategic objectives that are expected to lead to the creation of value for InfuSystem and to provide the executive officers with an opportunity to earn cash bonuses and stock-based awards that are tied to InfuSystem’s performance. The structure and terms of the MIP are reviewed annually and approved early in the fiscal year by I-Flow executive management. The MIP incorporates predetermined performance goals and target awards on an annual basis and sets forth threshold, target and maximum levels of performance and amounts. InfuSystem’s performance is compared to the goals and that result determines the aggregate achievement percentage used to calculate the bonus pool, if any, for the year. In recent years, the MIP has been an important component of InfuSystem’s executive compensation program and has accounted for a significant portion of the actual compensation earned by InfuSystem’s executive officers. The emphasis on short-term goals is based on the competitive marketplace practices for short-term cash incentives that focus on the importance of delivering quarterly and annual results to the financial marketplace.

Payments under the 2006 Management Incentive Plan

For 2006, to provide an incentive for management to complete the acquisition of InfuSystem, I-Flow executive management established performance criteria for the 2006 Management Incentive Plan (the “2006 MIP”) that focused on the gross sales price paid by a buyer to acquire InfuSystem. Specifically, InfuSystem’s executive officers could earn cash bonuses from a total pool of at least $150,000 (provided that the gross sales price was at least $100 million) and at most $500,000 (for gross sales prices of $200 million and above), payable upon closing of the transaction. For sales prices above $100 million but less than $150 million, the total pool was $150,000 plus 0.3% of the incremental sales price above $100 million. For sales prices above $150 million but less than $200 million, the total pool was $300,000 plus 0.4% of the incremental sales price above $150 million. If the sales price objectives were achieved, the bonus pool would have been divided as follows: Mr. Watkins, 40%; Ms. Skonieczny, 30%; Mr. Revere, 10%; Mr. Norkus, 10%; and Mr. Bryniarski, 10%. The above bonus pool amount and participation percentages were determined by I-Flow executive management.

Given that the acquisition of InfuSystem did not close in 2006, no payments became due or were paid under the 2006 MIP. However, I-Flow executive management approved the adoption of a 2007 Management Incentive Plan (the “2007 MIP”), which contains substantially the same terms of the 2006 MIP, except that payouts will be made under the 2007 MIP only if the transaction with HAPC closes (as opposed to the closing of a transaction generally, which was the objective of the 2006 MIP). Under the terms of the purchase agreement between HAPC and I-Flow, I-Flow will be responsible for payments under the 2007 MIP.

Employment and Change In Control Agreements

InfuSystem has entered into employment agreements with some of its executive officers and change in control agreements with each of its executive officers. Specific information regarding these agreements is provided under the headings “Employment Agreements” and “Change In Control Agreements” below.

Stock Option Grant Practices

InfuSystem does not currently grant stock options to its executive officers but may do so in the future. In the past, I-Flow has granted options to purchase I-Flow stock to InfuSystem’s executive officers but does not currently do so. Awards of options are approved by the board of directors of I-Flow or the compensation committee of such board. It is the general policy of I-Flow that the grant of any stock options to eligible employees occurs without regard to the timing of the release of material, non-public information. Under I-Flow’s 2001 Equity Incentive Plan, the exercise price of options is determined by the plan administrator, and options may generally be granted at an exercise price that is greater than or less than the fair market value (as defined in the 2001 Equity Incentive Plan) of the common stock at the date of grant.

Perquisites and Other Benefits

InfuSystem’s executive officers receive perquisites under the current executive compensation program as disclosed under “Perquisites.” InfuSystem’s executive officers also participate in the same benefit programs that are available to InfuSystem’s other employees, including medical, dental and employee benefit plans, on the same terms as other employees.

Executive Compensation Tables

2006 Fiscal Year Summary Compensation Table

The following table sets forth the compensation paid during the last fiscal year to InfuSystem’s president, controller and InfuSystem’s other most highly compensated executive officers who were serving as InfuSystem’s executive officers at the end of the fiscal year ended December 31, 2006 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Steven E. Watkins President	2006	260,817	—	34,239	5,392	—	18,785	319,233

Stephen C. Revere Controller	2006	113,551	—	17,692	308	—	2,009	133,560

Janet L. Skonieczny Vice President Operations	2006	127,857	—	22,704	4,239	—	10,251	165,051

Tony Norkus Vice President Western Regional Sales	2006	262,243	—	7,860	6,895	—	14,071	291,069

Thomas A. Bryniarski Director, Regional Sales	2006	246,943	—	27,700	—	—	13,566	288,209

(1)	The amounts reported in salary include commissions earned for our sales executives.
(2)	The value reported in the Stock Awards and Option Awards columns for each named executive officer is the aggregate cost recognized in InfuSystem’s financial statements for such awards for fiscal year 2006, as well as for awards granted in prior years. The costs for awards made during fiscal year 2006 which remained unvested as of January 1, 2006 are determined in accordance with SFAS 123(R) and, under SEC rules, disregard adjustments for forfeiture assumptions. The costs for awards made prior to fiscal year 2006, which remained unvested as of January 1, 2006, are determined in accordance with the modified prospective transition method under SFAS 123(R). The assumptions for the valuation determinations are provided in Note 2 to InfuSystem’s audited financial statements for the year ended December 31, 2006.
(3)	The amounts reported in the All Other Compensation column include automobile allowances for Messrs. Watkins, Norkus and Bryniarski and Ms. Skonieczny in the amounts of $6,428, $7,200, $7,200 and $7,200, respectively, and InfuSystem’s matching contributions to the I-Flow retirement savings plan for Messrs. Watkins, Revere, Norkus and Bryniarski and Ms. Skonieczny in the amounts of $5,357, $1,921, $4,366, $4,107 and $2,963, respectively.

2006 Fiscal Year Perquisites Table

The following table sets forth certain of the perquisites provided to the named executive officers during 2006. The amounts below are all included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Year	Auto and Gas Expenses ($)	Healthcare ($)	Supplemental Life Insurance ($)	Other ($) (1)
Steven E. Watkins	2006	4,351	2,340	88	221
Stephen C. Revere	2006	—	—	88	—
Janet L. Skonieczny	2006	—	—	88	—
Anthony E. Norkus	2006	2,417	—	88	—
Thomas A. Bryniarski	2006	2,171	—	88	—

(1)	The amount reported in this column represents reimbursement to the named executive for the use of a home telephone line.

Grants of Plan-Based Awards in 2006

The following table provides information about I-Flow equity and non-equity awards granted to the named executive officers in 2006. There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized. The amount of the stock awards that were granted and expensed in 2006 is shown in the Summary Compensation Table above.

Name	Grant Date	I-Flow Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven E. Watkins	2/23/06	2/23/06							14,515	(2)	201,033
Stephen C. Revere	2/23/06	2/23/06							7,500	(2)	103,875
Janet L. Skonieczny	2/23/06	2/23/06							9,625	(2)	133,306
Anthony E. Norkus	2/23/06	2/23/06							2,000	(3)	27,700
Thomas A. Bryniarski	2/23/06	2/23/06							2,000	(3)	27,700

(1)	Based on the closing price of I-Flow’s common stock on the date of grant, which was $13.85 per share.
(2)	These awards were granted in 2006 based on performance of the individuals in 2005.
(3)	As noted in the CD&A, Mr. Norkus and Mr. Bryniarski each received 2,000 shares of restricted stock at the beginning of the year with a three-year cliff-vesting schedule that was eligible to be accelerated if the applicable sales quota was attained; Mr. Bryniarski met his sales quota and his 2,000 restricted shares vested as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table provides information on the current holdings of I-Flow stock option and stock awards by the named executive officers as of December 31, 2006. The market value of the stock awards is based on the closing market price of I-Flow’s common stock as of December 31, 2006, which was $14.95 per share.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#) (2)	($)
Steven E. Watkins	1,912	8,048		1.66	1/2/08			14,515	216,999
	30,000			13.55	1/2/09
	492	246		11.52	1/2/09
	30,000			17.58	1/3/10
Stephen C. Revere	12,500			17.58	1/3/10			7,500	112,125
Janet L. Skonieczny	9,972	5,028		1.66	1/2/08			9,625	143,894
	10,000			1.33	1/2/08
	21,000			13.55	1/2/09
	492	246		11.52	1/2/09
	20,000			17.58	1/3/10
Anthony E. Norkus	3,989	2,011		1.66	1/2/08			2,000	29,900
	4,000			1.33	1/2/08
	894	1,446		11.52	1/2/09
	5,000			17.58	1/3/10
Thomas A. Bryniarski	5,000			17.58	1/3/10			2,000	29,900
	2,000			0.00	4/1/09

All unvested options listed with an expiration date of January 2, 2009 vest at a rate of 33% per year over the first three years of the five-year option term. All unvested options listed with an expiration date of January 2, 2008 vest 20% on the first anniversary of the grant date and daily thereafter until the fifth anniversary of the grant date.

Vesting schedules of the restricted stock units are as follows: For Messrs. Watkins and Revere and Ms. Skonieczny, the awards are subject to a five-year vesting schedule under which 20% of the shares vest on each anniversary of the grant date until the fifth anniversary of the grant date and for Messrs. Norkus and Bryniarski, the awards will vest in its entirety at the earlier of the third anniversary of the grant date or achievement of the performance goal as determined annually.

Option Exercises and Stock Vested Table in Fiscal Year 2006

The following table provides information regarding stock option exercises by the named executive officers during 2006, including the number of shares acquired upon exercise and the value realized. No restricted stock awards vested for the named executive officers during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven E. Watkins (1)	32,168	432,335
Stephen C. Revere (2)	9,500	51,865
Janet L. Skonieczny (3)	29,079	364,662
Anthony E. Norkus (4)	21,000	278,780
Thomas A. Bryniarski (5)	2,000	29,035

(1)	Mr. Watkins exercised the following stock options during 2006: 2,000 stock options on March 7, 2006, with an exercise price of $2.91 and market price of $14.12; 1,000 stock options on March 14, 2006, with an exercise price of $2.47 and market price of $13.38; 4,628 stock options on March 16, 2006, with an exercise price of $2.47 and market price of $13.38; 5,000 stock options on October 30, 2006, with an exercise price of $2.47 and market price of $15.34; 5,637 stock options on October 30, 2006, with an exercise price of $2.91 and market price of $15.34; 4,000 stock options on November 2, 2006, with an exercise price of $1.66 and market price of $15.06; 1,000 stock options on November 7, 2006, with an exercise price of $1.66 and market price of $14.98; 5,000 stock options on November 8, 2006, with an exercise price of $1.66 and market price of $15.50; 640 stock options on November 15, 2006, with an exercise price of $1.66 and market price of $15.32; 2,400 stock options on November 16, 2006, with an exercise price of $1.66 and market price of $15.29; and 863 stock options on December 14, 2006, with an exercise price of $2.91 and market price of $14.81.
(2)	Mr. Revere exercised the following stock options during 2006: 2,500 stock options on November 6, 2006, with an exercise price of $13.55 and market price of $15.18; 3,500 stock options on November 7, 2006, with an exercise price of $13.55 and market price of $14.98; 1,500 stock options on November 8, 2006, with an exercise price of $2.47 and market price of $15.50; and 2,000 stock options on December 5, 2006, with an exercise price of $2.91 and market price of $14.53.
(3)	Ms. Skonieczny exercised the following stock options during 2006: 3,500 stock options on March 6, 2006, with an exercise price of $2.47 and market price of $14.61; 2,500 stock options on March 7, 2006, with an exercise price of $2.47 and market price of $14.12; 2,500 stock options on March 15, 2006, with an exercise price of $2.47 and market price of $13.20; 5,000 stock options on March 17, 2006, with an exercise price of $2.47 and market price of $13.36; 6,579 stock options on October 30, 2006, with an exercise price of $2.47 and market price of $15.34; 8,136 stock options on October 30, 2006, with an exercise price of $2.91 and market price of $15.34; and 864 stock options on December 11, 2006, with an exercise price of $2.91 and market price of $14.16.
(4)	Mr. Norkus exercised the following stock options during 2006: 4,000 stock options on October 30, 2006, with an exercise price of $2.91 and market price of $15.34; 6,000 stock options on October 30, 2006, with an exercise price of $2.47 and market price of $15.34; 4,000 stock options on November 21, 2006, with an exercise price of $0.00 and market price of $15.16; 2,000 stock options on November 21, 2006, with an exercise price of $11.52 and market price of $15.16; 3,000 stock options on November 21, 2006, with an exercise price of $2.91 and market price of $15.16; 1,000 stock options on November 21, 2006, with an exercise price of $2.47 and market price of $15.16; and 1,000 stock options on December 13, 2006, with an exercise price of $2.91 and market price of $14.35.
(5)	Mr. Bryniarski exercised the following stock options during 2006: 500 stock options on December 6, 2006, with an exercise price of $0.00 and market price of $14.61; 1,000 stock options on December 13, 2006, with an exercise price of $0.00 and market price of $14.35; and 500 stock options on December 15, 2006, with an exercise price of $0.00 and market price of $14.76.

Employment Agreements

Steven E. Watkins. Mr. Watkins co-founded the corporate predecessor to InfuSystem in 1986 and has been president of InfuSystem since its acquisition by I-Flow in February 1998. InfuSystem entered into a written employment agreement with Mr. Watkins on February 9, 1998, which agreement was subsequently amended on April 10, 2006. The employment agreement, as amended, provides for the at-will employment of Mr. Watkins as president of InfuSystem and an annual base salary of at least $125,000 per year. Mr. Watkins is also entitled to receive 30 days of paid vacation per year and reimbursement for automobile payments and related expenses.

Mr. Watkins’ employment agreement may be terminated by InfuSystem or Mr. Watkins at any time. The employment agreement also provides for a severance payment if Mr. Watkins’ employment with InfuSystem is terminated by InfuSystem for any reason other than (i) cause or (ii) Mr. Watkins’ death or disability, in which case Mr. Watkins would be entitled to receive a severance payment equal to his annual base salary, provided that Mr. Watkins (x) has not breached his Non-Competition Agreement with InfuSystem and (y) executes and delivers to InfuSystem an unconditional general release, in a form satisfactory to InfuSystem. Mr. Watkins’ employment agreement further provides that Mr. Watkins shall not be paid such severance payment if (i) he is terminated by InfuSystem concurrent with or subsequent to the closing of a transaction that results in a change in control or the sale of all or substantially all of the assets of InfuSystem and (ii) InfuSystem pays a success bonus to Mr. Watkins upon the closing of the transaction that is equal to or greater than such severance payment.

Anthony E. Norkus. Mr. Norkus, InfuSystem’s Vice President of Western Region Sales, joined InfuSystem in 1998. InfuSystem entered into a written employment agreement with Mr. Norkus on February 12, 1999. The employment agreement provides for the at-will employment of Mr. Norkus and an initial base salary and commission rate, which are subject to change by InfuSystem in its sole discretion. The agreement also (i) requires Mr. Norkus to take steps to protect InfuSystem’s proprietary and confidential information and trade secrets and (ii) places restrictions on the ability of Mr. Norkus to compete with InfuSystem under certain circumstances following the termination of his employment.

Thomas A. Bryniarski. Mr. Norkus, InfuSystem’s Director of Regional Sales, joined InfuSystem in 1999. InfuSystem entered into a written employment agreement with Mr. Bryniarski on September 14, 1999. The employment agreement provides for the at-will employment of Mr. Bryniarski and an initial base salary and commission rate, which are subject to change by InfuSystem in its sole discretion. The agreement also (i) requires Mr. Bryniarski to take steps to protect InfuSystem’s proprietary and confidential information and trade secrets and (ii) places restrictions on the ability of Mr. Bryniarski to compete with InfuSystem under certain circumstances following the termination of his employment.

Change In Control Agreements

Steven E. Watkins. On April 10, 2006, InfuSystem and Mr. Watkins entered into a change in control agreement that was subsequently amended on March 13, 2007 and, as amended, provides for the payment of a success bonus in the event of the closing of the sale of InfuSystem to a third party, provided that Mr. Watkins has discharged his duties to InfuSystem through the date of such closing. The agreement provides that such success bonus shall be equal to twelve months of Mr. Watkins’ current base salary. The agreement also provides that, provided Mr. Watkins remains a full-time employee in good standing of InfuSystem until the closing date and that Mr. Watkins does not accept employment with I-Flow prior to the closing date, (i) all shares of restricted stock of I-Flow issued to Mr. Watkins shall immediately vest and all restrictions with respect thereto shall lapse and (ii) all unvested options issued by I-Flow to purchase I-Flow common stock shall immediately vest and will remain exercisable for 30 days after the closing date of the transaction. The change in control agreement terminates upon the earlier of the following: (i) payment of the success bonus, (ii) the termination of Mr. Watkins’ employment with InfuSystem for any reason prior to the closing date of the transaction and (iii) the date of the termination of the purchase agreement between I-Flow and HAPC.

Stephen C. Revere. On April 10, 2006, InfuSystem and Mr. Revere entered into a change in control agreement that was subsequently amended on March 13, 2007 and, as amended, provides for the payment of a success bonus in the event of the closing of the sale of InfuSystem to a third party, provided that Mr. Revere has discharged his duties to InfuSystem through the date of such closing. The agreement provides that such success bonus shall be equal to Mr. Revere’s Medicare W-2 wages from InfuSystem, excluding bonus and stock option income, for the twelve months immediately preceding the closing date. The agreement also provides that, provided Mr. Revere remains a full-time employee in good standing of InfuSystem until the closing date and that Mr. Revere does not accept employment with I-Flow prior to the closing date, (i) all shares of restricted stock of I-Flow issued to Mr. Revere shall immediately vest and all restrictions with respect thereto shall lapse and (ii) all unvested options issued by I-Flow to purchase I-Flow common stock shall immediately vest and will remain exercisable for 30 days after the closing date of the transaction. The change in control agreement terminates upon the earlier of the following: (i) payment of the success bonus, (ii) the termination of Mr. Revere’s employment with InfuSystem for any reason prior to the closing date of the transaction and (iii) the date of the termination of the purchase agreement between I-Flow and HAPC.

Janet L. Skonieczny. On April 10, 2006, InfuSystem and Ms. Skonieczny entered into a change in control agreement that was subsequently amended on March 13, 2007 and, as amended, provides for the payment of a success bonus in the event of the closing of the sale of InfuSystem to a third party, provided that Ms. Skonieczny has discharged her duties to InfuSystem through the date of such closing. The agreement provides that such success bonus shall be equal to twelve months of Ms. Skonieczny’s current base salary. The agreement also provides that, provided Ms. Skonieczny remains a full-time employee in good standing of InfuSystem until the closing date and that Ms. Skonieczny does not accept employment with I-Flow prior to the closing date, (i) all shares of restricted stock of I-Flow issued to Ms. Skonieczny shall immediately vest and all restrictions with respect thereto shall lapse and (ii) all unvested options issued by I-Flow to purchase I-Flow common stock shall immediately vest and will remain exercisable for 30 days after the closing date of the transaction. The change in control agreement terminates upon the earlier of the following: (i) payment of the success bonus, (ii) the termination of Ms. Skonieczny’s employment with InfuSystem for any reason prior to the closing date of the transaction and (iii) the date of the termination of the purchase agreement between I-Flow and HAPC.

Anthony E. Norkus. On April 10, 2006, InfuSystem and Mr. Norkus entered into a change in control agreement that was subsequently amended on March 13, 2007 and, as amended, provides for the payment of a success bonus in the event of the closing of the sale of InfuSystem to a third party, provided that Mr. Norkus has discharged his duties to InfuSystem through the date of such closing. The agreement provides that such success bonus shall be equal to (i) six months of Mr. Norkus’ current base salary plus (ii) six times (x) the sum of all commissions and overrides earned by Mr. Norkus in the twelve months immediately preceding the closing date divided by (y) twelve. The agreement also provides that, provided Mr. Norkus remains a full-time employee in good standing of InfuSystem until the closing date and that Mr. Norkus does not accept employment with I-Flow prior to the closing date, (i) all shares of restricted stock of I-Flow issued to Mr. Norkus shall immediately vest and all restrictions with respect thereto shall lapse and (ii) all unvested options issued by I-Flow to purchase I-Flow common stock shall immediately vest and will remain exercisable for 30 days after the closing date of the transaction. The change in control agreement terminates upon the earlier of the following: (i) payment of the success bonus, (ii) the termination of Mr. Norkus’ employment with InfuSystem for any reason prior to the closing date of the transaction and (iii) the date of the termination of the purchase agreement between I-Flow and HAPC.

Thomas A. Bryniarski. On April 10, 2006, InfuSystem and Mr. Bryniarski entered into a change in control agreement that was subsequently amended on March 13, 2007 and, as amended, provides for the payment of a success bonus in the event of the closing of the sale of InfuSystem to a third party, provided that Mr. Bryniarski has discharged his duties to InfuSystem through the date of such closing. The agreement provides that such success bonus shall be equal to (i) six months of Mr. Bryniarski’s current base salary plus (ii) six times (x) the sum of all commissions and overrides earned by Mr. Bryniarski in the twelve months immediately preceding the closing date divided by (y) twelve. The agreement also provides that, provided Mr. Bryniarski remains a full-time employee in good standing of InfuSystem until the closing date and that Mr. Bryniarski does not accept employment with I-Flow prior to the closing date, (i) all shares of restricted stock of I-Flow issued to Mr. Bryniarski shall immediately vest and all restrictions with respect thereto shall lapse and (ii) all unvested options issued by I-Flow to purchase I-Flow common stock shall immediately vest and will remain exercisable for 30 days after the closing date of the transaction. The change in control agreement terminates upon the earlier of the following: (i) payment of the success bonus, (ii) the termination of Mr. Bryniarski’s employment with InfuSystem for any reason prior to the closing date of the transaction and (iii) the date of the termination of the purchase agreement between I-Flow and HAPC.

Under the terms of the purchase agreement between HAPC and I-Flow, I-Flow will be responsible for the payment of success bonuses under the change in control agreements described in this section.

Potential Payments Upon Termination or a Change in Control

The table below reflects the amount of compensation to each of the named executive officers of InfuSystem in the event of termination of such executive officer’s employment. The amounts of compensation payable to each named executive officer (i) upon involuntary not-for-cause termination, (ii) upon termination following a change of control and (iii) in the event of disability of the executive officer is shown below. The amounts shown assume that such termination was effective as of December 31, 2006 and use the closing price of I-Flow’s common stock as of December 31, 2006 ($14.95), and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from InfuSystem.

Name and Principal Position	Potential Executive Benefits and Payments	Involuntary, Not For Cause or Voluntary, Good Reason Termination Total ($)	Change in Control (Qualifying Termination) Total $	Disability Total $
Steven E. Watkins President	Cash Severance Pursuant to Employment Agreement	260,817	—
	Cash Payment Pursuant to Change in Control Agreement	—	260,817	—
	Bonus (1)	—	108,000	—
	Equity
	Stock Awards -Unvested and accelerated (2)	—	216,999	—
	Stock Options - Unvested and accelerated (2)	—	110,636	—
	Total	260,817	696,452	—

Stephen C. Revere Controller	Cash Payment Pursuant to Change in Control Agreement	—	113,551	—
	Bonus (1)	—	27,000
	Equity			—
	Stock Awards - Unvested and accelerated (2)	—	112,125	—
	Stock Options - Unvested and accelerated	—	—	—
	Total	—	252,676	—

Janet L. Skonieczny Vice President, Operations	Cash Payment Pursuant to Change in Control Agreement	—	127,857
	Bonus (1)	—	81,000	—
	Equity			—
	Stock Awards - Unvested and accelerated (2)	—	143,894	—
	Stock Options - Unvested and accelerated (2)	—	70,500	—
	Total	—	423,251

Anthony E. Norkus Vice President, Western Regional Sales	Cash Payment Pursuant to Change in Control Agreement	—	131,122	—
	Bonus (1)	—	27,000	—
	Equity			—
	Stock Awards - Unvested and accelerated (2)	—	29,900	—
	Stock Options - Unvested and accelerated (2)	—	48,344
	Total	—	236,366	—

Thomas A. Bryniarski Director, Regional Sales	Cash Payment Pursuant to Change in Control Agreement	—	123,472	—
	Bonus (1)	—	27,000	—
	Equity
	Stock Awards - Unvested and accelerated	—	—	—
	Stock Options - Unvested and accelerated	—	—	—
	Total	—	150,472	—

(1)  The amount represents the payout under InfuSystem’s Management Incentive Program if the transaction is completed at a purchase price of $140,000,000.

(2)  The value of the acceleration of the stock awards and stock options was calculated by multiplying the number of unvested shares on December 31, 2006 by the intrinsic value, which is the closing market price of I-Flow’s common stock as of December 31, 2006 of $14.95 per share, and in the case of stock options, minus the exercise price.

Director Compensation

InfuSystem’s board consists of Donald M. Earhart (I-Flow’s Chairman, President and Chief Executive Officer) and James J. Dal Porto (I-Flow’s Executive Vice President and Chief Operating Officer). Mr. Earhart and Mr. Dal Porto are compensated by I-Flow and receive no compensation from InfuSystem for their service as directors of InfuSystem.

INFORMATION ABOUT HAPC

Business of HAPC

General

HAPC was formed in Delaware on August 15, 2005. HAPC was formed specifically as a vehicle to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. The initial business combination entered into by HAPC must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition.

A registration statement for HAPC’s initial public offering was declared effective on April 11, 2006. On April 18, 2006, HAPC consummated its initial public offering of 16,666,667 units at a price of $6.00 per unit. On May 18, 2006, HAPC sold 208,584 units to FTN Midwest Securities Corp. pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The units were sold at the offering price of $6.00 per unit, minus FTN Midwest Securities Corp’s 7% underwriting discount. Each unit consists of one share of the HAPC’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. The common stock and warrants began trading separately on the OTC Bulletin Board as of June 15, 2006.

Each warrant entitles the holder to purchase from HAPC one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the initial public offering and expiring five years from the effective date of the initial public offering.

HAPC may call the warrants for redemption in whole and not in part at a price of $.01 per warrant at any time after the warrants become exercisable. The warrants cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and, if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to holders of the warrants.

In addition, on April 18, 2006, HAPC issued to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in the initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or April 11, 2007 and expires on April 11, 2011. The option may only be exercised or converted by the option holder.

In connection with the initial public offering, HAPC paid to FTN Midwest Securities Corp. an underwriting discount of 7% of the initial public offering price and a non–accountable expense allowance of 1% of the initial public offering price.

The net proceeds from the sale of the HAPC units were approximately $98,011,000 which includes a contingent underwriting fee of $5,468,000. Of this amount, $96,215,000 was deposited in trust and, in accordance with HAPC’s amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of HAPC. The remaining $1,796,000 was held outside of the trust to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of May 31, 2007, approximately $99,940,940 was held in deposit in the trust account and $99,921 held outside the trust account.

HAPC evaluated a number of candidates before moving forward with InfuSystem. In the event that the acquisition of InfuSystem is not consummated, HAPC will attempt to use the additional time available to it under its Amended and Restated Certificate of Incorporation to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008.

In order to complete an alternative business combination, HAPC will be required to raise additional funds. HAPC expects to commence the process of raising additional funds in the event that the acquisition of InfuSystem is not approved by its stockholders. If necessary, HAPC would most likely seek to raise additional funds to finance an alternative business combination through the issuance of warrants. It is not determinable at this time what terms would be included in such warrants. It is unlikely that HAPC would seek to raise additional funds through loans from third parties or the issuance of debt securities. In the event that HAPC were able to borrow funds, the possibility that any third party lender would waive its right to assert claims against the trust account is remote. Accordingly, in the event that HAPC failed to complete an alternative business combination, a third party lender who did not waive its right to assert claims against the trust account could assert a claim against the trust for any funds owed to it by HAPC. It is likely that HAPC will have insufficient time and resources to sign another letter of intent or definitive agreement by October 18, 2007 and consummate an alternative business combination by April 18, 2008. HAPC will most likely be forced to liquidate after April 18, 2008 (or October 18, 2007 if no agreement is entered into).

Employees

HAPC currently has three officers, two of whom, John Voris and Pat LaVecchia, are also members of the HAPC Board of Directors. John Voris is the chief executive officer and Pat LaVecchia is the secretary. Erin Enright is the vice president, chief financial officer and treasurer. None of HAPC’s officers are full time employees. HAPC does not intend to hire full time employees until the consummation of the initial business combination.

Properties

HAPC does not own any real estate or other physical properties materially important to its operation. The executive offices, which HAPC uses pursuant to an agreement with FTN Midwest Securities Corp., are located at 350 Madison Avenue, 20th Floor, New York, NY 10017.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against HAPC or any of its officers or directors in their capacity as such.

Periodic Reporting and Audited Financial Statements

HAPC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, HAPC’s annual reports will contain financial statements audited and reported on by HAPC’s independent registered public accounting firm.

Quantitative and Qualitative Disclosures About Market Risk

To date, HAPC’s efforts have been limited to organizational activities and activities relating to its initial public offering and the identification of a target business; HAPC has neither engaged in any operations nor generated any revenues. As the proceeds from HAPC’s initial public offering held in trust have been invested in short term investments, its only market risk exposure relates to fluctuations in interest rates.

As of December 31, 2006, approximately $98,151,128 of the net proceeds of HAPC’s initial public offering was held in trust for the purposes of consummating a business combination. As of December 31, 2006, the proceeds held in trust have been invested in a United States Treasury money market account. As of December 31, 2006, the effective annualized interest rate payable on HAPC’s investment was approximately 4.72%. Assuming no other changes to HAPC’s holdings as of December 31, 2006, a 1% decrease in the underlying interest rate payable on its investments as of December 31, 2006 would result in a decrease of $242,016 in the interest earned on its investments for the following 90-day period, and a corresponding decrease in its net increase in stockholders’ equity resulting from operations, if any, for that period.

HAPC has not engaged in any hedging activities since its inception on August 15, 2005. HAPC does not expect to engage in any hedging activities with respect to the market risk to which it is exposed.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of HAPC

The following discussion should be read in conjunction with HAPC’s financial statements and related notes thereto included elsewhere in this proxy statement.

Critical Accounting Policies and Estimates

Management’s discussion and analysis addresses HAPC’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management believes the following critical accounting policies involve its more significant judgments and estimates used in the preparation of the financial statements. On an ongoing basis, management evaluates its estimates and judgment including those related to intangible assets, income taxes, share-based payment and contingencies.

Share-Based Payment

Management uses certain assumptions to determine the value of share-based payments based on fair value. These can include, as appropriate, relevant modeling techniques such as the Black-Scholes model and analyses of the valuation of various derivative securities of other comparable publicly traded companies, including the prices of publicly traded securities of other blank check companies.

Valuation of Warrants

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, as in the case of HAPC’s warrants as of the date of issuance, fair values are determined using methods requiring judgment and estimates. Before the warrants were publicly traded, HAPC allocated the unit price between the share of common stock and the warrants issued based upon relative fair value determined, among other things, by reference to comparative companies. The warrants included in the units sold in HAPC’s initial public offering and the underwriter’s over allotment option began to be publicly traded on the Over the Counter Bulletin Board on June 15, 2006, and consequently the market value of the warrants is reflected as the fair value of the warrants at each period end. To the extent that the market prices of HAPC’s warrants increase or decrease, HAPC’s derivative liabilities will also increase or decrease with a corresponding impact on its statement of operations.

Overview

HAPC was formed in Delaware on August 15, 2005. HAPC was formed specifically as a vehicle to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. The initial business combination entered into by HAPC must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition.

Prior to entering into the Stock Purchase Agreement with InfuSystem and I-Flow, HAPC was engaged in sourcing a suitable business combination candidate. HAPC had met with target companies, service professionals and other intermediaries to discuss with them the background of HAPC’s management and combination preferences. In the course of these discussions, HAPC also spent time explaining the capital structure of the initial public offering, the combination approval process, and the timeline under which HAPC was operating before the proceeds of the offering are returned to investors.

Overall, HAPC would conclude that the environment for target companies has been competitive and believes that private equity firms and strategic buyers represent its biggest competition. HAPC’s management believes that many of the fundamental drivers of alternative investment vehicles like HAPC are becoming more accepted by investors and potential business combination targets. These drivers include a difficult environment for initial public offerings, a cash-rich investment community looking for differentiated opportunities for incremental yield and business owners seeking new ways to maximize their stockholder value while remaining invested in the business.

From August 2005 (inception) until December 31, 2005, HAPC had net losses of approximately $24,783.

On April 18, 2006, HAPC consummated its initial public offering of 16,666,667 units at a price of $6.00 per unit. Each unit consists of one share of HAPC’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. The common stock and warrants started trading separately on the OTC Bulletin Board as of June 15, 2006.

Each warrant entitles the holder to purchase from HAPC one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or one year from the effective date of the initial public offering and expiring five years from the effective date of the initial public offering.

HAPC’s net proceeds from the sale of the units were $98,011,000 which includes a contingent underwriting fee of $5,468,000. Of this amount, $96,215,000 was deposited in trust. The remaining $1,780,000 was held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of December 31, 2006, the $1,780,000 of net proceeds of the initial public offering held outside the trust were exhausted. On December 28, 2006, Sean McDevitt purchased 624,286 warrants from HAPC for an aggregate purchase price of $437,000. Sean McDevitt purchased an additional 447,143 warrants from HAPC for an aggregate purchase price of 313,000 as of April 12, 2007 (the date HAPC received payment for such warrants). To date, Mr. McDevitt has purchased 1,071,429 warrants from HAPC at an aggregate purchase price of $750,000. It is intended that Mr. McDevitt will purchase additional warrants from HAPC as needed to fund HAPC’s operating costs and liquidation costs (in the event that HAPC is required to liquidate).

As of March 31, 2007, HAPC had (i) $61,863 in cash outside the trust and (ii) $1,757,579 in current liabilities including accrued legal fees, due diligence expenses and related transaction expenses and taxes. The consideration of $140,000,000 to be paid to I-Flow in connection with the acquisition of InfuSystem will be funded using cash held in the trust account and by a promissory note payable to I-Flow in the initial principal amount of $55,000,000 to be increased up to $75,000,000 depending on the number of HAPC’s stockholders who exercise their conversion rights. Accordingly, HAPC believes that it will have adequate funds to complete the proposed acquisition of InfuSystem. In the event that the business combination is not completed, HAPC could try to raise any required funds via a private offering of debt or equity securities to continue searching for an acquisition candidate. However, there is no guarantee that HAPC would be successful in completing such fundraising on terms acceptable to it and HAPC may be forced to liquidate.

HAPC received net proceeds of approximately $98,011,000. Of the net proceeds, $5,468,000 is payable to FTN as an underwriting fee upon HAPC’s consummation of a business combination. At the time of the initial public offering, HAPC estimated that it would deposit proceeds of $95,000,000 or $109,560,000 (if the underwriter’s overallotment option was exercised in full) into the trust account. FTN partially exercised its overallotment option of 2,500,000 units by purchasing 208,584 units from HAPC. As a result, HAPC deposited $96,215,000 of net proceeds from the initial public offering into the trust account. Set forth below are HAPC’s estimated uses of the net proceeds of $1,780,000 held outside the trust account as determined at the time of the initial public offering:

Description	Amount
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$350,000
Internal due diligence of prospective target businesses	100,000
Legal and accounting fees relating to SEC reporting obligations	50,000
Working capital to cover miscellaneous expenses, stockholder note payable, directors and officers insurance and reserves	1,280,000

Total	$1,780,000

Set forth below are HAPC’s estimates as of May 29, 2007 of expenses incurred or to be incurred through the estimated closing of the acquisition. Actual expenses incurred may differ materially from these estimates.

Description	Amount
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of the acquisition of InfuSystem	$3,485,400
Financing expenses relating to fees payable to I-Flow in connection with the Promissory Note, fees payable to Sean McDevitt and Philip B. Harris in connection with their guaranty of HAPC’s payment of the break up fee to I-Flow under the Stock Purchase Agreement and fees paid in connection with the issuance of the letter of credit by JPMorgan for the benefit of I-Flow	1,002,000
Legal and accounting expenses, directors and officers insurance and other miscellaneous expenses attendant to the operations of HAPC	1,884,700

Total	$6,372,100

Quarterly Financial Information (Unaudited)

The following is a summary of the quarterly results of operations for the quarter ended March 31, 2007, the year ended December 31, 2006 and the period from August 15, 2005 (inception) to December 31, 2006:

Quarter Ended March 31, 2007
Revenue	$—
Net earnings (loss)	(1,774,808)
Net earnings (loss) per common share:
Basic	$(0.10)
Diluted	$(0.08)

	THREE MONTHS ENDED
	Mar. 31	June 30	Sept. 30	Dec. 31
Fiscal Year Ended December 31, 2006
Revenue	$—	$—	$—	$—
Net earnings (loss)	(2,198,721)	8,090,524	(13,919,735)	168,588
Net earnings (loss) per common share:
Basic	$(1.26)	$0.53	$(0.75)	$0.01
Diluted	—	0.46	—	0.01

	For the Period From August 15, 2005 (inception) to September 30, 2005	Three Months Ended December 31,
Fiscal Year Ended December 31, 2005
Revenues	$—	$—
Net loss	(56)	(24,727)
Net loss per common share – basic and diluted	$(0.00)	$(0.01)

HAPC had no operations prior to August 15, 2005.

Results of Operations for the Three Months Ended March 31, 2007 Compared with March 31, 2006

During the three months ended March 31, 2007, HAPC had not yet consummated a business combination; however, HAPC signed a material definitive agreement (see Note 11 to the Condensed Consolidated Financial Statements) and incurred non-cash expense of $615,051, which represented the amortization of stock based compensation as well as a non-cash gain on warrant liabilities of $2,025,030.

The amortization of stock based compensation of $615,051 for the three months ended March 31, 2007 was lower than the amount for the three months ended March 31, 2006 of $2,196,616. The amortization of stock based compensation was calculated based on the forfeiture period as discussed in Note 10 of the Condensed Consolidated Financial Statements.

General and administrative expenses increased for the three months ended March 31, 2007, compared with the three months ended March 31, 2006 from $573 to $403,027. The increased general and administrative expenses for the three months ended March 31, 2007 compared to the three months ended March 31, 2006 primarily relates to directors and officers fees and insurance and professional fees related to the preparation and review of HAPC’s financial statements and filings with the SEC incurred during 2007 that were not incurred during 2006.

During the three months ended March 31, 2006, HAPC incurred non-cash expenses of $2,196,616, which represented the amortization of stock based compensation. The balance of expenses of $2,105, coupled with the amortization of stock-based compensation, resulted in a net loss of $2,198,721 for the three months ended March 31, 2006.

HAPC incurred a ticking fee in the amount of $162,500 during the three months ended March 31, 2007 in connection with the Stock Purchase Agreement that HAPC entered into with I-Flow, InfuSystem and Acquisition Sub to purchase InfuSystem. There was no ticking fee payable for the three months ended March 31, 2006 as HAPC was not subject to the terms of the Stock Purchase Agreement until the quarter ended September 30, 2006.

Liquidity and Capital Resources

For the three months ended March 31, 2007, HAPC experienced negative cash flow and financed its operations primarily from existing cash. As of March 31, 2007, HAPC had $61,863 of cash and cash equivalents, a decrease of $365,509 from the $427,372 at December 31, 2006, which relates primarily to the payment of expenses and deferred acquisition costs.

Net cash used by operating activities for the three months ended March 31, 2007 was $273,393, which included a decrease in prepaid expenses of $154,479, an increase in accounts payable, accrued expenses and state and city taxes payable of $354,050 and a non-cash gain on warrant liabilities of $2,025,030. This was offset by non-cash charges of $615,051, representing stock based compensation, non-cash compensation and HAPC’s net income of $1,774,808.

Net cash used in investing activities for the three months ended March 31, 2007 amounted to $92,216, the result of the payment of deferred acquisition costs.

Net cash provided by financing activities for the three months ended March 31, 2007 was the result of proceeds of $100 received by HAPC from the issuance of an option to purchase 833,333 units to FTN on April 18, 2006.

HAPC entered into a material definitive agreement, discussed in more detail in Note 11 to the Condensed Consolidated Financial Statements. There can be no assurance that such transaction will be consummated. In the event that the proposed acquisition is not undertaken, it is likely that HAPC will have insufficient time and resources to look for another suitable acquisition target and will most likely be forced to liquidate.

On April 18, 2006, HAPC consummated its initial public offering of 16,666,667 units sold to the public at a price of $6.00 per unit. Each unit consists of one share of HAPC’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. Each warrant will entitle the holder to purchase one share of HAPC’s common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the initial public offering and expiring five years from the effective date of the initial public offering. HAPC may call the warrants for redemption in whole, but not in part, at a price of $.01 per warrant at any time after the warrants become exercisable. The warrants cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

On May 18, 2006, HAPC sold an additional 208,584 units (the “Overallotment”) pursuant to a partial exercise by FTN of its Overallotment option.

Net proceeds (including the Overallotment) after underwriting, legal, accounting, and printing costs amounted to $98,134,319 which includes a contingent underwriting fee of $5,467,581. $99,297,879 is being held in a trust account as of March 31, 2007. HAPC will use substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination.

HAPC granted a purchase option to FTN at the closing of the initial public offering on April 18, 2006 to acquire 833,333 units for $100. Similar to the units issued in connection with the initial public offering, the units issuable upon exercise of the purchase option consist of one share of common stock and one warrant. Each of the warrants underlying the purchase option, however, entitles the holder to purchase one share of HAPC’s common stock at a price of $6.25 per share. Additionally, the terms of the purchase option provide that: (i) HAPC is not obligated to deliver any securities pursuant to the exercise of the purchase option unless a registration statement under the Securities Act of 1933, as amended, with respect to the common stock issuable upon exercise of the warrants which are issuable upon exercise of the purchase option is effective; and (ii) FTN is not entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities if the common stock issuable upon exercise of the warrants is not covered by an effective registration statement. The purchase option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder. HAPC received payment for this option in the first quarter of 2007.

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on HAPC’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. HAPC has determined that the fair value of the option on the date of sale was $2.36 per unit, or approximately $1,966,666 total, using an expected life of five years, volatility of 47% and a risk-free interest rate of 3.98%. Accordingly, this amount was recorded as an expense of the offering resulting in a charge directly to the stockholders’ equity.

On December 28, 2006, HAPC issued a warrant to Sean McDevitt, Chairman of the Board of Directors of HAPC, for a purchase price of $0.70 per warrant or a total of $437,000. The warrant is to purchase 624,286 shares of HAPC’s common stock at a price of $5.00 per share. This warrant is exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007 and expiring April 11, 2011 or earlier upon redemption by HAPC. HAPC may call the warrants for redemption in whole and not in part at a price of $0.01 per warrant at anytime after the warrant becomes exercisable. The warrants cannot be redeemed unless the holder receives written notice not less than 30 days prior to the redemption and if and only if, the reported last price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day period ending on the third day of business prior to the notice of redemption to the holder of the warrant. HAPC has fully reserved these shares as authorized but not issued.

HAPC expects to fund its short term working capital requirements through the sale of warrants.

HAPC intends to fund expenses associated with the acquisition of InfuSystem from the release of investments held in trust upon the completion of the acquisition or the termination of the acquisition. Taxes will be paid out of the investments held in trust from the interest earned on the funds held in the account.

Off-Balance Sheet Arrangements

In the event that the Stock Purchase Agreement that HAPC entered into with I-Flow, Iceland Acquisition and InfuSystem on September 29, 2006 is terminated (i) because of HAPC’s failure to obtain stockholder approval of the acquisition of InfuSystem by June 29, 2007 for any reason or (ii) because HAPC or its subsidiary, Iceland Acquisition Sub, are unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of stockholder approval) have been satisfied or are capable of fulfillment, HAPC must pay I-Flow a break up fee. On April 30, 2007, HAPC entered into an amendment to the Stock Purchase Agreement with I-Flow, Iceland Acquisition and InfuSystem which extends the date by which HAPC must obtain stockholder approval of the acquisition of InfuSystem to June 29, 2007.

As discussed in Note 11 to the Consolidated Financial Statements, HAPC’s payment of the break up fee has been guaranteed to I-Flow by Sean McDevitt, Chairman of the Board of Directors of HAPC, and Philip B. Harris pursuant to a Continuing Guaranty provided by the guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the guarantors on September 29, 2006, HAPC has agreed to pay the guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to reimburse the guarantors for any payments actually made by them in connection with the Continuing Guaranty. Messrs. McDevitt and Harris have delivered to I-Flow a $3,000,000 letter of credit issued by JPMorgan for the benefit of I-Flow which I-Flow may draw upon in the event that the break up fees are not paid when due and payable.

Results of Operations for the Year Ended December 31, 2006 with Comparable Prior Year Period

During the year ended December 31, 2006, HAPC had not yet consummated a business combination with one or more operating businesses, however it signed a Material Definitive Agreement (see Note 11 to the Condensed Consolidated Financial Statements) and incurred non-cash expenses of $6,660,139 and $13,049,996, which represented the amortization of stock based compensation and the value of 2,416,666 shares granted to two of HAPC’s directors, respectively. The balance of expenses were offset by interest income of $3,203,820 and a non-cash gain on warrant liabilities of $10,800,160, resulting in a net loss of $7,859,344 for the year ended December 31, 2006.

During the year ended December 31, 2006, in addition to incurring $6,660,139 and $13,049,996 of non-cash expenses, HAPC completed its initial public offering. The net loss of $7,859,344 for the year ended December 31, 2006 primarily consisted of non-cash expenses, representing amortization of compensation costs and the value of granted stock. These expenses were offset by interest income totaling $3,203,820, earned on proceeds from the initial public offering and a non-cash gain on warrant liabilities of $10,800,160.

For the comparable periods of the prior year which comprised August 15, 2005 (date of inception) to December 31, 2005, HAPC had substantially no operations.

Liquidity and Capital Resources

For the year ended December 31, 2006, HAPC experienced positive cash flow and financed its operations primarily from cash generated from its issuance of stock at its consummated initial public offering, discussed below in further detail. As of December 31, 2006, HAPC had $427,372 of cash and cash equivalents, an increase of approximately $413,782 from the $13,590, at December 31, 2005, which relates primarily to interest income.

Net cash used by operating activities for the year ended December 31, 2006 was $912,353, which included HAPC’s net loss of $7,859,344, an increase in prepaid expenses of $445,369, offset by an increase in accounts payable and accrued expenses of $418,720 and non-cash charges of $6,660,139 and $13,049,996, representing stock based compensation and non-cash compensation satisfied by grant of stock, respectively. These non-cash charges were offset by a non-cash gain on warrant liabilities of $10,800,160. The increases in accounts payable and accrued expenses are attributable to costs incurred by HAPC in connection with identifying and conducting due diligence of suitable business combinations and general corporate matters.

Net cash used in investing activities for the year ended December 31, 2006 amounted to $96,956,451, the result of purchasing investments held in trust for $96,214,793 and the payment of deferred acquisition costs totaling $741,658. The investments held in trust are only to be utilized for the acquisition of a target business or the payment of income taxes.

Net cash provided by financing activities for the year ended December 31, 2006 was the result of proceeds received from issuance of shares of stock, offset by payments of notes payable totaling $85,000 and payment for costs associated with HAPC’s initial public offering amounting to $3,320,920.

HAPC entered into a Material Definitive Agreement, discussed in more detail in footnote 11. There can be no assurance that such transaction will be consummated. In the event that the proposed acquisition is not undertaken, it is likely that HAPC will have insufficient time and resources to look for another suitable acquisition target and will most likely be forced to liquidate.

On April 18, 2006, HAPC consummated its initial public offering of 16,666,667 units sold to the public at a price of $6.00 per unit. Each unit consists of one share of HAPC’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. Each warrant will entitle the holder to purchase from HAPC one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the initial public offering and expiring five years from the effective date of the initial public offering. HAPC may call the warrants for redemption in whole, but not in part, at a price of $.01 per warrant at any time after the warrants become exercisable. They cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

On May 18, 2006, HAPC sold an additional 208,584 units (the “Overallotment”) pursuant to a partial exercise by FTN Midwest Securities Corp. of its Overallotment option.

Net proceeds (including the Overallotment) after underwriting, legal, accounting, and printing costs amounted to $98,134,319 which includes a contingent underwriting fee of $5,467,581. $98,151,128 is being held in a trust account as of December 31, 2006. HAPC will use substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination.

HAPC granted a purchase option to the representative of the underwriter at the closing of the initial public offering on April 18, 2006 to acquire 833,333 units for $100. Similar to the units issued in connection with the initial public offering, the units issuable upon exercise of the purchase option consist of one share of common stock and one warrant. Each warrant underlying the purchase option, however, entitles the holder to purchase one share of HAPC’s common stock at a price of $6.25 per share. Additionally, the terms of the purchase option provide that: (i) HAPC is not obligated to deliver any securities pursuant to the exercise of the purchase option unless a registration statement under the Securities Act, with respect to the common stock issuable upon exercise of the warrants which are issuable upon exercise of the purchase option is effective; and (ii) FTN is not entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities if the common stock issuable upon exercise of the warrants is not covered by an effective registration statement. The purchase option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder.

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on HAPC’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. HAPC has determined that the fair value of the option on the date of sale was $2.36 per unit, or approximately $1,966,666 total, using an expected life of five years, volatility of 47% and a risk-free interest rate of 3.98%. Accordingly, this amount was recorded as an expense of the offering resulting in a charge directly to the stockholders’ equity.

On December 28, 2006, HAPC issued a warrant to the chairman of the board for a purchase price of $0.70 or a total of $437,000. This warrant is to purchase 624,286 shares of HAPC’s common stock at a price of $5.00 per share. This warrant is exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007 and expiring April 11, 2011 or earlier upon redemption by HAPC. HAPC may call the warrants for redemption in whole and not in part at a price of $0.01 per warrant at anytime after the warrant becomes exercisable. The warrants cannot be redeemed unless the holder receives written notice not less than 30 days prior to the redemption and if and only if, the reported last price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day period ending on the third day of business prior to the notice of redemption to warrant holder HAPC has fully reserved these shares as authorized but not issued. HAPC issued and sold to Mr. McDevitt an additional 447,143 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $313,000 as of April 12, 2007 (the date HAPC received payment for such warrants). These warrants are subject to the same terms and conditions as the warrants purchased by Mr. McDevitt in December 2006. To date, Mr. McDevitt has purchase 1,071,429 of warrants from HAPC at an aggregate purchase price of $750,000. It is intended that Mr. McDevitt will purchase additional warrants from HAPC as needed to fund HAPC’s operating costs and liquidation costs (in the event that HAPC is required to liquidate).

HAPC expects to fund its short term working capital requirements through loans from third parties and the sale of warrants.

HAPC intends to fund expenses associated with the acquisition of InfuSystem from the release of investments held in trust upon the completion of the acquisition or the termination of the acquisition. Taxes will be paid out of the investments held in trust account from the interest earned on the funds held in the account.

Off-Balance Sheet Arrangements

In the event that the Stock Purchase Agreement HAPC entered into with I-Flow, Iceland Acquisition Subsidiary and InfuSystem on September 29, 2006 is terminated (i) because of HAPC’s failure to obtain stockholder approval of the acquisition of InfuSystem by June 29, 2007 for any reason or (ii) because HAPC or its subsidiary, Iceland Acquisition Sub, are unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement notwithstanding the fact that all conditions precedent to the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of stockholder approval) have been satisfied or are capable of fulfillment, HAPC must pay I-Flow a break up fee.

As discussed in Note 11 to HAPC’s consolidated financial statements, HAPC’S payment of the break up fee has been guaranteed to I-Flow by Sean McDevitt, HAPC’s chairman, and Philip B. Harris pursuant to a Continuing Guaranty provided by the guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the guarantors on September 29, 2006, HAPC has agreed to pay the guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to reimburse the guarantors for any payments actually made by them in connection with the Continuing Guaranty. Messrs. McDevitt and Harris have delivered to I-Flow a $3,000,000 letter of credit issued by JPMorgan for the benefit of I-Flow which I-Flow may draw upon in the event that the break up fees are not paid when due and payable.

Contractual Obligations

HAPC does not have any contractual obligations.

Changes in HAPC’S Certifying Accountant

Effective as of October 23, 2006, the Audit Committee of HAPC engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit HAPC’s financial statements for its fiscal year ending December 31, 2006. The Audit Committee approved the appointment of Deloitte & Touche LLP to replace Miller, Ellin and Company, LLP, HAPC’s previous independent registered public accounting firm, who was dismissed on October 23, 2006.

The reports of Miller, Ellin and Company, LLP on HAPC’s balance sheets as of December 31, 2005 and April 18, 2006 and the related statements of operations, stockholders equity (deficit) and cash flows for the periods from August 15, 2005 (inception) to December 31, 2005, from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the periods from August 15, 2005 (inception) through December 31, 2005, from January 1, 2006 through April 18, 2006 and for the subsequent interim period from April 19, 2006 through October 23, 2006, there were no disagreements with Miller, Ellin and Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Miller, Ellin and Company, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on HAPC’s balance sheets as of December 31, 2005 and April 18, 2006 and the related statements of operations, stockholders equity (deficit) and cash flows for the periods from August 15, 2005 (inception) to December 31, 2005, from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006. During the periods from August 15, 2005 (inception) through December 31, 2005, from January 1, 2006 through April 18, 2006 and for the subsequent interim period from April 19, 2006 through October 23, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

HAPC furnished a copy of the above disclosures to Miller, Ellin and Company, LLP and requested that Miller, Ellin and Company, LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of such letter, dated October 27, 2006, was filed as Exhibit 16.1 to HAPC’s Current Report on Form 8-K on October 27, 2006.

Prior to the engagement of Deloitte & Touche LLP, neither HAPC nor anyone on behalf of HAPC consulted with Deloitte & Touche LLP during the periods from August 15, 2005 (inception) through December 31, 2005, from January 1, 2006 through April 18, 2006 and for the subsequent interim period from April 19, 2006 through October 23, 2006, in any manner regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HAPC’s financial statements, and neither was a written report provided to HAPC nor was oral advice provided that Deloitte & Touche LLP concluded was an important factor considered by HAPC in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Dissolution and Liquidation if No Business Combination

If HAPC does not complete a business combination within 18 months after the consummation of its initial public offering or within 24 months if the extension criteria described below have been satisfied, HAPC will be liquidated and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. HAPC’s initial stockholders will not have (and any person to whom HAPC transfers its reserved treasury shares will, as a condition to the transfer, be required to agree to not have) the right to participate in any liquidation distribution occurring upon HAPC’s failure to consummate a business combination with respect to their shares of common stock. HAPC’s initial stockholders and other members of its management agreed prior to the completion of its initial public offering (and any person to whom HAPC transfers its reserved treasury shares will, as a condition to the transfer, be required to agree) not to purchase any additional shares of common stock, whether as part of HAPC’s initial public offering or otherwise, prior to the completion of a business combination and will, therefore, have no right to participate in a liquidation distribution. There will be no distribution from the trust account with respect to HAPC’s warrants, and all rights with respect to HAPC’s warrants will effectively cease upon HAPC’s liquidation.

HAPC has expended the net proceeds of its initial public offering held outside of the trust account. In the event that HAPC is required to liquidate and dissolve, it estimates that it will have outstanding liabilities of approximately $2,385,000 through June 29, 2007. However, all of this amount except approximately $205,000 is covered by waivers. HAPC may not have sufficient capital to cover its outstanding debts with those parties who have waived their rights to make claims against the trust account.

The proceeds available in the trust account, including interest earned on the account subsequent to the initial public offering, would provide for an initial per-share liquidation price of $5.92 as of May 31, 2007, less income taxes owed on accrued interest. (The closing prices of HAPC’s common stock, warrants and units on June 13, 2007 were $5.87, $0.36 and $6.51, respectively.) If the conversion price of the common stock is higher than the then prevailing market price of the common stock, there is a greater risk that HAPC stockholders will vote against the acquisition.

The proceeds deposited in the trust account could, however, become subject to the claims of HAPC’s creditors which could be prior to the claims of its public stockholders. Messrs. McDevitt and LaVecchia have agreed that, if HAPC liquidates prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by HAPC for services rendered or contracted for or products sold to HAPC, or claims of other parties with which HAPC has contracted, including the claims of any prospective target with which HAPC has entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target. However, HAPC cannot assure you that Messrs. McDevitt and LaVecchia will be able to satisfy those obligations. Messrs. McDevitt and LaVecchia are not personally liable to pay any of HAPC’s debts and obligations except as provided above. Accordingly, HAPC cannot assure you that the actual per-share liquidation price will not be less than $5.92, less income taxes owed on accrued interest, due to claims of creditors. In the event that Messrs. McDevitt and LaVecchia assert that they are not able to satisfy the claims of third parties against the trust account or are not required to do so, HAPC may bring claims against Messrs. McDevitt and LaVecchia to enforce the indemnification arrangement. The members of the Board of Directors of HAPC (excluding Messrs. McDevitt and LaVecchia), acting in accordance with their fiduciary duty to the stockholders of HAPC, will make the decision whether to bring claims against Messrs. McDevitt and LaVecchia to enforce the indemnification agreement

If HAPC is unable to complete the transactions contemplated by the Stock Purchase Agreement with InfuSystem and I-Flow by October 18, 2007, 18 months from the consummation of HAPC’s initial public offering, then HAPC will have an additional six months in which to complete acquisition of InfuSystem. If HAPC is unable to do so by April 18, 2008, 24 months from the date of the consummation of its initial public offering, HAPC will then liquidate. Upon notice from HAPC, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to HAPC’s transfer agent for distribution to its public stockholders. HAPC anticipates that its instruction to the trustee would be given promptly after the expiration of the 18-month or 24-month period, as applicable.

HAPC’s public stockholders will be entitled to receive funds from the trust account only in the event of HAPC’s liquidation or if the stockholders seek to convert their respective shares into cash upon the consummation of a business combination which the stockholder voted against and which is actually completed by HAPC. In no other circumstances, except as required by applicable law, will a stockholder have any right or interest of any kind to or in the trust account.

As required under Delaware law, HAPC will seek stockholder approval for any plan of dissolution and liquidation. HAPC currently believes that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to HAPC’s agreement to take earlier action as described below):

•

the HAPC Board of Directors will, consistent with its obligations described in HAPC’s amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to HAPC’s stockholders; at such time HAPC will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the HAPC Board of Directors’ recommendation of such plan;

•	upon such deadline (or earlier as described below), HAPC would file its preliminary proxy statement with the SEC;

•

if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, HAPC will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to its stockholders, and 30 days following the mailing, HAPC will convene a meeting of its stockholders, at which they will either approve or reject HAPC’s plan of dissolution and liquidation; and

•

if the SEC does review the preliminary proxy statement, HAPC currently estimates that it will receive their comments approximately 30 days following the filing of the preliminary proxy statement. HAPC will mail a definitive proxy statement to its stockholders following the conclusion of the comment and review process (the length of which HAPC cannot predict with any certainty, and which may be substantial) and HAPC will convene a meeting of its stockholders as soon as permitted thereafter.

In addition, if HAPC seeks approval from its stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of its initial public offering (assuming that the period in which HAPC needs to consummate a business combination has been extended, as provided in its amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for the HAPC Board’s recommended plan of dissolution and liquidation, in the event HAPC’s stockholders do not approve such business combination. If no proxy statement seeking the approval of HAPC’s stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of its initial public offering, the HAPC Board will, prior to such date, convene, adopt and recommend to its stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that HAPC seeks stockholder approval for a plan of dissolution and liquidation and does not obtain such approval, HAPC will nonetheless continue to take all reasonable actions to obtain stockholder approval for its dissolution. Pursuant to the terms of HAPC’s amended and restated certificate of incorporation, its purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. Following the expiration of such time periods, the funds held in the trust account may not be distributed except upon HAPC’s dissolution and, unless and until such approval is obtained from HAPC’s stockholders, the funds held in HAPC’s trust account will not be released. Consequently, holders of a majority of HAPC’s outstanding stock must approve its dissolution in order to receive the funds held in the trust account, and the funds will not be available for any other corporate purpose. HAPC’s existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. HAPC cannot assure you that its stockholders will approve the dissolution in a timely manner or will ever approve the dissolution. As a result, HAPC cannot provide investors with assurances of a specific time frame for the dissolution and distribution.

HAPC expects that its total costs and expenses associated with the implementing and completing the stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing HAPC’s dissolution in the State of Delaware, the winding up of the company and the costs of a proxy statement and meeting relating to the approval by HAPC’s stockholders of its plan of dissolution and liquidation. HAPC received total net proceeds of $750,000 from its sale and issuance to Sean McDevitt of 624,286 warrants to purchase common stock on December 28, 2006 and 447,143 warrants to purchase common stock as of April 12, 2007 (the date HAPC received payment for such warrants). In lieu of HAPC’s application of the funds received in connection with the sale of warrants to Sean McDevitt to HAPC’s outstanding liabilities, it is expected that Mr. McDevitt will fund HAPC’s outstanding liabilities directly.

As of May 31, 2007, HAPC held $99,921 in funds outside the trust account. In the event that HAPC is forced to dissolve and liquidate, it intends to use the proceeds received in connection with the sale of warrants to Sean McDevitt to fund the estimated $50,000 to $75,000 in costs and expenses associated with the dissolution and liquidation.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If HAPC complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that a corporation makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is HAPC’s intention to make liquidating distributions to its public stockholders as soon as reasonably possible after dissolution and, therefore, HAPC does not intend to comply with those procedures. As such, HAPC’s public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of its public stockholders will likely extend beyond the third anniversary of such dissolution. Because HAPC will not be complying with Section 280, HAPC will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring it to adopt a plan of dissolution that will provide for payment, based on facts known to HAPC at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against HAPC within the subsequent 10 years. However, because HAPC is a blank check company rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, HAPC seeks to have all vendors and prospective target businesses execute valid and enforceable agreements with HAPC waiving any right, title, interest or claim of any kind in or to any monies held in the trust account and to date have entered into such agreements with InfuSystem. As a result, HAPC believes the claims that could be made against it will be significantly reduced and the likelihood that any claim that would result in any liability extending to the trust will be limited.

As of March 31, 2007, HAPC had accrued liabilities of (i) $1,008,861 consisting of accrued professional fees of $990,930 and other accruals of $17,931 and (ii) $5,467,581 in underwriting fees payable to FTN. The underwriting fee of $5,467,581 is payable to FTN upon the completion of HAPC’s initial business combination. Each of HAPC’s auditors and accountants, as well as FTN, have executed waivers against any claims to the trust account for fees payable to them by HAPC. HAPC believes that these waivers are valid and enforceable against its auditors, accountants and FTN. To date, HAPC is current on the fees billed to HAPC by its auditors. HAPC has paid its auditors in full for the fiscal year ended December 31, 2006 audit fees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of InfuSystem and HAPC as of March 31, 2007, giving effect to the acquisition of InfuSystem as if the acquisition had been consummated on March 31, 2007. The following unaudited pro forma condensed combined statements of operations combined the historical statement of income of InfuSystem and the historical statement of operations of HAPC for the year ended December 31, 2006 and the three months ended March 31, 2007, giving effect to the merger as if it had occurred on January 1, 2006. We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2006 from the audited financial statements of InfuSystem and the audited financial statements of HAPC for that period and for the three months ended March 31, 2007 from the unaudited financial statements of InfuSystem and the unaudited financial statements of HAPC for that period. This information should be read together with the respective HAPC and InfuSystem financial statements and related notes included in this proxy statement.

The historical financial information has been adjusted to give effect to events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with InfuSystem as the acquired company. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The purchase price allocation is preliminary and will be subject to a final determination upon closing of the acquisition of the acquired business. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the combined entities.

The unaudited pro forma condensed combined information is for illustrative purposes only. The pro forma combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience nor do they purport to project the future financial position or operating results of the combined company.

The follow information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Historical financial statements of HAPC for the year ended December 31, 2006 included elsewhere in this proxy statement; and

•	Separate historical financial statements of InfuSystem for the year ended December 31, 2006 included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information has been prepared assuming two different levels of approval of the merger by HAPC stockholders, as follows:

•	Assuming Maximum Redemption: This presentation assumes that 19.99% of the HAPC stockholders exercise their conversion rights; and

•	Assuming No Share Redemption: This presentation assumes no HAPC stockholders exercise their conversion rights.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming Maximum Share Redemption

March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(65,634)
			3	(75)
			4	(4,375)
			5	(1,767)
			8	(1,759)
			11	99,298
			13	(19,850)	$9,259
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366
Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(96,161)	18,561
Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	77,899
			5	3,485	84,023
Financing Costs		100	8	1,759	1,859
Trade Name and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$26,582	$156,360

Current liabilities:
Accounts payable	$1,301	$603			$1,904
Current portion of long-term debt			1	3,718	3,718
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(1,750)	16,115
Other Liabilities	1,198			—	1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	70,648	70,648

Total liabilities	6,026	14,313		67,622	87,961

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	1	(8,544)
			4	1,093	74,506
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions Distributions from Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(21,190)	68,399

Total liabilities and stockholders’ equity	$28,309	$101,469		$26,582	$156,360

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming No Share Redemptions

March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(85,000)
			3	(75)
			4	(5,468)
			5	(1,767)
			8	(1,275)
			11	99,298	$9,134
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366

Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(96,286)	18,436

Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	77,899
			5	3,485	84,023
Financing Costs		100	8	1,275	1,375
Tradename and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$25,973	$155,751

Current liabilities:
Accounts payable	$1,301	$603			1,904
Current portion of long-term debt			1	2,750	2,750
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(2,718)	15,147
Other Liabilities	1,198				1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	52,250	52,250

Total liabilities	6,026	14,313		48,256	68,595

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	13	19,850

			1	(8,544)	93,263
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions (Distributions) from (to) Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(2,433)	87,156

Total liabilities and stockholders’ equity	$28,309	$101,469		$25,973	$155,751

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

Assuming Maximum Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560
Compensation expense		615	10	(615)	—
Guaranty Fee		—			—
Selling, general and administrative expense - Other	4,547	403	9	19	4,969
Amortization of physician relationships			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income ( expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)		6	(1,911)
			7	(116)	(2,057)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(3,011)	(28)

Income (loss) before income taxes	983	1,995		(2,819)	159
Income tax provision	394	220	2	(561)	53

Net income (loss)	$589	$1,775		$(2,258)	$106

Pro forma net income per common share - Basic					$0.01

Weighted average number of common shares outstanding – Basic					15,251,889

Pro forma net income per common share - Diluted					$0.01

Weighted average number of common shares outstanding - Diluted					18,299,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560

Compensation expense		615	10	(615)	—
Guaranty Fee		—
Selling, general and administrative expense	4,547	403	9	19	4,969
Amortization of physician relationship costs			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income (expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)	—	6	(1,445)
			7	(86)	(1,561)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(2,515)	468

Income (loss) before income taxes	983	1,995		(2,323)	655
Income tax provision	394	220	2	(554)	60

Net income (loss)	$589	$1,775		$(1,769)	$595

Pro forma net income per common share - Basic					$0.03

Weighted average number of common shares outstanding - Basic					18,625,252

Pro forma net income per share - Diluted					$0.03

Weighted average number of common shares outstanding - Diluted					22,417,488

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming Maximum Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)	—
Guaranty Fee		100	9	300	400
Selling, general and administrative expense - Other	15,091	919	9	75	16,085
Amortization of physician relationships			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(7,807)
			7	(465)	(8,386)
Ticking Fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(11,381)	2,414

Income (loss) before income taxes	8,057	(6,821)		6,339	7,575
Income tax provision	3,094	1,038	2	(3,858)	274

Net income (loss)	$4,963	$(7,859)		$10,197	$7,301

Pro forma net income per common share – Basic					$0.48

Weighted average number of common shares outstanding - Basic					15,251,889

Pro forma net income per share - Diluted					$0.42

Weighted average number of common shares outstanding - Diluted					17,533,105

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)
Guaranty Fee		100	9	300	400
Selling, general and administrative expense	15,091	919	9	75	16,085
Amortization of physician relationship costs			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income ( expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(5,774)
			7	(344)	(6,232)
Ticking Fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(9,227)	4,568

Income (loss) before income taxes	8,057	(6,821)		8,493	9,729
Income tax provision	3,094	1,038	2	(3,813)	319

Net income (loss)	$4,963	$(7,859)		$12,306	$9,410

Pro forma net income per common share - Basic					$0.51

Weighted average number of common shares outstanding - Basic					18,625,252

Pro forma net income per share - Diluted					$0.44

Weighted average number of common shares outstanding - Diluted					21,463,537

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Pro Forma Adjustments” include:

(in thousands, except per share amounts)

Maximum Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$65,634
Seller Secured Promissory Note	74,366

Total Purchase Price	140,000
Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$120,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	80,538
$120,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. The Company has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $4,375 assuming maximum share redemption.

5. To reflect payment of transaction related expense estimated at $3,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $1,911 and $7,807 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.56%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $2,102 and $1,720, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $8,587 and $7,026, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expense) and physicians relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee representing 2.50% of original amount I-Flow promissory note recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To record the payment of the common stock subject to conversion assuming minimum stockholder approval in the amount of $19,850 on March 31, 2007.

No Share Redemption

1 To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$85,000
Seller Secured Promissory Note	55,000

Total Purchase Price	140,000
Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$120,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	80,538
$120,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. HAPC has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $5,468 assuming no share redemption.

5. To reflect payment of transaction related expense estimated at $3,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $1,445 and $5,774 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.52%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $1,555 and $1,300, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $6,351 and $5,197, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expenses) and physician relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee representing 2.50% of original amount I-Flow promissory note recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and to record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To reclassify the common stock subject to possible conversion assuming no share redemptions as permanent equity.

DIRECTORS AND MANAGEMENT OF HAPC, INC. FOLLOWING THE ACQUISITION OF

INFUSYSTEM, INC.

Set forth below are the current members of the Board of Directors and officers of HAPC.

Name	Age	Position
John Voris	59	Chief Executive Officer and Director
Sean McDevitt	43	Chairman of the Board
Pat LaVecchia	40	Secretary and Director
Jean Pierre Millon	56	Director
Wayne Yetter	61	Director
Erin Enright	45	Vice President, Chief Financial Officer and Treasurer

John Voris has served as HAPC’s Chief Executive Officer and Director since September 2005. From August 2004 to July 2005, Mr. Voris was Chairman of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. Mr. Voris retired from his position at Epocrates in July 2005 and did not accept another position until becoming HAPC’s Chief Executive Officer and Director in September 2005. He was President and CEO of Epocrates from June 2000 until July 2004. Prior to Epocrates, Mr. Voris was Executive Vice President of PCS Health Systems from 1995 until 2000. During his tenure at PCS Health Systems, PCS Health Systems was a subsidiary of Eli Lilly from 1994 until 1999 and then of Rite Aid Pharmacies from 1999 until 2000. While at PCS, Mr. Voris had responsibility for all call centers, mail order pharmacies, sales and marketing of PBM services, product development and industry relations. Prior to PCS, Mr. Voris was with Eli Lilly from 1973 until 1995. Mr. Voris was Executive Director of the Infectious Disease Business Unit from 1993 until 1995, where he was responsible for world wide sales and marketing of a large portfolio of existing and development-stage anti-infectives. From 1988 until 1992, Mr. Voris was based in London as Director of Marketing for Europe, Middle East, and Africa, where he had responsibility for sales, marketing, and product development for the entire portfolio of Lilly pharmaceutical products. Prior to these positions, he held a variety of positions in sales, marketing, market research and business development. Mr. Voris received his M.B.A. and B.S. from the Kelley School of Business, Indiana University. Mr. Voris currently serves on the Board of Directors of Oscient Pharmaceuticals, Inc. (NASDAQ: OSCI), Epocrates, Inc., Gentiae Clinical Research, Inc. and Regenesis Biomedical.

Sean McDevitt has served as HAPC’s Chairman of the Board since August 2005. He was a Managing Director of FTN Midwest Securities Corp. from September 2004 to January 2007. In 1999, Mr. McDevitt co-founded Alterity Partners, a boutique investment bank which provided capital markets and merger and acquisition advisory services to high growth companies. Alterity Partners was acquired by FTN Midwest Securities Corp. in September 2004. Mr. McDevitt was formerly a senior investment banker at Goldman Sachs & Company, from 1995 through 1999 where he led deal teams in a variety of technology and healthcare/biopharmaceutical transactions, including mergers and acquisitions, divestitures and initial public offerings. Prior to Goldman Sachs & Company, Mr. McDevitt worked in sales and marketing at Pfizer Inc. from 1991 until 1994. He was a Captain in the U.S. Army Rangers and was decorated for combat in the Panama invasion. He is a member of the Council on Foreign Relations. Mr. McDevitt received his B.S. in Computer Science and Electrical Engineering from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Pat LaVecchia has served as HAPC’s Secretary and Director since August 2005. He was a Managing Director of FTN Midwest Securities Corp. from April 2005 to February 2007. Mr. LaVecchia has built and run several major Wall Street private placement groups and has extensive expertise in capital markets including raising capital for private companies and PIPEs. Mr. LaVecchia has also played the leading role in numerous mergers, acquisitions, private placements, high yield transactions, and initial public offerings. Most recently, Mr. LaVecchia was a co-founder and Managing Partner of Viant Group and a Managing Director of Viant Capital, formerly named Neveric Capital, from 2003 through 2005. Prior to forming Viant Group, Mr. LaVecchia ran several groups at major Wall Street firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston

(1997 to 2000) and Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003). He was also at Hawk Holdings, a strategic venture capital firm from 2000 until 2001. Mr. LaVecchia received his B.A., magna cum laude, from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning.

Jean-Pierre Millon has served as a Director since September 2005. Mr. Millon is a co-founder of BLS, LLC, a consulting and investing entity based in Indianapolis and established in 2002. Mr. Millon served as a consultant to AdvancePCS, successor entity to PCS Health Systems, from October 2000 to June 2002. Until September 2000, Mr. Millon was President and Chief Executive Officer of PCS Health Systems, one of the country’s largest pharmacy benefit managers. Prior to joining PCS in 1995, Mr. Millon was an executive with Eli Lilly and Co., PCS’ former parent company. His career with Lilly, started in 1976, spanned two decades and was highlighted by leadership positions in the United States, the Orient, Europe, and the Caribbean Basin. Most recently, Mr. Millon served as President and General Manager of Lilly Japan, K.K. and Vice President of the Lilly pharmaceutical division in Kobe, Japan from 1992 until 1995. Mr. Millon was an advisory board member with Care Capital LLC, a healthcare venture fund from 2001 through 2003. Mr. Millon also serves on the Board of Directors of CVS/Caremark Corporation (NYSE; CVS), Cypress Bioscience, Inc. (NASDAQ: CYPB), Prometheus Laboratories Inc. and Medical Present Value, Inc.

Wayne Yetter has served as a Director since September 2005. Mr. Yetter has served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, since September 2005. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and CEO. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the U.S. at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and CEO of the U.S. pharmaceutical business. In 1999, he joined IMS and later led its spinout company, Synavant, where he was Chairman and CEO for three years before Synavant merged with Dendrite International in 2003. Following the merger, Mr. Yetter founded and has acted as principal of BioPharm Advisory LLC since September 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals in 2005. He also serves on the Board of Directors of Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) and Matria Healthcare, Inc. (NASDAQ: MATR), EpiCept (NASDAQ: EPCT) and Alteon Inc. (AMEX: ALT).

Erin Enright has served as HAPC’s Vice President and Chief Financial Officer since October 2005. Since 2004, Ms. Enright has been Chief Executive Officer of Lee Medical, a medical products company providing bone marrow transplant/harvest needles to approximately 300 leading hospitals and physicians in the U.S. Ms. Enright was previously at Citigroup from 1993 through 2003, most recently as a Managing Director, where she worked as a senior banker in the equity capital markets group responsible for identifying, structuring, marketing, pricing and allocating equity offerings for corporate clients in the healthcare, technology and general industrial fields. Ms. Enright was also Chairperson of Citigroup’s Institutional Investors’ Committee, responsible for screening and approving the firm’s participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm’s underwritings. Prior to Citigroup, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm’s New York office from 1989 until 1993. Ms. Enright received her A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and a J.D. from the University of Chicago Law School.

Set forth below are the current officers and significant employees of InfuSystem.

Name	Age	Position
Steven E. Watkins	50	President
Stephen C. Revere	58	Controller
Janet L. Skonieczny	47	Vice President, Operations
Anthony E. Norkus	52	Vice President, Western Regional Sales
Thomas A. Bryniarski	42	Director, Regional Sales

Steven E. Watkins has served as the President of InfuSystem since 1998 and was one of the founders of the predecessors to InfuSystem, which were started in 1986. Prior to that time, Mr. Watkins was Vice President of Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems. Concurrent with the start-up of InfuSystem, Mr. Watkins was President of Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals.

Stephen C. Revere has served as the Controller of InfuSystem since 1998. Prior to this time, he was a controller for the PRN Group and a partner at the firm Revere & Greer PC. Mr. Revere is a certified public accountant.

Janet L. Skonieczny has served as the Vice President, Operations of InfuSystem since 1998. Prior to this time, she served as Office Manager for Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems.

Anthony E. Norkus has served as the Vice President, Western Regional Sales of InfuSystem since 1998. Prior to this time, he was the Vice President of International Sales and Vice President of Domestic Sales for I-Flow Corporation.

Thomas A. Bryniarski has served as Director, Regional Sales of InfuSystem since 2003. Mr. Bryniarski is responsible for all of InfuSystem’s sales east of the Mississippi River. Mr. Bryniarski joined InfuSystem in 1999 as a sales representative.

Set forth below are the individuals who will be the officers and directors of HAPC following the acquisition.

Name	Age	Position
Sean McDevitt	43	Chairman of the Board
Steven E. Watkins	50	Chief Executive Officer and Director
Stephen C. Revere	58	Controller
Janet L. Skonieczny	47	Vice President, Operations
Anthony E. Norkus	52	Vice President, Western Regional Sales
Thomas A. Bryniarski	42	Director of Regional Sales
Pat LaVecchia	40	Secretary & Director
John Voris	59	Director
Jean-Pierre Millon	56	Director
Wayne Yetter	61	Director

At the time the acquisition is completed, Erin Enright, the current chief financial officer of HAPC will resign. HAPC is actively recruiting a new chief financial officer to replace Ms. Enright. If, at the time of the closing of the acquisition, HAPC has not hired an individual to replace Ms. Enright as chief financial officer, it is anticipated that Stephen C. Revere, the current controller of InfuSystem, will assume the duties of the chief financial officer of HAPC, until HAPC has hired a new chief financial officer to replace Ms. Enright.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of HAPC. The Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 2006. Each incumbent director attended at least 75% of the meetings held by the Board of Directors. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers. All of the directors are expected to attend the 2007 annual stockholders meeting. Steven E. Watkins will become a member of the HAPC Board of Directors upon consummation of the acquisition.

HAPC’s Board of Directors has established an Audit Committee to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. HAPC does not currently have a Compensation Committee or Nominating and Governance Committee. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Compensation Committee or Nominating and Governance Committee.

The duties and responsibilities typically delegated to a nominating and governance committee are included in the responsibilities of the entire Board of Directors. The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by members of the Board, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by the Board of Directors may do so by submitting the candidate’s name, résumé and biographical information to the attention of Pat LaVecchia, Secretary, HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2008 Annual Meeting”. All proposals for nomination received by the Secretary will be presented to the Board of Directors for consideration.

The Board of Directors reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Board of Directors and cannot be measured in a quantitative way.

The Board of Directors of HAPC has not formed a Compensation Committee because it does not pay any of its executive officers a regular salary. The duties and responsibilities typically delegated to a compensation committee are included in the responsibilities of the entire Board of Directors.

Audit Committee

The HAPC Board of Directors has established an Audit Committee, which reports to the Board of Directors. The Audit Committee is responsible for meeting with HAPC’s independent registered accounting firm regarding, among other issues, audits and adequacy of HAPC’s accounting and control systems. In addition, the Audit Committee monitors compliance on a quarterly basis with the terms of HAPC’s initial public offering consummated on April 18, 2006. If any noncompliance is identified, the Audit Committee has the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of HAPC’s initial public offering. The Audit Committee held 4 meetings during the fiscal year ended December 31, 2006. Each member of the Audit Committee attended all of the meetings.

The Audit Committee is composed entirely of independent directors. The following individuals are members of HAPC’s Audit Committee: Jean-Pierre Millon and Wayne Yetter. Due to the affiliation of Messrs. McDevitt and LaVecchia with FTN Midwest Securities Corp., to the extent FTN Midwest Securities is acting as HAPC’s advisor in connection with a business combination, the Audit Committee will have the sole authority to negotiate and approve the terms of such business combination, subject to the stockholder approval rights. No member of HAPC’s Audit Committee is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Exchange Act, but nonetheless, HAPC believes the members are qualified to perform their duties. The Board of Directors of HAPC has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix D.

Communications with the Board of Directors

The stockholders may communicate with the Board of Directors and executive officers, by sending written communications addressed to such person or persons in care of HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017. All communications will be compiled by the Secretary and submitted to the addressee.

Code of Conduct and Ethics

HAPC has adopted a code of conduct and ethics applicable to its directors, officers and employees in accordance with applicable federal securities laws. Stockholders may obtain copies of the code of conduct and ethics free of charge by sending a request in writing to HAPC, INC., 350 Madison Avenue, 20th Floor, NY, NY 10017, Attn: Secretary.

Board of Directors Acting as Compensation Committee and Compensation Committee Interlocks and Insider Participation

The Board of Directors of HAPC has not established a Compensation Committee. In accordance with Nasdaq requirements, a majority of the independent directors of the Board of Directors will determine the compensation of the executive officers. Jean Pierre Millon and Wayne Yetter are the independent directors of the Board of Directors of HAPC. Neither of them was, or has been, an officer or employee of HAPC, or has a relationship that would constitute an interlocking relationship with executive officers or directors of HAPC or another entity.

HAPC EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors of HAPC has not formed a Compensation Committee because it does not pay any of its executive officers a regular salary. The duties and responsibilities typically delegated to a Compensation Committee are included in the responsibilities of the entire Board of Directors. The foundation of HAPC’s compensation policy is that compensation paid to executive officers should be aligned on a long and short term basis. The general compensation policy of the Board of Directors is that total compensation should be tied to individual performance and supplemented with awards tied HAPC’s performance in achieving financial and non-financial objectives. Upon the consummation of the acquisition of InfuSystem, HAPC will commence paying its officers regular salaries. Additionally, those individuals who enter into employment agreements with HAPC, including Steven Watkins, President of InfuSystem, Janet Skonieczny, Vice President, Operations of InfuSystem and Tony Norkus, Vice President, Western Regional Sales of InfuSystem, will be compensated pursuant to such agreements. Provided that the 2006 HAPC Stock Incentive Plan is adopted by the stockholders at the Annual Meeting, HAPC’s officers will become eligible for grants under the Plan.

Summary Compensation Table

The following table summarizes the compensation of the executive officers of HAPC for the fiscal years ended December 31, 2006 and December 31, 2005.

Name and Principal	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	Total ($)
John Voris, Chief Executive Officer	2006	35,342	—	2,537,196	—	—	—	2,572,538
	2005	—	—	9,298	—	—	—	9,298
Erin Enright, Chief Financial Officer, Vice President and Treasurer	2006	35,342	—	951,448	—	—	—	986,790
	2005	—	—	3,487	—	—	—	3,487
Pat LaVecchia, Secretary	2006	—	—	—	—	—	—	—
	2005	—	—	—	—	—	—	—

(1)	Since the consummation of HAPC’s initial public offering on April 18, 2006, John Voris, HAPC’s chief executive officer and Erin Enright, HAPC’s chief financial officer are entitled to receive annual compensation of $50,000. HAPC paid $35,342 to each of John Voris and Erin Enright in 2006 which represented the $50,000 amount prorated from April 18, 2006 to December 31, 2006.
(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2005 in accordance with SFAS No. 123(R). The reported amounts represent the amount of compensation expense recognized by HAPC in 2006 and 2005 pertaining to 666,667 shares of common stock granted to John Voris and 250,000 shares of common stock granted to Erin Enright in September/October 2005 in consideration for accepting their positions with HAPC. These shares are subject to forfeiture, in whole or in part, if the individual ceases to be an officer prior to certain specified dates through December 31, 2007. HAPC has agreed to reimburse John Voris and Erin Enright for any tax liability they may incur in connection with their receipt of shares of HAPC common stock. The shares of common stock held by John Voris and Erin Enright are subject to lock-up agreements restricting their sale until six months after a business combination is completed. These lock-up agreements cannot be waived.

HAPC’s officers receive reimbursement for any out-of-pocket expenses incurred in connection with activities on HAPC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there is no review of the reasonableness of the expenses by anyone other than the Board of Directors of HAPC, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account are used to reimburse out-of-pocket expenses prior to a business combination.

As of April 3, 2007, HAPC had reimbursed $9,331.16 in expenses to Erin Enright for travel and legal expenses in connection with the initial public offering and acquisition as well as attendance at certain meetings of the Board of Directors.

Options Granted During Last Fiscal Year

HAPC does not have an existing incentive plan for the grant of options or other awards.

Aggregate Option Exercises In Last Fiscal Year and Fiscal-Year End Values

HAPC does not have an existing incentive plan for the grant of options or other awards.

Directors’ Compensation

The following table summarizes the annual cash compensation for HAPC’s non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sean McDevitt	—	—	—	—	—	—	—
John Voris	35,342	—	—	—	—	—	35,342
Jean Pierre Millon	35,342	1,585,748	—	—	—	—	1,621,090
Wayne Yetter	35,342	1,585,748	—	—	—	—	1,621,090

(1)	Since the consummation of HAPC’s initial public offering on April 18, 2006, John Voris, Jean Pierre Million and Wayne Yetter are entitled to receive annual compensation of $50,000. HAPC paid $35,342 to each of John Voris, Jean Pierre Millon and Wayne Yetter in 2006 which represented the $50,000 amount prorated from April 18, 2006 to December 31, 2006.
(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R). The reported amounts represent the amount of compensation expense recognized by HAPC in 2006 and 2005 pertaining to 416,667 shares of common stock granted to each of Jean Pierre Millon and Wayne Yetter in September/October 2005 in consideration for accepting their positions with HAPC. These shares are subject to forfeiture, in whole or in part, if the individual ceases to be a director prior to certain specified dates through December 31, 2007. HAPC has agreed to reimburse Jean Pierre Millon and Wayne Yetter for any tax liability they may incur in connection with their receipt of shares of HAPC common stock. The shares of common stock held by Jean Pierre Millon and Wayne Yetter are subject to lock-up agreements restricting their sale until six months after a business combination is completed. These lock-up agreements cannot be waived.

The Board of Directors has approved the grant of 2,000,000 shares of common stock to Sean McDevitt and 416,666 shares of common stock to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination, or April 11, 2007 (which is the first anniversary of the completion of HAPC’s initial public offering). If the acquisition of InfuSystem, or another business combination is not completed, Messrs. McDevitt and LaVecchia will not receive such shares.

HAPC’s directors receive reimbursement for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there is no review of the reasonableness of the expenses by anyone other than the Board of Directors of HAPC, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account are used to reimburse out-of-pocket expenses prior to a business combination. As of April 3, 2007, HAPC had reimbursed (i) $9,165.96 in expenses to John Voris for travel and HAPC Board of Directors meetings in connection with the acquisition, (ii) $930.30 in expenses to Wayne Yetter for travel in connection with the acquisition, (iii) $6,590.58 in expenses to Jean Pierre Millon for travel in connection with the acquisition and (iv) $47,856.25 in expenses to Sean McDevitt for delivery of the letter of credit issued by JPMorgan Chase Bank for the benefit of I-Flow, reimbursement of franchise tax fees paid to the State of Delaware on behalf of HAPC and travel in connection with the acquisition.

Employment Agreements

HAPC and Steve E. Watkins, president of InfuSystem, are presently negotiating the terms of an employment agreement pursuant to which Mr. Watkins will replace John Voris as chief executive officer of HAPC upon completion of the acquisition. Set forth below are certain terms of the employment agreement:

•	Mr. Watkins’ employment as chief executive officer of HAPC will be at will.

•	Mr. Watkins will receive a base annual salary of $300,000. He will also be entitled to an annual bonus of up to $150,000 in the event that certain performance goals, pre-established by HAPC, are met.

•

Provided that the HAPC, INC. 2007 Stock Incentive Plan (the “Plan”) is approved by the HAPC stockholders at the annual meeting, Mr. Watkins will receive a grant of 200,000 shares of HAPC common stock under the Plan, 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Mr. Watkins remains employed by HAPC. HAPC will also grant Mr. Watkins an option to purchase 300,000 shares of HAPC common stock at an exercise price equal to the fair market value of the underlying common stock on the date of grant. The stock option will vest in four equal installments on each anniversary of the grant date through which Mr. Watkins remains employed by HAPC.

•

In the event that Mr. Watkins’ employment with HAPC is terminated by Mr. Watkins, by HAPC for cause or by HAPC upon Mr. Watkins’ death or disability, Mr. Watkins (or his estate) will be entitled to receive all annual base salary, vacation, benefits and other compensation accrued as of the date of termination, including any bonus award earned during the immediately preceding calendar year but not yet paid as of the date of termination.

•

From the date Mr. Watkins commences his employment with HAPC until two years after the termination of his employment with HAPC, Mr. Watkins will not directly or indirectly, compete with the business of HAPC or solicit the services of any individuals employed by HAPC, nor will he disclose any confidential information obtained by him during the course of his employment with HAPC to a third party without the prior written consent of HAPC.

•	As the employment agreement between HAPC and Mr. Watkins remains under negotiation, its terms have not been finalized and remain subject to change.

HAPC and Janet Skonieczny, Vice President, Operations of InfuSystem, are presently negotiating the terms of an employment agreement pursuant to which Ms. Skonieczny will remain as Vice President, Operations of InfuSystem upon completion of the acquisition. Set forth below are certain terms of the employment agreement:

•	Ms. Skonieczny’s employment as Vice President, Operations will be at will.

•

Ms. Skonieczny will receive a base annual salary of $200,000. She will also be entitled to an annual bonus of up to $150,000 in the event that certain performance goals, pre-established by HAPC, are met.

•

Provided that the HAPC, INC. 2007 Stock Incentive Plan (the “Plan”) is approved by the HAPC stockholders at the annual meeting, Ms. Skonieczny will receive a grant of 100,000 shares of HAPC common stock under the Plan, 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Ms. Skonieczny remains employed by HAPC.

•

In the event that Ms. Skonieczny’s employment with HAPC is terminated by Ms. Skonieczny, by HAPC for cause or by HAPC upon Ms. Skonieczny’s death or disability, Ms. Skonieczny (or her estate) will be entitled to receive all annual base salary, vacation, benefits and other compensation accrued as of the date of termination, including any bonus award earned during the immediately preceding calendar year but not yet paid as of the date of termination.

•

From the date Ms. Skonieczny commences her employment with HAPC until two years after the termination of her employment with HAPC, Ms. Skonieczny will not directly or indirectly, compete with the business of HAPC or solicit the services of any individuals employed by HAPC, nor will she disclose any confidential information obtained by her during the course of her employment with HAPC to a third party without the prior written consent of HAPC.

•	As the employment agreement between HAPC and Ms. Skonieczny remains under negotiation, its terms have not been finalized and remain subject to change.

HAPC and Tony Norkus, Vice President, Western Regional Sales, are presently negotiating the terms of an employment agreement pursuant to which Mr. Norkus will remain as Vice President, Western Regional Sales of InfuSystem upon completion of the acquisition. Set forth below are certain terms of the employment agreement:

•	Mr. Norkus’ employment as Vice President, Western Regional Sales will be at will.

•	Mr. Norkus will receive a base annual salary of $125,000. He also be entitled to an annual bonus in the event that certain performance goals, pre-established by HAPC, are met.

•

Provided that the HAPC, INC. 2007 Stock Incentive Plan (the “Plan”) is approved by the HAPC stockholders at the annual meeting, Mr. Norkus will receive a grant of 80,000 shares of HAPC common stock under the Plan, 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Mr. Norkus remains employed by HAPC.

•

In the event that Mr. Norkus’ employment with HAPC is terminated by Mr. Norkus, by HAPC for cause or by HAPC upon Mr. Norkus’ death or disability, Mr. Norkus (or his estate) will be entitled to receive all annual base salary, vacation, benefits and other compensation accrued as of the date of termination, including any bonus award earned during the immediately preceding calendar year but not yet paid as of the date of termination.

•

From the date Mr. Norkus commences his employment with HAPC until two years after the termination of his employment with HAPC, Mr. Norkus will not directly or indirectly, compete with the business of HAPC or solicit the services of any individuals employed by HAPC, nor will he disclose any confidential information obtained by him during the course of his employment with HAPC to a third party without the prior written consent of HAPC.

•	As the employment agreement between HAPC and Mr. Norkus remains under negotiation, its terms have not been finalized and remain subject to change.

Equity Compensation Plan

HAPC does not currently have any authorized or outstanding equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HAPC

Sean McDevitt is the chairman of HAPC’s Board of Directors and Pat LaVecchia is HAPC’s Secretary and a member of HAPC’s Board of Directors. Sean McDevitt and Pat LaVecchia were previously managing directors of FTN Midwest Securities Corp., the underwriter of HAPC’s initial public offering and advisor in connection with the acquisition. Mr. McDevitt resigned from his position as a managing director of FTN Midwest Securities Corp. effective January 19, 2007 and Mr. LaVecchia resigned from his position as a managing director of FTN Midwest Securities Corp. effective February 2, 2007.

HAPC has entered into an agreement with FTN Midwest Securities Corp. under the terms of which FTN Midwest Securities Corp. will make available to HAPC certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in the New York area as may be required by HAPC from time to time, situated at 350 Madison Avenue, 20th Floor, New York, New York, or any successor location. Such services will be of the same quality and condition as made available by FTN Midwest Securities Corp. to itself, provided that no disruption of FTN Midwest Securities Corp.’s day-to-day business will result from the provision of the services. In exchange therefor, HAPC will pay FTN Midwest Securities Corp. the sum of $1 per year.

HAPC has entered into agreements with FTN Midwest Securities Corp. and Sean McDevitt and Pat LaVecchia, under the terms of which each of them has agreed to present to HAPC for its consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare, or a healthcare-related, sector, provided that they are under no obligation to present to HAPC any opportunity involving a business in the healthcare, or a healthcare-related, sector seeking a strategic combination with another operating business in the healthcare, or a healthcare-related, sector. The opportunity to consider the acquisition of InfuSystem was presented to HAPC by FTN Midwest Securities Corp. pursuant to this agreement.

HAPC has sold to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units comprised of one share of common stock and two warrants. The units issuable upon exercise of the option are identical to those offered in HAPC’s initial public offering except that the warrants included in the option units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the initial public offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and April 11, 2007.

Prior to its initial public offering, HAPC entered into a referral agreement with FTN under the terms of which FTN agreed to present to HAPC for its consideration opportunities to acquire an operating business in the healthcare or healthcare-related sector. This agreement provided, as set forth in the initial public offering prospectus, that no fee or compensation for investment banking or other advisory services would be payable to FTN under this agreement. However, in negotiating this agreement it was not HAPC’s intent to preclude itself from subsequently engaging FTN to advise it in connection with a business combination. Indeed, elsewhere in the initial public offering prospectus, HAPC had stated that it might agree to pay to FTN customary investment banking fees and expenses “in connection with a business combination if approved by our directors that are not affiliated with FTN.” At the time HAPC began negotiations with I-Flow with respect to the acquisition of InfuSystem, the outside directors requested FTN to assist in the transaction with the understanding that a customary and appropriate fee would be negotiated and determined prior to the completion. Subsequently, HAPC and FTN entered into an agreement providing that FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. This agreement has been approved by the Board of Directors of HAPC, with Messrs. McDevitt and LaVecchia recusing themselves. HAPC believes this fee is customary and appropriate and further believes that the services of FTN have been valuable to HAPC in the process of negotiating the acquisition and in the preparation of the Proxy Statement. Additionally, if the acquisition is consummated, FTN will receive its deferred underwriting discount of $5,468,000.

It is possible that a stockholder may misinterpret the initial offering prospectus description of the referral agreement to imply that under no circumstances would a fee be payable to FTN in connection with the business combination. Such a stockholder may object to HAPC’s engagement of FTN. However, HAPC believes that any such objection would be without merit as the initial offering prospectus did provide that HAPC might engage FTN for customary investment banking services and it was never HAPC’s intent or understanding to preclude itself from engaging FTN. Further, the services have been satisfactory and HAPC believes the fee is customary and reasonable. Had HAPC engaged an alternative investment banking firm to advise it, HAPC believes it would have paid similar or higher fees for comparable service.

None of HAPC’s officers and directors are required to commit their full time to its affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

In the course of their other business activities, HAPC’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to HAPC as well as the other entities with which they are affiliated. For a complete description of HAPC’s management’s other affiliations, see “Directors and Management of HAPC, INC. Following the Acquisition of InfuSystem, Inc.”

HAPC’s officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by HAPC.

HAPC’s officers and directors (other than Messrs. McDevitt and LaVecchia) own shares of HAPC common stock, which are subject to forfeiture provisions and which are subject to lock-up agreements restricting their sale until six months after a business combination is successfully completed. The shares owned by HAPC’s directors and officers will be worthless if HAPC does not consummate a business combination. Therefore, HAPC’s management may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of HAPC’s directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

Messrs. McDevitt and LaVecchia have, collectively, committed to purchase $1,000,000 of warrants in the market at prevailing market prices or from HAPC at a price of $0.70 per warrant, subsequent to the preliminary filing of this proxy statement with the SEC.

On December 28, 2006, HAPC issued and sold to Sean McDevitt 624,286 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $437,000. Mr. McDevitt purchased the warrants on his own behalf. Each warrant represents the right to purchase one share of common stock at an exercise price of $5.00 per share. The warrants are exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007, and expire on April 11, 2011 or earlier upon HAPC’s redemption of the warrants. HAPC may redeem the warrants in whole, and not in part, at a price of $0.01 per warrant, at any time after the warrants become exercisable, provided that Mr. McDevitt receives no less than 30 days written notice prior to the redemption and the last reported sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Mr. McDevitt. The exercise price and number of shares of common stock issuable upon exercise of the warrants will be subject to future adjustments in the event that HAPC subdivides or combines its outstanding shares of common stock or issues a stock dividend. HAPC issued and sold to Mr. McDevitt an additional 447,143 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $313,000 as of April 12, 2007 (the date HAPC received payment for such warrants). These warrants are subject to the same terms and conditions as the warrants purchased by Mr. McDevitt in December 2006. To date, Mr. McDevitt has purchase 1,071,429 of warrants from HAPC at an aggregate purchase price of $750,000. It is intended that Mr. McDevitt will purchase additional warrants from HAPC as needed to fund HAPC’s operating costs and liquidation costs (in the event that HAPC is required to liquidate).

HAPC’s Board of Directors, with Messrs. McDevitt and LaVecchia not participating, have determined to grant to them 2,000,000 and 416,666 shares, respectively, of HAPC common stock. These shares will not be transferred until six months after the completion of a business combination or, if later, April 11, 2007.

HAPC’s officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, HAPC’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when the HAPC Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. HAPC cannot assure you that any of the above mentioned conflicts will be resolved in its favor.

As of the completion of the acquisition, it is anticipated that Steven E. Watkins, president of InfuSystem, will replace John Voris as chief executive officer of HAPC pursuant to the terms of an employment agreement under negotiation between HAPC and Mr. Watkins. Mr. Watkins will also become a member of HAPC’s Board of Directors. Mr. Voris will remain on the HAPC Board of Directors as a non-executive director. At the time the acquisition is completed, Erin Enright, the current chief financial officer of HAPC will resign. HAPC is actively recruiting a new chief financial officer to replace Ms. Enright. If, at the time of the closing of the acquisition, HAPC has not hired an individual to replace Ms. Enright as chief financial officer, it is anticipated that Stephen C. Revere, the current controller of InfuSystem, will assume the duties of the chief financial officer of HAPC, until HAPC has hired a new chief financial officer to replace Ms. Enright. HAPC is also in the process of negotiating employment agreements with Janet Skonieczny, Vice President, Operations of InfuSystem and Tony Norkus, Vice President, Western Regional Sales of InfuSystem. The employment agreements provide that Ms. Skonieczny and Mr. Norkus will continue in their present positions with InfuSystem upon the completion of the acquisition.

InfuSystem

Steven Watkins, president of InfuSystem, owns 5% of Tu-Effs Limited Partnership, which owns the premises currently leased by InfuSystem. Rent expense for the leased premises for the nine months ended September 30, 2006 was $164,000; the least term of five years expires in June 2007. InfuSystem believes that amounts paid by InfuSystem pursuant to the lease reflect the fair market value of the benefits received.

InfuSystem provides certain administrative services to its corporate parent I-Flow, related to I-Flow’s ON-Q PainBuster® Pain Management System (“ON-Q”). Specifically, InfuSystem provides customer service, billings to third party insurance, collections, and solicitation of managed care contracts with insurance companies on behalf of I-Flow and its ON-Q product line, primarily in ambulatory surgery centers. InfuSystem is not currently reimbursed by I-Flow for these services, but would be reimbursed for such services after the closing of the proposed transaction with HAPC pursuant to a services agreement between I-Flow and InfuSystem that would be entered into in connection with the transaction. I-Flow also provides certain administrative services to InfuSystem. Costs incurred by I-Flow on behalf of InfuSystem that are clearly applicable to InfuSystem are charged to InfuSystem. These intercompany relationships are discussed in greater detail in the notes on pages F-40 through F-50 and F-56 through F-68 to the InfuSystem financial statements included with this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires HAPC’s officers and directors and persons who beneficially own more than 10% of HAPC’s common stock to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of HAPC are also required by SEC regulations to furnish HAPC with copies of all Section 16(a) forms they file.

Based solely on HAPC’s review of the copies of such forms received by it with respect to fiscal year 2006, all reports were filed on a timely basis except for the report by Sean McDevitt, HAPC’s chairman, with respect to his purchase of 624,286 warrants from HAPC for an aggregate purchase price of $437,000 on December 28 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of HAPC as of June 6, 2007 which amount includes shares of common stock which may be acquired by such persons within 60 days of the Record Date by:

•

each person known by HAPC to be the beneficial owner of more than 5% of its outstanding shares of common stock based solely upon the amounts and percentages as are contained in the public filings of such persons;

•	each of HAPC’s officers and directors; and

•	all of HAPC’s officers and directors as a group.

Unless otherwise indicated, HAPC believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in the table set forth below is derived from reports publicly available as of June 6, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock *	Percentage of Outstanding Common Stock After Conversion of Outstanding Warrants **
FMR Corp. (1)	2,619,000	14.1%	4.9%
Wellington Management Company, LLP (2)	2,251,033	12.1%	4.2%
Sapling, LLC (3)	2,062,500	11.1%	3.9%
Fir Tree Recovery Master Fund, L.P. (3)	2,062,500	11.1%	3.9%
Fir Tree, L.L.C. (4)	1,822,500	9.8%	3.4%
The Baupost Group, L.L.C. (5)	1,536,020	8.2%	2.9%
Satellite Asset Management, L.P. (6)	1,352,500	7.3%	2.5%
Satellite Fund Management LLC (6)	1,352,500	7.3%	2.5%
Sowood Capital Management LP (7)	1,128,100	6.1%	2.1%
Sowood Capital Management LLC (7)	1,128,100	6.1%	2.1%
Andrew M. Weiss (8)	1,071,250	5.8%	2.0%
Context Capital Management, LLC (9)	1,041,450	6.0%	1.9%
Michael S. Rosen (9)	1,041,450	6.0%	1.9%
William D. Fertig (9)	1,041,450	6.0%	1.9%
Context Advantage Master Fund, L.P. (9)	1,040,750	6.0%	1.9%
Sean McDevitt (10)	0	0%	2.0%
Pat LaVecchia	0	0%	0%
John Voris (11) (15)	666,667	3.6%	1.2%
Wayne Yetter (12) (15)	416,667	2.2%	.8%
Jean-Pierre Millon (13) (15)	416,667	2.2%	.8%
Erin Enright (14) (15)	250,000	1.3%	.5%
All directors and officers as a group (4 individuals)	1,750,001	9.4%	3.3%

*	Based on 18,625,252 shares of common stock issued and outstanding as of June 6, 2007.
**	Based on 53,447,183 shares of common stock issued and outstanding (including the conversion of 34,821,931 presently outstanding warrants). No publicly available information exists identifying public holders of the warrants.
(1)

Derived from Amendment No. 1 to Schedule 13G filed on February 14, 2007 by FMR Corp and Edward C. Johnson. Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., may be deemed to beneficially own 2,619,000 shares of common stock in its capacity as investment advisor to various investment companies. The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. is the parent of Fidelity Management & Research Company. Edward C. Johnson, the chairman of FMR Corp., and FMR Corp. exercise investment control over the 2,619,000 shares of common stock beneficially owned by Fidelity Management & Research Company. The Board of Trustees of Fidelity Investments exercises voting control over the 2,619,000 shares of common stock beneficially owned by Fidelity Management & Research Company.

(2)	Derived from Amendment No. 1 to a Schedule 13G filed on February 14, 2007 by Wellington Management Company, LLP. Wellington Management Company, LLP, in its capacity as an investment advisor, may be deemed to beneficially own 2,251,033 shares of common stock which are held of record by clients of Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP has shared voting control over 1,362,808 shares of common stock and shared investment control over 2,251,033 shares of common stock. Robert J. Toner is the president of Wellington Management Company, LLP.
(3)	Derived from Schedule 13G filed on April 28, 2006 by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. The business address of Sapling, LLC and Fir Tree Recovery Master Fund, L.P. is 535 Fifth Avenue, 35th Floor, New York, New York 10017. Sapling, LLC is the beneficial owner of, and exercises voting control and investment control over, 1,461,075 shares of common stock. Fir Tree Recovery Master Fund, L.P. is the beneficial owner of, and exercises voting and investment control over, 601,425 shares of common stock. Fir Tree, Inc. is the investment manager of Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Jeffrey Tannenbaum is the president of Fir Tree, Inc.
(4)	Derived from Form 4 filed on May 11, 2006 by Fir Tree, L.L.C., Fir Tree, Inc., Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman. Fir Tree, L.L.C., Fir Tree Inc., Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman are the beneficial owners of 1,822,500 shares of common stock. The business address of Fir Tree, L.L.C., Fir Tree, Inc., Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman is 535 Fifth Avenue, 35th Floor, New York, New York 10017. Jeffrey Tannenbaum is a principal of Fir Tree, L.L.C., Fir Tree, Inc. and Camellia Partners, LLC, and Andrew Fredman is a principal of Camellia Partners, LLC.
(5)	Derived from Schedule 13G filed by The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman on February 13, 2007. The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston Massachusetts 02116. The Baupost Group, L.L.C. is a registered investment advisor and exercises voting and investment control over 1,536,020 shares of common stock. SAK Corporation is the manager of The Baupost Group. Seth A. Klaren, the sole director of SAK Corporation and a controlling person of The Baupost Group, L.L.C., may be deemed to beneficially own 1,536,020 shares of common stock.
(6)

Derived from a Schedule 13G filed by Satellite Fund II, L.P. (“Satellite II”), Satellite Fund IV, L.P. (“Satellite IV”), Satellite Overseas Fund, Ltd. (“Satellite Overseas”), The Apogee Fund, Ltd. (“Apogee”), Satellite Overseas Fund V, Ltd. (“Satellite Overseas V”), Satellite Overseas Fund VI, Ltd. (“Satellite Overseas VI”), Satellite Overseas Fund VII, Ltd. (“Satellite Overseas VII”), Satellite Overseas Fund VIII, Ltd. (“Satellite VIII”), Satellite Overseas Fund IX, Ltd. (“Satellite IX”), Satellite Asset Management, L.P. (“Satellite Asset Management”), Satellite Fund Management LLC (“Satellite Fund Management”) and Satellite Advisors, L.L.C. (“Satellite Advisors”) on February 14, 2007. The business address of each of the foregoing entities is 623 Fifth Avenue, 19th Floor, New York, New York 10022. Satellite II is the beneficial owner of 268,390 shares of common stock. Satellite IV is the beneficial owner of 51,410 shares of common stock. Satellite Overseas is the beneficial owner of 685,420 shares of common stock. Apogee is the beneficial owner of 125,060 shares of common stock. Satellite Overseas V is the beneficial owner of 53,970 shares of common stock. Satellite Overseas VI is the beneficial owner of 18,650 shares of common stock. Satellite Overseas VII is the beneficial owner of 32,250 shares of common stock. Satellite Overseas VIII is the beneficial owner of 56,360 shares of common stock. Satellite Overseas IX is the beneficial owner of 60,990 shares of common stock. Satellite Asset Management is the beneficial owner of 1,352,500 shares of common stock. Satellite Fund Management is the beneficial owner of 1,352,500 shares of common stock. Satellite Advisors is the beneficial owner of 319,800 shares of common stock. Satellite Advisors has discretionary investment trading authority over the shares of common stock beneficially owned by Satellite II and Satellite IV (collectively, the Delaware Funds”). Satellite Asset Management has discretionary investment trading authority over the shares of common stock beneficially owned by Satellite Overseas, Apogee, Satellite Overseas V, Satellite Overseas VI, Satellite Overseas VII, Satellite Overseas VIII and Satellite Overseas IX (collectively, the “Offshore Funds”). The general partner of Satellite Asset Management is Satellite Fund Management. Satellite Fund Management and Satellite Asset Management each share the same executive committee that makes investment decisions on behalf the Delaware Funds and the Offshore Funds and investment decisions made by such executive committee, when necessary, are made through the approval of the majority of the executive committee members. Satellite Advisors, L.L.C., the general partner of the Delaware Funds, and Satellite Asset Management, L.P., the investment advisor of the Offshore Funds, each have the control to direct the receipt of dividends from, or proceeds from the sale of, the securities held for the accounts of their respective funds.

(7)	Derived from a Schedule 13G filed on January 16, 2007 by Sowood Capital Management LP and Sowood Capital Management LLC. The business address of Sowood Capital Management LP and Sowood Capital Management LLC is 500 Boylston Street, 17th Floor, Boston, Massachusetts 02116. Sowood Capital Management LP and Sowood Capital Management LLC exercise shared voting control and investment control over 1,128,100 shares of common stock. Jeffrey B. Larson may be deemed to beneficially own the 1,128,100 shares of common stock because he may be deemed to control Sowood Capital Management LLC. Jeffrey B. Larson’s principal business address is 500 Boylston Street, 17th Floor, Boston, Massachusetts 02116.
(8)	Derived from a Schedule 13G filed on April 9, 2007 by Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss, PhD. The business address of Weiss Asset Management, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. The business address of Weiss Capital, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. The business address of Andrew M. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. Weiss Asset Management, LLC is the beneficial owner of 771,644 shares of common stock. Weiss Capital, LLC is the beneficial owner of 299,606 shares of common stock. Andrew M. Weiss is the Managing Member of Weiss Asset Management, LLC and Weiss Capital, LLC. Andrew Weiss shares voting and investment control with each of Weiss Asset Management, LLC and Weiss Capital, LLC with respect to the shares of common stock beneficial owned by these entities. Andrew M. Weiss disclaims beneficial ownership of the shares of common stock held by Weiss Asset Management, LLC and Weiss Capital, LLC except to the extent of his pecuniary interest therein.
(9)	Derived from Amendment No. 1 to Schedule 13G filed by Context Capital Management, LLC, Michael S. Rosen, William D. Fertig, Context Offshore Advantage Fund, Ltd. and Context Advantage Master Fund, LP. The business address of Context Capital Management, LLC, Michael S. Rosen and William D. Fertig is 12626 High Bluff Drive, Suite 440, San Diego, California 92130. The business address of Context Offshore Advantage Fund, Ltd. and Context Advantage Master Fund, L.P. is c/o Hedgeworks Fund Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Context Capital Management, LLC, Michael S. Rosen and William D. Fertig are the beneficial owners of, and exercise voting control over, 1,041,450 shares of common stock. Michael S. Rosen is the co-chairman, chief executive officer and manager of Context Capital Management, LLC. William D. Fertig is the co-chairman, chief investment officer and manager of Context Capital Management, LLC. Context Offshore Advantage Fund, Ltd is the beneficial owner of 905,453 shares of common stock. Context Capital Management, LLC is the investment advisor of Context Offshore Advantage Fund Ltd. Context Offshore Advantage Fund, Ltd. and Context Capital Management, LLC share voting and investment control with respect to the 905,453 shares of common stock beneficially owned by Context Offshore Advantage Fund, Ltd. Context Advantage Master Fund, L.P. is the beneficial owner of 1,040,750 shares of common stock. Context Capital Management, LLC is the general partner of Context Advantage Master Fund, L.P. Context Capital Management, LLC and Context Advantage Master Fund, L.P. share voting and investment control with respect to the 1,040,750 shares of common stock beneficially owned by Context Advantage Master Fund, L.P.
(10)	The business address of this individual is c/o HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017. Sean McDevitt holds warrants to purchase 1,071,429 shares of common stock. The warrants are exercisable commencing on the later of HAPC’s completion of a business combination or April 11, 2007, and expire on April 11, 2011 or earlier upon HAPC’s redemption of the warrants.
(11)	The business address of this individual is c/o HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017.
(12)	The business address of this individual is c/o HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017.
(13)	The business address of this individual is c/o HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017.
(14)	The business address of this individual is c/o HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017.
(15)	Each individual has agreed that if he or she ceases to be an officer or director of HAPC prior to the dates specified below (other than as a result of (i) disability, as determined by the HAPC Board of Directors or as certified by a physician in a letter to the HAPC Board of Directors, (ii) death, (iii) removal without cause, or (iv) resignation for good reason), the portion of the shares specified below will be forfeited and transferred back to HAPC:

Termination of Services Prior to:	Shares Forfeited
June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

All of the common stock issued to these individuals will vest upon completion of the acquisition of InfuSystem.

HAPC granted a purchase option to FTN Midwest Securities Corp. at the closing of the initial public offering on April 18, 2006 to acquire 833,333 units for $100. Similar to the units issued in connection with the initial public offering, the units issuable upon exercise of the purchase option consist of one share of common stock and one warrant. Each warrant underlying the purchase option, however, entitles the holder to purchase one share of HAPC’s common stock at a price of $6.25 per share. The purchase option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder. Additionally, the terms of the purchase option provide that: (i) HAPC is not obligated to deliver any securities pursuant to the exercise of the purchase option unless a registration statement under the Securities Act, with respect to the common stock issuable upon exercise of the warrants which are issuable upon exercise of the purchase option is effective; and (ii) FTN is not entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities if the common stock issuable upon exercise of the warrants is not covered by an effective registration statement.

PRICE RANGE OF SECURITIES AND DIVIDENDS

HAPC

The shares of HAPC common stock, warrants and units are currently quoted on the OTC Bulletin Board under the symbols HAPN.OB, HAPNW.OB and HAPNU.OB, respectively. The closing prices per share of common stock and warrants of HAPC on September 28, 2006, the last trading day before the announcement of the execution of the Stock Purchase Agreement, were $5.47 and $0.33, respectively. The closing price per unit on September 26, 2006, the last date the units were traded prior to the execution of the Stock Purchase Agreement, was $6.15.

Each unit of HAPC consists of one share of HAPC common stock and two warrants. HAPC warrants became separable from HAPC common stock on June 15, 2006. Each warrant entitles the holder to purchase from HAPC one share of common stock at an exercise price of $5.00 commencing on the later of the completion of the InfuSystem acquisition (or if the InfuSystem transaction is not consummated, the first acquisition which is consummated) or April 10, 2007. The HAPC warrants will expire at 5:00 p.m., New York City time, on April 11, 2011, or earlier upon redemption. Prior to June 15, 2006, there was no established public trading market for HAPC’s common stock.

HAPC does not currently have any authorized or outstanding equity compensation plans.

The following table sets forth, for the period indicated, the quarterly high and low bid prices of HAPC’s units, common stock and warrants as reported on the OTC Bulletin Board since the units commenced public trading on April 12, 2006 and since such common stock and warrants commenced public trading on June 15, 2006. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock [1]		Warrants		Units [2]
	High	Low	High	Low	High	Low
Period from April 12, 2006 to June 30, 2006	—	—	—	—	$6.25	$5.90
Period from July 1, 2006 to September 30, 2006	$5.50	$5.35	$0.31	$0.27	$6.08	$5.90
Period from October 1, 2006 to December 31, 2006	$5.59	$5.45	$0.32	$0.16	$6.15	$5.76
Period from January 1, 2007 to March 31, 2007	$5.67	$5.56	$0.34	$0.20	$6.25	$6.00
Period from April 1, 2007 to May 31, 2007	$5.80	$5.65	$0.395	$0.192	$6.55	$6.05

1	HAPC common stock and warrants commenced trading on the OTC Bulletin Board on June 15, 2006.
2	HAPC units commenced trading on the OTC Bulletin Board on April 12, 2006.

Holders

As of the Record Date, there was holder(s) of record of the units, holders of record of the common stock and holder of record of the warrants.

Dividends

HAPC has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon its revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of HAPC’s then Board of Directors. It is the present intention of the HAPC Board of Directors to retain earnings, if any, for use in HAPC’s business operations and to use excess cash to repurchase equity. Accordingly, the HAPC Board does not anticipate declaring any dividends in the foreseeable future.

InfuSystem, Inc.

There is no established public trading market for the shares of capital stock of InfuSystem. All of the issued and outstanding capital stock of InfuSystem is held by I-Flow. Upon consummation of the acquisition, all of the issued and outstanding capital stock of InfuSystem will be held by HAPC.

Dividends Upon Completion of the Acquisition

Upon completion of the acquisition of InfuSystem, HAPC does not intend to pay any dividends on its shares of common stock. Rather, HAPC intends to reinvest any earnings back into the combined company. At this time, HAPC anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. It is expected that the terms of the promissory note to be issued to I-Flow at the closing of the acquisition will restrict HAPC’s payment of dividends.

DESCRIPTION OF SECURITIES

General

HAPC is currently authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001. As of the Record Date, shares of common stock are outstanding, held by record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. The warrants started trading separately from the common stock on June 15, 2006. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share.

Common stock

HAPC’s stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of HAPC’s existing stockholders, including all of its officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to HAPC’s initial public offering in accordance with the majority of the votes cast by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in HAPC’s initial public offering or purchased following the offering in the open market by any of HAPC’s initial stockholders, officers and directors. Additionally, HAPC’s initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of HAPC’s stockholders.

HAPC will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the holders of the common stock issued in HAPC’s initial public offering that are present in person or by proxy and entitled to vote are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in HAPC’s initial public offering exercise their conversion rights discussed below.

If HAPC is forced to liquidate prior to a business combination, holders of HAPC’s shares of common stock purchased in its initial public offering are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. HAPC’s initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the initial public offering if HAPC is forced to liquidate.

HAPC’s stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Holders of 1,750,001 shares of common stock that were outstanding prior to HAPC’s initial public offering are entitled to registration rights. The holders of the majority of these shares are entitled to make up to two demands that HAPC register the resale of these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time six months after the consummation of HAPC’s initial business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. HAPC will bear the expenses incurred in connection with the filing of any such registration statements.

Preferred Stock

HAPC’s amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by HAPC’s Board of Directors. Accordingly, HAPC’s Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits HAPC, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. HAPC may issue some or all of the preferred stock to effect a business combination, although HAPC will not issue any preferred stock in the acquisition of InfuSystem. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of HAPC. Although HAPC does not currently intend to issue any shares of preferred stock, HAPC cannot assure you that it will not do so in the future.

Warrants

HAPC currently has warrants outstanding to purchase 33,957,620 shares of HAPC common stock. Each warrant entitles the registered holder to purchase one share of HAPC’s common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	April 11, 2007.

The HAPC warrants will expire at 5:00 p.m., New York City time, on April 11, 2011, or earlier upon redemption. HAPC may call the warrants for redemption in whole and not in part at a price of $.01 per warrant at any time after the warrants become exercisable. They cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and, if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to holders of the warrants.

The warrants are issued in registered form under a warrant agreement between Mellon Investor Services LLC, as warrant agent, and HAPC.

The warrants will not be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock is registered under the Securities Act or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or HAPC’s recapitalization, reorganization, acquisition or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to HAPC, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, HAPC will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Unit Purchase Option

In connection with its initial public offering, HAPC issued to FTN Midwest Securities Corp., the underwriter in the initial public offering, for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in the initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of HAPC’s common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and April 11, 2007 and expiring April 11, 2011. The option may only be exercised or converted by the option holder.

Transfer Agent and Warrant Agent

The transfer agent for HAPC’s securities and warrant agent for HAPC’s warrants is Mellon Investor Services LLC, 480 Washington Blvd., Jersey City, New Jersey, 07310.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Regardless of whether the acquisition of InfuSystem is consummated, the HAPC 2007 annual meeting of stockholders will be held on or about , 2007, unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2008 annual meeting, you need to provide it to HAPC by no later than             , 2007.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this proxy statement is delivered to two or more stockholders who share an address unless HAPC or its agent has received contrary instructions from one or more of the stockholders. To request that separate copies of these documents be delivered, stockholders can contact HAPC’s transfer agent by mail at: Mellon Investor Services LLC, 480 Washington Blvd., Jersey City, New Jersey, 07310. You may also contact HAPC transfer agent if you received multiple copes of the proxy statement and would prefer to receive a single copy in the future.

WHERE YOU CAN FIND MORE INFORMATION

HAPC files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Exchange Act, as amended.

You may read and copy reports, proxy statements and other information filed by HAPC with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

HAPC files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on HAPC at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to HAPC has been supplied by HAPC, and all such information relating to InfuSystem, Inc. has been supplied by InfuSystem, Inc. Information provided by either of HAPC or InfuSystem, Inc. does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the acquisition or the financing, you should contact: Pat LaVecchia, Secretary at HAPC, Inc., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070.

INDEX TO FINANCIAL STATEMENTS

HAPC, INC.

(a corporation in the development stage)

Page No.
Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	F-3

Condensed Consolidated Statements of Operations for the three months ended March 31, 2007, the three months ended March 31, 2006 and for the period from August 15, 2005 (inception) to March 31, 2007	F-4

Condensed Consolidated Statements of Stockholders Equity (Deficit) for the period August 15, 2005 (inception) to December 31, 2005, the year ended December 31, 2006 and for the three months ended March 31, 2007

F-5

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007, the three months ended March 31, 2006 and for the period from August 15, 2005 (inception) to March 31, 2007	F-6

Notes to Condensed Consolidated Financial Statements	F-7

Reports of Independent Registered Public Accounting Firms	F-18

Consolidated Balance Sheets for the years ended December 31, 2006 and December 31, 2005	F-20

Consolidated Statements of Operations for the year ended December 31, 2006, for the period from August 15, 2005 (inception) to December 31, 2005 and for the period from August 15, 2005 (inception) to December 31, 2006

F-21

Consolidated Statements of Stockholders Equity (Deficit) for the period from August 15, 2005 (inception) to December 31, 2005 and the year ended December 31, 2006	F-22

Consolidated Statements of Cash Flows for the year ended December 31, 2006, for the period from August 15, 2005 (inception) to December 31, 2005 and the period from August 15, 2005 (inception) to December 31, 2006

F-23

Notes to Consolidated Financial Statements	F-24

INFUSYSTEM, INC.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$61,863	$427,372
Investments held in trust	99,297,879	98,151,128
Prepaid expenses and other current assets	290,890	445,369
Deferred acquisition costs	1,818,383	1,273,961

Total assets	$101,469,015	$100,297,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – other	$377,625	$289,738
Ticking fee payable to I-Flow	226,042	63,542
Accrued professional fees	990,930	405,079
Accrued franchise tax	—	165,000
Accrued expenses – other	17,931	27,964
Stockholder advance	100	100
State and City taxes payable	145,051	—
Deferred underwriting fees	5,467,581	5,467,581
Warrant liabilities	7,087,606	9,112,636

Total Current Liabilities	14,312,866	15,531,640

COMMITMENTS
Common stock subject to possible conversion 3,373,363 and 0 shares, respectively at conversion value	19,849,646	19,620,410
Stockholders’ Equity
Preferred stock, $.0001 par value; authorized 1,000,000 shares; none issued and outstanding		—
Common stock, $.0001 par value; authorized 200,000,000 shares; issued 21,041,918 and 4,166,667, respectively and outstanding 18,625,252 and 1,750,001, respectively	2,104	2,104
Additional paid-in capital	73,413,718	73,027,803
Deficit accumulated during the development stage	(6,109,319)	(7,884,127)

Total stockholders’ equity	67,306,503	65,145,780

Total liabilities and stockholders’ equity	$101,469,015	$100,297,830

See accompanying notes to condensed consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	For the period From August 15, 2005 (inception) to March 31, 2007
Revenues	$—	$—	$—
Operating expenses:
Compensation expense	615,051	2,196,616	20,349,593
Guaranty fee	—	—	100,000
General and Administrative Expenses – other	403,027	573	1,322,321

	1,018,078	2,197,189	21,771,914

Loss from operations	(1,018,078)	(2,197,189)	(21,771,914)

Other Income (Expenses):
Interest income	1,150,827	—	4,354,647
Interest expense	—	788	(1,604)
Ticking fee	(162,500)	—	(257,292)
Gain on warrant liabilities	2,025,030	—	12,825,190

	3,013,357	788	16,920,941

Income (Loss) before provision for income taxes	1,995,279	(2,197,977)	(4,850,973)
Provision for income taxes	220,471	744	1,258,346

Net Income (Loss)	$1,774,808	$(2,198,721)	$(6,109,319)

Net Income (Loss) per share:
basic	$0.10	$(1.26)	$(0.51)
diluted	0.08	(1.26)	(0.51)
Weighted average shares outstanding:
basic	18,625,252	1,750,001	11,976,987
diluted	22,417,488	1,750,001	11,976,987

See accompanying notes to condensed consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the period August 15, 2005 (inception) to December 31, 2005 and the year ended December 31, 2006 and for the three months ended March 31, 2007

(Unaudited)

	Common Stock		Paid in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Treasury Stock		Total Stockholders’ Equity
	Shares	Par Value $0.0001 Amount			Shares	Amount
Balances at August 15, 2005	—	$—	$—	$—	—	$—	$—
Common stock issues September 13, 2005	4,166,667	417	24,583	—	—	—	25,000
Treasury stock purchased	—	—	—	—	(4,166,667)	(25,000)	(25,000)
Issuance of treasury shares for services	—	—	(25,000)	—	1,750,001	25,000	—
Amortization of stock based compensation expense	—	—	24,407	—	—	—	24,407
Net loss	—	—	—	(24,783)	—	—	(24,783)

Balances at December 31, 2005	4,166,667	$417	$23,990	$(24,783)	(2,416,666)	$—	$(376)
Issuance of common stock and warrants	16,875,251	1,687	101,249,819	—	—	—	101,251,506
Reclassifications of proceeds allocated to warrants-derivative liabilities	—	—	(19,912,796)	—	—	—	(19,912,796)
Non-cash compensation	—	—	13,049,996	—	—	—	13,049,996
Expenses of offering	—	—	(10,826,601)	—	—	—	(10,826,601)
Non-cash charge related to sale of option	—	—	1,966,666	—	—	—	1,966,666
Amortization of stock based compensation expense	—	—	6,660,139	—	—	—	6,660,139
Proceeds subject to possible conversion of 3,373,363 shares	—	—	(19,620,410)	—	—	—	(19,620,410)
Issuance of warrants	—	—	437,000	—	—	—	437,000
Net loss	—	—	—	(7,859,344)	—	—	(7,859,344)

Balances at December 31, 2006	21,041,918	$2,104	$73,027,803	$(7,884,127)	(2,416,666)	$—	$65,145,780
Net Income	—	—	—	1,774,808	—	—	1,774,808
Current period adjustment to proceeds subject to possible conversion of 3,373,363 shares	—	—	(229,236)	—	—	—	(229,236)
Issuance of option to purchase 833,333 units to FTN Midwest	—	—	100	—	—	—	100
Amortization of stock based compensation expense	—	—	615,051	—	—	—	615,051

Balances at March 31, 2007	21,041,918	$2,104	$73,413,718	$(6,109,319)	(2,416,666)	$—	$67,306,503

See accompanying notes to condensed consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	For the period from August 15, 2005 (inception) to March 31, 2007
Cash flows from operating activities:
Net income (loss)	$1,774,808	$(2,198,721)	$(6,109,319)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on warrant liabilities	(2,025,030)	—	(12,825,190)
Interest income on investments held in trust	(1,146,751)	—	(4,330,243)
Withdrawal of interest earned on investments held in trust	—	—	1,247,157
Amortization of stock based compensation	615,051	2,196,616	7,275,190
Non-cash compensation satisfied by grant of stock	—	—	13,049,996
Stock issued for services	—	—	24,407
Changes in current assets and liabilities:
Decrease (Increase) in prepaid expenses and other current assets	154,479	—	(290,890)
Increase in accounts payable – other	113,137	—	216,022
Increase in ticking fee payable to I-Flow	162,500	—	226,042
Decrease in accrued franchise tax	(165,000)	—	—
(Decrease) Increase in accrued expenses – other	(23,805)	1,949	4,159
Increase in accrued professional fees	122,167	—	181,796
Increase in State and City taxes payable	145,051		145,051

Net cash used in operating activities	(273,393)	(156)	(1,185,822)

Cash flows from investing activities:
Purchase of investments held in trust	—	—	(96,214,793)
Payment of deferred acquisition costs	(92,216)	—	(833,874)

Net cash used in investing activities	(92,216)	—	(97,048,667)

Cash flows from financing activities:
Advance from initial stockholder	—	—	100
Proceeds from issuance of option to purchase units to FTN Midwest	100	—	100
Proceeds from notes payable	—	—	85,000
Proceeds from issuance of warrants		—	437,000
Payment of notes payable	—	—	(85,000)
Payment of offering costs	—	(4,237)	(3,392,354)
Proceeds from public offering	—	—	81,631,096
Proceeds from issuance of shares of stock subject to possible conversion	—	—	19,620,410

Net cash provided by (used in) financing activities	100	(4,237)	98,296,352

Net change in cash	(365,509)	(4,393)	61,863
Cash, beginning of period	427,372	13,590	—

Cash, end of period	$61,863	$9,197	$61,863

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—	$1,304
Cash paid for taxes	169,141	—	1,422,685
Schedule of Non-Cash Financing Transactions:
Options issued to underwriter	$100	$—	$1,966,666
Deferred underwriting fees	—	—	5,467,581
Issuance of notes payable to treasury stock	—	—	25,000
Warrant obligations in connection with sale units in offering	—	—	19,912,796

See accompanying notes to condensed consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The information in this Report on Form 10-Q includes the financial position of HAPC, INC. and its consolidated subsidiary, Iceland Acquisition Subsidiary, Inc. (collectively, the “Company”) as of March 31, 2007 and the results of operations and cash flows for the three months ended March 31, 2007 and 2006. The financial statements of all entities are consolidated and all intercompany accounts are eliminated upon consolidation.

The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

In the opinion of management, all adjustments (consisting only of normal recurring accruals) have been made that are necessary to present fairly the financial position of HAPC, INC. (formerly Healthcare Acquisition Partners Corp.) (the “Company”) as of March 31, 2007 and the results of its operations and its cash flows for the three months ended March 31, 2007 and 2006 in conformity with generally accepted accounting principles. Operating results for the interim period are not necessarily indicative of the results to be expected for the full year.

2. Nature of Operations and Summary of Significant Accounting Policies

The Company was incorporated in Delaware on August 15, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. As disclosed in Note 11, the Company has identified an acquisition candidate, InfuSystem, Inc. (“InfuSystem”) and has entered into an agreement to acquire all of the issued and outstanding stock of InfuSystem through a wholly-owned subsidiary of the Company.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Company’s initial public offering (the “IPO”), or 24 months from the consummation of the IPO in the event that a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period.

Substantially all activity through March 31, 2007 relates to the Company’s formation, the IPO and efforts related to the pending acquisition of InfuSystem described below. The Company has selected December 31 as its fiscal year end. The registration statement for the Company’s IPO was declared effective on April 11, 2006. The Company consummated the IPO on April 18, 2006 and received gross proceeds of $100,000,000. Legal fees totaling $497,000 and underwriting costs totaling $2,600,000 have been paid from these proceeds. Substantially all of the net proceeds of the IPO are intended to be applied toward acquiring InfuSystem.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Of the proceeds of the IPO, $96,214,793 was deposited and is being held in a trust account (“Trust Account”) and invested in a money market fund, fully collateralized by U.S. government securities until the earlier of (i) the consummation of the acquisition of InfuSystem or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $5,467,581 of contingent underwriting compensation (the “Discount”) which will be paid to the underwriters if the acquisition of InfuSystem is consummated, but which will be forfeited if public stockholders vote against the proposed acquisition and elect to have their shares redeemed for cash if the acquisition of InfuSystem is not consummated. Pro rata decreases in the Discount will occur if the acquisition of InfuSystem is consummated but there are up to 19.99% dissenting stockholders who vote against the acquisition proposal and elect to have their shares redeemed for cash. The remaining amount of the proceeds were used to pay business, legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses. The Company continues to recapitalize its working capital requirements by issuing additional securities such as the sale of warrants on December 28, 2006 for $437,000 and on April 12, 2007 for $313,000 as discussed in Note 9.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Investments Held in Trust

The Company invests amounts held in trust in a United States Treasury money market account.

Share Based Payment

FASB Statement No. 123 (R), “Share Based Payment” (“FASB No. 123 (R)”) requires all entities to recognize compensation expense in an amount equal to the fair value of share based payments made to employees, among other requirements. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized on a straight-line basis over the award vesting period.

Accordingly, share based payments issued to officers, directors and vendors are measured at fair value and recognized as expense over the related vesting periods.

The compensation expense recognized for the three months ended March 31, 2007 and 2006 was $615,051 and $2,196,616, respectively. The compensation expense recognized for the period from August 15, 2005 (inception) to December 31, 2006 was $20,349,593.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Accounting for Warrants and Derivative Instruments

On April 18, 2006, the Company consummated its IPO of 16,666,667 units. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $5.00. On May 18, 2006, the Company sold an additional 208,584 units to FTN Midwest Securities Corp., the underwriter of its IPO, pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The Warrant Agreement provides for the Company to register the shares underlying the warrants in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise.

In September 2000, the Emerging Issues Task Force issued EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” (“EITF 00-19”) which requires freestanding derivative contracts that are settled in a company’s own stock, including common stock warrants, to be designated as equity instruments, assets or liabilities. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at its fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 33,750,502 warrants issued in connection with the IPO and overallotment to purchase stock are separately accounted for as liabilities. The fair value of these warrants is shown on the Company’s balance sheet and the unrealized changes in the value of these warrants are shown in the Company’s statement of operations as “Gain (loss) on warrant liabilities.” These warrants are freely traded on the “Over The Counter Bulletin Board.” Consequently, the fair value of these warrants is estimated as the market price of the warrant at each period end. To the extent the market price increases or decreases, the Company’s warrant liabilities will also increase or decrease, including the effect on the Company’s statement of operations.

Sales of warrants that are required to be settled in unregistered shares of common stock are treated as equity and included in additional paid in capital.

Income taxes

The Company uses the liability method for reporting income taxes, under which current and deferred tax liabilities and assets are recorded in accordance with enacted tax laws and rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Under the liability method, the amounts of deferred tax liabilities and assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Future tax benefits are recognized when it is more likely than not that such benefits will be realized.

The Company has a total deferred tax asset of $4,436,999 related to the compensation expense associated with the reserve of certain shares of its common stock currently held as treasury stock for two directors and other expenses. The Company has established a reserve for the full amount of the benefit based on the uncertainty that the benefit will be fully utilized.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Earnings Per Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share assumes the issuance of potentially dilutive shares of common stock during the periods related to the stock options and warrants. The following table reconciles the numerators and denominators of the basic and diluted net income (loss) per share computations for net income (loss) for the following periods:

	Three Months Ended March 31,			For the Period From August 15, 2005 (inception) to March 31, 2007
	2007	2006
Numerator:
Net income (loss)	$1,774,808	$(2,198,721)		$(6,109,319)
Denominator:
Weighted average common shares outstanding:
Basic	18,625,252	1,750,001		11,976,987
Diluted	22,417,488	1,750,001	(1)	11,976,987

Net income (loss) per share:
Basic	$0.10	$(1.26)		$(0.51)
Diluted	$0.08	$(1.26	)(1)	$(0.51)

(1)	As of March 31, 2006, the Company had no options or warrants outstanding.

Recently issued accounting pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007, which had no impact on its consolidated financial condition, results of operations or cash flows.

We classify interest on tax deficiencies as interest expense and income tax penalties as penalties expense. At January 1, 2007 (date of adoption) and at March 31, 2007, no liabilities have been recorded for uncertain tax positions pursuant to FIN 48, as the Company determined that all previously determined tax positions are highly certain. In addition, the Company did not record a cumulative effect adjustment related to the adoption on FIN 48.

As of January 1, 2007 (date of adoption) and March 31, 2007, the tax years 2005 and 2006 remain subject to examination by major tax jurisdictions.

In September 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“FASB No. 157”) which relates to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. The provisions of FASB No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect this statement to have a material effect on its consolidated financial condition, results of operations or cash flows upon adoption.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115,” (“FASB No. 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. FASB No. 159 is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. FASB No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. FASB No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. FASB No. 159 does not establish requirements for recognizing and measuring dividend income, interest income, or interest expense. FASB No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements, included in FASB Statements No. 157, “Fair Value Measurements, and No. 107, Disclosures about Fair Value of Financial Instruments.” FASB No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has not yet completed its assessment of the impact upon adoption of FASB No. 159 on its consolidated financial condition, results of operations or cash flows.

Cash concentration of credit risk

The Company maintains cash balances with financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy, and management believes there is little risk of loss.

3. Initial Public Offering

On April 18, 2006, the Company sold 16,666,667 units (“Units”) to the public at a price of $6.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two redeemable common stock purchase warrants. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the IPO and expiring five years from the effective date of the IPO. The Company may call the warrants for redemption in whole and not in part at a price of $.01 per warrant at any time after the warrants become exercisable. They cannot be redeemed unless the warrant holders receive written notice not less than 30 days prior to the redemption; and, if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders. In connection with the IPO, the Company paid to FTN Midwest Securities Corp. an underwriting discount of 7% of the IPO price and a non–accountable expense allowance of 1% of the IPO price.

In addition, on April 18, 2006, the Company issued to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in the IPO, except that each of the warrants underlying this option entitles the holder to purchase one share of the Company’s common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder. The Company received payment of $100 for this option in the first quarter of 2007.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Initial Public Offering (Continued)

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company determined that the fair value of the option on the date of sale was $2.36 per unit, or $1,966,666 total, using an expected life of five years, volatility of 47% and a risk-free interest rate of 3.98%. Accordingly, this amount was recorded as an expense of the offering resulting in a charge directly to stockholders’ equity during 2006.

The volatility calculation of 47% is based on the 180 day average volatility of a representative sample of forty-one (41) healthcare industry companies (the “Sample Companies”) with market capitalization under $200 million. Because it does not have a trading history, the Company needed to estimate the potential volatility of its common stock price. The Company referred to the 180 day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the options, if the Company does not consummate a business combination within the prescribed time period and liquidates, the options would become worthless.

On May 18, 2006, the Company sold 208,584 Units (the “Overallotment Units”) to FTN Midwest Securities Corp. pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The Overallotment Units were sold at the offering price of $6.00 per Unit, less FTN Midwest Securities Corp.’s 7% underwriting discount.

4. Investments Held in Trust

Investments held in trust at March 31, 2007 and December 31, 2006, consist of a United States Treasury money market account with a carrying value of $99,297,879 and $98,151,128, respectively. The fair value of the investments approximate the carrying value.

5. Notes Payable

On September 28, 2005, the Company issued a $60,000 unsecured promissory note to Healthcare Acquisition Holdings, LLC (“Holdings”), a company owned by certain directors of the Company. The note bears interest at a rate of 3% per annum and is payable on the earlier of September 28, 2006 or the date the Company consummates an initial public offering.

On December 30, 2005, the Company issued an $25,000 unsecured promissory note, at an interest rate of 3% per annum to Holdings, to repurchase the 4,166,667 common shares that Holdings received upon formation of the Company. At September 30, 2006, 2,416,666 shares were included in the Treasury shares of the Company.

Due to the short-term nature of the notes, the fair values of the notes approximate the carrying values. Both notes were re-paid in full in May 2006 and are no longer outstanding.

Interest expense for the three months ended March 31, 2007 and 2006 was $0 and $788, respectively.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. Warrant Liabilities

The warrants will be exercisable only if at the time of exercise (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock underlying the warrants issuable upon exercise of the option is effective, or (ii) in the opinion of counsel to the Company or counsel to the option holder reasonably satisfactory to the Company, the exercise of the warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. The warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. The option holder is not entitled to receive a net cash settlement or other settlement in lieu of physical settlement if the common stock underlying the warrants, or securities underlying the option, as applicable, are not covered by an effective registration statement.

The Company has determined that the warrants issued in connection with the IPO including the overallotment shares issued on May 18, 2006 are classified as liabilities in accordance with EITF 00-19. Therefore, the fair value of each instrument must be recorded as a liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded liabilities, and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each warrant or portion thereof (or exercise of the warrants or portion thereof, as the case may be), the corresponding liability will be reclassified as equity.

The fair values of the Company’s 33,750,502 warrants issued in connection with the IPO outstanding at March 31, 2007 and December 31, 2006 were $7,087,606 or $0.21 per warrant and $9,112,636 or $0.27 per warrant, respectively.

7. Related Party Transactions

The Company was initially funded by Healthcare Acquisition Holdings, LLC. Cash was received from the issuance of two unsecured promissory notes (see Note 5). The proceeds were used as working capital until the Company was able to consummate its IPO. Both notes were repaid in full in May 2006.

Two of the Company’s directors were former Managing Directors of FTN Midwest Securities Corp. Mr. McDevitt resigned from his position as Managing Director of FTN Midwest Securities Corp. effective January 19, 2007 and Mr. LaVecchia resigned from his position as Managing Director of FTN Midwest Securities Corp. effective February 2, 2007. FTN Midwest Securities Corp., who was the underwriter in the Company’s IPO, received an underwriting discount of 7%, a non-accountable expense allowance of 1% and an option to purchase 833,333 shares for a fee of $100. The Company reserved in its treasury 2,000,000 shares of common stock for issuance to Sean McDevitt and 416,666 shares of common stock for issuance to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination or April 11, 2007.

The Company currently utilizes and will continue to utilize certain administrative, technological and secretarial services, as well as certain limited office space provided by FTN Midwest Securities Corp. until the consummation of a business combination by the Company. The Company has agreed to pay $1 per year for such services commencing on the effective date of the IPO and continuing monthly thereafter.

Refer to Note 11 for discussion of the Termination and Break Up Fee and the related guaranty.

As disclosed in Note 11, the Company is paying a ticking fee to I-Flow in consideration of its acquisition of InfuSystem. The Company incurred a charge of $162,500 related to the ticking fee during the three months ended March 31, 2007, which was recorded in other income (expenses).

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. Income Taxes

The major components of deferred tax assets at March 31, 2007 and December 31, 2006 are as follows:

	March 31, 2007	December 31, 2006
Stock based compensation	$4,436,999	$4,503,228
Valuation allowance	(4,436,999)	(4,503,228)

	$—	$—

At March 31, 2007 and December 31, 2006, a 100% valuation allowance is provided, as it is uncertain if the deferred tax assets will provide any future benefits because of the uncertainty that the benefit will be fully utilized.

9. Commitments

The Company’s chief executive officer receives annual compensation of $50,000 for serving as an officer and $50,000 for serving as a director. The Company’s chief financial officer receives annual compensation of $50,000 and the Company’s independent directors each receive annual compensation of $50,000.

Certain of the Company’s officers and directors have committed to purchase up to $1,000,000 of the Company’s warrants from the Company in a private placement at a price of $.70 per warrant subsequent the filing of the preliminary proxy statement seeking stockholder approval of the acquisition of InfuSystem. Such officers and directors have agreed not to sell or transfer the warrants until after the Company has consummated a business combination. On December 28, 2006, the Company issued 624,286 warrants to purchase common stock to Sean McDevitt, Chairman of the Board of Directors of the Company, at a purchase price of $0.70 per warrant for an aggregate purchase price of $437,000. The warrants have an exercise price of $5.00 per share of common stock and are exercisable commencing on the Company’s completion of a business combination and expiring April 11, 2011 or earlier upon redemption by the Company. The Company may call the warrants for redemption in whole and not in part at a price of $0.01 per warrant at anytime after the warrant becomes exercisable. The warrants cannot be redeemed unless the holder receives written notice not less than 30 days prior to the redemption and if and only if, the reported last price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day period ending on the third day of business prior to the notice of redemption to warrant holder. The Company has fully reserved these shares as authorized but not issued. The Company issued to Mr. McDevitt an additional 447,143 warrants to purchase common stock at a purchase price of $0.70 per warrant for an aggregate purchase price of $313,000 on April 12, 2007. The warrants issued to Mr. McDevitt in April 2007 are subject to the same terms and conditions as the warrants issued to Mr. McDevitt in December 2006. Mr. McDevitt has agreed not to sell or transfer the warrants purchased in December 2006 or April 2007 until after HAPC has consummated a business combination. The warrants issued and sold to Mr. McDevitt in December 2006 and April 2007 were not registered under the Securities Act. As a result, the warrants and the common stock issuable upon exercise of the warrants may not be sold unless they have been registered pursuant to a registration statement filed under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act as evidenced by an opinion of counsel reasonably satisfactory to the Company.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments (Continued)

The initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time six months following the consummation of the acquisition, pursuant to the terms of their respective lock-up agreements.

The Company has agreed to reimburse its initial stockholders for (a) any income tax liability incurred by the Company’s initial stockholders as a result of the award of their shares and/or the vesting of such shares (other than tax liability due as a result of their sale of such shares) and (b) all reasonable out-of-pocket expenses incurred by the initial stockholders in connection with their activities on the Company’s behalf.

10. Common and Preferred Stock

Effective December 30, 2005, Healthcare Acquisition Partners Holdings, LLC sold the 4,166,667 shares of common stock that it had received upon formation of the Company back to the Company. The shares were purchased for a $25,000 note payable. Simultaneously, the Company transferred 1,750,001 of these shares of common stock to certain members of its management team resulting in compensation of $8,435,005 to them, computed at $4.82 per share, which will be charged to expense ratably over the forfeiture period. Of this amount, $615,051 and $2,196,616 was charged to expense for the three months ended March 31, 2007 and 2006, respectively. The amount charged to expense for the period from August 15, 2005 (inception) to March 31, 2007 was $7,299,597. The Company will recognize the remaining $1,135,408 of compensation as an expense ratably over the forfeiture period of the shares. Each individual receiving shares has agreed to forfeit a portion of their shares if they cease to be an officer or director prior to the following dates (other than as a result of (i) disability, (ii) death, (iii) removal by the Company without cause, or (iv) resignation for good reason, the portion of the shares to be forfeited is as follows:

June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

The remaining 2,416,666 shares of the Company’s common stock transferred back to the Company and not transferred to members of the Company’s management team on December 30, 2005 are being held as treasury shares and reserved for transfer by the Company’s board of directors to present or future officers, directors or employees.

On July 24, 2006, the Company reserved for grant to two of the Company’s directors 2,416,666 shares of the Company’s common stock. These shares were originally held as treasury shares and reserved for transfer to present or future officers, directors or employees. The directors are entitled to receive the shares on the date that is the later of six months after completion of business combination or April 11, 2007.

The grants may not be transferred prior to the date that is the later of six months after the completion of a business combination or April 11, 2007.

As a result of the above, the Company recorded compensation expense of $13,049,996 in its quarter ended September 30, 2006 which is based upon the number of shares reserved (2,416,666) at the July 24, 2006 closing stock price of $5.40 per share.

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Stock Purchase Agreement

Entry into a Material Definitive Agreement

On September 29, 2006, the Company entered into a Stock Purchase Agreement with I-Flow Corporation, a Delaware corporation (“I-Flow”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of HAPC (“Acquisition Sub”) and InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow. Pursuant to the terms of the Stock Purchase Agreement, Acquisition Sub will purchase all of the issued and outstanding capital stock of InfuSystem. Concurrently with the acquisition, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California. The name of the surviving corporation will be InfuSystem, Inc. The Stock Purchase Agreement originally provided that in the event the acquisition of InfuSystem was not consummated by June 29, 2007, the Stock Purchase Agreement was terminable by the Company or I-Flow. On April 30, 2007, the Company, I-Flow, InfuSystem and Acquisition Sub entered into Amendment No. 1 to the Stock Purchase Agreement extending the termination date from April 30, 2007 to June 29, 2007.

HAPC’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) requires that the acquisition must be approved by the holders of a majority of the shares of HAPC common stock sold in HAPC’s April 2006 IPO. The acquisition cannot be completed if holders of 20% or more of the shares of HAPC common stock sold in the IPO vote against the acquisition and, as permitted by the Certificate of Incorporation, demand that their shares be converted (the “Conversion Rights”) into the right to receive a pro rata portion of the net proceeds of the IPO held in a trust account established for this purpose at the time of the IPO (the approval of the majority of the shares cast together with the exercise of the Conversion Rights by less than 20% of the HAPC common stock issued in the IPO, “HAPC Stockholder Approval”). If the holders of less than 20% of the shares of HAPC common stock exercise their Conversion Rights and the transaction closes, such holders will receive their pro rata share of the trust proceeds.

Purchase Price

In consideration for the acquisition of all of the issued and outstanding shares of capital stock of InfuSystem, HAPC or Acquisition Sub will pay to I-Flow a purchase price of $140,000,000, subject to certain working capital adjustments as set forth in the Stock Purchase Agreement. The purchase price will be paid by HAPC or Acquisition Sub through a combination of (i) a secured promissory note (the “Promissory Note”) payable to I-Flow in a principal amount equal to $55,000,000 plus the amount actually paid to HAPC’s stockholders who exercise their Conversion Rights but not to exceed $75,000,000 (the “Maximum Amount”) and (ii) an amount of cash purchase price equal to $65,000,000 plus the difference between the Maximum Amount and the actual principal amount of the Promissory Note. In connection with I-Flow’s commitment to accept the Promissory Note, a $100,000 delivery fee was paid by HAPC to I-Flow by October 4, 2006 and a “Ticking Fee” (between 0.50% and 1.0% per annum of the Maximum Amount) is payable from September 29, 2006 until the earlier of the closing under the Stock Purchase Agreement, termination of the Stock Purchase Agreement or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. On October 4, 2006, the Company paid $100,000 to I-Flow representing the delivery fee.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Stock Purchase Agreement (Continued)

Representations, Warranties and Covenants

The Stock Purchase Agreement contains representations and warranties of each of HAPC, I-Flow, Acquisition Sub and InfuSystem, as applicable, relating to, among other matters, (i) corporate organization and similar corporate matters, (ii) title to stock, (iii) capitalization, (iv) the authorization, performance and enforceability of the Stock Purchase Agreement, (v) taxes, (vi) financial statements and the absence of undisclosed liabilities, (vii) material contracts, (viii) absence of certain changes, (ix) compliance with applicable laws, (x) absence of litigation, (xi) insurance, (xii) consents, (xiii) licenses and permits, (xiv) validity of leases, (xv) title to assets, (xvi) employer and employee benefit matters, (xvii) environmental matters and (xviii) intellectual property matters.

InfuSystem has agreed to continue to operate its business in the ordinary course prior to the closing of the transactions contemplated by the Stock Purchase Agreement and each of the parties has agreed (i) not to take any action to cause its representations and warranties to become untrue and (ii) to use all commercially reasonable efforts to consummate the transactions contemplated by the Stock Purchase Agreement in accordance with the terms set forth therein. Each party has also agreed to maintain the confidentiality of the other’s proprietary information.

Indemnification

Under the Stock Purchase Agreement, each of HAPC and I-Flow have agreed to indemnify the other and its affiliates, subject to certain limitations, against certain losses arising from, among other matters, such party’s breach of the Stock Purchase Agreement.

Termination and Break Up Fee

Payment of the break up fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris (the “Guarantors”) pursuant to a Continuing Guaranty provided by the Guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the Guarantors on September 29, 2006, HAPC has agreed to pay the Guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to immediately reimburse the Guarantors for any payments actually made by them in connection with the Continuing Guaranty. The Guarantors have waived any rights they may have to bring claims against the trust account to satisfy reimbursements owed to them under the Guaranty Fee and Reimbursement Agreement. Messrs. McDevitt and Harris have delivered to I-Flow a $3,000,000 letter of credit issued by JPMorgan for the benefit of I-Flow which I-Flow may draw upon in the event that the break up fees are not paid when due and payable. During 2006, the Company incurred a charge to operating expenses for $100,000 related to the Guaranty Fee and Reimbursement Agreement.

There can be no assurance that the Stock Purchase Agreement can be consummated. In the event that the proposed acquisition is not undertaken, it is likely that the Company will have insufficient time and resources to look for another suitable acquisition target and will most likely be forced to liquidate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of HAPC, Inc.

We have audited the accompanying consolidated balance sheet of HAPC, Inc. and subsidiary (a corporation in the development stage) (the “Company”) as of December 31, 2006, and the related consolidated statements of operations and cash flows for the year ended December 31, 2006 and for the period from August 15, 2005 (date of inception) to December 31, 2006, and the related consolidated statement of stockholders’ equity (deficit) for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from August 15, 2005 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of December 31, 2006. As discussed in Note 11 to the consolidated financial statements, on September 29, 2006, the Company entered into a Stock Purchase Agreement with I-Flow Corporation to acquire all of the issued and outstanding capital stock of Infusystem, Inc., a wholly-owned subsidiary of I-Flow Corporation. In the event that the proposed acquisition is not undertaken, it is likely that the Company will have insufficient time and resources to identify another acquisition target and will most likely have to liquidate in accordance with the provisions of the Amended and Restated Certificate of Incorporation.

/s/ Deloitte & Touche LLP

Detroit, Michigan

March 30, 2007

750 Lexington Avenue
New York, NY 10022-1200
Certified Public Accountants	212 750 9100	phone
	212 750 2727	fax
	mec@millerelin.com	e-mail

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

HAPC, INC.

(formerly Healthcare Acquisition Partners Corp.)

We have audited the accompanying balance sheets of HAPC, Inc. (formerly Healthcare Acquisition Partners Corp.) (a corporation in the development stage) as of April 18, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, August 15, 2005 (inception) to December 31, 2005 and August 15, 2005 (inception) to April 18, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HAPC, Inc. (formerly Healthcare Acquisition Partners Corp.) as of April 18, 2006 and December 31, 2005, and the results of its operations and its cash flows for the periods from January 1, 2006 to April 18, 2006, August 15, 2005 (inception) to December 31, 2005 and August 15, 2005 (inception) to April 18, 2006 in conformity with accounting principles generally accepted in the United States.

MILLER, ELLIN & COMPANY, LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

February 14, 2007

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Current assets:
Cash and cash equivalents	$427,372	$13,590
Investments held in trust	98,151,128	—
Prepaid expenses and other current assets	445,369	—
Deferred offering costs	—	165,088
Deferred acquisition costs	1,273,961	—

Total assets	$100,297,830	$178,678

Current Liabilities:
Current liabilities:
Accounts payable – other	$289,738	$—
Accounts payable – ticking fee	63,542	—
Accrued professional fees	405,079	93,654
Accrued franchise tax	165,000	—
Accrued expenses – other	27,964	300
Stockholder advance	100	100
Notes payable	—	85,000
Deferred underwriting fees	5,467,581	—
Warrant liabilities	9,112,636	—

Total Current Liabilities	15,531,640	179,054

COMMITMENTS
Common stock subject to possible conversion 3,373,363 and 0 shares, respectively at conversion value	19,620,410	—
Stockholders’ Equity (Deficit)
Preferred stock, $.0001 par value; authorized 1,000,000 shares; none issued and outstanding		—
Common stock, $.0001 par value; authorized 200,000,000 shares; issued 21,041,918 and 4,166,667, respectively and outstanding 18,625,252 and 1,750,001, respectively	2,104	417
Additional paid-in capital	73,027,803	23,990
Deficit accumulated during the development stage	(7,884,127)	(24,783)

Total stockholders’ equity (deficit)	65,145,780	(376)

Total liabilities and stockholders’ equity	$100,297,830	$178,678

See accompanying notes to consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	For the Period From August 15, 2005 (inception) to December 31, 2005	For the period From August 15, 2005 (inception) to December 31, 2006
Revenues	$—	$—	$—
Operating expenses:
Compensation expense	19,710,135	24,407	19,734,542
Ticking fee	94,792	—	94,792
Guaranty fee	100,000	—	100,000
General and Administrative Expenses – other	919,218	76	919,294

	20,824,145	24,483	20,848,628

Loss from operations	(20,824,145)	(24,483)	(20,848,628)

Other Income (Expenses):
Interest income	3,203,820	—	3,203,820
Interest expense	(1,304)	(300)	(1,604)
Gain on warrant liabilities	10,800,160	—	10,800,160

	14,002,676	(300)	14,002,376

Loss before provision for income taxes	(6,821,469)	(24,783)	(6,846,252)
Provision for income taxes	1,037,875	—	1,037,875

Net loss	$(7,859,344)	$(24,783)	$(7,884,127)

Net loss per share – basic and diluted	$(0.58)	$(.01)	$(0.73)

Weighted average shares outstanding – basic and diluted	13,661,117	3,250,000	10,789,797

See accompanying notes to consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the period August 15, 2005 (inception) to December 31, 2005 and for the year ended December 31, 2006

	Common Stock		Paid in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Treasury Stock		Total Stockholders’ Equity
	Shares	Par Value $ 0.0001 Amount			Shares	Amount
Balances at August 15, 2005	—	$—	—	$—	—	$—	$—
Common stock issues September 13, 2005	4,166,667	417	24,583	—	—	—	25,000
Treasury stock purchased	—	—	—	—	(4,166,667)	(25,000)	(25,000)
Issuance of treasury shares for services	—	—	(25,000)	—	1,750,001	25,000	—
Amortization of stock based compensation expense	—	—	24,407	—	—	—	24,407
Net loss	—	—	—	(24,783)	—	—	(24,783)

Balances at December 31, 2005	4,166,667	417	23,990	(24,783)	(2,416,666)	—	(376)
Issuance of common stock and warrants	16,875,251	1,687	101,249,819	—	—	—	101,251,506
Reclassifications of proceeds allocated to warrants-derivative liabilities	—	—	(19,912,796)	—	—	—	(19,912,796)
Non-cash compensation	—	—	13,049,996	—	—	—	13,049,996
Expenses of offering	—	—	(10,826,601)	—	—	—	(10,826,601)
Non-cash charge related to sale of option	—	—	1,966,666	—	—	—	1,966,666
Amortization of stock based compensation expense	—	—	6,660,139	—	—	—	6,660,139
Proceeds subject to possible conversion of 3,373,363 shares	—	—	(19,620,410)	—	—	—	(19,620,410)
Issuance of warrants	—	—	437,000	—	—	—	437,000
Net loss	—	—	—	(7,859,344)	—	—	(7,859,344)

Balances at December 31, 2006	21,041,918	$2,104	$73,027,803	$(7,884,127)	(2,416,666)	$—	$(65,145,780)

See accompanying notes to consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2006	For the period from August 15, 2005 (inception) to December 31, 2005	For the period from August 15, 2005 (inception) to December 31, 2006
Cash flows from operating activities:
Net loss	$(7,859,344)	$(24,783)	$(7,884,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on warrant liabilities	(10,800,160)	—	(10,800,160)
Interest income on investments held in trust	(3,183,492)	—	(3,183,492)
Withdrawal of interest earned on investments held in trust	1,247,157	—	1,247,157
Amortization of stock based compensation	6,660,139	—	6,660,139
Non-cash compensation satisfied by grant of stock	13,049,996	—	13,049,996
Stock issued for services	—	24,407	24,407
Changes in current assets and liabilities:
Increase in prepaid expenses and other current assets	(445,369)	—	(445,369)
Increase in accounts payable – other	102,885	—	102,885
Increase in accounts payable – ticking fee	63,542	—	63,542
Increased in accrued franchise tax	165,000	—	165,000
Increase in accrued expenses – other	27,664	300	27,964
Increase in accrued professional fees	59,629	—	59,629

Net cash used in operating activities	(912,353)	(76)	(912,429)

Cash flows from investing activities:
Purchase of investments held in trust	(96,214,793)	—	(96,214,793)
Payment of deferred acquisition costs	(741,658)	—	(741,658)

Net cash used in investing activities	(96,956,451)	—	(96,956,451)

Cash flows from financing activities:
Advance from initial stockholder	—	100	100
Proceeds from notes payable	—	85,000	85,000
Proceeds from issuance of warrants	437,000	—	437,000
Payment of notes payable	(85,000)	—	(85,000)
Payment of offering costs	(3,320,920)	(71,434)	(3,392,354)
Proceeds from public offering	81,631,096	—	81,631,096
Proceeds from issuance of shares of stock subject to possible conversion	19,620,410	—	19,620,410

Net cash provided by financing activities	98,282,586	13,666	98,296,252

Net change in cash	413,782	13,590	427,372
Cash, beginning of period	13,590	—	—

Cash, end of period	$427,372	$13,590	$427,372

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,304	$—	$1,304
Cash paid for taxes	1,253,544	—	1,253,544
Schedule of Non-Cash Financing Transactions
Options issued to underwriter	$1,966,666	$—	$1,966,666
Deferred underwriting fees	5,467,581	—	5,467,581
Issuance of notes payable to treasury stock	—	25,000	25,000
Warrant obligations in connection with sale units in offering	19,912,796	—	19,912,796

See accompanying notes to consolidated financial statements.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The information in this Form 10-K Report includes the financial position of HAPC, Inc. and its consolidated subsidiary, Iceland Acquisition Subsidiary, Inc. (collectively, “HAPC” or the “Company”) as of December 31, 2006 and the results of operations for the year ended December 31, 2006 and the period from August 15, 2005 (date of inception) to December 31, 2005 and 2006 and of cash flows for the year ended December 31, 2006 and the periods from August 15, 2005 (date of inception) to December 31, 2005 and 2006. The financial statements of all entities are consolidated and all significant intercompany accounts are eliminated upon consolidation.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2. Nature of Operations and Summary of Significant Accounting Policies

The Company was incorporated in Delaware on August 15, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses primarily in the healthcare sector. As disclosed in Note 11, the Company has identified an acquisition candidate, InfuSystem Inc. and has entered into an agreement to acquire all of the issued and outstanding stock of InfuSystem through a wholly-owned subsidiary of the Company.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering in the event that a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period.

Substantially all activity through December 31, 2006 relates to the Company’s formation and the initial public offering described below. The Company has selected December 31 as its fiscal year end. The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on April 11, 2006. The Company consummated the Public Offering on April 18, 2006 and received gross proceeds of $100,000,000. Legal fees totaling $497,000 and underwriting costs totaling $2,600,000 have been paid from these proceeds. Substantially all of the net proceeds of the Public Offering are intended to be applied toward acquiring InfuSystem.

Of the proceeds of the Public Offering, $96,214,793 was deposited and is being held in a trust account (“Trust Account”) and invested in a money market fund, fully collateralized by U.S. government securities until the earlier of (i) the consummation of the acquisition of InfuSystem or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $5,467,581 of contingent underwriting compensation (the “Discount”) which will be paid to the underwriters if the acquisition of InfuSystem is consummated, but which will be forfeited if public stockholders elect to have their shares redeemed for cash if the acquisition of InfuSystem is not consummated. Pro rata decreases in the Discount will occur if the acquisition of InfuSystem is consummated but there are up to 19.99% dissenting share holders who elect to have their shares redeemed for cash. The remaining amount of the proceeds were used to pay business, legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses. The Company continues to recapitalize its working capital requirements by issuing additional securities such as the sale of warrants on December 28, 2006 for $437,000 as discussed in Note 10.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. The company places its cash and cash equivalents with high-quality, U.S. financial institutions and, to date has not experienced losses on any of its balances.

Investments Held in Trust

The Company invests amounts held in trust in a United States Treasury money market account.

Accounting for Warrants and Derivative Instruments

On April 18, 2006, the Company consummated its initial public offering of 16,666,667 units. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $5.00. On May 18, 2006, the Company sold an additional 208,584 units to FTN Midwest Securities Corp., the underwriter of its initial public offering, pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The Warrant Agreement provides for the Company to register the shares underlying the warrants in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise.

In September 2000, the Emerging Issues Task Force issued EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” (“EITF 00-19”) which requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 33,750,502 warrants issued to purchase stock are separately accounted for as liabilities. The fair value of these warrants is shown on the Company’s balance sheet and the unrealized changes in the values of these warrants are shown in the Company’s statement of operations as “Gain (loss)on warrant liabilities.” These warrants are freely traded on the “Over The Counter Bulletin Board.” Consequently, the fair value of these warrants are estimated as the market price of a warrant at each period end. To the extent the market price increases or decreases, the Company’s warrant liabilities will also increase or decrease, and the changes in fair value will be included in the Company’s statement of operations.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

The Company sold 624,286 unregistered warrants on December 28, 2006 for $437,000. These warrants are being treated as equity and have been included in additional paid-in capital.

Income taxes

The Company uses the liability method for reporting income taxes, under which current and deferred tax liabilities and assets are recorded in accordance with enacted tax laws and rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Under the liability method, the amounts of deferred tax liabilities and assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Future tax benefits are recognized when it is more likely than not that such benefit will be realized.

The Company has a total deferred tax asset of $4,503,228 related to the compensation expense associated with the reserve of certain shares of its common stock currently held as treasury stock for two directors and other expenses. The Company has established a reserve for the full amount of the benefit based on the uncertainty that the benefit will be fully utilized.

Earnings Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share assumes the issuance of potentially dilutive shares of common stock during the periods related to the stock options and warrants. The following table reconciles the numerators and denominators of the basic and diluted loss per share computations for net loss for the following periods:

	Year Ended December 31, 2006	For the Period From August 15, 2005 (inception) to December 31, 2005	For the Period From August 15, 2005 (inception) to December 31, 2006
Numerator:
Net loss	$(7,859,344)	$(24,783)	$(7,884,127)
Denominator:
Weighted average common shares outstanding – basic and diluted	13,661,117	3,250,000	10,789,797

Net loss per share – basic and diluted	$(0.58)	$(0.01)	$(0.73)

Potential shares of common stock related to options and warrants were not included as the impact would be anti-dilutive.

Recently issued accounting pronouncements

FASB Statement No. 123 (R), “Share Based Payment” (“FASB No. 123 (R)”) requires all entities to recognize compensation expense in an amount equal to the fair value of share based payments made to employees, among other requirements. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized on a straight-line basis over the award vesting period. The Company adopted FASB No. 123 (R) on January 1, 2006 which had no impact on its financial position, results of operations or cash flows upon adoption.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Accordingly, share based payments issued to officers, directors and vendors are measured at fair value and recognized as expense over the related vesting periods.

The compensation expense recognized for the year ended December 31, 2006 was $19,710,135 and for the period from August 15, 2005 (inception) to December 31, 2005 was $24,407.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its consolidated financial condition, results of operations or cash flows.

In September 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“FASB No. 157”) which relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The provisions of FASB No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect this statement to have a material effect on its consolidated financial condition, results of operations or cash flows upon adoption.

In September 2006, the SEC issued Staff Accounting Bulletin 108, “Considering The Effects Of Prior Year Misstatements When Quantifying Misstatements In Current Year Financial Statements”, which provides guidance regarding the process of quantifying financial statements misstatements for the purpose of materiality assessment. The provisions are effective for fiscal years ending on or after November 15, 2006. This bulletin did not have a material effect on its consolidated financial condition, results of operations or cash flows upon adoption.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115,” (“FASB No. 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. FASB No. 159 is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. FASB No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. FASB No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. FASB No. 159 does not establish requirements for recognizing and measuring dividend income, interest income, or interest expense. FASB No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements, included in FASB Statements No. 157, “Fair Value Measurements, and No. 107, Disclosures about Fair Value of Financial Instruments.” FASB No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has not yet completed its assessment of the impact upon adoption of FASB No. 159 on its consolidated financial condition, results of operations or cash flows.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Cash concentration of credit risk

The Company maintains cash balances with financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy, and management believes there is little risk of loss.

3. Initial Public Offering

On April 18, 2006, the Company sold 16,666,667 units (“Units”) to the public at a price of $6.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination or one year from the effective date of the Offering and expiring five years from the effective date of the Offering. The Company may call the Warrants for redemption in whole and not in part at a price of $.01 per Warrant at any time after the Warrants become exercisable. They cannot be redeemed unless the Warrant holders receive written notice not less than 30 days prior to the redemption; and, if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders. In connection with the Public Offering, the Company paid to FTN Midwest Securities Corp. an underwriting discount of 7% of the public offering price and a non–accountable expense allowance of 1% of the public offering price.

In addition, on April 18, 2006, the Company issued to FTN Midwest Securities Corp., for $100, an option to purchase up to a total of 833,333 units. The units issuable upon exercise of this option are identical to those offered in the Public Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per unit, which includes two warrants, commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The option may only be exercised or converted by the option holder.

The warrants issuable upon exercise of the option will be exercisable only if at the time of exercise (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock underlying the warrants issuable upon exercise of the option is effective, or (ii) in the opinion of counsel to the Company or counsel to the option holder reasonably satisfactory to the Company, the exercise of the warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. The warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. The option holder is not entitled to receive a net cash settlement or other settlement in lieu of physical settlement if the common stock underlying the warrants, or securities underlying the option, as applicable, are not covered by an effective registration statement.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Initial Public Offering (Continued)

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company determined that the fair value of the option on the date of sale was $2.36 per unit, or $1,966,666 total, using an expected life of five years, volatility of 47% and a risk-free interest rate of 3.98%. Accordingly, this amount was recorded as an expense of the offering resulting in a charge directly to stockholders’ equity.

The volatility calculation of 47% is based on the 180 day average volatility of a representative sample of 41 healthcare industry companies (the “Sample Companies”) with market capitalization under $200 million. Because it does not have a trading history, the Company needed to estimate the potential volatility of its common stock price. The volatility will depend on a number of factors, which cannot be ascertained at this time.

The Company referred to the 180 day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the options, if the Company does not consummate a business combination within the prescribed time period and liquidates, the options would become worthless.

On May 18, 2006, the Company sold 208,584 Units (the “Overallotment Units”) to FTN Midwest Securities Corp. pursuant to a partial exercise by FTN Midwest Securities Corp. of its overallotment option. The Overallotment Units were sold at the offering price of $6.00 per Unit, less FTN Midwest Securities Corp.’s 7% underwriting discount.

4. Investments Held In Trust

Investments held in trust at December 31, 2006, consist of a United States Treasury money market account with a carrying value of $98,151,128. The fair value of the investments approximates the carrying value. There were no investments held in trust as of December 31, 2005.

5. Notes Payable

On September 28, 2005, the Company issued a $60,000 unsecured promissory note to Healthcare Acquisition Holdings, LLC at an interest rate of 3% per annum and is payable on the earlier of September 28, 2006 or the date the Company consummates a Public Offering.

On December 30, 2005, the Company issued an $25,000 unsecured promissory note, at an interest rate of 3% per annum to Healthcare Acquisition Holdings, LLC to repurchase the 4,166,667 common shares that Healthcare Acquisition Holdings, LLC received upon formation of the Company. These shares were included in the Treasury shares of the Company.

Due to the short-term nature of the notes, the fair values of the notes approximate the carrying values. Both notes were re-paid in full in May 2006 and are no longer outstanding.

Interest expense for the year ended December 31, 2006, the period from August 15, 2005 to December 31, 2005 and the period from August 15, 2005 to December 31, 2006 was $1,304, $300 and $1,604, respectively.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Warrant Liabilities

The Company has determined that the warrants issued in connection with the public offering including the overallotment shares issued on May 18, 2006 are classified as liabilities. Therefore, the fair value of each instrument must be recorded as a liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded liabilities, and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each warrant or portion thereof (or exercise of the warrants or portion thereof, as the case may be), the corresponding liability will be reclassified as equity.

The fair value of the Company’s 33,750,502 warrants issued in connection with the public offering outstanding at December 31, 2006 was $9,112,636 or $0.27 per warrant.

7. Related Party Transactions

The Company was initially funded by Healthcare Acquisition Holdings, LLC. Cash was received from the issuance of two unsecured promissory notes (see Note 5). The proceeds were used as working capital until the Company was able to consummate its Public Offering. Both notes were repaid in full in May 2006.

Two of the Company’s directors were former Managing Directors of FTN Midwest Securities Corp. Mr. McDevitt resigned from his position as a Managing Director of FTN Midwest Securities Corp. effective January 19, 2007 and Mr. LaVecchia resigned from his position as a Managing Director of FTN Midwest Securities Corp. effective February 2, 2007. FTN Midwest Securities Corp., who was the underwriter in the Company’s initial public offering, received an underwriting discount of 7%, a non-accountable expense allowance of 1% and an option to purchase 833,333 shares for a fee of $100. The Company reserved in its treasury 2,000,000 shares of common stock for issuance to Sean McDevitt and 416,666 shares of common stock for issuance to Pat LaVecchia on the date that is the later of six months after the completion of the acquisition of InfuSystem, or another business combination, or April 11, 2007.

The Company currently utilizes and will continue to utilize certain administrative, technological and secretarial services, as well as certain limited office space provided by FTN Midwest Securities Corp. until the consummation of a business combination by the Company. The Company has agreed to pay $1 per year for such services commencing on the effective date of the Public Offering and continuing monthly thereafter.

Refer to Note 11 for discussion of the Termination and Break Up Fee and the related guaranty.

As disclosed in Note 11, the Company is paying a ticking fee to I-Flow in consideration of its acquisition of InfuSystem. The Company incurred a charge of $94,792 related to the ticking fee during the period from September 29, 2006 to December 31, 2006, which was recorded in general and administrative expenses.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Income Taxes

The components of the provisions for the income taxes are as follows:

	Year Ended December 31, 2006	For the Period From August 15, 2005 (inception) to December 31, 2005
Federal:
Current	$641,698	$—
Deferred	—	—

	641,698	—
State:
Current	396,177	—
Deferred	—	—

	—	—

	$1,037,875	$—

The major components of deferred tax assets at December 31, 2006 and 2005 are as follows:

	2006	2005
Stock based compensation	$4,436,999	$—
Other	66,229
Valuation allowance	(4,503,228)	—

	$—	$—

At December 31, 2006 and 2005, a 100% valuation allowance is provided, as it is uncertain if the deferred tax assets will provide any future benefits because of the uncertainty that the benefit will be fully utilized.

The provisions for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

	2006	2005
Statutory regular federal income tax rate	34.0%	34.0%
State tax benefit (net of federal effect)	(3.8)%	(5.7)%
Non-deductible stock based compensation	(33.2)%	—
Non-deductible gain on warrant liability	53.8%	—
Valuation allowance	(66.0)%	—

Total	(15.2)%	28.3%

9. Commitments

The Company’s chief executive officer receives annual compensation of $50,000 for serving as an officer and $50,000 for serving as a director. The Company’s chief financial officer receives annual compensation of $50,000 and the Company’s independent directors each receive annual compensation of $50,000.

The Company currently utilizes and will continue to utilize certain administrative, technological and secretarial services, as well as certain limited office space provided by FTN Midwest Securities Corp. until the consummation of a business combination by the Company. The Company has agreed to pay $1 per year for such services commencing on the effective date of the Public Offering and continuing monthly thereafter.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments (Continued)

Certain of our officers and directors have committed to purchase up to $1,000,000 of the Company’s warrants from the Company in a private placement at a price of $.70 per warrant. On December 28, 2006, the Company issued and sold to Sean McDevitt, chairman of the Company, and Mr. McDevitt purchased from the Company 624,286 warrants to purchase common stock of the Company at a purchase price of $0.70 per warrant, for an aggregate purchase price of $437,000.

Such officers and directors have agreed not to sell or transfer the warrants until after a business combination. As discussed in Note 10, on December 28, 2006, the Company issued a warrant to the chairman of the board for a purchase price of $0.70 per warrant or a total of $437,000.

The Company currently utilizes and will continue to utilize certain administrative, technological and secretarial services, as well as certain limited office space provided by FTN Midwest Securities Corp. until the consummation of a business combination by the Company. The Company has agreed to pay $1 per year for such services commencing on the effective date of the Public Offering and continuing monthly thereafter.

The initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time six months following the consummation of the acquisition, pursuant to the terms of their respective lock-up agreements.

The Company has agreed to reimburse its initial stockholders for (a) any income tax liability incurred by our initial stockholders as a result of the award of their shares and/or the vesting of such shares (other than tax liability due as a result of their sale of such shares) and (b) all reasonable out-of-pocket expenses incurred by the initial stockholders in connection with their activities on the Company’s behalf.

10. Common and Preferred Stock

Effective December 30, 2005, Healthcare Acquisition Partners Holdings, LLC sold the 4,166,667 common shares that it had received upon formation of the Company back to the Company. The shares were purchased for a $25,000 note payable. Simultaneously, the Company transferred 1,750,001 of these common shares to certain members of its management team resulting in compensation of $8,435,005 to them, computed at $4.82 per share, which will be charged to expense ratably over the forfeiture period. Of this amount, $24,407 and $6,660,139 was charged to expense for the periods ended December 31, 2005 and December 31, 2006, respectively. The Company will recognize the remaining $1,750,459 of compensation as an expense ratably over the forfeiture period of the shares. Each individual receiving shares has agreed to forfeit a portion of their shares if they cease to be an officer or director prior to the following dates (other than as a result of (i) disability, (ii) death, (iii) removal by the Company without cause, or (iv) resignation for Good Reason, the portion of the shares to be forfeited is as follows:

June 30, 2006	100%
December 31, 2006	75%
June 30, 2007	50%
December 31, 2007	25%

The remaining 2,416,666 shares of our common stock transferred back to the Company and not transferred to members of the Company’s management team on December 30, 2005 are being held as treasury shares and reserved for transfer by the Company’s board of directors to present or future officers, directors or employees.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Common and Preferred Stock (Continued)

On July 24, 2006, the Company reserved for grant to two of the Company’s Directors 2,416,666 shares of the Company’s common stock. These shares were originally held as treasury shares and reserved for transfer to present or future officers, directors or employees. The directors are entitled to receive the shares on the date that is the later of six months after completion of business combination or April 11, 2007.

The grants may not be transferred prior to the date that is the later of six months after the completion of a business combination or April 11, 2007.

As a result of the above, the Company recorded compensation expense of $13,049,996 in its quarter ended September 30, 2006 which is based upon the number of shares reserved (2,416,666) at the July 24, 2006 closing stock price of $5.40 per share.

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

On December 28, 2006, the Company issued a warrant to the chairman of the board for a purchase price of $0.70 per warrant or a total of $437,000. This warrant is to purchase 624,286 shares of the Company’s common stock at an exercise price of $5.00 per share. This warrant is exercisable commencing on the later of the Company’s completion of a business combination or April 11, 2007 and expiring April 11, 2011 or earlier upon redemption by the Company. The Company may call the warrants for redemption in whole and not in part at a price of $0.01 per warrant at anytime after the warrant becomes exercisable. The warrants cannot be redeemed unless the holder receives written notice not less than 30 days prior to the redemption and if and only if, the reported last price of the Common Stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day period ending on the third day of business prior to the notice of redemption to warrant holder. The Company has fully reserved these shares as authorized but not issued.

11. Stock Purchase Agreement

Entry into a Material Definitive Agreement

On September 29, 2006, HAPC, Inc., a Delaware corporation (“HAPC”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with I-Flow Corporation, a Delaware corporation (“I-Flow”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of HAPC (“Acquisition Sub”) and InfuSystem, Inc., a California corporation and wholly-owned subsidiary of I-Flow (“InfuSystem”). Pursuant to the terms of the Stock Purchase Agreement, Acquisition Sub will purchase all of the issued and outstanding capital stock of InfuSystem. Concurrently with the acquisition, Acquisition Sub will merge with and into InfuSystem. After the merger, Acquisition Sub will cease to exist as an independent entity and InfuSystem, as the surviving corporation, will continue its corporate existence under the laws of the State of California. The name of the surviving corporation will be InfuSystem, Inc.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Stock Purchase Agreement (Continued)

HAPC’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) requires that the acquisition must be approved by the holders of a majority of the shares of HAPC common stock sold in HAPC’s April 2006 initial public offering (the “IPO”). The acquisition cannot be completed if holders of 20% or more of the shares of HAPC common stock sold in the IPO vote against the acquisition and, as permitted by the Certificate of Incorporation, demand that their shares be converted (the “Conversion Rights”) into the right to receive a pro rata portion of the net proceeds of the IPO held in a trust account established for this purpose at the time of the IPO (the approval of the majority of the shares cast together with the exercise of the Conversion Rights by less than 20% of the HAPC common stock issued in the IPO, “HAPC Stockholder Approval”). If the holders of less than 20% of the shares of HAPC common stock exercise their Conversion Rights and the transaction closes, such holders will receive their pro rata share of the trust proceeds.

Purchase Price

In consideration for the acquisition of all of the issued and outstanding shares of capital stock of InfuSystem, HAPC or Acquisition Sub will pay to I-Flow a purchase price of $140,000,000, subject to certain working capital adjustments as set forth in the Stock Purchase Agreement. The purchase price will be paid by HAPC or Acquisition Sub through a combination of (i) a secured promissory note (the “Promissory Note”) payable to I-Flow in a principal amount equal to $55,000,000 plus the amount actually paid to HAPC’s stockholders who exercise their Conversion Rights but not to exceed $75,000,000 (the “Maximum Amount”)and (ii) an amount of cash purchase price equal to $65,000,000 plus the difference between the Maximum Amount and the actual principal amount of the Promissory Note. In connection with I-Flow’s commitment to accept the Promissory Note, a $100,000 delivery fee was paid by HAPC to I-Flow by October 4, 2006 and a “Ticking Fee” (between 0.50% and 1.0% per annum of the Maximum Amount) is payable from September 29, 2006 until the earlier of the closing under the Stock Purchase Agreement, termination of the Stock Purchase Agreement or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. On October 4, 2006, the Company paid $100,000 to I-Flow representing the delivery fee.

Representations, Warranties and Covenants

The Stock Purchase Agreement contains representations and warranties of each of HAPC, I-Flow, Acquisition Sub and InfuSystem, as applicable, relating to, among other matters, (i) corporate organization and similar corporate matters, (ii) title to stock, (iii) capitalization, (iv) the authorization, performance and enforceability of the Stock Purchase Agreement, (v) taxes, (vi) financial statements and the absence of undisclosed liabilities, (vii) material contracts, (viii) absence of certain changes, (ix) compliance with applicable laws, (x) absence of litigation, (xi) insurance, (xii) consents, (xiii) licenses and permits, (xiv) validity of leases, (xv) title to assets, (xvi) employer and employee benefit matters, (xvii) environmental matters and (xviii) intellectual property matters.

InfuSystem has agreed to continue to operate its business in the ordinary course prior to the closing of the transactions contemplated by the Stock Purchase Agreement and each of the parties has agreed (i) not to take any action to cause its representations and warranties to become untrue and (ii) to use all commercially reasonable efforts to consummate the transactions contemplated by the Stock Purchase Agreement in accordance with the terms set forth therein. Each party has also agreed to maintain the confidentiality of the other’s proprietary information.

Indemnification

Under the Stock Purchase Agreement, each of HAPC and I-Flow have agreed to indemnify the other and its affiliates, subject to certain limitations, against certain losses arising from, among other matters, such party’s breach of the Stock Purchase Agreement.

HAPC, INC. AND SUBSIDIARY

(formerly HEALTHCARE ACQUISITION PARTNERS CORP.)

(a corporation in the development stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Stock Purchase Agreement (Continued)

Termination and Break Up Fee

Payment of the break up fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris (the “Guarantors”) pursuant to a Continuing Guaranty provided by the Guarantors in favor of I-Flow and delivered concurrently with the execution of the Stock Purchase Agreement. Pursuant to the terms of a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the Guarantors on September 29, 2006, HAPC has agreed to pay the Guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon closing of the transactions contemplated by, or the termination of, the Stock Purchase Agreement. HAPC has also agreed to immediately reimburse the Guarantors for any payments actually made by them in connection with the Continuing Guaranty. The Guarantors have waived any rights they may have to bring claims against the trust account to satisfy reimbursements owed to them under the Guaranty Fee and Reimbursement Agreement. Messrs. McDevitt and Harris have delivered to I-Flow a $3,000,000 letter of credit issued by JPMorgan for the benefit of I-Flow which I-Flow may draw upon in the event that the break up fees are not paid when due and payable. For the year ended December 31, 2006, the Company has taken a charge to general and administrative expenses for $100,000.

There can be no assurance that the Stock Purchase Agreement can be consummated. In the event that the proposed acquisition is not undertaken, it is likely that the Company will have insufficient time and resources to look for another suitable acquisition target and will most likely be forced to liquidate.

INFUSYSTEM, INC.

CONDENSED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets

Current assets:
Cash	$3,359	$1,956
Accounts receivable, less allowance for doubtful accounts of $3,165 and $1,668 at March 31, 2007 and December 31, 2006, respectively	8,345	9,630
Inventory supplies	303	252
Prepaid expenses and other current assets	288	155
Deferred taxes	680	689

Total current assets	12,975	12,682

Property, net	12,317	12,307
Goodwill	2,639	2,639
Deferred taxes	378	—

Total assets	$28,309	$27,628

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$1,301	$1,884
Accrued payroll and related expenses	516	1,055
Accrued use taxes payable	1,466	1,392
Other current liabilities	269	4

Total current liabilities	3,552	4,335

Other liabilities	1,198	—
Deferred taxes	1,276	1,285
Commitments and contingencies (Note 5)
Stockholder’s equity
Common stock, $0.01 par value; 100 shares authorized, issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Additional paid-in capital	8,544	8,544
Retained earnings	13,739	13,464

Total stockholder’s equity	22,283	22,008

Total liabilities and stockholder’s equity	$28,309	$27,628

See accompanying Notes to Condensed Financial Statements.

INFUSYSTEM, INC.

CONDENSED STATEMENTS OF INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Net rental income	$7,874	$7,717
Cost of revenues	2,314	2,031
Gross profit	5,560	5,686
Operating expenses:
Selling and marketing	1,008	1,002
General and administrative	3,539	2,349
Total operating expenses	4,547	3,351
Operating income	1,013	2,335
Interest expense	30	37
Income before income taxes	983	2,298
Income tax expense	394	832
Net income	$589	$1,466

See accompanying Notes to Condensed Financial Statements.

INFUSYSTEM, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(Amounts in thousands)

(Unaudited)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2006	100	$—	$8,544	$13,464	$22,008
Cumulative effect of adjustments from adoption of FIN 48 (Note 4)	—	—	—	(821)	(821)

Balance, January 1, 2007	100	—	8,544	12,643	21,187
Net contributions from parent	—	—	—	507	507
Net income	—	—	—	589	589

Balance, March 31, 2007	100	$—	$8,544	$13,739	$22,283

See accompanying Notes to Condensed Financial Statements.

INFUSYSTEM, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$589	$1,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,026	895
Provision for doubtful accounts receivable	1,693	600
Deferred taxes	(378)	(14)
Loss on disposal of property	73	70
Stock-based compensation	82	30
Changes in operating assets and liabilities:
Accounts receivable	(408)	(1,160)
Inventories	(51)	(63)
Prepaid expenses and other current assets	(16)	99
Accounts payable	(1,008)	96
Accrued payroll and related expenses	(539)	(767)
State income taxes payable	(117)	71
Other liabilities	646	10

Net cash provided by operating activities	1,592	1,333

Cash flows from investing activities:
Capital expenditures	(840)	(410)
Proceeds from sale of property	226	—

Net cash used in investing activities	(614)	(410)

Cash flows from financing activities:
Net capital contributions from parent	425	—
Net capital distributions to parent	—	(1,647)

Net cash provided by (used in) financing activities	425	(1,647)

Net increase (decrease) in cash	1,403	(724)
Cash at beginning of year	1,956	2,463

Cash at end of year	$3,359	$1,739

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$18

State income tax payments	$185	$—

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
Property acquisitions	$495	$63

See accompanying Notes to Condensed Financial Statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. General

InfuSystem, Inc. (“InfuSystem” or the “Company”) is a wholly-owned subsidiary of I-Flow Corporation (“I-Flow” or the “Parent”). The Company was incorporated in California on December 18, 1997. The Company is a leading provider of ambulatory infusion pump management services and is based in Madison Heights, Michigan. It is primarily engaged in the rental of ambulatory electronic infusion pumps on a month-to-month basis for the administration of chemotherapy drugs for the treatment of cancer.

On September 29, 2006, I-Flow signed a definitive agreement to sell the Company to HAPC, Inc. for $140 million in the form of cash and a secured note, subject to certain purchase price adjustments based on the level of working capital. The cash portion of the purchase price will range from $65 to $85 million, depending on the amount HAPC, Inc. pays to its shareholders who choose to convert their HAPC shares into cash. This amount will not be known until the closing of the transaction. The closing of the transaction is subject to standard conditions and approval by the shareholders of HAPC, Inc., and currently is expected to close in 2007. In connection with the pending sale of the Company to HAPC, Inc., the Parent incurred certain expenses related to the divestiture of the Company, including legal and professional fees that resulted directly from the sale transaction. Divestiture expenses incurred by the Parent for the three months ended March 31, 2007 were $257,000. These amounts were not reimbursed by the Company and accordingly, are not included in the Company’s financial statements.

The Company provided certain administrative services to the Parent during the three months ended March 31, 2007 and 2006 related to the Parent’s ON-Q PainBuster® Pain Management System (“ON-Q”). Specifically, the Company provided customer service, billings to third party insurance, collections, and solicitation of managed care contracts with insurance companies on behalf of I-Flow and its ON-Q product line, primarily in ambulatory surgery centers (“ASC’s”). The Company was not reimbursed from the Parent for these services.

The Company estimates that processing costs borne by the Company for ON-Q billings and reflected in its financial statements for the three months ended March 31, 2007 and 2006 were as follows:

	Three Months Ended March 31,
(Amounts in thousands)	2007	2006
Direct payroll expenses	$160	$162
Indirect or allocated expenses	178	178

Total	$338	$340

The Parent also provided certain administrative services to the Company during the same time periods. Costs incurred by the Parent on behalf of the Company that were clearly applicable to the Company were charged to the Company and included the following administrative services:

•

The Parent provided workers’ compensation insurance to employees of the Company. The Company’s financial statements for the three months ended March 31, 2007 and 2006 include workers’ compensation insurance expenses of approximately $7,000 for each period, which were recorded in general and administrative expenses.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. General (Continued)

•

Many of the Company’s employees received stock options and other stock-based awards relating to the stock of I-Flow. The Parent determined the expense based on the outstanding stock-based awards granted specifically to employees of the Company. The Company’s financial statements for the three months ended March 31, 2007 and 2006 include stock-based compensation expense of approximately $82,000 (of which $48,000 and $34,000 were recorded in selling and marketing and general and administrative expenses, respectively) and $30,000 (of which $9,000 and $21,000 were recorded in selling and marketing and general and administrative expenses, respectively), respectively.

•

Although the Company files a consolidated and certain combined state tax returns with its Parent, the Company recorded income taxes payable as a result of preparing its financial statements on a separate tax return basis. Income taxes payable of $0.4 million and $0.8 million for the three months ended March 31, 2007 and 2006 were recognized as contributions from the Parent, respectively.

2. Summary of Significant Accounting Policies

Basis of Presentation – The accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 2007 and the results of its operations and cash flows for the three month periods ended March 31, 2007 and 2006. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission (the “SEC”), although the Company believes that the disclosures in the financial statements are adequate to make the information presented not misleading. The December 31, 2006 balance sheet has been derived from the Company’s December 31, 2006 audited financial statements.

The financial statements included herein should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2006.

Cash – As of March 31, 2007, the Company maintains its cash primarily with a single financial institution.

Accounts Receivable – The Company performs periodic analyses to evaluate its accounts receivable balances. It records an allowance for doubtful accounts based on the estimated collectibility of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance.

In determining its accounts receivable balances and allowance for doubtful accounts, management considers historical realization data, accounts receivable aging trends, operating trends, and other relevant business conditions such as governmental and managed care payor claims processing procedures and system changes. The Company’s analysis includes the application of specified percentages to the accounts receivable agings to estimate the amount that will ultimately be uncollectible and, therefore, should be reserved. The percentages are increased as the accounts age. Due to the continuing changes in the health care industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on its financial position, results of operations and cash flows. For three months ended March 31, 2007 and 2006, the Company recorded bad debt expense totaling $1,693,000 and $600,000, respectively.

Inventory Supplies – Inventory supplies are stated at the lower of cost (determined on a first in, first out basis) or market. The Company records a period expense for inventory supplies obsolescence when incurred.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

Long-Lived Assets – The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for the disposal of long-lived assets. In accordance with SFAS 144, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. Recoverability of these assets is determined based upon the expected undiscounted future net cash flows from the operations to which the assets relate, utilizing management’s best estimates, appropriate assumptions, and projections at the time. If the carrying value is determined not to be recoverable from future operating cash flows, the asset is deemed impaired and an impairment loss would be recognized to the extent the carrying value exceeded the estimated fair market value of the asset. The Company periodically reviews the carrying value of long-lived assets to determine whether an impairment to such value has occurred. The Company has determined that there was no impairment as of March 31, 2007.

Property – Property is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Rental equipment, consisting of ambulatory infusion pumps that the Company acquires from third-party manufacturers, is depreciated over five years. Leasehold improvements are amortized using the straight-line method over the life of the asset or the remaining term of the lease, whichever is shorter. Maintenance and minor repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded in the current period. Property consisted of the following as of March 31, 2007 and December 31, 2006:

(Amounts in thousands)	March 31, 2007	December 31, 2006
Pump equipment	$22,850	$23,010
Furniture, fixtures and equipment	1,323	1,279
Accumulated depreciation and amortization	(11,856)	(11,982)

Total	$12,317	$12,307

Goodwill –The Company recognizes goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is recorded at its carrying value and is tested for impairment at least annually. The Company reviews the recoverability of the carrying value of goodwill on an annual basis or more frequently if an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. The Company compares the fair value of its operating unit to the carrying value, as well as other factors, to determine whether or not any potential impairment of goodwill exists. If a potential impairment exists, an impairment loss is recognized to the extent the carrying value of goodwill exceeds the difference between the fair value of the operating unit and the fair value of its other assets and liabilities. No goodwill impairment existed as of March 31, 2007.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition – Rental revenue in the oncology market is the Company’s strategic focus. The Company does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; shipment and passage of title has occurred; the price to the customer is fixed or determinable; and collectibility is reasonably assured. Persuasive evidence of an arrangement is determined to exist, and collectibility is reasonably assured, at the point in which a certificate of medical necessity and assignment of benefits, signed by the physician and patient, respectively, have been received by the Company, and the Company has verified actual pump usage and insurance coverage. Rental revenue from electronic infusion pumps is recognized as earned over the term of the related rental agreements, normally on a month-to-month basis. Pump rentals are billed at the Company’s established rates, which often differ from contractually allowable rates provided by third party payors such as Medicare, Medicaid and commercial insurance carriers. Rental revenue is recorded at its estimated net realizable amount which approximates the allowable amount per such contractual rates. For the three months ended March 31, 2007, revenue from Medicare, Blue Cross Blue Shield and Medicaid accounted for 32%, 20% and 6% of total revenue, respectively. For the three months ended March 31, 2006, revenue from Medicare, Blue Cross Blue Shield and Medicaid accounted for 31%, 23% and 3% of total revenue, respectively.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Because of continuing changes in the healthcare industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on operations and cash flows.

Income Taxes – The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all of any deferred tax assets will not be realized. The Company’s income taxes as presented in the financial statements have been prepared on a separate return basis.

Accounting for Stock-Based Compensation – I-Flow, the Parent company, historically granted stock-based awards to certain officers and employees of the Company. Total stock-based compensation expense incurred by the Company related to stock options and stock grants by I-Flow to the Company employees for the three months ended March 31, 2007 and 2006 were $82,000 and $30,000, respectively.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123-revised 2004, Share-Based Payment (“SFAS 123R”), which requires the measurement and recognition of compensation expense based on estimated fair values for all equity-based compensation made to employees and directors. SFAS 123R replaces the guidance in SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

The Company adopted SFAS 123R using the modified prospective application transition method. In accordance with the modified prospective application transition method, the Company’s financial statements for prior periods do not have to be restated to reflect, and do not include, the impact of SFAS 123R. Prior to the adoption of SFAS 123R, the Company accounted for stock-based awards to officers and employees using the intrinsic value method in accordance with APB 25 and adopted the disclosure-only alternative of SFAS 123. Because the Company had adopted the disclosure-only provisions of SFAS 123, no compensation cost was recognized prior to 2006 for stock option grants to employees and officers with exercise prices at least equal to the fair market value of the underlying shares at the grant date.

SFAS 123R requires companies to estimate the fair value of equity awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model, which it had previously used for valuation of option-based awards for its pro forma information required under SFAS 123 for periods prior to fiscal 2006. The determination of the fair value of option-based awards using the Black-Scholes model incorporates various assumptions including volatility, expected life of awards, risk-free interest rates and expected dividend. The expected volatility is based on the historical volatility of the price of the parent company’s common stock over the most recent period commensurate with the estimated expected life of the Company’s stock options and adjusted for the impact of unusual fluctuations not reasonably expected to recur. The expected life of an award is based on historical experience and on the terms and conditions of the stock awards granted to employees and non-employee directors. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. No stock options were granted to employees of the Company during the three months ended March 31, 2007 and 2006.

Stock-based compensation expense is recognized for all new and unvested equity awards that are expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006 is based on the grant date fair value as determined under the pro forma provisions of SFAS 123. In conjunction with the adoption of SFAS 123R, the Company changed its method of attributing the value of stock-based compensation expense from the accelerated multiple-option approach to the straight-line single-option method. Compensation expense for all unvested equity awards granted on or prior to December 31, 2005 will continue to be recognized using the accelerated multiple-option approach. Compensation expense for all equity awards granted subsequent to December 31, 2005 will be recognized using the straight-line single-option method. In accordance with SFAS 123R, the Company has factored in forfeitures in its recognition of stock-based compensation. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company accounted for forfeitures as they occurred in the pro forma information required under SFAS 123 for periods prior to fiscal 2006.

SFAS 123R requires that cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for options exercised (excess tax benefits) be classified as cash inflows from financing activities and cash outflows from operating activities. Excess tax benefits that were attributed to the share-based compensation expense are currently reflected in contributions from Parent as a result of the Company preparing its financial statements on a separate tax return basis (see Note 3).

On November 10, 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of share-based compensation pursuant to SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC Pool”) related to the tax effects of employee share-based compensation, and to determine the subsequent impact on the APIC Pool and Statements of Cash Flows of the tax effects of employee share-based awards that were outstanding upon adoption of SFAS 123R.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

From and after May 26, 2006, stock-based awards granted to officers and employees of the Company are granted from I-Flow active equity incentive plans that were approved by I-Flow’s stockholders. All future grants of stock options (including incentive stock options or nonqualified stock options), restricted stock, restricted stock units or other forms of equity-based compensation to officers and employees of the Company are expected to be made under the I-Flow Corporation 2001 Equity Incentive Plan (the “2001 Plan”), which was approved by I-Flow’s stockholders in May 2001. The maximum number of shares of common stock that may be issued pursuant to awards under the 2001 Plan is currently 7,750,000, subject to adjustments for stock splits or other adjustments as defined in the 2001 Plan.

Stock Options

Options granted under the 2001 Plan become exercisable at such times as determined by the I-Flow compensation committee of the board of directors or the I-Flow board of directors itself. Options granted to officers and employees of the Company generally have an exercise price equal to the market price of the I-Flow’s stock at the date of the grant, with vesting and contractual terms of five years. Options generally provide for accelerated vesting if there is a change in control in I-Flow Corporation (as defined in the 2001 Plan or, as applicable, the officers’ employment and change in control agreements). I-Flow issues new shares upon the exercise of stock options. The following table provides a summary of all the Company’s outstanding options as of March 31, 2007 and of changes in options outstanding during the three months ended March 31, 2007:

	Number of Shares	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2006	230,386	$12.42
Options granted	—	$—
Options exercised	(5,967)	$11.62
Options forfeited or expired	—	$—
Options outstanding at March 31, 2007	224,419	$12.44	1.97	$800,306
Options vested and exercisable at March 31, 2007	210,166	$13.14	2.05	$620,451

The above table excludes equity awards granted to sales representatives and sales management with exercise prices below fair market value. Such awards have been included in the restricted stock units table below.

No options were granted during the three months ended March 31, 2007 and 2006. The total intrinsic value of options exercised during the three months ended March 31, 2007 and 2006 was $30,000 and $268,000, respectively. A total of approximately 13,000 shares of unvested options are expected to vest.

As of March 31, 2007, total unrecognized compensation expense related to unvested stock options was $7,000. This expense is expected to be recognized over a remaining weighted-average period of 0.41 year.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

On November 9, 2005, the board of directors of I-Flow approved the amendment of stock options that were previously granted to employees and officers with exercise prices at a discount to the fair market value. The amendments increased the exercise price to the fair market value on the date the options were granted and accelerated the vesting of approximately 150,000 unvested, “out-of-the-money” stock options previously awarded to officers and employees of the Company. A total of 175,000 stock options granted to officers and employees of the Company with original exercise prices of $11.52 and $14.94 per share were increased to $13.55 and $17.58 per share, respectively, effective November 9, 2005. In 2005, I-Flow compensated the officers and employees of the Company for the increased exercise prices by granting approximately 23,000 shares of I-Flow’s common stock such that the value of the shares granted (based on the closing price of I-Flow’s common stock on November 9, 2005 of $11.91) equaled the value of the lost discount in exercise price, net of shares withheld to pay withholding taxes. With respect to the acceleration of vesting, options with an exercise price greater than $11.91 per share (giving effect to the increased exercise price) were deemed “out-of-the-money.” The accelerated options granted to officers and employees of the Company, which are considered fully vested as of November 9, 2005 have exercise prices ranging from $13.52 to $17.58 per share and a weighted average exercise price of $16.24 per share. Among the primary purposes of the amended exercise price and acceleration were to comply with new deferred compensation tax laws, to promote employee motivation, retention and the perception of option value and to avoid recognizing future compensation expense associated with “out-of-the-money” stock options upon adoption of SFAS 123R, which replaces SFAS 123, and supersedes APB 25 in fiscal 2006.

Effective January 1, 2006, under SFAS 123R, approximately 81,500 stock options with exercise prices of $1.33 or $2.47 per share were increased to $1.66 and $2.91 per share, respectively. In January 2006, I-Flow compensated the eight affected option holders for the increased exercise price by granting approximately 1,500 shares of the I-Flow’s common stock for a total incremental compensation cost of $14,000 for the year ended December 31, 2006.

Restricted Stock Units

Restricted stock units are granted pursuant to the 2001 Plan and as determined by the I-Flow compensation committee of the I-Flow board of directors or the board of directors itself. Restricted stock units granted to officers and employees of the Company generally have vesting periods ranging from three to five years from the date of grant. Restricted stock units granted to sales representatives and sales management have a maximum vesting term of three years from the date of grant. The Company issues new shares upon the vesting of restricted stock units. In accordance with SFAS 123R, the fair value of restricted stock units is estimated based on the closing market value stock price on the date of grant and the expense is recognized straight-lined over the requisite period. The total number of shares of restricted stock units expected to vest is adjusted by estimated forfeiture rates. The following table provides a summary of the Company’s restricted stock units as of March 31, 2007 and of changes in restricted stock units outstanding under the 2001 Plan during the three months ended March 31, 2007:

	Number of Shares	Weighted- Average Grant Date Fair Value Per Share
Nonvested shares outstanding at January 1, 2007	85,140	$13.76
Shares issued	10,000	16.43
Shares vested or released	(20,428)	13.95
Shares forfeited	—	—
Nonvested shares outstanding at March 31, 2007	74,712	$14.07

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2. Summary of Significant Accounting Policies (Continued)

As of March 31, 2007, total unrecognized compensation costs related to nonvested restricted stock units was approximately $813,000. The expense for the nonvested restricted stock units is expected to be recognized over a remaining weighted-average vesting period of 2.23 years. The total value of shares vested during the three months ended March 31, 2007 was approximately $285,000.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

New Accounting Pronouncements –– In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 are effective for reporting periods beginning after December 15, 2006. The Company adopted FIN 48 effective January 1, 2007. See Note 4 on Income Taxes for additional information, including the effects of the adoption on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective as of the beginning of the Company’s 2008 fiscal year. The Company is currently assessing the impact of the adoption of SFAS 157 and its impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to measure many financial instruments and certain other items at fair value at specified election dates. SFAS 159 will be effective beginning January 1, 2008. The Company is currently assessing the impact of the adoption of SFAS 159 and its impact on the Company’s financial statements.

3. Shareholder’s Equity

At inception, the Company received capital contributions of approximately $3.3 million from the Parent, which were used primarily in the acquisition of the Company’s operations. Net contributions from (dividends to) the Parent for the three months ended March 31, 2007 and 2006 were as follows:

	Three Months Ended March 31,
(Amounts in thousands)	2007	2006
Stock-based compensation expense charge	$82	$30
Workers’ compensation insurance charge	7	7
Stock option income tax benefit	12	106
Income tax liability forgiveness by Parent	314	669
Net cash transfer from (to) Parent	92	(2,429)
Net contributions from (dividends to) Parent	$507	$(1,617)

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

4. Income Taxes

In July 2006, the FASB issued FIN 48. FIN 48 is an interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, and accounting in interim periods and requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 is effective as of the beginning of the Company’s 2007 fiscal year. The cumulative effect, if any, of applying FIN 48 is to be reported as an adjustment to the opening balance of retained earnings in the year of adoption.

On the date of adoption, the Company recognized a $1.2 million increase to its FIN 48 liability for uncertain tax positions, of which $821,000 would affect the Company’s effective tax rate if recognized, net of federal tax benefits. Of this increase, approximately $821,000 is the cumulative affect adjustment to the opening balance of retained earnings.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2006, the Company has approximately $62,000 of accrued interest expense related to uncertain tax positions and approximately $133,000 of penalties. As of March 31, 2007, the Company has approximately $24,500 of additional accrued interest related to uncertain tax positions related to the balance as of December 31, 2006.

The Company is subject to U.S. federal income tax as well as income tax of multiple state jurisdictions. The tax years 2002 and forward remain open to examination by the major state taxing jurisdictions to which the Company is subject depending on the state taxing authority. In addition, there are a number of state taxing jurisdictions in which the Company is not filing tax returns that may consider the Company to have taxable income. The tax years 2003 and forward remain open to examination by the Internal Revenue Service.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

5. Commitments and Contingencies

Concentrations of Credit Risk – The Company maintains cash deposits within a single depository institution in excess of federally insured limits.

Leases – The Company entered into leases in July 2002 for approximately 14,000 square feet of general office space and approximately 4,000 square feet of warehouse space in Madison Heights, Michigan. Both leases have a term of five years. Future minimum lease payments under these leases total $117,000 in 2007. Rent expense for the three months ended March 31, 2007 and 2006 was $57,000 and $51,000, respectively, which were recorded in general and administrative expenses in the accompanying financial statements.

Michigan Use Taxes – In accordance with a decision and order of determination received from the State of Michigan Department of Treasury, the Company is subject to sales and use taxes in the state of Michigan, and has recorded in each period presented use taxes on its purchases of ambulatory infusion pumps as an increase in fixed assets. As of March 31, 2007, the Company has recorded a cumulative net increase to gross fixed assets of $1,347,000, a tax liability of $1,466,000, and total expense of $1,033,000 (of which $90,000 and $69,000 were recorded during the three months ended March 31, 2007 and 2006, respectively), consisting of $766,000 cost of sales (of which $60,000 and $50,000 were recorded during the three months ended March 31, 2007 and 2006, respectively) and $267,000 accrued interest expense (of which $30,000 and $19,000 were recorded during the three months ended March 31, 2007 and 2006, respectively). The Company appealed the decision. The Company believes that portable infusion pumps qualify for an exemption from tax under Michigan law. On April 24, 2007, the Michigan Tax Tribunal granted a Motion for Summary Disposition in favor of the Company. The Company believes that, due to the favorable ruling, its reported results for the second quarter will include the reversal of a majority of the liability and expense recorded to date.

Private Insurers and Government Reimbursement – The Company is paid directly by private insurers and governmental agencies, often on a fixed fee bases, for infusion pump management services provided by the Company to patients. The healthcare reimbursement system is in a constant state of change. Changes to the healthcare system that favor technologies other than the Company’s or that reduce the average fees allowable by private insurers or governmental agencies could have a material adverse effect on the Company’s financial position, results of operations and cash flows.

Guarantees and Indemnifications – The Company enters into certain types of contracts from time to time that contingently require the Company to indemnify parties against third party claims. These contracts primarily relate to Company license, consulting, distribution and purchase agreements with its customers and other parties, under which the Company may be required to indemnify such parties for intellectual property infringement claims, product liability claims, and other claims arising from the Company’s provision of products or services to such parties.

The terms of the foregoing types of obligations vary. A maximum obligation arising out of these types of agreements is not explicitly stated and, therefore, the overall maximum amount of these obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations and, thus, no liabilities have been recorded for these obligations on its balance sheet as of December 31, 2006 and March 31, 2007.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

5. Commitments and Contingencies (Continued)

Change in Control – In connection with the pending sale of the Company to HAPC, Inc., I-Flow’s executive management established performance criteria under the 2006 Management Incentive Plan (the “2006 MIP”) that would allow the Company’s executive officers to earn cash bonuses based on the gross sales price to be paid by HAPC, Inc. Because the sale did not close in 2006, no payment became due or was paid under the 2006 MIP. I-Flow’s executive management approved the adoption of a 2007 Management Incentive Plan (the “2007 MIP”), which contained substantially the same terms of the 2006 MIP. Upon the closing of the sale of the Company, the Company’s executives will be entitled to share a bonus pool of approximately $270,000 under the 2007 MIP. In addition to the 2007 MIP, the Company entered into change in control agreements with certain of its executive officers. The change in control agreements provide for success bonuses to be paid to the executives equal to twelve months of the non-sales executive’s current base or W-2 Medicare salary or six months of the sales executive’s base salary plus six times the monthly average of commissions and overrides earned during the twelve months immediately preceding the closing date.

Other Litigation – The Company is involved in litigation arising from the normal course of operations. In the opinion of management, the ultimate impact of such litigation will not have a material adverse effect on the Company’s financial position and results of operations.

6. Employee Benefit Plan

Employees of the Company working more than 1,040 hours annually may participate in the Parent’s 401(k) retirement plan. The Company contributes $0.33 for each dollar of employee contribution up to a maximum contribution by the Company of 1.32% of each participant’s annual salary. The maximum contribution by the Company of 1.32% corresponds to an employee contribution of 4% of annual salary. Participants vest in the Company’s contribution ratably over five years. Such contributions totaled $19,000 and $28,000 for the three months ended March 31, 2007 and 2006, respectively, and were included in general and administrative expenses in the accompanying financial statements. The Company does not provide post-retirement benefits to its employees.

7. Related Party Transactions

Steven Watkins, President of the Company, owns 5% of Tu-Effs Limited Partnership, which owns the premises currently leased by the Company. Rent expense for the leased premises for the three months ended March 31, 2007 and 2006 was $57,000 and $51,000, respectively, which was recorded in general and administrative expenses in the accompanying financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of

InfuSystem, Inc.:

We have audited the accompanying balance sheets of InfuSystem, Inc. (a California corporation) (the “Company”) (a wholly owned subsidiary of I-Flow Corporation (the “Parent”) as of December 31, 2006 and 2005, and the related statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for share-based compensation in 2006 as a result of adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

As further described in Note 1, the accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

/s/ Deloitte & Touche LLP

Costa Mesa, California
April 6, 2007

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

(Amounts in thousands)

	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$1,956	$2,463
Accounts receivable, less allowance for doubtful accounts of $1,668 and $1,723 at December 31, 2006 and 2005, respectively	9,630	9,160
Inventory supplies	252	187
Prepaid expenses and other current assets	155	218
Deferred taxes	689	687

Total current assets	12,682	12,715
PROPERTY—net	12,307	12,477
GOODWILL	2,639	2,639

TOTAL	$27,628	$27,831

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,884	$901
Accrued payroll and related expenses	1,055	1,663
Accrued use taxes payable	1,392	1,173
State income taxes payable		157
Other current liabilities	4	12

Total current liabilities	4,335	3,906

DEFERRED TAXES	1,285	1,470

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER’S EQUITY:
Common stock, $0.01 par value—100 shares authorized, issued and outstanding at December 31, 2006 and 2005
Additional paid-in capital	8,544	8,544
Retained earnings	13,464	13,911

Total stockholder’s equity	22,008	22,455

TOTAL	$27,628	$27,831

See notes to financial statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Amounts in thousands)

	2006	2005	2004
NET RENTAL INCOME	$31,716	$28,525	$19,349
COST OF REVENUES	8,455	7,735	5,555

GROSS PROFIT	23,261	20,790	13,794

OPERATING EXPENSES:
Selling and marketing	3,803	4,315	3,195
General and administrative	11,288	8,394	5,947

Total operating expenses	15,091	12,709	9,142

OPERATING INCOME	8,170	8,081	4,652
INTEREST EXPENSE	113	50	29

INCOME BEFORE INCOME TAXES	8,057	8,031	4,623
INCOME TAX EXPENSE	3,094	2,938	1,699

NET INCOME	$4,963	$5,093	$2,924

See notes to financial statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Amounts in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total
	Shares	Amount
BALANCE—January 1, 2004	100	$—	$3,321	$5,894	$9,215

Net contributions from Parent			684		684
Net income				2,924	2,924

BALANCE—December 31, 2004	100	—	4,005	8,818	12,823

Net contributions from Parent			4,539		4,539
Net income				5,093	5,093

BALANCE—December 31, 2005	100	—	8,544	13,911	22,455

Net dividends to Parent				(5,410)	(5,410)
Net income				4,963	4,963

BALANCE—December 31, 2006	100	$—	$8,544	$13,464	$22,008

See notes to financial statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

(Amounts in thousands)

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,963	$5,093	$2,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,706	3,259	1,821
Provision for doubtful accounts receivable	4,041	1,260	1,297
Deferred taxes	(187)	(351)	1,156
Loss on disposal of property	302	370	99
Stock-based compensation	396	1,085	297
Write-off of obsolete inventory supplies	1	12	22
Changes in operating assets and liabilities:
Accounts receivable	(4,511)	(5,500)	(2,195)
Inventory supplies	(67)	27	(37)
Prepaid expenses and other current assets	80	(120)	(15)
Accounts payable	(131)	(565)	(11)
Accrued payroll and related expenses	(608)	366	463
State income taxes payable	(173)	78	42
Other current liabilities	(8)	12	(1)

Net cash provided by operating activities	7,804	5,026	5,862

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,506)	(6,878)	(5,500)
Proceeds from sale of property	1	1	2

Net cash used in investing activities	(2,505)	(6,877)	(5,498)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net capital contributions from parent		3,454	387
Net capital distributions to parent	(5,806)

Net cash (used in) provided by financing activities	(5,806)	3,454	387

NET (DECREASE) INCREASE IN CASH	(507)	1,603	751
CASH—Beginning of year	2,463	860	109

CASH—End of year	$1,956	$2,463	$860

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$20	$1	$1

State income tax payments	$266	$138	$90

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES—
Property acquisitions	$1,126	$1,135	$1,191

See notes to financial statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General

InfuSystem, Inc. (“InfuSystem” or the “Company”) is a wholly owned subsidiary of I-Flow Corporation (“I-Flow” or the “Parent”). The Company was incorporated in California on December 18, 1997. The Company is a leading provider of ambulatory infusion pump management services and is based in Madison Heights, Michigan. It is primarily engaged in the rental of ambulatory electronic infusion pumps on a month-to-month basis for the administration of chemotherapy drugs for the treatment of cancer.

On September 29, 2006, I-Flow signed a definitive agreement to sell the Company to HAPC, Inc. (“HAPC”) for $140 million in the form of cash and a secured note, subject to certain purchase price adjustments based on the level of working capital. The cash portion of the purchase price will range from $65 to $85 million, depending on the amount HAPC pays to its shareholders who choose to convert their HAPC shares into cash. This amount will not be known until the closing of the transaction. The closing of the transaction is subject to standard conditions and approval by the shareholders of HAPC, and currently is expected to close in the second quarter 2007. In connection with the pending sale of the Company to HAPC, the Parent incurred certain expenses related to the divestiture of the Company, including legal and professional fees that resulted directly from the sale transaction. Divestiture expenses incurred by the Parent for the year ended December 31, 2006, were $2,090,000. These amounts were not reimbursed by the Company and, accordingly, are not included in the Company’s financial statements.

The Company provided certain administrative services to the Parent during the years ended December 31, 2006, 2005, and 2004, related to the Parent’s ON-Q PainBuster® Pain Management System (“ON-Q”). Specifically, the Company provided customer service, billings to third-party insurance, collections, and solicitation of managed care contracts with insurance companies on behalf of I-Flow and its ON-Q product line, primarily in ambulatory surgery centers (“ASC’s”). The Company was not reimbursed from the Parent for these services.

The Company estimates that processing costs borne by the Company for ON-Q billings and reflected in its financial statements for 2006, 2005, and 2004, respectively, were approximately $1.5 million, $1.2 million, and $0.3 million. The 2006 estimated expense consisted of approximately $0.8 million in direct payroll expenses and $0.7 million of indirect or allocated expenses. The 2005 estimated expense consisted of approximately $0.5 million in direct payroll expenses and $0.7 million of indirect or allocated expenses. The 2004 estimated expense consisted of approximately $0.2 million in direct payroll expenses and $0.1 million in indirect or allocated expenses.

The Parent also provided certain administrative services to the Company during the same time periods. Costs incurred by the Parent on behalf of the Company that were clearly applicable to the Company were charged to the Company and included the following administrative services:

The Parent provided workers’ compensation insurance to employees of the Company. The Company’s financial statements for the years ended December 31, 2006, 2005, and 2004, include workers’ compensation insurance expense of approximately $28,000, $29,000, and $20,000, respectively, which was recorded in general and administrative expenses.

Many of the Company’s employees received stock options and other stock-based awards relating to the stock of I-Flow. The Parent determined the expense based on the outstanding stock-based awards granted specifically to employees of the Company. Stock-based compensation expense included in the Company’s financial statements for the years ended December 31, 2006, 2005, and 2004, were as follows (amounts in thousands):

	2006	2005	2004
Selling and marketing expenses	$254	$266	$198
General and administrative expenses	142	819	99

Total stock-based compensation expense	$396	$1,085	$297

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

Although the Company files a consolidated and certain combined state tax returns with its Parent, the Company recorded income taxes payable as a result of preparing its financial statements on a separate tax return basis. Income taxes payable and excess stock option income tax benefits totaling $2.9 million, $3.0 million, and $0.4 million for the years ended December 31, 2006, 2005, and 2004, respectively, were recognized as contributions from the Parent.

2. Summary of Significant Accounting Policies

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash—As of December 31, 2006 and 2005, the Company maintains its cash primarily with a single financial institution.

Accounts Receivable—The Company performs periodic analyses to evaluate its accounts receivable balances. It records an allowance for doubtful accounts based on the estimated collectibility of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance.

In determining its accounts receivable balances and allowance for doubtful accounts, management considers historical realization data, accounts receivable aging trends, operating trends, and other relevant business conditions, such as governmental and managed care payor claims processing procedures and system changes. The Company’s analysis includes the application of specified percentages to the accounts receivable agings to estimate the amount that will ultimately be uncollectible and therefore should be reserved. The percentages are increased as the accounts age. Due to the continuing changes in the health care industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on its financial position, results of operations, and cash flows.

Inventory Supplies—Inventory supplies are stated at the lower of cost (determined on a first in, first out basis) or market. The Company records a period expense for inventory supplies obsolescence when incurred.

Long-Lived Assets—The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for the disposal of long-lived assets. In accordance with SFAS 144, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. Recoverability of these assets is determined based upon the expected undiscounted future net cash flows from the operations to which the assets relate, utilizing management’s best estimates, appropriate assumptions and projections at the time. If the carrying value is determined not to be recoverable from future operating cash flows, the asset is deemed impaired and an impairment loss would be recognized to the extent the carrying value exceeded the estimated fair market value of the asset. The Company periodically reviews the carrying value of long-lived assets to determine whether an impairment to such value has occurred. The Company has determined that there was no impairment as of December 31, 2006 or 2005.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

Property—Property is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Rental equipment, consisting of ambulatory infusion pumps that the Company acquires from third-party manufacturers, is depreciated over five years. Leasehold improvements are amortized using the straight-line method over the life of the asset or the remaining term of the lease, whichever is shorter. Maintenance and minor repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded in the current period. Property consisted of the following as of December 31 (amounts in thousands):

	2006	2005
Pump equipment	$23,010	$20,074
Furniture, fixtures, and equipment	1,279	1,091
Accumulated depreciation and amortization	(11,982)	(8,688)

Total	$12,307	$12,477

During the years ended December 31, 2006 and 2005, the Company made purchases from three suppliers, each of which supplies more than 10% of the pumps purchased by the Company. There are no supply agreements in place with any of the three suppliers. All purchases are handled pursuant to pricing agreements, which contain no material terms other than prices that are subject to change by the manufacturer. The products offered by all three suppliers are fungible, such that no one supplier is material to the Company’s business.

Goodwill—The Company recognizes goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is recorded at its carrying value and is tested for impairment at least annually. The Company reviews the recoverability of the carrying value of goodwill on an annual basis or more frequently if an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. The Company compares the fair value of its reporting unit to the carrying value, as well as other factors, to determine whether or not any potential impairment of goodwill exists. If a potential impairment exists, an impairment loss is recognized to the extent the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities. No goodwill impairment existed as of December 31, 2006 and 2005.

Revenue Recognition—Rental revenue in the oncology market is the Company’s strategic focus. The Company does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; shipment and passage of title has occurred; the price to the customer is fixed or determinable; and collectibility is reasonably assured. Persuasive evidence of an arrangement is determined to exist, and collectibility is reasonably assured, at the point in which a certificate of medical necessity and assignment of benefits, signed by the physician and patient, respectively, have been received by the Company, and the Company has verified actual pump usage and insurance coverage. Rental revenue from electronic infusion pumps is recognized as earned over the term of the related rental agreements, normally on a month-to-month basis. Pump rentals are billed at the Company’s established rates, which often differ from contractually allowable rates provided by third-party payors such as Medicare, Medicaid, and commercial insurance carriers. Provision is made currently to reduce revenue to the estimated allowable amount per such contractual rates. For the years ended December 31, 2006, 2005, and 2004, revenue from Medicare accounted for 33%, 35%, and 36% of total revenue, respectively. For the years ended December 31, 2006, 2005, and 2004, revenue from Blue Cross Blue Shield accounted for 21%, 22%, and 22% of total revenue, respectively. For the years ended December 31, 2006, 2005, and 2004, revenue from Medicaid accounted for 3% of each years’ total revenue.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Because of continuing changes in the health care industry and third-party reimbursement, it is possible that management’s estimates could change in the near term, which could have an impact on operations and cash flows.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all of any deferred tax assets will not be realized. The Company’s income taxes as presented in the financial statements have been prepared on a separate return basis.

Accounting for Stock-Based Compensation—I-Flow, the parent company, historically granted stock-based awards to certain officers and employees of the Company. Total stock-based compensation expense incurred by the Company related to stock options and stock grants by I-Flow to the Company’s employees for the years ended December 31, 2006, 2005, and 2004, were $396,000, $1,085,000, and $297,000, respectively.

Effective January 1, 2006, the Company adopted SFAS No. 123-revised 2004, Share-Based Payment (“SFAS 123R”), which requires the measurement and recognition of compensation expense based on estimated fair values for all equity-based compensation made to employees and directors. SFAS 123R replaces the guidance in SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).

The Company adopted SFAS 123R using the modified prospective application transition method. In accordance with the modified prospective application transition method, the Company’s financial statements for prior periods do not have to be restated to reflect, and do not include, the impact of SFAS 123R. Prior to the adoption of SFAS 123R, the Company accounted for stock-based awards to officers and employees using the intrinsic value method in accordance with APB 25 and adopted the disclosure-only alternative of SFAS 123. Because the Company had adopted the disclosure-only provisions of SFAS 123, no compensation cost was recognized in 2005 or 2004 for stock option grants to employees and officers with exercise prices at least equal to the fair market value of the underlying shares at the grant date.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

SFAS 123R requires companies to estimate the fair value of equity awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model, which it had previously used for valuation of option-based awards for its pro forma information required under SFAS 123 for periods prior to fiscal 2006. The determination of the fair value of option-based awards using the Black-Scholes model incorporates various assumptions including volatility, expected life of awards, risk-free interest rates, and expected dividends. The expected volatility is based on the historical volatility of the price of the Parent’s common stock over the most recent period commensurate with the estimated expected life of the Company’s stock options and adjusted for the impact of unusual fluctuations not reasonably expected to recur. The expected life of an award is based on historical experience and on the terms and conditions of the stock awards granted to employees and nonemployee directors. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. No stock options were granted to employees of the Company during the year ended December 31, 2006. During the year ended December 31, 2005, 101,000 stock options were granted to employees of the Company with the following weighted-average assumptions used for grants: no dividend yield; expected volatility of 86%; risk-free interest rate of 4.17%; and estimated life of five years. During the year ended December 31, 2004, 87,337 stock options were granted to employees of the Company with the following weighted-average assumptions used for grants: no dividend yield, expected volatility of 90% risk-free interest rate of 3.64%; and estimated life of five years.

Stock-based compensation expense is recognized for all new and unvested equity awards that are expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006, is based on the grant date fair value as determined under the pro forma provisions of SFAS 123. In conjunction with the adoption of SFAS 123R, the Company changed its method of attributing the value of stock-based compensation expense from the accelerated multiple-option approach to the straight-line single-option method. Compensation expense for all unvested equity awards granted on or prior to December 31, 2005, will continue to be recognized using the accelerated multiple-option approach. Compensation expense for all equity awards granted subsequent to December 31, 2005, will be recognized using the straight-line single-option method. In accordance with SFAS 123R, the Company has factored in forfeitures in its recognition of stock-based compensation. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company accounted for forfeitures as they occurred in the pro forma information required under SFAS 123 for periods prior to fiscal 2006.

SFAS 123R requires that cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for options exercised (excess tax benefits) be classified as cash inflows from financing activities and cash outflows from operating activities. Excess tax benefits that were attributed to the share-based compensation expense are currently reflected in contributions from Parent as a result of the Company preparing its financial statements on a separate tax return basis (see Notes 4 and 5).

On November 10, 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of share-based compensation pursuant to SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC Pool”) related to the tax effects of employee share-based compensation and to determine the subsequent impact on the APIC Pool and Statements of Cash Flows of the tax effects of employee share-based awards that were outstanding upon adoption of SFAS 123R.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

From and after May 26, 2005, stock-based awards granted to officers and employees of the Company are granted from I-Flow active equity incentive plans that were approved by I-Flow’s stockholders. All future grants of stock options (including incentive stock options or nonqualified stock options), restricted stock, restricted stock units, or other forms of equity-based compensation to officers and employees of the Company are expected to be made under the I-Flow Corporation 2001 Equity Incentive Plan (the “2001 Plan”), which was approved by I-Flow’s stockholders in May 2001. The maximum number of shares of common stock that may be issued pursuant to awards under the 2001 Plan is currently 7,750,000, subject to adjustments for stock splits or other adjustments as defined in the 2001 Plan.

Stock Options—Options granted under the 2001 Plan become exercisable at such times as determined by the I-Flow compensation committee of the board of directors or the I-Flow board of directors itself. Options granted to officers and employees of the Company generally have an exercise price equal to the market price of the I-Flow’s stock at the date of the grant, with vesting and contractual terms of five years. Options generally provide for accelerated vesting if there is a change in control (as defined in the 2001 Plan or, as applicable, the officers’ employment and change in control agreements). I-Flow issues new shares upon the exercise of stock options. The following table provides a summary of all the Company’s outstanding options as of December 31, 2006, and of changes in options outstanding during the years ended December 31, 2006, 2005, and 2004.

	Number of Shares	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (ins years)	Aggregate Intrinsic Value
Options outstanding—January 1, 2004	342,067	$2.00
Options granted	87,337	13.31
Options exercised	(112,131)	2.15
Options forfeited or expired

Options outstanding—December 31, 2004	317,273	5.06
Options granted	101,000	17.54
Options exercised	(80,949)	1.39
Options forfeited or expired

Options outstanding—December 31, 2005	337,324	9.68
Options granted
Options exercised	(103,634)	3.57
Options forfeited or expired	(3,304)	10.45

Options outstanding—December 31, 2006	230,386	12.42	2.21	$846,292

Options vested and exercisable—December 31, 2006	209,338	13.36	2.32	$595,153

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

The above table excludes equity awards granted to sales representatives and sales management with exercise prices below fair market value. Such awards have been included in the restricted stock units table below.

No options were granted during year ended December 31, 2006. The weighted-average fair value of options granted during the years ended December 31, 2005 and 2004, estimated as of the grant date using the Black-Scholes option valuation model, was $12.23 per option and $9.63 per option, respectively. The total intrinsic value of options exercised during the years ended December 31, 2006, 2005, and 2004, was $1.2 million, $1.2 million, and $1.7 million, respectively. A total of approximately 21,000 shares of unvested options are expected to vest as of December 31, 2006.

The following table summarizes information concerning outstanding and exercisable options for employees of the Company for the purchase of I-Flow’s common stock for all plans and grants as of December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Average Weighted-Exercise Price	Number of Shares Exercisable	Weighted-Average Exercise Price
$ 1.33–$ 1.33	14,500	1.00	$1.33	14,500	$1.33
$ 1.66–$ 1.66	36,960	1.00	$1.66	19,862	$1.66
$ 2.74–$ 2.98	2,580	0.37	$2.75	2,110	$2.75
$ 4.40–$ 4.40	1,009	1.44	$4.40	143	$4.40
$11.41–$ 11.41	1,000	2.51	$11.41	497	$11.41
$11.52–$ 11.52	4,337	2.01	$11.52	2,226	$11.52
$13.52–$ 13.52	1,000	3.30	$13.52	1,000	$13.52
$13.55–$ 13.55	67,000	2.01	$13.55	67,000	$13.55
$14.03–$ 14.03	2,000	2.36	$14.03	2,000	$14.03
$17.58–$ 17.58	100,000	3.01	$17.58	100,000	$17.58

Total	230,386	2.21	$12.42	209,338	$13.36

Options to purchase 2,932,477 shares of I-Flow’s common stock were available for grant under the 2001 Plan as of December 31, 2006.

As of December 31, 2006, total unrecognized compensation expense related to unvested stock options was $11,000. This expense is expected to be recognized over a remaining weighted-average period of 0.48 year.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

On November 9, 2005, the board of directors of I-Flow approved the amendment of stock options that were previously granted to employees and officers with exercise prices at a discount to the fair market value. The amendments increased the exercise price to the fair market value on the date the options were granted and accelerated the vesting of approximately 150,000 unvested, “out-of-the-money” stock options previously awarded to officers and employees of the Company. A total of 175,000 stock options granted to officers and employees of the Company with original exercise prices of $11.52 and $14.94 per share were increased to $13.55 and $17.58 per share, respectively, effective November 9, 2005. In 2005, I-Flow compensated the officers and employees of the Company for the increased exercise prices by granting approximately 23,000 shares of I-Flow’s common stock such that the value of the shares granted (based on the closing price of I-Flow’s common stock on November 9, 2005, of $11.91) equaled the value of the lost discount in exercise price, net of shares withheld to pay withholding taxes. With respect to the acceleration of vesting, options with an exercise price greater than $11.91 per share (giving effect to the increased exercise price) were deemed “out-of-the-money.” The accelerated options granted to officers and employees of the Company, which are considered fully vested as of November 9, 2005 have exercise prices ranging from $13.52 to $17.58 per share and a weighted-average exercise price of $16.24 per share. Among the primary purposes of the amended exercise price and acceleration were to comply with new deferred compensation tax laws, to promote employee motivation, retention and the perception of option value, and to avoid recognizing future compensation expense associated with “out-of-the-money” stock options upon adoption of SFAS 123R, which replaces SFAS 123, and supersedes APB 25 in fiscal 2006.

Effective January 1, 2006, under SFAS 123R, approximately 81,500 stock options with exercise prices of $1.33 or $2.47 per share were increased to $1.66 and $2.91 per share, respectively. In January 2006, I-Flow compensated the eight affected option holders for the increased exercise price by granting approximately 1,500 shares of the I-Flow’s common stock for a total incremental compensation cost of $14,000 for the year ended December 31, 2006.

For stock options granted prior to the adoption of SFAS 123R, the following table illustrates the pro forma effect on net income as if the Company had applied the fair value recognition provisions of SFAS 123 in determining stock-based compensation for options:

	Years Ended December 31,
(Amounts in thousands)	2005	2004
Net income—as reported	$5,093	$2,924
Stock-based compensation expense included in net loss—net of tax	688	188
Total stock-based compensation expense determined under fair value based method for all awards—net of tax	(1,471)	(430)

Net income—pro forma	$4,310	$2,682

Restricted Stock Units—Restricted stock units are granted pursuant to the 2001 Plan and as determined by the I-Flow compensation committee of the I-Flow board of directors or the board of directors itself. Restricted stock units granted to officers and employees of the Company generally have vesting periods ranging from three to five years from the date of grant. Restricted stock units granted to sales representatives and sales management have a maximum vesting term of three years from the date of grant. The Company issues new shares upon the vesting of restricted stock units. In accordance with SFAS 123R, the fair value of restricted stock units is estimated based on the closing market value stock price on the date of grant and the expense is recognized straight-lined over the requisite period. The total number of shares of restricted stock units expected to vest is adjusted by estimated forfeiture rates.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

The following table provides a summary of the Company’s restricted stock units as of December 31, 2006, and of changes in restricted stock units outstanding under the 2001 Plan during the years ended December 31, 2006, 2005, and 2004:

	Number of Shares	Weighted-Average Grant Date Fair Value Per Share
Nonvested shares outstanding at January 1, 2004	—	$—
Shares issued	17,000	$14.12
Shares vested or released		$—
Shares forfeited	(1,000)	$14.12

Nonvested shares outstanding at December 31, 2004	16,000	$14.12
Shares issued	16,000	$16.01
Shares vested or released	(3,000)	$14.12
Shares forfeited		$—

Nonvested shares outstanding at December 31, 2005	29,000	$15.16
Shares issued	85,140	$13.73
Shares vested or released	(27,000)	$15.20
Shares forfeited	(2,000)	$13.22

Nonvested shares outstanding at December 31, 2006	85,140	$13.76

As of December 31, 2006, total unrecognized compensation costs related to nonvested restricted stock units was approximately $0.8 million. The expense for the nonvested restricted stock units is expected to be recognized over a remaining weighted-average vesting period of 1.81 years. The total value of shares vested during the year ended December 31, 2006, was approximately $0.4 million.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

New Accounting Pronouncements—In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of the provisions of FIN 47 did not have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—a Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”), which requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and early adoption is permitted. The adoption of the provisions of SFAS 154 did not have a material impact on the Company’s financial statements.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

1. General (Continued)

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return, including a decision whether to file or not to file in a particular jurisdiction. Additionally, FIN 48 provides guidance on the derecognition, classification, interest and penalties, accounting in interim periods, and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 are effective for reporting periods beginning after December 15, 2006. The Company is currently assessing the impact of the adoption of FIN 48 and its impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective beginning January 1, 2008. The Company is currently assessing the impact of the adoption of SFAS 157 and its impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to measure many financial instruments and certain other items at fair value at specified election dates. SFAS 159 will be effective beginning January 1, 2008. The Company is currently assessing the impact of the adoption of SFAS 159 and its impact on the Company’s financial statements.

3. Lines of Credit

The Company had a loan agreement containing a revolving line of credit with a bank under which it could borrow up to the lesser of $3.5 million or 80% of eligible accounts receivable, as defined, at the bank’s prime rate less 0.25%. Under a separate loan agreement with the same bank, the Company also had a loan facility under which it could borrow up to $2.5 million for the purchase of equipment. The line of credit and loan facility expired on June 30, 2006 and were not renewed.

4. Shareholder’s Equity

At inception, the Company received capital contributions of approximately $3.3 million from the Parent, which were used primarily in the acquisition of the Company’s operations. Net contributions from and distributions to the Parent for the years ended December 31, 2006, 2005, and 2004, were as follows (amounts in thousands):

	2006	2005	2004
Stock-based compensation expense charges	$396	$1,085	$297
Workers’ compensation insurance charges	28	29	20
Excess stock option income tax benefit	531	196	514
Income tax liability forgiveness by Parent (income tax benefit to Parent)	2,339	2,797	(139)
Net cash transfers (to) from the Parent	(8,704)	432	(8)

Net contributions from (dividends to) Parent	$(5,410)	$4,539	$684

5. Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

5. Income Taxes

The Company files a consolidated federal and certain combined state tax returns with its Parent. Through these filings, income generated by the Company is offset by losses in the consolidated group.

The income tax provision for the years ended December 31, 2006, 2005, and 2004, is summarized as follows (amounts in thousands):

	2006	2005	2004
Current:
Federal	$2,916	$2,994	$374
State	365	295	169

Subtotal	3,281	3,289	543

Deferred:
Federal	(188)	(336)	1,152
State	1	(15)	4

Subtotal	(187)	(351)	1,156

Total income tax provision	$3,094	$2,938	$1,699

The reconciliations of the effective income tax rate to the federal statutory rate are as follows:

	2006	2005	2004
Tax at federal statutory rate	34.0%	34.0%	34.0%
State income taxes—net of federal benefit	3.3	2.3	2.5
Nondeductible charges	1.1	0.3	0.2

Total	38.4%	36.6%	36.7%

As of December 31, 2006, 2005, and 2004, the Company had a net deferred tax liability comprised of the following (amounts in thousands):

	2006	2005	2004
Reserves not currently deductible	$689	$687	$323
Share-based compensation	114
State taxes	(9)	(10)	(4)
Depreciation	(1,390)	(1,460)	(1,453)

Net deferred tax liability	$(596)	$(783)	$(1,134)

Although the Company files a consolidated and certain combined state tax returns with its Parent, the Company recorded income taxes payable as a result of preparing its financial statements on a separate tax return basis. Income taxes payable and excess stock option income tax benefits totaling $2.9 million, $3.0 million, and $0.4 million for the years ended December 31, 2006, 2005, and 2004, respectively, were recognized as contributions from the Parent.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

6. Commitments and Contingencies

Concentrations of Credit Risk—The Company maintains cash deposits within a single depository institution in excess of federally insured limits.

Leases—The Company entered into leases in July 2002 for approximately 14,000 square feet of general office space and approximately 4,000 square feet of warehouse space in Madison Heights, Michigan. Both leases have a term of five years. Future minimum lease payments under these leases total $117,000 in 2007. Rent expense for the years ended December 31, 2006, 2005, and 2004, was $221,000, $177,000, and $140,000, respectively, which were recorded in general and administrative expenses.

Michigan Use Taxes—In accordance with a decision and order of determination received from the State of Michigan Department of Treasury, the Company is subject to sales and use taxes in the state of Michigan, and has recorded in each period presented use taxes on its purchases of ambulatory infusion pumps as an increase in fixed assets. As of December 31, 2006, the Company has recorded a cumulative net increase to gross fixed assets of $1,276,000, a tax liability of $1,392,000, and total expense of $943,000, consisting of $706,000 of cost of sales (of which $209,000, $187,000, and $110,000 were recorded during the years ended December 31, 2006, 2005, and 2004, respectively) and $237,000 of accrued interest expense (of which $93,000, $49,000, and $28,000 were recorded during the years ended December 31, 2006, 2005, and 2004, respectively). The Company is currently appealing the decision. The Company believes that portable infusion pumps qualify for an exemption from tax under Michigan law.

Private Insurers and Government Reimbursement—The Company is paid directly by private insurers and governmental agencies, often on a fixed-fee basis, for infusion pump management services provided by the Company to patients. The health care reimbursement system is in a constant state of change. Changes to the health care system that favor technologies other than the Company’s or that reduce the average fees allowable by private insurers or governmental agencies could have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

Guarantees and Indemnities—The Company enters into certain types of contracts from time to time that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to Company license, consulting, distribution, and purchase agreements with its customers and other parties, under which the Company may be required to indemnify such parties for intellectual property infringement claims, product liability claims, and other claims arising from the Company’s provision of products or services to such parties.

The terms of the foregoing types of obligations vary. A maximum obligation arising out of these types of agreements is not explicitly stated and, therefore, the overall maximum amount of these obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations and, thus, no liabilities have been recorded for these obligations on its balance sheets as of December 31, 2006 and 2005.

Other Litigation—The Company is involved in litigation arising from the normal course of operations. In the opinion of management, the ultimate impact of such litigation will not have a material adverse effect on the Company’s financial position and results of operations.

INFUSYSTEM, INC.

(A Wholly Owned Subsidiary of I-Flow Corporation)

NOTES TO FINANCIAL STATEMENTS

7. Employee Benefit Plan

Employees of the Company working more than 1,040 hours annually may participate in the Parent 401(k) retirement plan. The Company contributes $0.33 for each dollar of employee contribution up to a maximum contribution by the Company of 1.32% of each participant’s annual salary. The maximum contribution by the Company of 1.32% corresponds to an employee contribution of 4% of annual salary. Participants vest in the Company’s contribution ratably over five years. Such contributions totaled $75,000, $66,000, and $45,000 for the years ended December 31, 2006, 2005, and 2004, respectively, and were included in general and administrative expenses in the accompanying financial statements. The Company does not provide post-retirement or post-employment benefits to its employees.

8. Related-Party Transactions

Steven Watkins, President of the Company, owns 5% of Tu-Effs Limited Partnership, which owns the premises currently leased by the Company. Rent expense for the leased premises was $221,000, $177,000, and $140,000 for the years ended December 31, 2006, 2005, and 2004, respectively, which was recorded in general and administrative expenses.

* * * * * *

Annex A

STOCK PURCHASE AGREEMENT

by and among

I—FLOW CORPORATION,

as the Seller

INFUSYSTEM, INC.,

as the Company,

HAPC, INC., as

the Buyer

and

ICELAND ACQUISITION SUBSIDIARY, INC.,

as the Acquisition Sub

Dated as of September 29, 2006

(continued)

(continued)

(continued)

DISCLOSURE SCHEDULES

Schedule 3.3(a)	Seller Required Consents
Schedule 4.1	Qualification to do Business
Schedule 4.3(a)	Company Required Consents
Schedule 4.4	Capitalization
Schedule 4.6(a)(i)	Company Financial Statements
Schedule 4.6(a)(ii)	Interim Financial Statements
Schedule 4.6(b)	Undisclosed Liabilities
Schedule 4.7	Certain Changes or Events
Schedule 4.8(a)	Compliance with Laws
Schedule 4.8(b)	Material Permits
Schedule 4.9	Litigation
Schedule 4.10(a)	Employee Plans
Schedule 4.10(f)	Payment or Acceleration of Benefits
Schedule 4.11	Labor and Employment Matters
Schedule 4.12	Insurance Policies
Schedule 4.13(b)	Leased Real Property
Schedule 4.13(d)	Other Real Property
Schedule 4.14	Intellectual Property
Schedule 4.15(a)	Returns
Schedule 4.15(b)	Tax Audits
Schedule 4.15(d)	Tax Rulings
Schedule 4.16	Environmental Matters
Schedule 4.17	Material Contracts
Schedule 4.19(b)	Certain Suppliers
Schedule 4.21	Product Recalls
Schedule 4.23	Bank Accounts and Lock Boxes
Schedule 4.24	Affiliate Transactions
Schedule 6.9	Guarantees
Schedule 6.11(e)	Affected Employees
Schedule 9.3(d)	Consents Required for the Closing
Schedule 9.3(e)	Indebtedness Not to be Discharged

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of September 29, 2006 (this “Agreement”), by and among I-FLOW CORPORATION, a Delaware corporation (the “Seller”), INFUSYSTEM, INC., a California corporation (the “Company”), HAPC, INC., a Delaware corporation (the “Buyer”), and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”).

WHEREAS, the Buyer is a publicly-traded blank check company recently formed for the purpose of acquiring one or more operating businesses in the healthcare sector;

WHEREAS, the Buyer has formed the Acquisition Sub for the purpose of purchasing all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, which are owned by the Seller, and merging with and into the Company concurrently with the purchase and sale of the Shares;

WHEREAS, the Seller wishes to sell to the Acquisition Sub, and the Acquisition Sub wishes to purchase from the Seller, the Shares; and

WHEREAS, concurrently with the closing of the purchase and sale of the Shares, the Acquisition Sub shall merge with and into the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Accounts Receivable” means all trade accounts receivable of the Company (net of allowances and reserves) derived from the Business, provided that, for the avoidance of doubt, the term “Accounts Receivable” shall not include any ON-Q® or other trade accounts receivable (net of allowances and reserves) that are derived from the Seller’s products and businesses (other than the Business), whether or not reflected in any of the Financial Statements or the other books and records of the Company.

“Action” means any claim, action, suit, arbitration, litigation, investigation or proceeding by or before any Governmental Authority.

“Affiliate,” with respect to any specified Person, means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Ancillary Agreements” means (i) the Services Agreement substantially in the form thereof attached as Exhibit A (the “Services Agreement”) and (ii) the License Agreement substantially in the form thereof attached as Exhibit B, each to be entered into as of the Closing Date by and between the Seller and the Company.

“Audited Financial Statements” means the audited financial statements of the Company, including balance sheets of the Company as of December 31, 2005 and December 31, 2004 and the related statements of income, shareholders’ equity and cash flows for each of the years ended December 31, 2005, 2004 and 2003, together with all related notes and schedules thereto, in each case prepared in accordance with GAAP and Regulation S-X, together with an independent public registered accounting firm’s report with respect to such financial statements and, at the time of filing of the Proxy Statement, such accounting firm’s consent to inclusion of such financial statements in the Proxy Statement.

“Business” means the Company’s current business of (i) billing to third party insurance carriers for the use of electronic infusion pumps for chemotherapy and other medical treatments, (ii) the selling, marketing, distributing, supplying and renting of electronic infusion pumps for chemotherapy and other medical treatments and (iii) providing the services to the Seller described in the Services Agreement during the term thereof, provided that the term “Business” shall not, under any circumstances, include any of the Seller’s or the Company’s business activities in the selling, marketing, distributing, supplying, renting, third party billing and collection or any other business activity relating to the Seller’s ON-Q® products other than described in clause (iii) above.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Buyer’s Public Common Stock” means the shares of the Buyer’s common stock issued in or subsequent to its initial public offering, including, without limitation, the shares of the Buyer’s common stock issued pursuant to the exercise of its underwriter’s over-allotment option.

“Cash Purchase Price” means (i) Sixty Five Million Dollars (US $65,000,000.00) plus (ii) the difference between the Maximum Amount and the actual principal amount of the Promissory Note.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 8-K Information” means information about the Company that the Buyer must include in a Form 8-K, including without limitation, the information that would be required if the Company were filing a General Form for registration of securities on Form 10 under the Exchange Act.

“Company Proxy Information” means information about the Company that is furnished in writing by the Company to the Buyer and which is sufficient to permit the Buyer to prepare and file the Proxy Statement under the Exchange Act with respect to Stockholder Approval of this Agreement and the transactions contemplated herein including, without limitation, the Audited Financial Statements, interim financial statements and other financial information of the Company required to be included in the Proxy Statement, as updated by the Company from time to time up to the date the Proxy Statement is first mailed to the Buyer’s stockholders.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral.

“Control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Conversion Rights” shall mean the right set forth in the Buyer’s certificate of incorporation whereby holders of the Buyer’s Public Common Stock who vote against the acquisition of the Company pursuant to this Agreement may elect to have their shares of common stock converted to cash if the acquisition is consummated.

“Current Assets” means, without duplication: the Company’s cash and cash equivalents, Accounts Receivable, inventory, prepaid expenses and all other current assets, excluding inter-company balances to or from the Seller, all determined in accordance with GAAP, excluding Tax assets.

“Current Liabilities” means, without duplication: the Company’s trade accounts payable, accrued expenses, current portion of notes payable and all other current liabilities and deposits from third parties, excluding Taxes (other than the Michigan Use Tax Reserve, which shall be a Current Liability) and inter-company balances to or from the Seller, all determined in accordance with GAAP.

“DGCL” means the Delaware General Corporation Law, as in effect at the Closing Date.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, security interest, encumbrance, possessory right and other restriction of any kind (other than restrictions on transfer under applicable securities laws).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Form 8-K” means the Report on Form 8-K (Item 2.01) under the Exchange Act to be filed by the Buyer within the required time period specified in the Exchange Act.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“General Corporation Law” means the General Corporation Law of the State of California, as in effect at the Closing Date.

“Governmental Authority” means any foreign or domestic, federal, state or local government, or any regulatory or administrative authority, agency, official, department, division, board, instrumentality or commission, or any judicial or arbitral body of any such government.

“Guarantors” shall mean Pat LaVecchia, Sean McDevitt and Philip B. Harris.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (d) accounts receivable credit balances, (e) any obligations as lessee under capitalized leases, (f) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (g) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, (h) any guarantees of the obligations of any other Person, and (i) any guaranty of any of the foregoing.

“Intellectual Property” means, with respect to any Person, (i) such Person’s trademarks, service marks, trade names, copyrights, patents, domain names, including all registrations and applications of any of the foregoing; (ii) such Person’s trade secrets, inventions, formulae, data, customer lists, supplier lists, improvements, know-how, confidential information, material computer programs (including any source code and object code), documentation, processes, and methodologies; and (iii) all material licenses granted to or from such Person relating to such Person’s businesses.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge,” with respect to the Seller and/or the Company, means the actual knowledge of the persons listed in Schedule 1.1(a) as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) without any implication of verification or investigation concerning such knowledge beyond that which is reasonably required by such persons in carrying out their respective duties to the Company or the Seller as employees, directors or officers.

“Law” means any federal, state, local statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree, or order of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company, in each case, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Material Adverse Effect” means (a) with respect to the Company, any event, change, circumstance, effect or state of facts, or any combination of the foregoing, that is materially adverse to (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or (ii) the ability of the

Company to timely perform its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby, provided, however, that (A) “Material Adverse Effect” shall not include the effect of any circumstance, change, development or event arising out of or impacting (I) the markets or industry in which the Company operates the Business, (II) general economic conditions, including such conditions as are related to the Business, (III) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or escalation of any existing hostilities, (IV) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (V) natural disasters, acts of God or other events not within the reasonable control of the Company, including, but not limited to, recalls or shortage of drugs, (VI) any change in applicable Laws or accounting rules, (VII) the taking of any action required by this Agreement or the Ancillary Agreements or expressly consented to by the Buyer or the Acquisition Sub, (VIII) the public announcement of the entering into of this Agreement or the transactions contemplated by this Agreement, or (IX) any adverse change in or effect on the Company’s Business that is cured by the Seller or the Company to the reasonable satisfaction of the Buyer before the earlier of the Closing Date or the Termination Date, and (B) no “Material Adverse Effect” shall be deemed to have occurred hereunder upon the occurrence of any one or more of the following events (or combination thereof): (I) the threatened or actual reduction in reimbursements collectible by the Company that is not specific to, or targeted solely at, the Company as a result of any change or development not within the reasonable control of the Company, including, without limitation, changes or developments in applicable Laws or general economic conditions or (II) the resignation of any employee of the Company as a result of the transactions contemplated by this Agreement or otherwise, and (b) with respect to the Buyer, the Acquisition Sub or the Seller, any event, change, circumstance, effect or state of facts that is materially adverse to the ability of the Buyer, the Acquisition Sub or the Seller, as applicable, to timely perform in all material respects its obligations under this Agreement or the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby.

“Maximum Amount” means Seventy Five Million Dollars (US $75,000,000.00).

“Owned Real Property” means the real property owned by the Company, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, including, without limitation, amounts payable to the State of Michigan for sales and use Taxes (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which are of record and (d) all exceptions, restrictions, easements, imperfections of title, charges, rights of way and other Encumbrances that are immaterial in character, amount and extent and which do not detract from the value of or interfere with the present use of the assets of the Company taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Personal Guaranty” means the joint and several personal guaranty for the Buyer’s payment obligations set forth under Section 10.3 of this Agreement, in form and substance reasonably acceptable to the Seller, to be executed and delivered by each Guarantor to the Seller as of the date hereof.

“Promissory Note Documents” means the Promissory Note and each guaranty, pledge agreement, security agreement, instrument or document executed and delivered pursuant to the Promissory Note to guarantee or secure the Acquisition Sub’s obligations under the Promissory Note, which Acquisition Sub shall be merged into the Company pursuant to the Merger as of the Closing Date.

“Prospectus” means the final prospectus relating to the Buyer’s initial public offering dated April 11, 2006.

“Restricted Business” means the Company’s current business of billing to third party insurance carriers for the use of electronic infusion pumps for chemotherapy and other medical treatments, and the provision of services ancillary thereto, provided that the term “Restricted Business” shall not, under any circumstances, include any manufacturing of any kind or any selling, marketing, distributing, supplying, renting, third party billing or any other business activities in the fields of pain management, wound site management or post-operative surgical treatments.

“Return” means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

“Stockholder Approval” means the occurrence of each of the following: (i) the affirmative vote in favor of the acquisition of the Company pursuant to this Agreement by the holders of at least a majority of the number of shares of the Buyer’s Public Common Stock voting; and (ii) the exercise of Conversion Rights by the holders of less than 20% of the issued and outstanding shares of Buyer’s Public Common Stock (3,375,050 shares).

“Subsidiary” of any party means any Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such party.

“Target Amount” means Seven Million Six Hundred Eighty Thousand Dollars (US $7,680,000.00).

“Taxes” means any and all taxes, assessments, customs, duties, fees, levies or other governmental charges of any nature whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

“Working Capital” as of any date means the excess of Current Assets over the Current Liabilities. Working Capital, as defined, shall be determined in accordance with GAAP and on a consistent basis, including procedures used and assumptions made, with the Financial Statements.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
Affected Employees	6.11(a)
Agent	6.15
Agreement	Preamble
Agreement of Merger	2.3(a)
Authorization	3.3(b)
Balance Sheet	4.6(a)
Business Combination	6.16
Buyer	Preamble
Buyer Indemnified Parties	7.2
Buyer Stockholders’ Meeting	4.26
Certificate of Merger	2.3(c)
Claims	6.16
Closing	2.2(a)
Closing Date	2.2(a)
Closing Statement	2.4(a)
Closing Working Capital	2.4(a)
Common Stock	Recitals
Company	Preamble
Company Employee Plans	4.10(a)
Company Intellectual Property	4.14
Company Financial Statements	4.6(a)
Company Mark	6.22
Confidentiality Agreement	6.5(a)
D&O Indemnified Liabilities	6.10(a)
D&O Indemnified Parties	6.10(a)
Deficit Amount	2.5(a)
Delivery Fee	12.1(b)
Disclosure Schedules	Article IV
Effective Time	2.3(c)
Employee Plans	4.10(a)
Environmental Laws	4.16(g)
Environmental Permits	4.16(g)
ERISA	4.10(a)
Facility Fee	12.1(c)
Filing Deadline	6.18
Final Working Capital	2.5(a)
Financing	5.5
Fundamental Buyer Representations	7.1
Fundamental Company Representations	7.1
Fundamental Representations	7.1
Guarantees	6.9
Hazardous Material	4.16(g)
HSR Act	3.3(b)
Indemnified Party	7.4(a)
Indemnifying Party	7.4(a)
Independent Expert	2.4(c)
Interim Financial Statements	4.6(a)
Lease(s)	4.13(b)
Losses	7.2
Material Contracts	4.17(a)
Merger	2.3(b)
Michigan Use Tax Reserve	8.1(a)
Noncompetition Period	6.12(a)
Notice of Objection	2.4(b)

Definition	Location
Permits	4.8(b)
Potential Contributor	7.7
Products	4.21
Promissory Note	2.1
Proposal	6.15
Proxy Statement	4.26
Purchase Price	2.1
Release	4.16(g)
Representatives	6.2
Restricted Entities	6.12(a)
Review Period	2.4(b)
SEC	6.18
Section 338 Forms	8.3(c)
Section 338(h)(10) Election	8.3(a)
Securities Act	5.7
Seller	Preamble

Seller Employee Plans	4.10(a)
Seller Indemnified Parties	7.3
Shares	Recitals
Straddle Periods	8.1(a)(i)
Surplus Amount	2.5(a)
Term Sheet	5.5
Termination Date	10.1(d)
Termination Fee	10.3
Third Party Claim	7.4(a)
Ticking Fee	12.1(a)
Trust Account	6.16
Update	6.3(a)

ARTICLE II

PURCHASE AND SALE; MERGER

Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the Shares to the Acquisition Sub and the Acquisition Sub shall purchase the Shares from the Seller, free and clear of any Encumbrances, for an aggregate purchase price of One Hundred Forty Million Dollars (US $140,000,000.00) (as such may be adjusted pursuant to the terms hereof, the “Purchase Price”), which amount shall be paid by the Buyer or the Acquisition Sub to the Seller in cash or a combination of (i) a duly completed and executed promissory note payable to the Seller, dated as of the Closing Date, in a principal amount requested by the Buyer, not to exceed the amount of the Term Loan (as defined in the Term Sheet) pursuant to the Term Sheet, and in a form to be agreed among the Seller and the Buyer (the “Promissory Note”) and (ii) the Cash Purchase Price in cash.

Section 2.2 Closing of the Sale and Purchase of the Shares.

(a) The sale and purchase of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, at 10:00 A.M. local time on the fifth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article IX (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Seller and the Buyer mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b) At the Closing:

(i) the Buyer or the Acquisition Sub shall deliver to the Seller, (A) by wire transfer to a bank account designated in writing by the Seller to the Buyer or the Acquisition Sub at least two Business Days prior to the Closing Date, an amount equal to (I) the Purchase Price in immediately available funds in United States dollars or (II) the Cash Purchase Price in immediately available funds in United States dollars and (B) all other documents, instruments or certificates required to be delivered by the Buyer and the Acquisition Sub at the Closing pursuant to this Agreement (which deliveries shall include, without limitation, in the event that the wire transfer under subsection (A)(II) above is made, the fully completed and executed Promissory Note); and

(ii) the Seller shall deliver or cause to be delivered to the Acquisition Sub (A) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, (B) all other documents and instruments necessary to vest in the Acquisition Sub all of the Seller’s right, title and interest in and to the Shares, free and clear of all Encumbrances (other than Encumbrances created or permitted by the Buyer or the Acquisition Sub), (C) duly signed resignations, effective as of the Closing, of all members of the Company’s board of directors and officers not entering into new employment agreements with the Company, (D) the minute books, stock book, ledgers and registers, corporate seals and other similar corporate records of the Company, (E) a certificate of good standing of the Company issued by the Secretary of State of the State of California, and (F) all other documents, instruments or certificates required to be delivered by the Seller at the Closing pursuant to this Agreement.

Section 2.3 Merger of the Acquisition Sub with and into the Company.

(a) As of the Closing Date, the Acquisition Sub and the Company shall enter into an agreement of merger in a form mutually agreed by the Seller and the Buyer (the “Agreement of Merger”).

(b) Subject to the terms and conditions of this Agreement and the Agreement of Merger, and in accordance with the General Corporation Law and the DGCL, concurrently with the consummation of the sale by the Seller and the purchase by the Acquisition Sub of the Shares at the Closing, the Acquisition Sub shall be merged with and into the Company pursuant to the Agreement of Merger (the “Merger”), with the Company as the surviving corporation, the separate existence of the Acquisition Sub shall thereupon cease and the Company, as the surviving corporation in the Merger, shall continue its corporate existence under the laws of the State of California.

(c) At the Closing, (i) pursuant to the General Corporation Law, the Acquisition Sub and the Company shall cause a copy of the Agreement of Merger, together with an officers’ certificate of each of the Acquisition Sub and the Company containing the information required under the General Corporation Law, in forms mutually agreed by the Seller and the Buyer, to be filed in the office of the Secretary of State for the State of California and (ii) pursuant to the DGCL, the parties hereto shall cause a Certificate of Merger (the “Certificate of Merger”), in a form mutually agreed by the Seller and the Buyer, to be filed in the office of the Secretary of State for the State of Delaware. The Merger shall become effective immediately upon the filing of the Agreement of Merger and the related officers’ certificates and the Certificate of Merger and related certificates with the offices of the Secretaries of State for the State of California and for the State of Delaware, respectively, in accordance with the General Corporation Law and the DGCL (the date and time of such filings being the “Effective Time”). At the Effective Time, the effect of the Merger shall be as provided in the Agreement of Merger, the Certificate of Merger, the applicable provisions of the General Corporation Law and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Acquisition Sub shall vest in the Company as the surviving corporation in the Merger, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Company as the surviving corporation in the Merger.

Section 2.4 Closing Working Capital.

(a) Within sixty (60) calendar days after the Closing Date, the Buyer shall prepare or cause to be prepared and delivered to the Seller a statement (the “Closing Statement” setting forth a balance sheet of the Company as of the Closing Date and calculating the Working Capital of the Company as of the Closing Date (the “Closing Working Capital”). The Seller and the Seller’s accountants shall cooperate with the Buyer and the Buyer’s accountants in connection with the preparation of the Closing Statement, and the Seller shall provide the Buyer and the Buyer’s accountants with reasonable access to any of its books, records, schedules, analyses, working papers and other information relating to the Company for this purpose. The Closing Statement shall be prepared in accordance with GAAP and on a consistent basis with the Company Financial Statements.

(b) Upon receipt from the Buyer, the Seller shall have thirty (30) calendar days to review the Closing Statement (the “Review Period”). If the Seller disagrees with the Buyer’s computation of the Closing Working Capital, the Seller may, on or prior to the last calendar day of the Review Period, deliver a notice to the Buyer (the “Notice of Objection”), which sets forth its objections to the Buyer’s calculation of the Closing Working Capital. Any Notice of Objection shall specify those items or amounts with which the Seller disagrees, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount, and, to the extent reasonably practicable, shall set forth the Seller’s calculation of the Closing Working Capital based on such objections. To the extent not set forth in the Notice of Objection, the Seller shall be deemed to have agreed with the Buyer’s calculation of all other items and amounts contained in the Closing Statement.

(c) Unless the Seller delivers the Notice of Objection to the Buyer within the Review Period, the Seller shall be deemed to have accepted the Buyer’s calculation of the Closing Working Capital and the Closing Statement shall be final, conclusive and binding. If the Seller delivers the Notice of Objection to the Buyer within the Review Period, the Buyer and the Seller shall, during the thirty (30) calendar days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the amount of the Closing Working Capital. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements for final determination to an independent accounting firm mutually agreed upon by the Buyer and the Seller (or, if the Buyer and the Seller cannot agree on such an accounting firm, then each shall select an independent accounting firm and such accounting firms shall select a third independent accounting firm) (the accounting firm mutually agreed upon by the Buyer and the Seller or such other accounting firm being the “Independent Expert”). The Buyer and the Seller shall instruct the Independent Expert promptly to review this Section 2.4 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Working Capital set forth in the Closing Statement requires adjustment. The Buyer and the Seller shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert for this purpose. The Buyer and the Seller shall request that the Independent Expert deliver to the Buyer and the Seller, as promptly as practicable but in no event later than forty-five (45) calendar days after its retention, a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Working Capital. The decision of the Independent Expert shall be final, conclusive and binding on the parties. The costs and expenses of the Independent Expert shall be borne by the parties in inverse proportion to their success on the disputed matters as determined by the Independent Expert. Each of the Buyer and the Seller agrees to promptly execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

Section 2.5 Adjustment of Purchase Price.

(a) If the Closing Working Capital, as finally determined pursuant to Section 2.4 (the “Final Working Capital”), is less than the Target Amount, the Seller shall pay to the Buyer or the Company, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.5(b), an amount of cash equal to the difference between the Target Amount and the Final Working Capital (the “Deficit Amount”). If the Final Working Capital exceeds the Target Amount, the Buyer or the Company shall pay to the Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.5(b), an amount of cash equal to the difference between the Final Working Capital and the Target Amount (the “Surplus Amount”).

(b) Within five (5) Business Days after the Final Working Capital has been finally determined pursuant to Section 2.4, (i) if there is a Deficit Amount, the Seller shall pay to the Buyer or the Company an amount equal to such Deficit Amount and (ii) if there is a Surplus Amount, the Buyer or the Company shall pay to the Seller an amount equal to such Surplus Amount, in each case above together with interest calculated as set forth below. Any payment of a Deficit Amount or a Surplus Amount shall be made by wire transfer of immediately available funds to an account designated in writing by the Buyer or the Seller, as the case may be, at least three (3) Business Days prior to such payment. The amount of any payment to be made pursuant to this Section 2.5 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the “prime rate”, as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law, during the period from the Closing Date to the date of payment. Such interest shall be calculated daily on the basis of a year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer and the Acquisition Sub that the statements contained in this Article III are true and correct.

Section 3.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 3.2 Authority. The Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by the Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws of the Seller;

(ii) conflict with or violate any Law applicable to the Seller or by which any of its businesses, operations, properties or assets are bound or affected; or

(iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, or require any consent of any Person pursuant to any Contract to which the Seller is a party or by which its properties or asset is bound or affected (except as set forth on Schedule 3.3(a) of the Disclosure Schedules);

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Company or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

(b)The Seller is not required to file, seek or obtain any notice, authorization, approval, license, certificate, order, permit or consent (each, an “Authorization”) of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iii) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Seller or the Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer or the Acquisition Sub or any of their Affiliates.

Section 3.4 Shares. The Seller is the record and beneficial owner of and has good and valid title to the Shares, free and clear of any Encumbrance. The Seller has the right, authority and power to sell, assign and transfer the Shares to the Acquisition Sub. Upon delivery to the Acquisition Sub of certificates for the Shares at the Closing, the Buyer’s payment of the Purchase Price and registration of the Shares in the name of the Acquisition Sub in the stock records of the Company, the Acquisition Sub shall acquire good and valid title to the Shares, free and clear of any Encumbrance other than Encumbrances created or permitted by the Buyer or the Acquisition Sub.

Section 3.5 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller, no broker, finder, financial adviser, intermediary or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

Section 3.6 No Knowledge of Breaches. Subject to the provisions of Section 6.3, the Seller has no actual knowledge that any of the representations or warranties made by the Buyer or the Acquisition Sub are untrue, incomplete or inaccurate.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

The Company and the Seller hereby represent and warrant to the Buyer and the Acquisition Sub that each of the statements contained in this Article IV are true and correct, except as expressly qualified under the section in the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) specifically corresponding to the Section in this Article IV in which such statement is contained:

Section 4.1 Organization and Qualification.

(a) The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in each case, for any such failures that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company is duly qualified to do business in the jurisdictions set forth on Schedule 4.1 of the Disclosure Schedules.

(b) The Company has heretofore furnished to the Buyer or the Acquisition Sub a complete and correct copy of the articles of incorporation and bylaws, each as amended to date, of the Company. Such articles of incorporation and bylaws are in full force and effect.

(c) The Company does not have any Subsidiaries.

Section 4.2 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company will be a party will have been, duly executed and delivered by the Company. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the articles of incorporation or bylaws of the Company;

(ii) conflict with or violate any Law applicable to the Company or by which any of its businesses, operations, properties or assets are bound or affected; or

(iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to, give rise to a right of termination, cancellation, acceleration or modification of any obligation or to loss of a material benefit under, or to increased, additional, accelerated, guaranteed or modified rights or entitlements of any person under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or the Shares under, any Material Contract (except as set forth on Schedule 4.3(a) of the Disclosure Schedules);

except, in the case of clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or the Seller or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

(b) The Company is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (iii) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer, the Acquisition Sub or any of their Affiliates.

Section 4.4 Capitalization. The Company’s authorized and outstanding capital stock is as set forth in Schedule 4.4 of the Disclosure Schedules. All of the Company’s issued and outstanding capital stock is duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable Laws. None of the Company’s issued and outstanding capital stock was issued in violation of or subject to any preemptive or subscription rights. The Shares constitute all of the issued and outstanding capital stock of the Company. There are no outstanding obligations, options, warrants, convertible securities or other rights, Contracts, arrangements or commitments of any kind relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to make any investment in any other Person. There are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company, except as contemplated by this Agreement.

Section 4.5 Equity Interests. The Company does not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in, any Person.

Section 4.6 Company Financial Statements; No Undisclosed Liabilities.

(a) Copies of the audited consolidated balance sheet of the Company as of December 31, 2005 and December 31, 2004 and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Company for each of the years ended December 31, 2005, 2004 and 2003, together with all related notes and schedules thereto (collectively referred to as the “Company Financial Statements”), are attached hereto as Schedule 4.6(a)(i) of the Disclosure Schedules, and the unaudited consolidated balance sheet of the Company as of June 30, 2006 (the “Balance Sheet”), and the related consolidated statements of income and cash flows of the Company for the period ended June 30, 2006, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”, and together with the Company Financial Statements, the “Financial Statements”), are attached hereto as Schedule 4.6(a)(ii) of the Disclosure Schedules. Each of the Financial Statements (i) has been prepared based on the books and records of the Company, (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material in any adverse way.

(b) Except as set forth in Schedule 4.6(b) of the Disclosure Schedules, to the Company’s Knowledge, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) adequately reflected or reserved against on the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company consistent with past practice, including, without limitation, Taxes or (iii) that would not be, individually or in the aggregate, material in amount.

Section 4.7 Absence of Certain Changes or Events. Since the date of the Balance Sheet, except as set forth on Schedule 4.7 of the Disclosure Schedules, except as contemplated by this Agreement or except with the prior written consent of the Buyer or the Acquisition Sub (which consent shall not be unreasonably withheld, conditioned or delayed), (i) there has not occurred any Material Adverse Effect with respect to the Company; (ii) the Company has conducted its business in the ordinary course consistent with past practice; (iii) there has not been any material damage, destruction or loss with respect to the assets, properties and rights of the Company, whether or not covered by insurance; (iv) the Company has not sold, leased, transferred or assigned any property or assets, except in the ordinary course of the business consistent with past practice; (v) the Company has not mortgaged, pledged or subjected to Encumbrances (other than Permitted Encumbrances) any of its assets, properties or rights; (vi) the Company has not entered into, amended, modified, canceled or waived any rights under any Material Contract and no Material Contract has been terminated or cancelled prior to its stated term; (vii) the Company has not made any change in its accounting practices; (viii) the Company has not incurred, assumed or guaranteed any Indebtedness in excess of $50,000; (ix) the Company has not declared, set aside or paid any dividends or made any distributions on the Company’s capital stock or other equity securities or redeemed or purchased any shares of the Company’s capital stock or other equity securities; (x) the Company has not made any capital expenditures or commitments in a single transaction or series of related transactions in an amount in excess of $1,000,000; (xi) the Company has not acquired all or part of any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise); (xii) the Company has not materially amended the terms of any existing Employee Plans other than as required by applicable Law and Schedule 4.7 sets forth all such amendments made during the period between the date of the Balance Sheet and the date of this Agreement; (xiii) the Company has not entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or director of the Company other than performance-based bonus arrangements entered into in connection with the transactions contemplated by this Agreement and Schedule 4.7 set forth all such employment, compensation or deferred compensation agreements (or any amendment to any such existing agreement) entered into during the period between the date of the Balance Sheet and the date of this Agreement; (xiv) the Company has not changed or authorized or proposed to change or authorize, any change in the articles of incorporation or bylaws of the Company; (xv) the Company has not made any change in the Tax elections of the Company, settled or compromised any material income Tax liability of the Company or made any change in any tax accounting method of the Company; and (xvi) the Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

Section 4.8 Compliance with Law; Permits.

(a) Except as set forth in Schedule 4.8(a) of the Disclosure Schedules, the Company is in compliance with, and is not in violation in any respect of, all Laws applicable to the Company or by which its businesses, operations, properties or assets are bound or affected, except for any non-compliance that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Schedule 4.8(a) of the Disclosure Schedules, the Company has not received any written notice from any Governmental Authority alleging any failure by the Company to comply with any applicable Law. No event has occurred and no circumstances exist that (with or without notice or the lapse of time) may conflict with or result in a violation of, or failure on the part of the Company to comply with, any applicable Law, except for any such violations, conflicts or failures to comply that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent the Buyer from obtaining any Permit which is required as a result of the transactions contemplated herein, assuming the relevant personnel of the Buyer have received all necessary clearance from applicable Governmental Authorities. The Company has conducted the Business in material compliance with the Medicare Supplier Standards and the Health Insurance Portability and Accountability Act of 1996 and there has been no violation by the Company of such Laws which would prevent the Buyer from obtaining a new Medicare supplier number on or before the Closing Date.

(b) The Company is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”), except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. All material Permits of the Company are set forth on Schedule 4.8(b) of the Disclosure Schedules. Such Permits are valid and in full force and effect and no event has occurred and no circumstances exist that (with or without notice or the lapse of time) conflict with or result in a violation of, or failure on the part of the Company to comply with, the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of, any Permit, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company.

Section 4.9 Litigation. Except as set forth in Schedule 4.9 of the Disclosure Schedules, as of the date hereof, there is no Action by or against the Company pending, or to the Knowledge of the Company or the Seller, threatened (i) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company’s or the Seller’s Knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Action pending, or to the Knowledge of the Company or the Seller, threatened, against any current or former director or employee of the Company with respect to which the Company has or is reasonably likely to have an indemnification obligation. There is no unsatisfied judgment, penalty or award against or affecting the Company or any of its businesses, operations, properties or assets. There is no award, injunction, judgment, decree, order, ruling, verdict or decision issued or entered by any Governmental Authority to which the Company or any of its businesses, operations, properties or assets is subject.

Section 4.10 Employee Benefit Plans.

(a) Schedule 4.10(a) of the Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by the Seller, the Company or any of their Affiliates for the benefit of any current or former employee, officer or director of the Company or pursuant to which the Company could have any liability and (ii) a list of all material employment, termination, severance or other contracts, agreements or arrangements, pursuant to which the Company currently has any obligation with respect to any current or former employee, officer or director of the Company (collectively, the “Employee Plans”). The Company has made available to the Buyer or the Acquisition Sub a true and complete copy of each Employee Plan and all current summary plan descriptions and the most recent determination letter from the IRS, if any, with respect to any Employee Plan. Schedule 4.10(a) of the Disclosure Schedules identifies (x) those Employee Plans described in clause (i) above that are sponsored, maintained or contributed to by the Seller or any of its Affiliates (other than the Company), or those described in clause (ii) above to which the Company is not a party (all such Employee Plans so identified, the “Seller Employee Plans”) and (y) those Employee Plans described in clause (i) above that are sponsored, maintained or contributed to solely by the Company, or described in clause (ii) above to which the Company is a party (all such Employee Plans so identified, the “Company Employee Plans”).

(b)(i) Each Company Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) the Company has performed all material obligations required to be performed by it under any Company Employee Plan and is not in any material respect in default under or in violation of any Company Employee Plan, and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened in writing with respect to any Company Employee Plan by any current or former employee, officer or director of the Company.

(c) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected adversely to affect the qualified status of any such Employee Plan.

(d) None of the Company Employee Plans (i) is a “defined benefit plan” within the meaning of section 3(35) of ERISA, (ii) provides post-retirement health or death benefit coverage (other than as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or other similar state or local law), (iii) is a plan described in Section 413(a) or 413(c) of the Code or Section 3(40) of ERISA or (iv) provides for any benefit based in whole or in part on the value of any equity interest in the Company.

(e) None of the Employee Plans, nor any other employee benefit plan maintained or contributed to by Seller or any of its Affiliates is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA, or otherwise subject to Title IV of ERISA or Section 412 of the Code. The Seller and its Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code.

(f) Except as set forth on Schedule 4.10(f) of the Disclosure Schedules, the Company is not a party to any contract, agreement or arrangement that would, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement and the Ancillary Agreements.

(g) Each Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof and has not been materially modified since October 2, 2004. There are no agreements in place that would entitle any participant in any such plan to reimbursement for any additional tax imposed by Section 409A of the Code.

Section 4.11 Labor and Employment Matters. The Company is not a party to any labor or collective bargaining contract that pertains to its employees. To the Knowledge of the Company or the Seller, there are no organizing activities or collective bargaining arrangements that could affect the Company pending or under discussion with any labor organization or group of employees of the Company. Section 4.11 of the Disclosure Schedule sets forth (i) (A) a list of all directors, employees, contractors and consultants of the Company (including title and position) as of the date hereof, and (B) the base compensation and benefits of each such director, employee, contractor and consultant, and (ii) a list of all former directors, employees, contractors and consultants of the Company who are receiving benefits or scheduled to receive benefits in the future, and the pension benefit, medical insurance coverage and other benefits of each such former director, employee, contractor and consultant. There have not been since January 1, 2005 and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations that involve the labor or employment relations of the Company. There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company or the Seller’s Knowledge, threatened before the National Labor Relations Board. The Company has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.

Section 4.12 Insurance. Schedule 4.12 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies maintained currently by or for the benefit of the Company, including the type of coverage, the insurer, the policy limit and expiration date of such policies. Except for expirations or terminations in the ordinary course, all of such insurance policies are in full force and effect, and the Company is not in material default with respect to its obligations under any of such insurance policies. Such insurance is of the kinds, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with past business practice of the Company. All premiums due for such insurance have been paid in full in a timely manner. No written notice of cancellation of any such policies has been received by the Seller or the Company nor, to the Seller’s or the Company’s Knowledge, is there any reason or state of facts that could lead to cancellation other than expirations or terminations in the ordinary course. Except as set forth on Schedule 4.12 of the Disclosure Schedules, the Company has made no material claims under any casualty insurance policy during the past five (5) years. There is no material claim pending under any such policy as to which coverage has been denied.

Section 4.13 Real Property.

(a) The Company has no Owned Real Property.

(b) Schedule 4.13(b) of the Disclosure Schedules lists each lease (a “Lease,” and collectively, the “Leases”) covering each parcel of Leased Real Property and the street address of each parcel of Leased Real Property and the identity of the lessor and lessee of each such parcel of Leased Real Property. The Company has a valid leasehold estate in all Leased Real Property, and such leasehold estate is free and clear of all Encumbrances other than Permitted Encumbrances.

(c) True and complete copies of the Leases have been delivered to the Buyer or the Acquisition Sub by the Seller or the Company. The Leases are in full force and effect and constitute the legal, valid and binding obligations of the Company and, to the Knowledge of the Company, the counterparties thereto, enforceable in accordance with their respectable terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). With respect to each Lease: (i) such Lease is the only agreement with respect to the subject matter thereof, (ii) no Leased Real Property is subject to any Encumbrance, except for Permitted Encumbrances, (iii) the Company has neither received nor sent any notice of default under such Lease and (iv) to the Knowledge of the Company, there are no defaults under such Lease. To the Knowledge of the Company, no landlord under any Lease has exercised any right to terminate such Lease, to shorten or lengthen the terms thereof, to lease additional premises or to reduce, relocate or expand the applicable Leased Real Property, and the Company has not exercised any such right.

(d) The Leased Real Property is in materially good condition and repair and is materially sufficient for the operation of the Business. Except as set forth on Schedule 4.13(d) of the Disclosure Schedules, the Leased Real Property is the only real property interests used in connection with, or otherwise material to, the Business.

Section 4.14 Intellectual Property. Schedule 4.14 of the Disclosure Schedules sets forth a true and complete list in reasonable detail of the following Intellectual Property of the Company: (i) trade names, registered trademarks and service marks, domain names and applications to register any of the foregoing, (ii) patents and patent applications, (iii) registered copyrights and (iv) all material licenses (excluding licenses for off-the-shelf or shrinkwrap computer software) outside the ordinary course of business granted to or by the Company relating to the Business (collectively, with all other Intellectual Property of the Company, the “Company Intellectual Property”). Except as set forth in Section 4.14 of the Disclosure Schedules, the Company Intellectual Property is sufficient to operate the Business as currently conducted, and the Company owns or has the right to use all Company Intellectual Property free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth on Schedule 4.14 of the Disclosure Schedules, the Company has not received, within the previous twelve-month period, any written notice of any asserted or threatened claim, and no such claim is pending, that the use or exploitation by the Company of any Company Intellectual Property infringes the Intellectual Property of any other Person, which infringement would reasonably be expected to have a Material Adverse Effect with respect to the Company, and to the Knowledge of the Company, there is no basis for any such claim. The Company has no Knowledge of any infringement or infringing use of any Company Intellectual Property by any Person. Except as set forth on Schedule 4.14 of the Disclosure Schedules, the Company has not provided any written notice, within the previous twelve-month period, to any Person alleging or asserting that such Person is infringing the Company’s Intellectual Property.

Section 4.15 Taxes.

(a) Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all material Returns required to have been filed by or with respect to or which include the Company have been timely filed (taking into account any extension of time to file granted or obtained), and such Returns are complete and accurate in all material respects. Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all Taxes of the Company that are due and owing (whether or not shown to be payable on such Returns) have been paid or will be timely paid. Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Company that has not been satisfied by payment, settled or withdrawn. There are no Tax liens on the assets of the Company (other than Permitted Encumbrances). Except as set forth in Schedule 4.15(a) of the Disclosure Schedules, all Taxes not yet due and payable by the Company as of the date hereof have been, in all material respects, properly accrued on the books of account of the Company in accordance with GAAP. The Seller has the authority to consent to the Section 338(h)(10) Election and similar state elections with respect to the purchase and sale of the Shares pursuant to this Agreement and is eligible to join with the Buyer or the Acquisition Sub in making such elections.

(b) Except as set forth on Schedule 4.15(b) of the Disclosure Schedules, the Company (i) is not currently the subject of a Tax audit or examination, (ii) has not consented to extend the time and is not the beneficiary of any extension of time in which any Tax may be assessed or collected by any Governmental Authority and (iii) no Governmental Authority with which the Company does not file Tax Returns has asserted in writing that the Company is or may be required to pay Taxes to or file Tax Returns with that Governmental Authority.

(c) The Company is not a party to a Tax sharing agreement or any other agreement to indemnify any Person for Tax Liability. The Company does not have any gross-up obligations that would arise from the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, agent or other Person for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired.

(d) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes. There are no accounting method changes, or proposed or threatened accounting method changes, of the Company that could give rise to an adjustment under Section 481 of the Code or any similar provision of state or local Tax law for periods after the Closing Date. Except as set forth in Schedule 4.15(d) of the Disclosure Schedules, the Company has not received and is not subject to any written ruling of a taxing authority related to Taxes and has not entered into any written and legally binding agreement with a taxing authority relating to Taxes. The Company has no liability for Taxes of any person or entity other than itself (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), except in respect of the Seller, (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(e) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. The Company has not participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or a “potentially abusive tax shelter” within the meaning of Section 6112(b) of the Code. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made on or prior to the Closing Date or (ii) prepaid amount received on or prior to the Closing Date.

Section 4.16 Environmental Matters. Except as set forth in Schedule 4.16 of the Disclosure Schedules:

(a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws and has obtained and is and has been in compliance in all material respects with all Environmental Permits and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Company’s or the Seller’s Knowledge, threatened against the Company.

(b) To the Company’s or the Seller’s Knowledge, no Hazardous Materials are present, no Releases of Hazardous Materials have occurred, and no Person has been exposed to any Hazardous Materials at, from, in, to, on, or under any real property currently or formerly owned, operated, or leased by the Company or any predecessors of the Company, that would likely result in a liability under Environmental Laws to the Company.

(c) To the Company’s or the Seller’s Knowledge, neither the Company nor any predecessors of the Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which would likely result in a liability under Environmental Laws to the Company.

(d) The Company has not, either expressly or by operation of law, assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to Environmental Laws.

(e) There have been no environmental investigations, studies, assessments, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company with respect to any real property currently or formerly owned, operated, or leased by the Company or any predecessors of the Company which have not been delivered to the Buyer or the Acquisition Sub prior to execution of this Agreement.

(f) To the Company’s or the Seller’s Knowledge, there are no facts, events, conditions or circumstances that would likely result in a liability to the Company pursuant to Environmental Laws.

(g) Other than the representations and warranties in Sections 4.6 and 4.7, the representations and warranties contained in this Section 4.16 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related to the Company.

For purposes of this Agreement:

“Environmental Laws” means any Laws of any Governmental Authority in effect as of the date hereof relating to pollution, protection of health and the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials.

“Environmental Permits” means all Permits required under any Environmental Law.

“Hazardous Material” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehydes, toxic mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated under or for which liability can be imposed under Environmental Laws.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material.

Section 4.17 Material Contracts.

(a) Schedule 4.17 of the Disclosure Schedules contains a complete and accurate list of each of the following written Contracts to which the Company is a party and which is currently in effect (other than the Leases) (such contracts and agreements as described in this Section 4.17(a) being “Material Contracts”):

(i) all Contracts that provide for payment or receipt by the Company of more than $100,000 per year, including any such Contracts with customers or suppliers;

(ii) a note, debenture, bond, equipment trust, letter of credit, loan or other Contract relating to Indebtedness or to the borrowing or lending of money or the incurrence, assumption, or guarantee of any Indebtedness;

(iii) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person, other than non-disclosure agreements entered into in the ordinary course;

(iv) all material joint venture, partnership, licensing arrangement, strategic alliance or similar Contracts;

(v) employment consulting, termination or severance Contracts involving payment obligations, in any one year, in excess of $25,000;

(vi) Contracts with any labor unions or associations;

(vii) licenses, royalty, finders, or sharing or profits or proprietary information Contracts involving payment obligations, in any one year, in excess of $25,000;

(viii) distributor, dealer, sales agency or advertising Contracts involving payment obligations, in any one year, in excess of $25,000;

(ix) Contracts granting to any person a preferential right to purchase any of the Company’s material assets, properties or rights;

(x) Contracts for the purchase or lease of materials, supplies, goods, services, equipment or other assets and that involve or would reasonably be expected to involve payments by the Company, in any one year, of more than $100,000, except for purchase order contracts containing no obligations on the part of the Company other than the purchase obligations set forth in such purchase order contracts;

(xi) Contracts that relate to the acquisition or disposition of any material business of the Company in the last three years (whether by merger, sale of stock, sale of assets or otherwise);

(xii) other than Contracts described under any other clause of this Section 4.17(a), Contracts that provide for the indemnification by the Company of any Person or the undertaking by the Company to be responsible for consequential damages;

(xiii) Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contains “take or pay” provisions involving payments by the Company, in any one year, of more than $100,000;

(xiv) Contracts with any Governmental Authority involving payments by the Company, in any one year, of more than $100,000; and

(xv) other material Contracts not made in the ordinary course of business consistent with past practice or that are otherwise material to the Company as a whole and not previously disclosed pursuant to this Section 4.17.

Each Material Contract is valid and binding on the Company and, to the Company’s and the Seller’s Knowledge, the counterparties thereto, and is in full force and effect. Each Material Contract is enforceable against the Company and, to the Company’s and the Seller’s Knowledge, the counterparties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Company is not, and to the Company’s and the Seller’s Knowledge, no counterparties thereto is, in default of the performance, observance or fulfillment in any material respect of any obligation, covenant, condition or other term contained in any Material Contract, and the Company has not given or received notice to or from any person or entity relating to any such alleged or potential default that has not been cured. To the Company’s and the Seller’s Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would conflict in any material respect with or result in a violation or breach in any material respect of, or give any person or entity the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Material Contract. The Company or the Seller has delivered accurate and complete copies of each Material Contract to the Buyer or the Acquisition Sub including all amendments, waivers and modifications thereto.

Section 4.18 Brokers. Except for Banc of America Securities LLC, the fees of which will be paid by the Seller, no broker, finder, financial advisor, intermediary or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

Section 4.19 Accounts Receivable; Suppliers.

(a) All Accounts Receivable, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are not subject to valid defenses, set-offs or counterclaims in excess of that which has been reserved in the relevant financial statements and books and records of the Company.

(b) Schedule 4.19(b) of the Disclosure Schedules sets forth with respect to the Company (i) each supplier from whom purchases exceeded $1,000,000 in the year ended December 31, 2005 or December 31, 2004 and (ii) each supplier who constitutes a sole source of supply to the Company and from whom purchases exceeded $100,000 in either fiscal year 2004 or 2005 of the Company. No such supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company. Neither the Seller nor the Company has received notice, whether oral or written, or otherwise has any Knowledge that any such supplier may cancel, terminate or otherwise materially and adversely modify its relationship with the Company or materially limit its services, supplies or materials to the Company, either as a result of the transactions contemplated herein or otherwise. True and complete copies of all agreements between the Company and each supplier required to be listed on Schedule 4.19(b) of the Disclosure Schedules have been delivered to the Buyer or the Acquisition Sub.

Section 4.20 Inventories. The Company’s inventory is good and usable, and none of which is damaged or defective, subject only to the reserve for inventory write-down set forth on the Balance Sheet (or in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

Section 4.21 Products. Each product sold, distributed, rented, provided, shipped or licensed by the Company (collectively, the “Products”) has been in conformity with all applicable contractual commitments and warranties, except for such failures that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Schedule 4.21 of the Disclosure Schedules, there has not been, since December 31, 2004, any product recall of any Products.

Section 4.22 Minute Books; Books and Records. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. After the Closing, all of such books and records of the Company will be in the possession of the Company.

Section 4.23 Bank Accounts; Powers of Attorney. Schedule 4.23 of the Disclosure Schedules sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto. There are no outstanding powers of attorney executed by or on behalf of the Company in favor of any Person.

Section 4.24 Affiliate Transactions. Schedule 4.24 of the Disclosure Schedules lists all material agreements, arrangements or relationships (other than those otherwise expressly set forth in the Disclosure Schedules) whereby the Seller (or any Affiliate of the Seller other than the Company) (a) owns any property or right, tangible or intangible, which is used in the Business, (b) owes any money to the Company or is owed money by the Company, (c) provides or receives goods or services to or from the Company, (d) has any claim or cause of action against the Company or (e) provides support or other services to the Company.

Section 4.25 Tangible Personal Property. The Company has good and valid title or a valid leasehold interest in and to all machinery, equipment and other tangible personal property used by it in the Business, free and clear of all Encumbrances, other than Permitted Encumbrances. All of such machinery, equipment and other tangible personal property are in all material respects in good operating condition and repair, ordinary wear and tear excepted. In addition, all of such leased machinery, equipment and other tangible personal property are in all material respects in the condition required of such property by the terms of the lease applicable thereto.

Section 4.26 Company Information. The Company Proxy Information to be supplied by the Company for inclusion in the Buyer’s proxy statement to be sent in connection with the meeting of the Buyer’s stockholders to consider the approval of this Agreement and the transactions contemplated herein (the “Buyer Stockholders’ Meeting”) (such proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”) shall not on the date the Proxy Statement is first mailed to the Buyer’s stockholders, to the Company’s Knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to the Company’s Knowledge, omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication which has become false or misleading. The Company 8-K Information shall not, on the Closing Date, to the Company’s Knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or, to the Company’s Knowledge, omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication which has become false or misleading. No representation or warranty is made by the Company in this Section 4.25 with respect to statements made or incorporated by reference in the Proxy Statement or Form 8-K of the Buyer based upon information that was not supplied in writing by the Company or the Seller for inclusion or incorporation by reference in such Proxy Statement or Form 8-K of the Buyer. For purposes of this Section 4.26 only, “Knowledge” shall mean the actual knowledge of the persons set forth on Schedule 1.1(a) together with such knowledge such Persons could be expected to obtain after due investigation.

Section 4.27 No Knowledge of Breaches. Subject to the provisions of Section 6.3, the Company has no actual knowledge that any of the representations or warranties made by the Buyer or the Acquisition Sub are untrue, incomplete or inaccurate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

AND THE ACQUISITION SUB

Each of the Buyer and the Acquisition Sub hereby represents and warrants to the Seller and the Company that the statements contained in this Article V are true and correct:

Section 5.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 5.2 Authority.

(a) The Buyer has full corporate power and authority to execute and deliver this Agreement and subject to receipt of Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, subject to receipt of Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Buyer. This Agreement constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). When executed and delivered in accordance with the terms of this Agreement, each of the Promissory Note Documents to which the Buyer is a party will constitute the legal, valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b) The Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and subject to receipt of Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquisition Sub of this Agreement and the Promissory Note and the consummation by the Acquisition Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, subject to receipt of Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Acquisition Sub. This Agreement constitutes the legal, valid and binding obligations of the Acquisition Sub, enforceable against the Acquisition Sub in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). When executed and delivered in accordance with the terms of this Agreement, the Promissory Note will constitute the legal, valid and binding agreement of the Acquisition Sub and the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 5.3 No Conflict; Required Filings and Consents of the Buyer.

(a) Except for the receipt of the Stockholder Approval, the execution, delivery and performance by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws of the Buyer;

(ii) conflict with or violate any Law applicable to the Buyer or by which any of its businesses, operations, properties or assets are bound or affected; or

(iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Buyer is a party or by which its properties or asset is bound or affected;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Buyer or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

(b) The Buyer is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Promissory Note Documents to which the Buyer is a party, or the consummation of the transactions contemplated hereby and thereby, except for (i) any filings required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, including the filing with the SEC of (A) the Proxy Statement and (B) the Form 8-K and other such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated herein, (iii) the filing for and obtaining of a new Medicare supplier number, (iv) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Buyer or (v) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

Section 5.4 No Conflict; Required Filings and Consents of the Acquisition Sub.

(a) Except for the receipt of the Stockholder Approval, the execution, delivery and performance by (I) the Acquisition Sub of this Agreement and (II) the Acquisition Sub and after the Effective Time, the Company, of the Promissory Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws of the Acquisition Sub;

(ii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Acquisition Sub is a party or by which its properties or asset is bound or affected;

(iii) conflict with, violate, result in any breach of, constitute a default (or an event that, with or without notice or lapse of time, or both, would become a default) under, require any consent of any Person pursuant to any Contract to which the Acquisition Sub is a party or by which its properties or asset is bound or affected;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Acquisition Sub or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

(b) The Acquisition Sub is not required to file, seek or obtain any Authorization of or with any Governmental Authority in connection with the execution, delivery and performance by (i) the Acquisition Sub of this Agreement and (ii) the Acquisition Sub and after the Effective Time, the Company, of the Promissory Note, or the consummation of the transactions contemplated hereby, except for (A) any filings required to be made under the HSR Act, (B) such filings as may be required by any applicable federal or state securities or “blue sky” laws, (C) where failure to file, seek or obtain such Authorizations, or to make such filing or notification, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect with respect to the Acquisition Sub or (D) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

Section 5.5 Financing. Attached as Exhibit C is a true and correct copy of the Term Sheet relating to the Promissory Note Documents (the “Term Sheet”), pursuant to which the Seller hereby agrees, subject to the terms and conditions set forth therein, to provide the debt financing for the transactions contemplated by this Agreement (the “Financing”). The aggregate amounts to be provided by the Seller pursuant to the Financing, together with all other amounts that the Acquisition Sub will have on hand at the Closing, will be sufficient to permit the Buyer and the Acquisition Sub to consummate the transactions contemplated by this Agreement.

Section 5.6 Brokers. Except for FTN Midwest Securities Corp. and The Bank of New York, the fees of which will be paid by the Buyer, no broker, finder, financial advisor, intermediary or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer or the Acquisition Sub.

Section 5.7 Investment Intent. The Buyer and the Acquisition Sub are acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. The Buyer and the Acquisition Sub agree that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. The Buyer and the Acquisition Sub are able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and (either alone or together with its Representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

Section 5.8 Access to Information; No Other Representations or Warranties; the Acquisition Sub’s and the Buyer’s Own Investigation.

(a) Prior to the date hereof, each of the Buyer and the Acquisition Sub has reviewed or been afforded full opportunity to review all information provided to it by the Seller and the Company and has had the opportunity to ask questions of and receive answers to its satisfaction from the Seller, the Company and their Representatives concerning the Company and the Shares, and to obtain any additional information reasonably requested by it.

(b) Each of the Buyer and the Acquisition Sub has relied solely on its own review of the Company and the representations of the Seller and the Company made in Articles III and IV of this Agreement, respectively, and not on any other representations made by or on behalf of the Seller, the Company or their Representatives.

(c) EXCEPT AS OTHERWISE EXPRESSLY STATED TO THE CONTRARY IN THIS AGREEMENT, EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES AND AGREES THAT IT SHALL, AT THE CLOSING ACCEPT THE PROPERTY AND ASSETS OF THE COMPANY IN AN “AS IS” AND “WHERE IS” CONDITION WITH ALL FAULTS, SUBJECT TO THE PROVISIONS OF SECTION 6.1. IN PARTICULAR, BUT WITHOUT LIMITATION, EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES THAT EXCEPT FOR THE SELLER’S AND THE COMPANY’S EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE SELLER AND THE COMPANY DO NOT MAKE AND THE SELLER, THE COMPANY, THEIR AFFILIATES AND REPRESENTATIVES HAVE NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO TITLE, MERCHANTABILITY, QUALITY, VALUE, CONDITION, SAFETY, CONFORMITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF ANY ASSETS OR OTHER PROPERTIES OF THE COMPANY.

(d) EACH OF THE BUYER AND THE ACQUISITION SUB ACKNOWLEDGES THAT, EXCEPT FOR THE SELLER’S AND THE COMPANY’S EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, IT IS ENTERING INTO THIS AGREEMENT AND WILL PERFORM ITS OBLIGATIONS HEREUNDER ON THE BASIS OF ITS OWN INVESTIGATION, JUDGMENT AND CONCLUSIONS OF THE VALUE OF THE COMPANY AND THE BUSINESS AND THE CONDITION OF THE PROPERTY, ASSETS, BUSINESS AND OPERATIONS OF THE COMPANY AND OF ALL OTHER MATTERS RELATING TO SUCH VALUE AND SUCH PROPERTY, ASSETS, BUSINESS AND OPERATIONS.

Section 5.9 Buyer Information and Proxy Solicitation. All information contained in the Proxy Statement other than the Company Proxy Information shall not on the date the Proxy Statement is first mailed to the Buyer’s stockholders, and at the time of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading. The solicitation of proxies pursuant to the Proxy Statement and the seeking of the Stockholder Approval will be conducted by the Buyer and the Acquisition Sub in compliance with the Buyer’s and the Acquisition Sub’s organizational documents and all applicable Laws in all respects. All information contained in the Form 8-K other than the Company 8-K Information shall not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading.

Section 5.10 No Knowledge of Breaches. Subject to the provisions of Section 6.3, the Buyer and the Acquisition Sub have no actual knowledge that any of the representations or warranties made by the Seller and/or the Company are untrue, incomplete or inaccurate.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business Prior to the Closing. Between the date of this Agreement and the Closing Date, unless the Buyer or the Acquisition Sub shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) the Business shall be conducted only in the ordinary course of business in all material respects, except for any and all reasonable actions taken by the Seller and the Company in connection with the transfers to the Seller of (A) cash from the Company’s bank accounts and (B) the trade accounts receivable that are derived from the Seller’s products and businesses (other than the Company’s business) from the Company’s accounts receivable, including all documentation and rights to any billed or future trade accounts receivable derived from the Seller’s products and businesses (other than the Company’s business), including, but not limited to, actions taken with respect to the books and records of the Company and the Seller’s and the Company’s customers and (ii) the Company shall use its commercially reasonable efforts to preserve intact in all material respects its business organization. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement, the Company shall not, without the prior consent of the Buyer or the Acquisition Sub (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

(b) issue or sell any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

(d) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the ordinary course of business consistent with past practice;

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of the Company;

(f) assume, guarantee or incur any Indebtedness or issue any debt securities, except for trade payables in the ordinary course of business consistent with past practice;

(g) enter into any Contract that would be a Material Contract or Lease if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business consistent with past practice (including contracts, agreements or arrangements with customers, suppliers or clients);

(h) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $100,000 or capital expenditures that are, in the aggregate, in excess of $250,000;

(i) fail to exercise any rights of renewal with respect to any material Leased Real Property that by their terms would otherwise expire;

(j) grant or announce any increase in the salaries, bonuses or other benefits payable by the Company to any of its employees, other than as required by applicable Law, pursuant to any plans, programs or agreements existing on the date hereof or other ordinary increases not inconsistent with the past practices of the Company;

(k) make any change in any method of accounting or accounting practice or policy, except as required by GAAP or applicable Law;

(l) make any change in the Tax election of the Company, settle or compromise any material income Tax liability of the Company or change any tax accounting method of the Company;

(m) other than in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of the Company;

(n) mortgage, pledge or permit to become subject to Encumbrances (other than Permitted Encumbrances) any properties or assets or Company;

(o) cancel any debts or waive any claims or rights in excess of $25,000;

(p) materially amend or terminate any Lease;

(q) make any filings or registrations with any Governmental Authority, except routine filings and registrations made in the ordinary course of business;

(r) take any action or omit to do any act which action or omission will cause it to breach any obligation contained in this Agreement or cause any representation or warranty of the Seller not to be true and correct in all material respects as of the Closing Date; or

(s) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

Section 6.2 Covenants Regarding Information.

(a) From the date hereof until the Closing Date, upon reasonable notice, the Company shall afford the Buyer, the Acquisition Sub and their respective officers, employees, agents, accountants, advisors, bankers, financing sources and other representatives (collectively, “Representatives”) reasonable access to the Representatives, properties, offices and other facilities, books and records of the Company, and the Company shall furnish the Buyer or the Acquisition Sub with such financial, operating and other data and information as the Buyer or the Acquisition Sub may reasonably request (including the right to make photocopies of all documents at the Buyer’s or the Acquisition Sub’s expense); provided, however, that any such access or furnishing of information shall be conducted at the Buyer’s or the Acquisition Sub’s expense, during normal business hours, under the supervision of the Seller’s or the Company’s personnel and in such a manner as not unreasonably to interfere with the normal operations of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose any information to the Buyer, the Acquisition Sub or their respective Representatives or provide the Buyer, the Acquisition Sub or their respective Representatives access to the Company’s properties, offices and other facilities if such disclosure or access would, in the Company’s reasonable discretion after consultation with legal counsel, (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof, provided that, if reasonably requested by the Buyer or the Acquisition Sub and at the Buyer’s or the Acquisition Sub’s expense, the Company and the Seller shall use their commercially reasonable efforts to obtain such consents and waivers (as applicable) as are necessary or appropriate to provide any such restricted information to the Buyer, the Acquisition Sub and their respective Representatives.

(b) In order to facilitate the resolution of any claims made against or incurred by the Seller (as it relates to the Company), for a period of seven years after the Closing or, if shorter, the applicable period specified in the Buyer’s document retention policy, the Buyer shall (i) retain the books and records relating to the Company relating to periods prior to the Closing and (ii) afford the Representatives of the Seller reasonable access (including the right to make photocopies at the Seller’s expense), during normal business hours, to such books and records; provided, however, that the Buyer shall notify the Seller in writing at least thirty (30) calendar days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Seller the opportunity to take possession of or copy such books and records in accordance with this Section 6.2(b).

(c) In order to facilitate the resolution of any claims made against or incurred by the Buyer or the Company, for a period of seven years after the Closing or, if shorter, the applicable period specified in the Seller’s document retention policy, the Seller shall (i) retain the books and records relating to the Company relating to periods prior to the Closing which shall not otherwise have been delivered to the Buyer and (ii) upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make photocopies at the Buyer’s expense), during normal business hours, to such books and records; provided, however, that the Seller shall notify the Buyer in writing at least thirty (30) calendar days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Buyer the opportunity to take possession of or copy such books and records in accordance with this Section 6.2(c).

Section 6.3 Update of Disclosure Schedules; Knowledge of Breach.

(a) Each party (it being understood and agreed that, for purposes of this Section 6.3, the Seller and the Company shall be deemed to be one party, and the Buyer and the Acquisition Sub shall be deemed to be the other party) shall each, from time to time prior to the Closing, supplement or amend (promptly after discovery thereof) by written notice delivered to the other party its Disclosure Schedules (each, an “Update”) with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such party’s Disclosure Schedules and also with respect to events or conditions arising after the date hereof and prior to the Closing which would cause any representation or warranty of such amending party contained in this Agreement to be untrue or inaccurate. Any such supplemental or amended disclosure shall be deemed to have cured, as of the twentieth (20th) calendar day from the date of such Update or, if the party not providing the Update elects to proceed with the Closing and the Closing occurs, the Closing Date, any breach of any representation or warranty made in this Agreement solely for purposes of determining the satisfaction of the conditions set forth in Section 9.2(a), in the case that the Buyer and/or the Acquisition Sub is the updating party, or Section 9.3(a), in the case that the Seller and/or the Company is the updating party; provided, that (i) no Update shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of the indemnification provisions set forth in Article VII, (ii) upon receipt of an Update by any party, written notice may be provided within the twenty-day period set forth in the immediately preceding sentence by the Seller pursuant to Section 10.1(b)(i), if the Buyer and/or the Acquisition Sub is the updating party, or by the Buyer pursuant to Section 10.1(b)(ii), if the Seller and/or the Company is the updating party, if the non-updating party elects not to waive the matter(s) contained in the Update, and termination of this Agreement is otherwise permitted pursuant to the terms set forth in Article X and (iii) in the event such twenty-day period, beginning upon delivery of an Update, extends past the Termination Date, the Termination Date shall automatically be extended to be the last day of such twenty-day period.

(b) If prior to the Closing, (i) the Seller and/or the Company shall have actual knowledge that any breach of a representation or warranty of the Buyer and/or the Acquisition Sub has occurred (other than through notice from the Buyer or the Acquisition Sub), the Seller or the Company shall promptly so notify the Buyer and the Acquisition Sub, in reasonable detail and (ii) the Buyer and/or the Acquisition Sub shall have actual knowledge that any breach of a representation or warranty of the Seller or the Company has occurred (other than through notice from the Seller or the Company), the Buyer or the Acquisition Sub shall promptly so notify the Seller and the Company, in reasonable detail. For the avoidance of doubt, (i) no notice delivered pursuant to this Section 6.3(b) shall constitute a waiver of any rights of the notifying party pursuant to Article VII or Article X and (ii) upon receipt of a notice pursuant to this Section 6.3(b), the receiving party may provide an Update pursuant to Section 6.3(a).

Section 6.4 Notification of Certain Matters.

(a) The Seller shall give prompt notice to the Buyer of (i) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has resulted or is reasonably likely to result in the failure of any condition precedent set forth in Article IX or (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated herein; provided however, that except as otherwise provided in Section 6.3(a), (A) the delivery of any notice by the Seller pursuant to this Section 6.4(a) shall not limit or otherwise affect any remedies available to the Buyer or prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Seller or the Company and (B) disclosure by the Seller pursuant to this Section 6.4(a) shall not be deemed to amend or supplement any Disclosure Schedule or constitute an exception to any representation or warranty.

(b) If at any time prior to the Closing Date, any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Buyer and cooperate in the preparation of any required supplement to the Proxy Statement.

(c) The Buyer shall give prompt notice to the Seller of (i) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has resulted or is reasonably likely to result in the failure of any condition precedent set forth in Article IX or (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated herein; provided however, that except as otherwise provided in Section 6.3(a), (A) the delivery of any notice by the Buyer pursuant to this Section 6.4(c) shall not limit or otherwise affect any remedies available to the Seller or prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Buyer and (B) disclosure by the Buyer pursuant to this 6.4(c) shall not constitute an exception to any representation or warranty.

Section 6.5 No Solicitation. If this Agreement is terminated prior to the Closing, each of the Buyer and the Acquisition Sub shall not, and it shall cause its Affiliates not to, for a period of two years thereafter, without the prior written consent of the Seller (which consent shall not be unreasonably withheld, delayed or conditioned), directly or indirectly solicit (other than a solicitation by general advertisement) the employment or engagement of services of, any person who is or was employed as an employee, contractor or consultant by the Company or the Seller during such period on a full- or part-time basis. The parties hereto agree that if this Agreement is terminated prior to the Closing, this Section 6.5 shall replace and supersede the no solicitation provisions set forth in the confidentiality agreement, dated as of May 3, 2006, between the Buyer and the Seller (the “Confidentiality Agreement”), and that subject to Section 6.6 below, all other terms contained in the Confidentiality Agreement shall continue in full force and effect. Each of the Buyer and the Acquisition Sub agrees that any remedy at law for any breach by the Buyer or the Acquisition Sub of this Section 6.5 would be inadequate, and that the Seller and the Company would be entitled to injunctive relief in such a case. If it is ever held that this restriction on the Buyer and the Acquisition Sub is too onerous and is not necessary for the protection of the Company and the Seller, the Buyer and the Acquisition Sub agree that any court of competent jurisdiction may impose such lesser restrictions which such court may consider to be necessary or appropriate properly to protect the Company and the Seller.

Section 6.6 Confidentiality.

(a) Subject to applicable Law and the Buyer’s obligations with respect to the Proxy Statement, each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby pursuant to the terms of the Confidentiality Agreement, which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.6(a) shall terminate; provided, however, that after the Closing Date, the Confidentiality Agreement shall not terminate in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Seller. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b) From and after the Closing, the Seller will, and will cause its Affiliates to, hold, and will use its reasonable best efforts to cause its Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except as contemplated by any Ancillary Agreement or necessary to file Returns and other reports to Governmental Authorities, including, without limitation, the SEC, and except to the extent that the Seller can show that such information (i) is in the public domain through no fault of the Seller or any of its Affiliates or (ii) is lawfully acquired by the Seller or any of its Affiliates after the Closing from sources which are not known by the Seller to be prohibited from disclosing such information by any legal, contractual or fiduciary obligation. If the Seller or any of its Affiliates or Representatives is compelled to disclose any such information by judicial or administrative process or by other requirements of Law, the Seller shall promptly notify the Buyer in writing, to the extent permitted by applicable Law, and shall disclose only that portion of such information which the Seller is advised by its counsel is legally required to be disclosed, provided that, if requested by the Buyer, the Seller shall, at the Buyer’s expense, exercise its commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.7 Consents and Filings; Further Assurances.

(a) Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the Promissory Note Documents as promptly as practicable, including to (i) finalize and agree upon the definitive Promissory Note Documents, (ii) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (iii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law. Each party shall cooperate with and promptly furnish information to the other party necessary in connection with any requirements imposed upon such other party in connection with the consummation of the transactions contemplated herein. Each of the Seller and the Buyer shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that may be necessary under the HSR Act and any other antitrust, competition, or trade regulation Laws.

(b) Each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act. Subject to the Confidentiality Agreement, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(c) The Buyer acknowledges that, in order for it to operate the Business as it had been operated prior to the Closing, the Buyer may be required to apply for and obtain a new Medicare supplier number from the relevant Governmental Authority for the Company subsequent to the Closing. The Seller and the Company shall use commercially reasonable efforts to assist the Buyer in obtaining such Medicare supplier number.

(d) Without limiting the generality of the Company’s and the Seller’s undertaking pursuant to Section 6.2(a), the Company and the Seller shall, and shall request each of their respective Representatives to, provide all cooperation reasonably requested by the Buyer or the Acquisition Sub in connection with the Buyer’s or the Acquisition Sub’s efforts to obtain financing alternative to, or to replace, the Financing, including (i) requesting the Seller’s independent accountants to provide reasonable assistance to the Buyer or the Acquisition Sub at the Buyer’s expense, (ii) requesting the Seller’s attorneys to provide reasonable assistance to the Buyer or the Acquisition Sub at the Buyer’s expense, (iii) using commercially reasonable efforts to obtain landlord waivers, mortgagee waivers, bailee acknowledgements and other similar third-party documents required by the financiers providing such financing and (iv) executing and delivering any pledge and security documents, other definitive financing documents, or other requested certificates or documents.

Section 6.8 Public Announcements. On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Financing or the transactions contemplated hereby or thereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, delayed or conditioned, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto.

Section 6.9 Release of Guarantees. The parties hereto agree to cooperate and use all commercially reasonable efforts to obtain the release of the Seller or its Affiliates that are a party to each of the guarantees, performance bonds, bid bonds and other similar agreements listed in Schedule 6.9 of the Disclosure Schedules (the “Guarantees”). In the event any of the Guarantees are not released prior to or at the Closing, the Buyer will provide the Seller at the Closing with a guarantee that indemnifies and holds the Seller and its Affiliates that are a party to each such Guarantee harmless for any and all payments required to be made under, and costs and expenses incurred in connection with, such Guarantee by the Seller or its Affiliates that are a party to such Guarantee until such Guarantee is released.

Section 6.10 Directors’ and Officers’ Indemnification.

(a) From and after the Closing Date, the Buyer shall, and shall cause the Company to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company (the “D&O Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, fines, costs and expenses (including actual attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) arising out of or relating to any threatened or actual Action, based in whole or in part upon or arising out of or relating in whole or in part to the fact that such person is or was a director or officer of the Company, whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after the Closing Date (the “D&O Indemnified Liabilities”), including all D&O Indemnified Liabilities based in whole or in part upon, or arising in whole or in part out of, or relating to this Agreement or the transactions contemplated hereby, in each case to the full extent the Company is permitted under applicable Law and its articles of incorporation and bylaws as in effect as of the date hereof to indemnify its own directors or officers (and the Buyer shall, and shall cause the Company to, pay expenses in advance of the final disposition of any such Action to each D&O Indemnified Party to the extent permitted under applicable Law and the Company’s articles of incorporation and bylaws as in effect on the date hereof, provided that any person to whom expenses are advanced provides an undertaking in writing to repay such advances if it is determined by a court of competent jurisdiction that such person is not entitled to indemnification). Without limiting the foregoing, in the event any such Action, is brought against any D&O Indemnified Party (whether arising before or after the Closing Date), (i) the D&O Indemnified Party may retain counsel satisfactory to it and reasonably satisfactory to the Buyer, and the Buyer shall, and shall cause the Company to, pay all fees and expenses of such counsel for the D&O Indemnified Party promptly as statements therefor are received to the extent permitted under applicable Law and the Company’s articles of incorporation and bylaws as in effect on the date hereof, provided that any person to whom expenses are advanced provides an undertaking in writing to repay such advances if it is determined by a court of competent jurisdiction that such person is not entitled to indemnification and (ii) the Buyer, the Company and each D&O Indemnified Party will use all reasonable efforts to assist in the defense of any such matter; provided, that neither the Company nor the Buyer shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any D&O Indemnified Party wishing to claim indemnification under this Section 6.10 shall promptly notify the Buyer upon learning of any such claim, action, suit, proceeding or investigation (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.10 except to the extent such failure prejudices such party). The parties hereto agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any such Action existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect until the sixth anniversary of the Closing Date; provided that if any Action (whether arising before, at or after the Closing) is made against any D&O Indemnified Party on or prior to the sixth anniversary of the Closing and such D&O Indemnified Party provides notice to the Buyer in accordance with this Section 6.10, the provisions of this Section 6.10 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

(b) Each of the Buyer and the Acquisition Sub covenants, for itself and its successors and assigns, that it and they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of the Company, in their capacity as such, with respect to any liabilities, Actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

(c) The Company shall not take any action directly or indirectly to disaffirm or adversely affect the provisions of the articles of organization and bylaws and any other written agreements of the Company that provide indemnification of and expense reimbursement to any D&O Indemnified Party.

Section 6.11 Employee Matters.

(a) The Buyer shall provide, or cause to be provided, to the individuals who are actively employed by the Company on the Closing Date (the “Affected Employees”), for a period of twelve (12) months following the Closing Date, compensation and employee benefits, which, in the aggregate, are not less favorable than those currently provided by the Company to the Affected Employees, determined without regard to equity incentive compensation and retention bonuses provided to the Affected Employee prior to the Closing. From and after the Closing Date, the Buyer shall cause the Company to honor the Company Employee Plans in accordance with their terms. Nothing contained in this Section 6.11 shall be construed as requiring the Buyer or the Company to continue any specific employee benefit plans or to continue the employment of any specific person, or prevent the Buyer or the Company from modifying or terminating any Company Employee Plan, or otherwise modifying the terms and conditions of an Affected Employee’s employment.

(b) To the extent that the Affected Employees become eligible to participate in any employee benefit plan, program or arrangement maintained by the Buyer or any of its Affiliates, the Buyer shall cause the Affected Employees to receive credit for all periods of employment and/or service with the Company (including service with predecessor employers, where such credit was provided by the Company) prior to the Closing Date for all purposes (except for benefit accrual under a defined benefit pension plan), to the extent such credit does not result in a duplication of benefits. The Buyer shall and shall cause the Company to honor all unused vacation, holiday, sickness and personal days accrued by the employees of the Company under the policies and practices of the Company.

(c) The Buyer shall cause all welfare benefit plans (including medical, dental, life insurance, and short- and long-term disability benefit plans) in which Affected Employees participate following the Closing to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees and their covered dependents under such plan (except to the extent that such conditions, exclusions or waiting periods would apply under the Company’s plans as in existence prior to the Closing) and (ii) provide each Affected Employee and his or her covered dependents with credit for any copayments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under such plans.

(d) The Seller shall assume, and the Buyer and the Acquisition Sub shall have no responsibility for, any and all liabilities of the Company to pay bonuses under any Company Employee Plan that become payable by reason of the consummation of the transactions contemplated by this Agreement, provided, however, the Seller’s obligations under this Section 6.11(d) shall be deemed fully satisfied to the extent (i) all such liabilities to pay such bonuses are accrued as Current Liabilities in the calculation of Closing Working Capital, and (ii) the Company has sufficient cash on hand at the Closing Date to fully satisfy such liabilities.

(e) The Seller shall provide only the Affected Employees listed on Schedule 6.11(e) of the Disclosure Schedules with full vesting of any award or benefit under any Seller Employee Plan where such vesting was otherwise conditioned upon the future performance of services with the Seller, including under any Seller Employee Plan that is intended to be tax-qualified under section 401(a) of the Code and under any related non-qualified plan and any Seller Employee Plan that provides for stock-based compensation.

(f) The Seller shall retain, and the Buyer shall have no responsibility for, any and all liabilities that have arisen or may arise with respect to any Seller Employee Plan. Without limiting the scope of the foregoing, the Seller shall assume and be responsible for (i) claims for workers compensation or for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) that are incurred on or prior to the Closing Date by any employee or former employee of the Company (or their beneficiaries and dependents) and arising under any Seller Employee Plan and (ii) claims relating to “COBRA” coverage attributable to “qualifying events” occurring on or prior to the Closing Date with respect to any employee or former employee of the Company (or their beneficiaries and dependents). For purposes of the foregoing, a medical/dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and not when the condition arose; provided that claims relating to a hospital confinement that commences on or prior to the Closing Date but continues thereafter shall be treated as incurred on or prior to the Closing Date. A disability or workers compensation claim shall be considered incurred on or prior to the Closing Date if the injury or condition giving rise to the claim occurs on or prior to the Closing Date.

(g) Prior to the Closing, the Seller shall advise the Buyer and the Acquisition Sub of any and all Contracts of the Company that would reasonably be expected to trigger the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

Section 6.12 Non-Competition.

(a) During the period commencing immediately after the Closing and ending on the third anniversary of the Closing Date (the “Noncompetition Period”) (unless only a shorter maximum period is permitted by applicable Law, in which case, during such shorter period), the Seller shall not, and shall cause its Affiliates (the Seller together with its Affiliates, the “Restricted Entities”) not to, engage, directly or indirectly, in any capacity, have any direct or indirect ownership interest in, manage, operate, finance or control any business anywhere in the United States which is engaged, either directly or indirectly, in the Restricted Business.

(b) Notwithstanding any provision to the contrary in this Section 6.12, any Restricted Entity may:

(i) purchase or otherwise acquire by merger, purchase of assets, stock or controlling interest or otherwise, or engage in any similar merger and acquisition activity with, any Person or business that engages in the Restricted Business and thereafter continue such Person’s business, so long as at the time of such acquisition, the revenues derived from that portion of the acquired Person that engages in the Restricted Business constitute less than 15% of the annual gross revenues of the acquired Person;

(ii) acquire, own or manage for the account of third parties through a mutual fund, employee benefit plan, trust account or similar investment pool or vehicle, any class of security of any Person regardless of whether such Person engages in the Restricted Business (so long as such investment is solely passive in nature and made only for investment purposes);

(iii) hold or make any equity investment in any Person in which (x) no Restricted Entity has a right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such Person, and (y) such Restricted Entity holds not more than 10% of the outstanding voting securities or similar equity interest in such Person; provided, that no Restricted Entity controls the management of such Person; or

(iv) for the avoidance of doubt, engage in manufacturing of any kind and any selling, marketing, distributing, supplying, renting, third party billing or any other business activity in the fields of pain management, wound site management or post-operative surgical treatments.

(c) In the event any Affiliate of the Seller ceases to be an Affiliate of the Seller (or any of its successors and assigns), the provisions of this Section 6.12 shall no longer apply to such Person.

(d) If the Seller is purchased or otherwise acquired by merger, purchase of assets, stock or controlling interest or otherwise, by any Person that is not an Affiliate of the Seller immediately prior to the execution of the definitive agreement relating to such purchase or other acquisition, then (i) such Person and its Affiliates shall not be deemed Restricted Entities for the purposes of this Section 6.12 and (ii) the restrictions set forth in Section 6.12(e) and (f) shall not apply to such Person and its Affiliates.

(e) The Seller covenants that, during the Noncompetition Period, the Seller shall not, and it shall cause its current Affiliates not to, directly or indirectly, solicit or entice any clients or customers of the Company to engage in any business relationship which could reasonably be expected to materially harm the Restricted Business.

(f) The Seller covenants that, during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), the Seller shall not, and it shall cause its Affiliates not to, directly or indirectly solicit (other than a solicitation by general advertisement) the employment or engagement of services of, any person who is or was employed as an employee, contractor or consultant by the Company during such period on a full- or part-time basis.

(g) If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this Section 6.12 is unreasonable, it is the intention and the agreement of the parties that such court shall be empowered to reform such provisions, in such jurisdiction to the extent that comes closest to the intentions of the parties with respect to such unreasonable term or provision. The covenants contained in this Section 6.12 are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(h) The Seller acknowledges that the covenants of the Seller set forth in this Section 6.12 are an essential element of this Agreement and that any breach by the Seller of any provision of this Section 6.12 will result in irreparable injury to the Buyer. The Seller acknowledges that in the event of such a breach, in addition to all other remedies available at law, the Buyer shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be appropriate.

Section 6.13 Intercompany Liabilities; Release of Encumbrances. Immediately prior to the Closing, all liabilities owed by or to the Company to or from the Seller or any of its Affiliates shall be canceled without payment, in full and complete satisfaction of such liabilities. Prior to the Closing Date, the Seller shall have caused to be released all Encumbrances (other than Permitted Encumbrances) in and upon any of the properties and assets of the Company or the Shares.

Section 6.14 Insurance.

(a) To the extent that the Seller shall be entitled under the terms and conditions of “occurrence” based policies in effect on or prior to the Closing Date to coverage for losses suffered by the Company after the Closing arising out of any occurrences covered by such policies occurring prior to the Closing, the Seller shall, and shall cause its Subsidiaries to, use such efforts and take such actions to recover such losses on behalf of the Company pursuant to such policies as it would use or take in conducting its own business in the ordinary course if such losses were suffered by the Seller or any of its Subsidiaries, and shall deliver the proceeds thereby recovered to the Company. In the event of any dispute regarding the date of any loss or occurrence, the terms of the applicable policy shall govern.

(b) Following the Closing, the Buyer shall provide, and shall cause the Company to provide, the Seller with all records and other information necessary for the reporting, investigation, negotiation and, if applicable, prosecution of any claim made by the Seller pursuant to this Section 6.14.

Section 6.15 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Seller agrees that it will not, and it will cause the Company and their respective directors, officers, employees, Affiliates and other agents and Representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an “Agent”) not to: (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Proposal; (c) otherwise cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. The Seller shall notify the Buyer or the Acquisition Sub immediately if any inquiries, proposals or offers related to a Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a Proposal are sought to be initiated or continued with, the Seller, the Company or any of their respective directors, officers, employees and Affiliates or, to its knowledge, any other Agent. Notwithstanding anything in this Section 6.15 to the contrary, the Seller shall not be restricted in any way from participating in any discussions or negotiations, or entering into any agreements, in connection with any transaction which pertains or relates to the acquisition, merger, recapitalization or any other business combination involving the Seller or any Affiliate of the Seller (other than the Company).

Section 6.16 No Claim Against Trust Fund. Each of the Seller and the Company hereby acknowledges that it understands that the Buyer has established a trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”), initially in an amount of approximately $96,200,000 (including deferred underwriting discount and commission of $5,468,000), for the benefit of the Buyer’s public stockholders and that the Buyer may disburse monies from the Trust Account only (a) to the Buyer’s public stockholders (i) in the event they elect to exercise their Conversion Rights, or (ii) in the event of the liquidation of the Buyer, (b) to the Buyer concurrently with the consummation of a business combination, as described in the Prospectus (a “Business Combination”), or (c) solely with respect to underwriter’s deferred discounts and commissions placed in the Trust Account, to FTN Midwest Securities Corp. after consummation of a Business Combination. Each of the Seller and the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claims”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, Contracts with the Buyer and will not seek recourse against the Trust Account for any reason whatsoever.

Section 6.17 Provision of Sufficient Cash. Each of the Buyer and the Acquisition Sub acknowledges that immediately prior to the Closing, the Seller may cause the Company’s cash balance to be reduced to an amount equal to or close to zero. Each of the Buyer and the Acquisition Sub hereby agrees that, immediately after the Closing, it shall, or shall cause its Affiliates with the necessary financial wherewithal to, provide cash to the Company in an amount sufficient to allow the Company to (i) have capital sufficient to carry on the Business substantially as engaged prior to the Closing, (ii) pay all of its creditors existing as of the Closing Date in the ordinary course of its business and (iii) continue as a going concern.

Section 6.18 Preparation of Proxy Statement; Stockholders Meeting. The Seller will cause the Company to deliver to the Buyer the Company Proxy Information as promptly as reasonably practicable after the execution of this Agreement for inclusion in the Proxy Statement. The Buyer shall prepare and promptly file with the U.S. Securities and Exchange Commission (the “SEC”), but in no event later than (i) October 13, 2006 or (ii) five (5) Business Days after delivery of the Company Proxy Information by the Seller, whichever is later (the “Filing Deadline”), the Proxy Statement in preliminary form or such other form, statement or report as may be required under the federal securities laws. Following its clearance by the SEC, the Buyer shall distribute the Proxy Statement to the Buyer’s stockholders and, pursuant thereto duly call, give notice of, convene and hold the Buyer’s Stockholder Meeting as promptly as reasonably practicable in accordance with applicable Law for the purpose of seeking the Stockholder Approval. The Buyer, through its Board of Directors, shall recommend to its stockholders that they adopt and approve this Agreement and the transactions contemplated herein and, subject to applicable Law and its fiduciary duties, shall not withdraw or modify its recommendation. The Company and the Seller shall cooperate with the Buyer in the filing, preparation and distribution of the Proxy Statement. All fees and expenses incurred by the Buyer, the Seller or the Company (other than the audit fees described in Section 6.23) in connection with the preparation of the Proxy Statement and obtaining the Stockholder Approval shall be borne by the Buyer, including, without limitation, all related fees and expenses of counsel to the Seller and the Company and all other fees and expenses incurred by the Seller and the Company in performing their obligations under this Section 6.18. The Buyer shall pay such fees and expenses described in the immediately preceding sentence within twenty (20) calendar days following receipt by the Buyer of a reasonably detailed invoice relating thereto.

Section 6.19 Property of the Company. To the extent any property or assets of the Company (other than the books or records which are the subject of Section 6.2(b)) are in the possession of the Seller or its Affiliates or their respective Representatives as of the date hereof and are used in the Business, the Seller shall cause such property or assets to be delivered to the Company prior to the Closing.

Section 6.20 Company 8-K Information. At or prior to the Closing, the Seller will cause the Company to provide to the Buyer the Company 8-K Information, at the Buyer’s expense.

Section 6.21 Assignment of Non-Disclosure Agreements. At the Closing, the Seller shall exercise commercially reasonable efforts to assign to the Company all of the Seller’s rights and obligations under any non-disclosure or confidentiality agreements that the Seller has entered into with potential purchasers of the Company, to the extent permitted by the terms of such agreements and to the extent such non-disclosure agreements relate to the Company and confidential information of the Company. To the extent assignment is not permitted by the terms of such non-disclosure or confidentiality agreements, the Seller will, at the Buyer’s or the Acquisition Sub’s request and expense, use its reasonable commercial efforts to enforce or cause to be enforced each such agreement. The Seller shall deliver copies of the assigned agreements to the Buyer at the Closing.

Section 6.22 Use of Name. Upon the Closing, the Seller shall, and shall cause all of its Affiliates to, immediately cease use of the trade name and trademark “InfuSystem” (the “Company Mark”), or any confusingly similar variation thereof. The Seller will not at any time, or induce or assist others to, attempt to register the Company Mark, or any confusingly similar variation thereof, with the U.S. Patent and Trademark Office, or any other relevant Governmental Authority in the United States or any foreign jurisdiction, as a trade name, corporate name, or internet domain name, or challenge or contest the validity of Company’s ownership of the Company Mark.

Section 6.23 Audit Fees and Costs. Fifty percent (50%) of all fees and costs paid to auditors by the Seller and/or the Company relating to the audit of the Company’s financial statements as of and for the years ended December 31, 2003 and December 31, 2004 shall be borne by the Buyer. All fees and costs incurred in connection with the audit of Company’s financial statements as of and for the year ended December 31, 2005 shall be borne by the Seller.

Section 6.24 Personal Guaranty. The Buyer shall cause the Guarantors to (i) execute and deliver the Personal Guaranty to the Seller as of the date of this Agreement and (ii) arrange for and deliver to the Seller, within fifteen (15) calendar days from the date hereof, letters of credit in an aggregate amount equal to three million dollars (US $3,000,000.00), in form and substance reasonably satisfactory to the Seller, which letters of credit shall provide for, among other matters, drawing upon delivery of a certificate from an authorized officer of the Seller certifying that the Termination Fee has not been paid when due and payable.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Seller, the Company, the Buyer and the Acquisition Sub contained in this Agreement shall survive the Closing and expire at 5:00 p.m., Pacific Daylight Time, on March 31, 2008. Notwithstanding the foregoing, (i) the representations and warranties of the Seller and the Company, as applicable, contained in Section 3.2 (Authority), Section 3.4 (Shares), Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Capitalization) and Section 4.5 (Equity Interests) shall survive the Closing indefinitely (collectively, the “Fundamental Company Representations”) and (ii) the representations and warranties of the Buyer and the Acquisition Sub, as applicable, contained in Section 5.1 (Organization), Section 5.2 (Authority) and Section 5.7 (Investment Intent) (collectively, the “Fundamental Buyer Representations” and, together with the Fundamental Company Representations, the “Fundamental Representations”), shall survive the Closing indefinitely. The covenants and agreements of the parties contained in this Agreement shall survive the Closing and remain in full force and effect until thirty (30) calendar days following the date by which such covenant or agreement is required to be performed. Notwithstanding anything in this Article VII to the contrary, the survival of the Tax-related covenants and agreements of the parties and the representations and warranties of the Seller and the Company contained in Section 4.15 of this Agreement shall be governed by Article VIII.

Section 7.2 Indemnification by the Seller. The Seller shall save, defend, indemnify and hold harmless the Buyer and its Affiliates (including the Company), and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, obligations, debts, fines, fees, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”) arising out of, in connection with or resulting from:

(a) any breach of any representation or warranty made by the Seller or the Company contained in this Agreement;

(b) any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of the Seller or the Company contained in this Agreement; and

(c) any fees, expenses or other payments incurred or owed by the Seller or the Company to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transaction contemplated by this Agreement.

Section 7.3 Indemnification by the Buyer. The Buyer shall save, defend, indemnify and hold harmless the Seller and its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against any and all Losses arising out of, in connection with or resulting from:

(a) any breach of any representation or warranty made by the Buyer or the Acquisition Sub contained in this Agreement;

(b) any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of the Buyer or the Acquisition Sub contained in this Agreement;

(c) any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party with respect to the operations of the Company, except for claims or causes of action with respect to which the Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 7.2;

(d) any fees, expenses or other payments incurred or owed by the Buyer or the Acquisition Sub to any agent, broker, investment banker or any other firm or person retained or employed it in connection with the transactions contemplated by this Agreement; and

(e) any matter relating to the Proxy Statement and the Stockholder Approval except to the extent such Losses arose directly out of, were incurred directly in connection with or directly resulted from any Company Proxy Information in the written form provided by the Seller or the Company.

Section 7.4 Procedures.

(a) In order for a Buyer Indemnified Party or Seller Indemnified Party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “Indemnifying Party”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except and solely to the extent that the Indemnifying Party is prejudiced by such failure.

(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) calendar days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. Regardless of whether the Indemnifying Party assumes the defense of any Third Party Claim, each party shall cooperate with the other party in such defense and make available all witnesses, pertinent records, materials and information in its possession or under the its control relating thereto as is reasonably required or requested by the other party. Notwithstanding the foregoing, the Indemnified Party shall not be required to relinquish control of such defense to the Indemnifying Party and the Indemnified Party may subsequently reassert control over such defense in the event that the Indemnifying Party does not reasonably conduct the defense of the action, suit, proceeding or claim in good faith and in a commercially reasonable manner. The party controlling such defense shall keep the other party hereto advised of the status of such Third Party Claim and the defense thereof and shall consider recommendations made by the other party hereto with respect thereto. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such Third Party Claim that imposes any liability or obligation on the Indemnified Party or that does not include a full, complete and unconditional release of the Indemnified Party from all liability with respect thereto, in each case without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party upon becoming aware of such claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent and solely that the Indemnifying Party is prejudiced by such failure. The Indemnifying Party will have thirty (30) calendar days from receipt of such notice to dispute the claim. If the Indemnifying Party does not give notice to the Indemnified Party that it disputes such claim within thirty (30) calendar days after its receipt of such notice, the claim specified in the notice will be conclusively deemed a Loss subject to indemnification hereunder. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

Section 7.5 Limits on Indemnification.

(a) No claim may be asserted against either party for breach of any representation, warranty or covenant contained herein, unless written notice of such claim is received by such party pursuant to the terms hereof on or prior to the date on which the representation, warranty or covenant upon which such claim is based ceases to survive as set forth in Section 7.1, in which case such representation, warranty or covenant shall survive as to such claim until such claim has been finally resolved.

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) the maximum aggregate amount of indemnifiable Losses that may be recovered from the Seller by Buyer Indemnified Parties, or from the Buyer by Seller Indemnified Parties, pursuant to Section 7.2 or Section 7.3, respectively, shall be in each case an amount equal to fifteen percent (15%) of the Purchase Price, provided, that the provisions of this Section 7.5(b)(i) shall not limit the maximum aggregate amount of indemnifiable Losses recoverable with respect to any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement by the Seller, the Company and/or the Buyer, as applicable, contained in Sections 6.1, 6.5, 6.6, 6.9, 6.10, 6.11, 6.12, 6.13, 6.15, 6.17, 6.19, 6.20 and 6.22;

(ii) the Seller shall not be liable to any Buyer Indemnified Party, and the Buyer shall not be liable to any Seller Indemnified Party, for any claim for indemnification pursuant to Section 7.2 or Section 7.3, respectively, unless and until the aggregate amount of indemnifiable Losses that may be recovered from the Seller or the Buyer, respectively, in each case equals or exceeds $1,500,000, and the Seller, on the one hand, and the Buyer, on the other hand, shall be liable only for the Losses in excess of such amount, provided, that the provisions of this Section 7.5(b)(ii) shall not limit the maximum aggregate amount of indemnifiable Losses recoverable with respect to any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement by the Seller, the Company and/or the Buyer, as applicable, contained in Sections 6.1, 6.5, 6.6, 6.9, 6.10, 6.11, 6.12, 6.13, 6.15, 6.17, 6.19, 6.20 and 6.22;

(iii) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss pursuant to Section 7.2 to the extent that a specific accrual or reserve for the amount of such Loss was reflected as a Current Liability on the Closing Statement;

(iv) the right to indemnification or any other remedy in favor of the Buyer Indemnified Parties based on representations, warranties, covenants and agreements in this Agreement or any Ancillary Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) prior to the execution and delivery of this Agreement; and

(v) except with respect to Third Party Claims, no party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, annual or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

(c) For all purposes of this Article VII, “Losses” shall be net of (i) any insurance or other recoveries actually paid to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any Tax benefit arising in connection with the accrual, incurrence or payment of any such Losses, but only to the extent such Tax benefit is actually realized by such Indemnified Party or its Affiliates in the taxable period of such accrual, incurrence or payment of such Loss, as applicable, determined by assuming that such Tax benefit is usable in such period only on a last-used basis, considering all other available Tax benefits.

(d) The Buyer shall use commercially reasonable efforts to seek recovery under all insurance policies covering any Loss to the same extent as it or they would if such Loss were not subject to indemnification hereunder. If requested by the Seller, the Buyer shall assign, or cause to be assigned, to the Seller all of the Buyer’s or its Affiliate’s rights to and interest in such insurance policies and all potential proceeds therefrom, and the Seller shall have the right to take any action to seek full recovery thereunder to the extent such recovery efforts do not cause a material adverse effect on the Company’s ability to obtain additional or other insurance coverage.

(e) The limitations contained in Sections 7.5(b)(i), (ii) and (iii) shall not apply to indemnifiable Losses in respect of to breaches of any Fundamental Representation, fraud or intentional misrepresentations of fact.

Section 7.6 Tax Matters. Anything in this Article VII to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VIII.

Section 7.7 Assignment of Claims. If any Buyer Indemnified Party receives or is entitled to receive any payment from the Seller in respect of any Losses pursuant to Section 7.2 and the Buyer Indemnified Party could, actually or potentially, have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Seller, the Buyer Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary or appropriate to permit the Seller to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Buyer Indemnified Party will, at the Seller’s direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Seller or the relevant Buyer Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (i) first, to the Buyer Indemnified Party in the amount of any deductible or similar amount required to be paid by the Buyer Indemnified Party prior to the Seller being required to make any payment to the Buyer Indemnified Party plus, in the case of any claim by a Buyer Indemnified Party as provided in the immediately preceding sentence, any unreimbursed out-of-pocket costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (ii) second, to the Seller in an amount equal to the aggregate payments made by the Seller to the Buyer Indemnified Party in respect of such claim, plus any unreimbursed out-of-pocket costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (iii) the balance, if any, to the Buyer Indemnified Party.

Section 7.8 Exclusive Remedy. Except as set forth in this Agreement, effective as of the Closing, in the absence of fraud and intentional misrepresentation of fact by the Seller in this Agreement (to the extent determined by a final judgment of a court of competent jurisdiction), the Buyer, on behalf of itself and the other Buyer Indemnified Parties, waives any rights and claims any Buyer Indemnified Party may have against the Seller, whether in law or equity, relating to the Company and/or the transactions contemplated hereby. The rights and claims waived by the Buyer, on behalf of itself and the other Buyer Indemnified Parties, include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty, except as specifically contemplated by the terms of this Agreement. The Seller shall not have any right of contribution against the Company with respect to any breach by the Seller or the Company of any of its representations, warranties, covenants or agreements contained herein. Except as set forth in this Agreement, effective as of the Closing, in the absence of fraud and intentional misrepresentation of fact by the Buyer in this Agreement (to the extent determined by a final judgment of a court of competent jurisdiction), the Seller, on behalf of itself and the other Seller Indemnified Parties, waives any rights and claims any Seller Indemnified Party may have against the Company or the Buyer, whether in law or equity, relating to the Buyer and/or the transactions contemplated hereby. Except for claims for equitable relief, including specific performance and injunctive relief, made with respect to breaches of any covenant or agreement contained in this Agreement, including Section 6.12, after the Closing, subject to the foregoing, this Article VII and Article VIII will provide the exclusive remedy of the Indemnified Parties for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement and/or the transactions contemplated hereby.

ARTICLE VIII

TAX MATTERS

Section 8.1 Indemnification Obligations With Respect to Taxes.

(a) The Seller shall be responsible for, and shall indemnify, defend and hold harmless the Buyer, the Company and their Affiliates from and against:

(i) all Taxes imposed on or relating to the Company due with respect to periods ending on or prior to the Closing Date, including all Taxes of the Company that are due with respect to periods (the “Straddle Periods”) that include but do not end on the Closing Date to the extent attributable to the portion of the Straddle Period ending on the Closing Date;

(ii) all Losses resulting from any inaccuracy in or breach of the representations and warranties with respect to Taxes that are contained in Article IV or in this Article VIII and any covenants contained in this Agreement with respect to Taxes;

(iii) all Taxes of any Person imposed on the Company under Treas. Reg. § 1.1502-6 by reason of any affiliation existing on or before the Closing Date;

(iv) all Taxes, except for the Taxes described in Sections 8.3(a)(i) and (ii), resulting from an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) with respect to the purchase and sale of the Shares hereunder, and

(v) all losses imposed on or sustained by the Buyer or its Affiliates (including the Company after the Closing Date), directly or indirectly, by reason of or in connection with the foregoing amounts.

Notwithstanding the foregoing, the Seller shall only be liable for losses resulting from Michigan Use Taxes (and any penalties, interest or additions to tax) resulting from the purchase by the Company of infusion pumps from and after February 1, 1998, through the Closing Date to the extent such losses are in excess of the amounts, if any, reserved for such amounts (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) on the Balance Sheet as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company (the “Michigan Use Tax Reserve”). The Buyer hereby acknowledges that the Seller shall be entitled to offset and credit against any liability for indemnification the Seller may have to the Buyer, the Company, and/or their Affiliates pursuant to this Section 8.1 an amount equal to the difference (to the extent such difference is a number greater than zero) between (i) the amount of the Michigan Use Tax Reserve in excess of the amount of actual losses resulting from Michigan Use Taxes (and any penalties, interest or additions to tax), as finally adjudicated by the relevant Governmental Authority minus (ii) the aggregate amount of all reasonable and documented costs, fees and expenses actually incurred by the Buyer and the Company after the Closing Date in connection with the prosecution of the Company’s claims relating to Michigan Use Taxes.

(b) The Buyer shall be responsible for, and shall indemnify, defend and hold harmless the Seller from and against:

(i) all Taxes of the Company that are due with respect to periods commencing after the Closing Date;

(ii) all Taxes of the Company that are due with respect to Straddle Periods to the extent attributable to the portion of the Straddle Period commencing on the day following the Closing Date;

(iii) all losses resulting from any breach of any covenants of the Buyer contained in this Agreement or contained in any certificate delivered by the Buyer pursuant hereto, in each case, with respect to Taxes; and

(iv) all losses imposed on or sustained by the Seller or its Affiliates, directly or indirectly, by reason or in connection with the foregoing amounts.

(c) For purposes of this Article VIII, whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one of which ended at the close of the Closing Date and the other of which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit, and state and local apportionment factors of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company were closed at the close of business on the Closing Date; provided, however, (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic taxes, such as real and personal property taxes, shall be apportioned ratably between such periods on a daily basis; provided further however, that any such taxes attributable to any property that was owned by the Company at some point in the Pre-Closing Period, but is not owned as of the Closing date shall be allocated entirely to the period ending at the close of the Closing Date. If the Company is permitted but not required under applicable state, local, or foreign income tax Laws to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of a taxable period. Where the Closing Date is treated as the last day of a taxable period for purposes of federal, state, local or foreign income tax Laws, the income of the Company shall be apportioned to the period up to and including the Closing Date and the period after the Closing date by closing the books of the Company as of the end of the Closing Date, provided further, however, the Buyer and the Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Buyer’s purchase of the Shares on the Buyer’s Federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

(d) Notwithstanding anything to the contrary in this Agreement, the obligations of the Seller and the Buyer under this Article VIII shall survive the Closing indefinitely, shall be unconditional and absolute, and shall not be subject to a deductible, threshold, or similar concept, except that the Seller’s representations set forth in Section 4.15 shall remain in effect until sixty (60) calendar days after the expiration of the applicable statute of limitations, as extended.

Section 8.2 Tax Returns.

(a) The Seller will include or have included in the consolidated federal income tax Return of the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which the Seller is the common parent corporation, for all periods or portions thereof through the Closing Date, the income of the Company (including any deferred income from intercompany transactions triggered into income by Section 1.1502-13 of the Treasury regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury regulations) for all such periods and will pay or cause to be paid any federal income Taxes attributable to such income. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company that are filed after the Closing Date, other than income tax Returns with respect to periods for which a consolidated, unitary or combined income tax Return of Seller will include the operations of the Company.

(b) All Returns that are to be prepared and filed by the Buyer pursuant to Section 8.2(a) above and that relate to Taxes for which the Seller is liable under this Article VIII (including Straddle Period Returns) shall be prepared by the Buyer in a manner consistent with reasonable past customs and procedures of the Company and shall be submitted to the Seller not later than fifteen (15) calendar days prior to the due date for filing of such Returns, taking into account applicable extensions (or if such due date is within forty-five (45) calendar days following the Closing Date, as promptly as practicable following the Closing Date). The Seller shall have the right to review such Returns and to review all work papers and procedures used to prepare any such Return. If the Seller, within ten (10) calendar days after delivery of any such Return, notifies the Buyer in writing that it objects to any of the items in such Return, the parties shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by an internationally recognized independent accounting firm chosen by both the Buyer and the Seller (or, if the Buyer and the Seller cannot agree on such an accounting firm, then each shall select an independent accounting firm and such accounting firms shall select a third independent accounting firm). Upon resolution of all such items, the relevant Return shall be filed on that basis, provided that the Buyer shall have the right to file the relevant Return prior to resolution of such items if the Buyer reasonably determines that such filing is necessary to avoid applicable penalties and interest. The costs, fees and expenses of such accounting firm shall be borne equally by the Buyer and the Seller. The Seller shall to the Buyer the amount of the Taxes with respect to such Returns within five days following any demand by the Buyer for such payment.

(c) The Buyer shall not (and shall not cause or permit the Company to) amend, refile or otherwise modify any Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date or with respect to any Straddle Period without the prior written consent of the Seller, which consent may not be unreasonably withheld, conditioned or delayed. The Seller shall not amend, refile, or otherwise modify any such Return if such action could have an adverse affect on the liability of the Company, without the prior written consent of the Buyer, which consent may not be unreasonably withheld, conditioned or delayed.

(d) All sales, use, transfer and other similar Taxes, including any stock transfer stamp Taxes resulting from the sale of the Shares, shall be borne by the Seller, except to the extent set forth in Sections 8.1(b) and 8.3(a)(i).

Section 8.3 Section 338(h)(10) Election. (a) At the Buyer’s option, the Seller and the Buyer shall join in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively a “Section 338(h)(10) Election”) with respect to the purchase and sale of the Shares. The Seller shall be liable for and pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and the Company against any adverse consequences arising out of any failure to pay such Tax. Notwithstanding the preceding sentence, (i) the Buyer shall be liable for and pay any state or local transfer, sales and use, notarial or similar fees or Taxes arising as a result of the sale of the Shares and a Section 338(h)(10) Election and the transaction contemplated by this Agreement, (ii) the Buyer shall be liable for and pay any income, franchise or similar Taxes imposed by any state or local taxing authority as a result of any Code Section 338(g) election (or any comparable election under state law) if such state or local taxing authority does not allow or respect a Section 338(h)(10) Election (or any comparable or resulting election under state law) with respect to the purchase and sale of the Shares, and (iii) the Buyer and the Company shall indemnify the Seller against any adverse consequences arising out of any failure to pay the Taxes described in (i) and (ii).

(b) The parties agree that the Purchase Price and the liabilities of the Company (plus other relevant items) shall be allocated to the assets of the Company for all purposes (including Tax and financial accounting purposes) as shown on the allocation schedule attached hereto as Schedule 8.3. The Buyer, the Company and the Seller shall file all Returns (including amended Returns and claims for refund) and information reports in a manner consistent with such allocation.

(c) At the Closing, if requested by the Buyer, the Seller will deliver to the Buyer a fully executed IRS Form 8023 reflecting the Section 338(h)(10) Election, and any similar form provided for under state, local or foreign Law. As requested from time to time by the Buyer (whether before, at or after the Closing), the Seller shall assist the Buyer in, and shall provide the necessary information to the Buyer, in connection with the preparation of any form or document required to effect a valid and timely Section 338(h)(10) Election, including IRS Form 8883 (Asset Allocation Statement Under Section 338), and any similar form under state, local or other Law and any schedules or attachments thereto, each prepared consistently with Schedule 8.3 hereto (collectively, “Section 338 Forms”). Upon delivery of any Section 338 Form by the Buyer to the Seller, the Seller shall cause such Section 338 Form to be duly and promptly executed and shall deliver such executed Section 338 Form to the Buyer. If the Buyer determines that any change is to be made in a Section 338 Form previously executed and delivered to the Buyer, then the Buyer may prepare a new Section 338 Form and deliver such new Section 338 Form to the Seller and the Seller shall cause such Section 338 Form to be fully and promptly executed and shall deliver such executed Section 338 Form to the Buyer.

Section 8.4 Contest Provisions.

(a) In the event (i) the Seller or its Affiliates or (ii) the Buyer or its Affiliates receive notice of any pending or threatened Tax audits or assessments or other disputes concerning Taxes with respect to which the other party may incur liability under this Article VIII, the party in receipt of such notice shall promptly notify the other parties of such matter in writing, provided that failure to comply with this provision shall not affect a party’s right to indemnification hereunder unless and to the extent such failure materially adversely affects the party’s ability to challenge such Tax audits or assessments.

(b) The Seller shall represent the interests of the Company in any Tax audit or administrative or court proceeding to the extent such audit or proceeding relates to any Tax for any taxable period ending on or before the Closing Date, and to employ counsel of the Seller’s choice at the Seller’s expense, if the Seller notifies the Buyer of its decision to take such actions within thirty (30) calendar days of the date on which the Seller receives notice of any such audit or proceeding from the Buyer (with respect to audits or proceedings as to which the Buyer first received notice from a Governmental Authority or other Person) or the date on which the Seller delivered to the Buyer notice of any such audit or proceeding (with respect to audits or proceedings as to which the Seller first received notice from a Governmental Authority or other Person), provided however, that the Buyer may, at its own expense, attend, but not participate in or control, all conferences, meetings and proceedings relating to such audits or proceedings. The Seller shall inform the Buyer of all developments and events relating to such audits or proceedings. Notwithstanding the foregoing, if the Seller elects to so represent the interests of the Company, the Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes with respect to any Return of the Company which would adversely affect the liability for Taxes of the Buyer or the Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of the loss or credit carry forwards) without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) The Buyer shall have the sole right to represent the interests of the Company in any Tax audit or administrative or court proceeding relating to Taxes with respect to taxable periods including (but not ending on)

or beginning after the Closing Date and to employ counsel of the Buyer’s choice at the Buyer’s expense, provided that the Buyer shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding Taxes that would adversely affect the liability of the Seller for any Taxes for any period ending on or before the Closing Date or for any Straddle Period, without the prior consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed and shall not be required to the extent that the Buyer has fully indemnified the Seller against the effects of such settlement. Where consent to a settlement is withheld by the Seller pursuant to this section, the Seller may continue or initiate any further proceedings at its own expense, the Buyer shall not be obligated to incur any further expenses in such matter and the liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

Section 8.5 Assistance and Cooperation. After the Closing Date, the Seller and the Buyer shall (and shall cause their respective Affiliates to): (a) assist the other party in preparing and filing any Returns or reports which such other party is responsible for preparing and filing in accordance with this Article VIII; (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Returns of the Company; (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company; (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Article VIII; and (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

Section 8.6 Retention of Records. After the Closing Date, the Seller, the Buyer and the Company will preserve all information, records or documents relating to liabilities for Taxes of the Company until ninety (90) calendar days after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes, provided that neither party shall dispose of any of the foregoing items without first offering such items to the other party.

Section 8.7 Refunds and Tax Benefit. Any Tax refunds that are received by the Buyer or the Company, or that do not result in a cash payment but instead are credited against Tax to which the Buyer or the Company becomes entitled, that relate to the Tax periods or portions thereof ending on or before the Closing Date (including, without limitation, the pre-Closing Straddle Period) shall be for the account of the Seller, and the Buyer shall pay to the Seller any such refund or the amount of any such credit within fifteen (15) calendar days after receipt or entitlement thereto.

Section 8.8 Termination of Tax Sharing Agreements. Any and all Tax allocation or sharing agreements or other agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall not be obligated to make any payment to any Affiliate, Governmental Authority or other Person pursuant to any such agreement or arrangement for any past or future period.

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.1 General Conditions. The respective obligations of the Buyer, the Acquisition Sub, the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, order or decree (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed, including the receipt by the Buyer or the Company of a new Medicare supplier number, provided, that any failure by the Buyer or the Company to obtain a new Medicare supplier number shall not have been due to failure by the relevant personnel of the Buyer to obtain the necessary clearance from applicable Governmental Authorities.

Section 9.2 Conditions to Obligations of the Seller and the Company. The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

(a) The representations and warranties of the Buyer and the Acquisition Sub contained in this Agreement or any certificate delivered pursuant hereto that are qualified by materiality (including, without limitation, the words “material,” “Material Adverse Effect” or other terms or concepts of similar import) shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, as of such specified date. The Buyer and the Acquisition Sub shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Seller shall have received from each of the Buyer (with respect only to itself) and the Acquisition Sub (with respect only to itself) a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b) The Buyer or the Acquisition Sub shall have delivered the (i) the Purchase Price in cash in full or (ii) the Cash Purchase Price in cash and the Promissory Note to the Seller.

(c) The Buyer shall have executed and delivered to the Seller a guaranty of amounts due under the Promissory Note, which guaranty shall be in a form to be agreed by the Seller and the Buyer.

(d) The Merger shall have been consummated pursuant to the terms of the Agreement of Merger, the Certificate of Merger, the General Corporation Law and the DGCL.

(e) The Seller shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Seller.

(f) The Seller shall have received such other documents as the Seller reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.2.

Section 9.3 Conditions to Obligations of the Buyer and the Acquisition Sub. The obligations of the Buyer and the Acquisition Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

(a) The representations and warranties of the Seller and the Company contained in this Agreement or any certificate delivered pursuant hereto that are qualified by materiality (including, without limitation, the words “material,” “Material Adverse Effect” or other terms or concepts of similar import) shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, as of such specified date. The Seller and the Company shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. The Buyer shall have received from each of the Seller (with respect only to itself) and the Company (with respect only to itself) a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof. This Section 9.3 shall be interpreted in a manner consistent with the laws of the State of Delaware, including, without limitation, the principles enunciated in Frontier Oil Corp. v. Holly Corp., Civ. A. No. 20502, 2005 WL 1039027 (Del. Ch. Apr. 29, 2005), to the extent applicable.

(b) The Buyer and the Acquisition Sub shall have received such other documents as the Buyer or the Acquisition Sub reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.3.

(c) The Stockholder Approval shall have been obtained.

(d) The Seller shall have obtained the consent of each Person whose consent is required under the Material Contracts and Leases set forth in Schedule 9.3(d), and shall have provided evidence of each such consent in form and substance reasonably satisfactory to the Buyer.

(e) The Seller shall have delivered to the Buyer evidence of (i) the release of all Encumbrances (other than Permitted Encumbrances and Encumbrances created or permitted by the Buyer or the Acquisition Sub) with respect to the property and assets of the Company and the Shares, (ii) the repayment or release of all outstanding Indebtedness of the Company other than as set forth on Schedule 9.3(e) and (iii) the repayment or other cancellation of all liabilities owed by or to the Company to or from the Seller or any of its Affiliates, to the extent not retired as Indebtedness prior to or at the Closing in accordance with subparagraph (ii) above, in each case in form and substance reasonably satisfactory to the Buyer.

(f) The Seller shall delivered to the Buyer or the Acquisition Sub a certificate of the Secretary of Seller dated the Closing Date and certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement.

(g) The Seller shall have delivered to the Buyer a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations.

(h) The Seller shall have delivered to the Buyer a duly completed and executed Form 8023, if requested by Buyer.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller;

(b) (i) by the Seller, if the Buyer or the Acquisition Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 9.2, (B) cannot be or has not been cured within fifteen (15) calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Seller or (ii) by the Buyer, if the Seller or the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 9.3, (y) cannot be or has not been cured within fifteen (15) calendar days following delivery of written notice of such breach or failure to perform and (z) has not been waived by the Buyer;

(c) (i) by the Seller, if any of the conditions set forth in Section 9.1 or Section 9.2 shall have become incapable of fulfillment or (ii) by the Buyer, if any of the conditions set forth in Section 9.1 or Section 9.3 shall have become incapable of fulfillment; provided, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available if the failure or inability of the party (in the case of the Seller, including for this purpose the Company) so requesting termination to fulfill any obligation under this Agreement shall have been the cause of such condition becoming incapable of fulfillment;

(d) by either the Seller or the Buyer if the Closing shall not have occurred by April 30, 2007 (as such date may be extended by Section 6.3, the “Termination Date”); provided, that the right to terminate this Agreement under this Section 10.1(d) shall not be available if the failure of the party (in the case of the Seller, including for this purpose the Company) so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Termination Date; or

(e) by either the Seller or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination shall have complied with Section 6.7.

The party seeking to terminate this Agreement pursuant to this Section 10.1 (other than Section 10.1(a)) shall give prompt written notice of such termination to the other parties.

Section 10.2 Effect of Termination. Subject to Section 10.3 and the provisions of Articles VII and VIII, in the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Section 6.5 relating to confidentiality, Section 6.7 relating to public announcements, Section 11.1 relating to fees and expenses, Section 11.4 relating to notices, Section 11.7 relating to third-party beneficiaries, Section 11.8 relating to governing law, Section 11.9 relating to submission to jurisdiction and this Section 10.2 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

Section 10.3 Buyer Termination Fee. In the event that this Agreement is terminated (i) because of the Buyer’s failure to obtain the Stockholder Approval by the Termination Date for any reason whatsoever or (ii) by the Seller because the Buyer or the Acquisition Sub is unable or unwilling to consummate the transactions contemplated by this Agreement after all the conditions precedent set forth in Section 9.1 and 9.3 shall have been satisfied or are capable of fulfillment, including, without limitation, due to the Buyer’s failure to obtain sufficient funds to consummate such transactions other than as a result of the Seller’s failure to provide the Financing, the Buyer shall, within five (5) Business Days after the effective date of termination, pay to the Seller a fee in an amount equal to three million dollars (US $3,000,000.00) (the “Termination Fee”) provided, however, that in the event the Seller elects to terminate this Agreement pursuant to Section 10.1(d) and the Termination Fee is payable in accordance with subparagraph (i) above for the sole reason that the Buyer Stockholders’ Meeting did not occur prior to the Termination Date, the Termination Fee shall be equal to one million dollars (US $1,000,000.00). Such fee shall be paid in immediately available funds and, if not paid at within the five-day period set forth above, shall bear interest at the rate per annum equal the “prime rate”, as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law, during the period from such effective date of termination to the date of payment. Such interest shall be calculated daily on the basis of a year of three hundred and sixty five (365) days and the actual number of days elapsed, without compounding. Each of the Buyer and the Acquisition Sub hereby acknowledges that in the event that this Agreement is terminated under any of the circumstances set forth in subparagraphs (i) through (ii) of this Section 10.3, the Seller and the Company would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. The Termination Fee, plus any interest accrued and payable thereon, is to be paid by the Buyer to compensate the Seller and the Company for such damages as liquidated damages, and it is specifically agreed that any and all amounts paid pursuant to this Section 10.3 represents liquidated damages and not a penalty.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

Section 11.2 Amendment and Modification. Except as provided in Section 6.3, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

Section 11.3 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to the Seller or, prior to the Closing, the Company, to:

I-Flow Corporation

20202 Windrow Drive

Lake Forest, CA 92630

Attention: Chief Executive Officer

Facsimile: (949) 206-2603

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

4 Park Plaza, Suite 1700

Irvine, CA 92614

Attention: Mark W. Shurtleff, Esq.

Facsimile: (949) 451-4220

(b) if to the Company after the Closing, to:

InfuSystem, Inc.

c/o HAPC, Inc.

350 Madison Avenue

New York, NY 10017

Attention: Chief Executive Officer

Facsimile: (212) 418-5081

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard Kenny, Esq.

Facsimile: (212) 309-6001

(c) if to the Buyer, to:

HAPC, Inc.

350 Madison Avenue

New York, NY 10017

Attention: Chief Executive Officer

Facsimile: (212) 418-5081

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard Kenny, Esq.

Facsimile: (212) 309-6001

(d) if to the Acquisition Sub, to:

Iceland Acquisition Subsidiary, Inc.

c/o HAPC, Inc.

350 Madison Avenue

New York, NY 10017

Attention: Chief Executive Officer

Facsimile: (212) 418-5081

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard Kenny, Esq.

Facsimile: (212) 309-6001

Section 11.5 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

Section 11.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 11.7 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 6.10 and Article VII.

Section 11.8 Governing Law. Except as otherwise specifically provided in this Agreement, this Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

Section 11.9 [This Section has been intentionally left blank.]

Section 11.10 Disclosure Generally. The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 11.11 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Seller or the Buyer or any officer, director, employee, Representative or investor of any party hereto.

Section 11.12 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer or the Acquisition Sub may assign this Agreement to any Subsidiary of the Buyer without the prior consent of the Seller or the Company and; provided further, that the Seller may assign any of its rights under this Agreement, including the right to receive the Purchase Price, the Cash Purchase Price and/or the Promissory Note, to one or more Affiliates of the Seller without the consent of the Buyer or the Company and; provided still further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 11.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any California State or federal court sitting in Orange County, California (or, if such court lacks subject matter jurisdiction, in any appropriate California State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 11.14 Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 11.15 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 11.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 11.17 Facsimile Signature. This Agreement may be executed by electronic or facsimile signature and an electronic or facsimile signature shall constitute an original for all purposes.

Section 11.18 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 11.19 Disclaimer of Implied Warranties.

(a) It is the explicit intent and understanding of each party hereto that no party hereto or any of such party’s Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, as to the accuracy or completeness of any information regarding the Company, except as expressly set forth in this Agreement, and no party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such other party’s Affiliates or Representatives, except for the representations and warranties expressly set forth in this Agreement.

(b) In connection with the Buyer’s and the Acquisition Sub’s investigation of the Company, the Buyer and the Acquisition Sub have received certain estimates, projections and other forecasts regarding the Company, including, without limitation, the Confidential Information Memorandum, dated April 2006, of the Company. Each of the Buyer and the Acquisition Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that each of the Buyer and the Acquisition Sub is familiar with such uncertainties and that each of the Buyer and the Acquisition Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, except for the representations and warranties expressly set forth in this Agreement, neither the Seller nor the Company makes any representation or warranty of any kind or nature with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

Section 11.20 Legal Representation. In any dispute or proceeding arising under or in connection with this Agreement, the Seller shall have the right, at its election, to retain the firm of Gibson, Dunn & Crutcher LLP to represent it in such matter and each of the Buyer, the Acquisition Sub and the Company, for itself and for its successors and assigns, hereby irrevocably waives and consents to any such representation in any such matter. Each of the Buyer and the Company acknowledges that the foregoing provision shall apply whether or not Gibson, Dunn & Crutcher LLP provides legal services to the Company or the Buyer after the Closing Date. Each of the Buyer, the Acquisition Sub and the Company, for itself and its successors and assigns, hereby irrevocably acknowledges and agrees that all communications between the Seller and its counsel, including without limitation Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement, or any matter relating to any of the foregoing, are privileged communications between the Seller and such counsel and none of the Buyer, the Acquisition Sub or the Company, or any Person purporting to act on behalf of or through the Buyer, the Acquisition Sub or the Company, will seek to obtain the same by any process.

Section 11.21 No Presumption Against Drafting Party. Each of the Buyer, the Acquisition Sub, the Seller and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

ARTICLE XII

PROVISIONS RELATING TO THE PROMISSORY NOTE

Section 12.1 Covenants.

(a) Ticking Fee. The Buyer shall pay a fee (the “Ticking Fee”), accruing from the date of this Agreement, which Ticking Fee shall be due and payable in cash on the last business day of each month, in an amount equal to (i) 0.50% per annum of the Maximum Amount, for the period from and including the date of this Agreement through and including the day that is the 90th day following the date of this Agreement, (ii) 0.75% per annum of the Maximum Amount for the period from and including the 91st day following the date of this Agreement through and including the day that is the 150th day following the date of this Agreement, (iii) 1.00% per annum of the Maximum Amount thereafter. The Ticking Fee shall be calculated on the basis of a 360 day year. The Ticking Fee shall cease to accrue and all amounts then outstanding in respect thereof shall be immediately due and payable upon the earlier to occur of (A) the Closing Date, (B) the delivery by the Buyer to the Seller of a notice terminating the Buyer’s right to pay a portion of the Purchase Price by issuing the Promissory Note on the Closing Date (because alternative financing has been arranged which will enable the Buyer to pay the Purchase Price in cash in full at the Closing Date) or (C) the date that this Agreement is terminated in accordance with the provisions of Article X.

(b) Delivery Fee. No later than five (5) calendar days after the date of this Agreement, the Buyer shall pay a fee (the “Delivery Fee”) to the Seller in an amount equal to $100,000.00. In the event that the Buyer executes and delivers the Promissory Note on the Closing Date, the Delivery Fee shall be credited against the Facility Fee (as defined below).

(c) Facility Fee. On the Closing Date, if the Buyer executes and delivers the Promissory Note, the Buyer shall pay a fee (the “Facility Fee”) in an amount equal to 2.50% of the actual principal amount of the Promissory Note.

(d) Expenses. Upon the earlier to occur of (i) the Closing Date and (ii) the Termination Date, the Buyer shall pay (or reimburse the Seller for) all out of pocket expenses incurred by the Seller, including the fees, charges and disbursements of counsel for the Seller, in connection with the preparation of the Promissory Note and the documents related thereto (whether or not the transactions contemplated hereby or thereby shall be consummated).

(e) Indemnity. The Buyer shall save, defend, indemnify and hold harmless the Seller Indemnified Parties from and against any and all Losses arising out of, in connection with or resulting from any claims, in connection with or relating to the Promissory Note Documents or the financing for the transactions contemplated by this Agreement, brought by (i) any person (or their Affiliates) with whom the Buyer may have engaged in discussions, or entered into agreements, pertaining to proposed financing of the transactions or (ii) any shareholder or Affiliate of the Buyer; provided, that the indemnity described in this Section 12.1(e) shall not, as to any Seller Indemnified Party, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Seller Indemnified Party. The provisions of this Section shall survive the Termination Date and the Closing Date and remain in full force and effect thereafter.

(f) Disclosure. The Buyer will disclose to the Seller all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (as defined in the Term Sheet).

Section 12.2 No Limitations. Notwithstanding anything to the contrary in this Agreement, the obligations set forth in Section 12.1 above shall be unconditional and absolute, and shall not be subject to any deductible, threshold, or similar concept, including, without limitation, any of the limitations set forth in Section 7.5.

Section 12.3 Conditions to Effectiveness. The Seller shall not be obligated to provide the Financing as evidenced by the Promissory Note until the date on which each of the following conditions is satisfied (or waived by the Seller):

(a) the conditions to the obligations of the Seller set forth in Sections 9.1 and 9.2 of this Agreement shall have been satisfied (or waived in accordance with this Agreement).

(b) the negotiation, execution and delivery of definitive Promissory Note Documents to be based upon and substantially consistent with the terms and conditions outlined in the Term Sheet (provided, that the parties hereto acknowledge that the Term Sheet does not include all of the terms, conditions, covenants, representations, warranties, default clauses, and other provisions that would be contained in the definitive Promissory Note Documents), which Promissory Note Documents shall be prepared by counsel to the Seller and shall be in form and substance reasonably satisfactory to the Seller, the Buyer and their respective counsel.

(c) All documents required to be delivered under the Promissory Note Documents, including satisfactory legal opinions (covering such matters relating to the Note Parties (as defined in the Term Sheet), the Promissory Note Documents and the transactions contemplated thereby, as the Seller shall reasonably request), corporate records and documents from public officials and officer’s certificates, shall have been delivered.

(d) The Seller shall have received satisfactory evidence that the Seller shall have a valid and perfected first priority (subject to liens on the Company in existence immediately prior to the Closing and certain exceptions to be set forth in the Promissory Note Documents) lien and security interest in the Collateral (as defined in the Term Sheet).

(e) The Seller shall have received the unaudited financial statements of the Buyer for each quarterly period completed prior to 46 days before the Closing Date, and for each monthly period completed prior to 31 days before the Closing Date, all in form and substance satisfactory to the Seller.

(f) The absence of any action, suit, arbitration, litigation, investigation or proceeding pending or, to the knowledge of the Buyer, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Change or that challenges the Promissory Note Documents or the transactions contemplated thereby.

(g) The Seller shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Buyer or the Acquisition Sub hereunder.

(h) The Seller shall have received (i) evidence of the insurance required by the terms of the Promissory Note Documents and (ii) certificates of insurance, naming the Seller as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Note Parties that constitutes Collateral.

(i) The Seller shall have received a solvency certificate (in form and substance satisfactory to the Seller), executed by the chief financial officer of the Buyer, certifying that, after giving effect to the transactions occurring on the Closing Date (including the issuance of the Promissory Note), the Note Parties, on a consolidated basis, are solvent.

(j) The Seller shall have received evidence satisfactory to the Seller that all existing indebtedness of the Note Parties (other than indebtedness of the Company existing immediately prior to the Closing) shall have been repaid in full and all commitments to lend or make other extensions of credit thereunder have been terminated and all Liens (as defined in the Term Sheet) securing such indebtedness or other obligations thereunder (other than Permitted Liens (as defined in the Term Sheet)) have been released and/or terminated.

(k) No Default (as defined in the Promissory Note Documents) under the Promissory Note shall exist, or would result from the issuance of the Promissory Note, except for Defaults that would have existed if the Promissory Note Documents applied to the Company (without giving effect to the transactions contemplated by this Agreement) immediately prior to Closing.

(l) The representations and warranties of each Note Party set forth in the Promissory Note Documents shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties relate to the Company (without giving effect to the transactions contemplated by this Agreement) and would not have been true and correct if such representations and warranties were made by the Company immediately prior to Closing.

(m) The Seller shall have received a Guaranty (as defined in the Term Sheet) from each Guarantor (as defined in the Term Sheet) in form and substance acceptable to the Seller.

(n) The Seller shall have completed a due diligence investigation of the Buyer and its subsidiaries in scope, and with results, satisfactory to the Seller, including without limitation, as to general affairs, management, corporate structure, capital structure, other debt instruments, material contracts, governing documents, prospects, financial position, stockholders’ equity and results of operations, and the tax, accounting, legal, regulatory, environmental and other issues relevant to the Buyer and its subsidiaries, and shall have been given access to the external registered public accounting firm, management, records, books of account, contracts and properties of the Buyer and its subsidiaries and shall have received such financial, business and other information regarding the Buyer and its subsidiaries as it shall have requested.

(o) There shall have occurred no Material Adverse Change (as defined in the Term Sheet).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Seller, the Company, the Buyer and the Acquisition Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart
Name:	Donald M. Earhart
Title:	CEO, President and Chairman

INFUSYSTEM, INC.

By:	/s/ James J. Dal Porto
Name:	James J. Dal Porto
Title:	CEO

HAPC, INC.

By:	/s/ John E. Voris
Name:	John E. Voris
Title:	CEO

ICELAND ACQUISITION SUBSIDIARY, INC.

By:	/s/ John E. Voris
Name:	John E. Voris
Title:	CEO

EXHIBIT A

Form of Services Agreement

[See attached]

AMENDED AND RESTATED

SERVICES AGREEMENT

This Amended and Restated Services Agreement (this “Agreement”) is entered into effective as of the day of                 , 200   (the “Effective Date”), by and between I-Flow Corporation, a Delaware corporation (hereinafter referred to as “I-Flow”), and InfuSystem, Inc., a California corporation (hereinafter referred to as “InfuSystem”).

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 29, 2006 (the “Stock Purchase Agreement”), by and among I-Flow, InfuSystem, HAPC, Inc., a Delaware corporation (the “Buyer”) and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), the Buyer is purchasing concurrently with the execution and delivery of this Agreement all of the issued and outstanding capital stock of InfuSystem through the Acquisition Sub;

WHEREAS, I-Flow manufactures, markets, distributes and sells medical equipment and supplies, including, without limitation, I-Flow’s ON-Q® Pain Management Systems and acute post-operative pain management, wound site management and post-operative surgical treatment products and related supplies (hereafter collectively referred to as the “Products”);

WHEREAS, pursuant to that certain Services Agreement dated April 29, 2002, as amended, between InfuSystem and I-Flow (the “Existing Agreement”), InfuSystem has been furnishing I-Flow with the Billing and Collection Services (as defined herein) and Management Services (as defined herein) in connection with the Products;

WHEREAS, InfuSystem and I-Flow desire to amend and restate the Existing Agreement in its entirety as set forth in this Agreement;

WHEREAS, I-Flow desires that InfuSystem continue to provide, from and after the closing of the transactions contemplated by the Stock Purchase Agreement, I-Flow with the Billing and Collection Services and Management Services in connection with the Products, and InfuSystem desires to so continue, all on the terms and conditions herein specified; and

WHEREAS, concurrently with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, in order to facilitate the continued business relationship between InfuSystem and I-Flow pursuant to this Agreement, I-Flow and InfuSystem are entering into a License Agreement (the “License Agreement”), pursuant to which InfuSystem is granting to I-Flow exclusive and non-exclusive licenses to InfuSystem’s intellectual property related to third-party billing and collection services and management services for use in the field of acute post-operative pain management and in other Products fields including, without limitation, wound site management and post-operative surgical treatments, all subject to the terms and conditions set forth in the License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained in this Agreement, the License Agreement and the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. NON-EXCLUSIVE RETENTION OF INFUSYSTEM TO FURNISH SERVICES; GRANT OF NON-EXCLUSIVE LICENSE.

A. NON-EXCLUSIVE RETENTION OF INFUSYSTEM. I-Flow hereby retains InfuSystem, as an independent contractor, to be I-Flow’s non-exclusive source for third-party billing and certain management services in connection with the manufacturing, marketing, distribution and sale by I-Flow of I-Flow’s Products during the term of this Agreement, all on the terms and conditions herein specified, and InfuSystem hereby accepts such retention.

B. GRANT OF NON-EXCLUSIVE LICENSE. I-Flow hereby grants to InfuSystem a non-exclusive, non-transferable, non-assignable, non-sublicenseable, royalty-free license and sublicense to use during the term of this Agreement any intellectual property owned or licensed by I-Flow, which does not require any payment by I-Flow of any royalties or additional license fees or require any additional consent by any third party, solely in connection with InfuSystem’s provision of the Billing and Collection Services (as hereinafter defined) and the Management Services (as hereinafter defined) for I-Flow in accordance with and as defined in this Agreement (collectively, the “Licensed IP”). InfuSystem agrees that it shall not use the Licensed IP for any other purpose, including, without limitation, providing any such Billing and Collection Services or Management Services, in whole or in part, to any third party in the acute post-operative pain management market. I-Flow represents and warrants that the Licensed IP does not violate or infringe any patent, copyright, trademark, trade secret, or other intellectual property or contractual right of any third party, and the Licensed IP is all that is necessary for InfuSystem to provide the Services.

2. SERVICES TO BE FURNISHED BY INFUSYSTEM.

A. BILLING AND COLLECTION SERVICES. Upon the terms and subject to the conditions contained in this Agreement, InfuSystem shall furnish the following billing and collection services (the “Billing and Collection Services”) to I-Flow:

(1) InfuSystem shall furnish billing and collection services, including the billing of services and/or products to, and collection of payments and reimbursements from, patients and applicable third-party payors, in material compliance with all applicable laws, rules, regulations and the policies and guidelines applicable to each payor. The billing of each such patient and/or applicable third-party payor shall be processed and completed by InfuSystem within seven (7) Business Days (as defined below) following receipt by InfuSystem of all information required for such billing from I-Flow’s Employees (as defined below). For purposes of this Agreement, the term “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable law to be closed in New York, New York.

(2) InfuSystem will provide third party claims submission using commercially reasonable efforts, consistent with its practice prior to the Effective Date.

(3) InfuSystem will, consistent with its practice prior to the Effective Date, provide assistance in working with third-party professional and patient-care personnel to obtain necessary or appropriate medical records in a timely manner, so as to allow for prompt and accurate billing of fees and charges for the Products. InfuSystem will, consistent with its practice prior to the Effective Date, use commercially reasonable efforts to ensure that all documentation, professional/patient care personnel attestations, and other information necessary or appropriate to permit patient and third-party payor billing by InfuSystem shall materially comply with all applicable laws, rules and regulations, and the policies and guidelines of third-party payors.

(4) InfuSystem shall utilize such automated billing software and hardware as may be required or appropriate to service I-Flow’s manufacturing, marketing, distribution and sale of the Products.

(5) InfuSystem will notify appropriate I-Flow personnel in writing of any and all problems or questions that occur with respect to billing, collections and/or accounts receivable within seven (7) Business Days from its discovery of such problem and/or question.

(6) InfuSystem will provide I-Flow with (i) weekly billings activity reports on Mondays of each week for the previous calendar week, (ii) monthly reports of billings, collections, write-offs, adjustments and accounts receivable within seven (7) Business Days after the end of each calendar month for such calendar month, (iii) quarterly MIKA reports without payor details within seven (7) Business Days after the end of each calendar quarter for such calendar quarter and (iv) if requested by I-Flow, quarterly MIKA reports with payor details within ten (10) Business Days after the end of each calendar quarter for such calendar quarter.

(7) InfuSystem will provide I-Flow with accounts receivable aging on a monthly basis.

(8) InfuSystem will maintain reasonably detailed records of all collection efforts for each patient. Such records will materially comply with the appropriate payor record-keeping requirements.

(9) InfuSystem will provide collection services to I-Flow with respect to the collection of all open receivables, consistent with its practice prior to the Effective Date.

(10) It is understood and agreed by the parties that all amounts billed and collected by InfuSystem on behalf of I-Flow shall be and at all times remain in I-Flow’s name and that InfuSystem shall continue to receive all checks, negotiable instruments or other forms of payment directly from patients and third-party payors via the current I-Flow lockbox. In the event I-Flow receives any payments from patients or third-party payors for the Products, I-Flow agrees to provide or make available to InfuSystem a copy of the check, negotiable instrument, or other form of payment and any explanation of benefits accompanying such payments. In the event InfuSystem receives any payments from patients or third-party payors for the Products, InfuSystem shall immediately forward the payment to I-Flow.

B. MANAGEMENT SERVICES. Upon the terms and subject to the conditions contained in this Agreement, InfuSystem shall furnish the following management services (the “Management Services”, and together with the Billing and Collection Services, the “Services”) to I-Flow:

(1) Business Management Assistance. InfuSystem will provide I-Flow with (i) assistance as needed with tracking of inventory owned by I-Flow and (ii) services of its managed care annalists in working with third-party insurers with respect to maintenance of existing insurance coverage contracts for the Products, in each case consistent with InfuSystem’s practice prior to the Effective Date.

(2) Advice Concerning Regulatory, Legislative and Industry Changes. InfuSystem shall (i) advise I-Flow from time to time of pending and current regulatory, legislative and industry changes that may affect I-Flow’s manufacturing, marketing, distribution and sale of the Products and of which InfuSystem shall become aware through reasonable good faith efforts, (ii) advise, consult and assist in the maintenance of I-Flow’s durable medical equipment (DME) license related to the Products and (iii) perform all administrative tasks in connection with the foregoing, including, without limitation, providing assistance and making appropriate records available in connection with regulatory agency or other third-party audits, in each case consistent with InfuSystem’s practice prior to the Effective Date.

(3) Medical Record System. InfuSystem shall, consistent with its practice prior to the Effective Date, assist I-Flow in establishing and maintaining the current system of medical and other records necessary for the third-party billing for the Products. Such system shall be that which is customary and usual for a medical equipment supplier and consistent with the requirements for reimbursement under third-party payor programs in which I-Flow participates. All medical and other records shall remain the property of I-Flow.

(4) Staff Development. InfuSystem will assist in staff development of I-Flow’s Employees. InfuSystem will assist in staff education and training required under the Health Insurance Portability and Accountability Act of I-Flow’s Employees.

3. I-FLOW’S OBLIGATIONS WITH RESPECT TO THE BILLING AND COLLECTION SERVICES.

A. In connection with the Services, I-Flow shall cause its personnel to execute, keep and make available to InfuSystem all records of the Products supplied and all other forms and documents as shall be necessary or appropriate to allow InfuSystem to perform the Services and to permit InfuSystem and I-Flow to meet the billing and other requirements of any Federal or State law or other third-party payor and administrators. Such documents shall include, without limitation, reimbursement assignments in such forms as may be required by applicable third-party payors.

B. InfuSystem shall have access to necessary medical records pertaining to I-Flow’s patients provided with the Products during the term of this Agreement and for a period of six (6) years following the last date of delivery of service by InfuSystem under this Agreement for the purposes of completing, reviewing and calculating billings and collections, and for any other reasonable purpose.

4. PERSONNEL TO BE FURNISHED BY I-FLOW. I-Flow, directly and/or through its agents other than InfuSystem, shall provide and be responsible for personnel required for the operation of I-Flow’s business other than the Services expressly provided by InfuSystem herein. Such personnel are collectively referred to herein as “I-Flow’s Employees.” I-Flow shall be solely responsible for the salaries, compensation, benefits, and expenses of all of I-Flow’s Employees. InfuSystem shall have no obligation, whatsoever, to furnish salaries, compensation, benefits and/or expenses to any of I-Flow’s Employees.

5. PERSONNEL TO BE FURNISHED BY INFUSYSTEM. Consistent with its practice prior to the Effective Date, InfuSystem shall furnish, directly and/or through its agents, employees and subcontractors, and be fully responsible for, the following personnel at such time and in such numbers as may reasonably be required for the efficient and productive implementation and operation of its obligations: all personnel required in order to furnish I-Flow with all of the services specified in Sections 2.A. and 2.B. above. The personnel described in this Section 5 to be furnished by InfuSystem are referred to herein as “InfuSystem Personnel.” InfuSystem shall be solely responsible for the salaries, compensation, benefits, and expenses of all InfuSystem Personnel. I-Flow shall have no obligation, whatsoever, to furnish salaries, compensation, benefits and/or expenses to any InfuSystem Personnel. Proposed staffing increases and salary increases constituting Direct Costs (as defined below) must be approved in writing (which approval shall not be unreasonably delayed, withheld or conditioned) in advance by I-Flow.

6. COMPENSATION OF INFUSYSTEM. For the services provided by InfuSystem pursuant to this Agreement, I-Flow shall pay InfuSystem a monthly service fee (the “Fee”) equal to the greater of (a) the actual monthly expenses for those InfuSystem Personnel devoted exclusively to the Services for the Products (the “Direct Costs”), consisting of actual (i) salaries and wages, (ii) payroll taxes, (iii) group insurance, plus an amount equal to forty percent (40%) of the sum of the amounts described in subparagraphs (i) through (iii) above (in lieu of separate allocations for rent, utilities, telephone, office expense, postage, management time and other administrative costs) or (b) a performance-based fee equal to twenty-five percent (25)% of total actual net cash collections (net of adjustments) received during such month for the Products. InfuSystem shall provide I-Flow with a monthly invoice (an “Invoice”) setting forth the amount of the Fee payable, together with reasonably detailed supporting documentation substantiating such amount. I-Flow shall pay the Fee set forth on such Invoice to InfuSystem within thirty (30) calendar days of receipt of such Invoice. If I-Flow objects to any portion of the Fee set forth on any Invoice for any reason, it shall notify InfuSystem in writing of such objection within twenty (20) calendar days of receipt such Invoice, and InfuSystem shall cooperate with I-Flow in good faith to resolve such objection. InfuSystem hereby acknowledges that I-Flow shall have the right to, in good faith, withhold payment of that portion of the Fee set forth on any Invoice with respect to which I-Flow notifies InfuSystem of its objection therewith within the twenty-day period set forth in the immediately preceding sentence until such objection has been resolved to I-Flow’s reasonable satisfaction.

7. APPLICABLE STANDARDS. All services rendered or furnished by InfuSystem under this Agreement shall be rendered or furnished in a competent and professional manner and generally consistent with the level provided by InfuSystem prior to the Effective Date. All billing and collection services will be performed materially in accordance with all applicable statutes and regulations, and with the rules and policies of all applicable third-party payors.

8. TERM AND TERMINATION.

A. TERM. The initial term of this Agreement shall be three (3) years, commencing on the Effective Date; provided that this Agreement shall be automatically renewed for succeeding terms of one (1) year each unless, at least one hundred twenty (120) calendar days prior to the expiration of the then-current term, either party gives to the other party written notice of its intent to not renew the Agreement. During any and all renewal terms of this Agreement, all of the terms and provisions hereof will remain in full force and effect, save and except only as modified or amended in the manner specified in this Agreement.

B. TERMINATION. This Agreement, during both the original term and any renewal terms hereof, cannot be terminated prior to the expiration of the then-current term except as follows:

(1) termination by I-Flow. I-Flow shall have the right to terminate this Agreement at any time in its discretion upon at least one hundred eighty (180) calendar days prior written notice to InfuSystem.

(2) Termination by InfuSystem. InfuSystem shall have the right to terminate this Agreement by providing in its discretion a notice at any time after the first anniversary of the Effective Date, which notice shall designate a termination date no earlier than one hundred eighty (180) calendar days after the date of such notice.

(3) After Notice and Opportunity to Cure. Either party shall have the right to terminate this Agreement if the other party materially breaches this Agreement or materially defaults in the performance of a provision of this Agreement and such material breach or default is not cured within sixty (60) calendar days after the defaulting party receives written notice of such breach or default from the other party.

(4) Immediately. Either party shall have the right to terminate this Agreement immediately upon delivery of written notice of termination to the other party if such other party:

(a) is in material breach or default under this Agreement and has failed to cure such breach or default within the time specified for curing a material breach or default;

(b) applies for or consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, or files a petition or an answer seeking reorganization or to otherwise take advantage of any insolvency law;

(c) files a voluntary petition in bankruptcy, admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors;

(d) is adjudicated bankrupt or insolvent by a court of competent jurisdiction or is the subject of such a court’s order, judgment or decree approving a petition seeking its reorganization; or

(e) has a receiver or trustee appointed by a court of competent jurisdiction to manage its assets, and such receiver or trustee has not been discharged within forty-five (45) calendar days after appointment.

The effective date of any termination under this subsection (4.) shall be the date upon which the defaulting party receives the written notice required by this subsection.

(5) Upon Mutual Consent. This Agreement may be terminated upon the mutual written consent of the parties.

(6) Upon Breach of Privacy Provisions. Upon I-Flow’s knowledge of a material breach by InfuSystem of Section 23 of this Agreement, I-Flow may:

(a) Provide an opportunity for InfuSystem to cure the breach or end the violation, which cure period may be less than sixty (60) calendar days. Should I-Flow provide InfuSystem an opportunity to cure the breach or end the violation of Section 23 and InfuSystem does not cure the breach or end the violation within time specified by I-Flow, I-Flow shall have the right to terminate this Agreement immediately;

(b) Immediately terminate this Agreement if InfuSystem has breached a material term of Section 23 of this Agreement and cure is not possible; or

(c) If neither termination nor cure is feasible, I-Flow shall report the violation to the Secretary of the Department of Health and Human Services.

C. RETURN OF RECORDS. Upon termination of this Agreement for any reason, all information and records owned or provided by I-Flow to InfuSystem, or created or received by InfuSystem on behalf of I-Flow, including, without limitation, any managed care contracts and any “Protected Healthcare Information,” as that term is defined by the Federal Privacy Rule (hereafter “PHI” and, collectively with all such information and records, the “Information”), must be, at I-Flow’s expense, returned to I-Flow or destroyed within thirty (30) calendar days of termination (or, if shorter in duration, within the period of time provided by applicable law, rules or regulations). This provision shall apply to PHI that is in the possession of subcontractors or agents of InfuSystem. InfuSystem shall retain no copies of the PHI.

In the event that InfuSystem determines that returning or destroying the Information is infeasible, InfuSystem shall provide to I-Flow notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties, InfuSystem shall extend the protections of this Agreement to such Information and limit further uses and disclosures of such Information to those purposes that make the return or destruction infeasible, for so long as InfuSystem maintains such Information.

D. EFFECT OF TERMINATION OR NON-RENEWAL. In the event I-Flow (i) elects not to renew this Agreement pursuant to Section 8(A), or (ii) terminates this Agreement pursuant to Section 8(B)(1), I-Flow shall be responsible for an amount equal to the lower of (a) the aggregate amount of the rent payable by InfuSystem under the real property lease for the space occupied by the InfuSystem Personnel (including any termination penalties or rental charges incurred following such termination or non-renewal), determined reasonably and consistent with past practice, for the remainder of the then current lease term as of the date of such notice of non-renewal or termination, as applicable (the “Current Lease Term”), less all amounts actually received by InfuSystem in connection with any sublease or assignment of the real property lease for such space, or (b) $50,000 (the lower of such two amounts, the “Rent Payable”). I-Flow shall pay the Rent Payable, if any, to InfuSystem on or prior to the thirtieth (30th) calendar day following the end of the Current Lease Term.

9. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION; RELEASE.

A. This Agreement amends and restates the Existing Agreement in its entirety and supersedes the Existing Agreement in all respects. This Agreement contains the entire agreement by and between the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings, agreements and representations, both oral and written, regarding the subject matter of this Agreement.

B. Any modification or amendment of or to this Agreement must be in writing and executed by I-Flow and by InfuSystem. The parties agree to take such action as is necessary to amend this Agreement from time to time as necessary for I-Flow or InfuSystem to comply with the requirements of the Federal Privacy Rule in the Standards for Privacy of Individually Identifiable Health Information at 45 CFR 164.501 (the “Federal Privacy Rule”) and the Health Insurance Portability and Accountability Act, Public Law 104-191.

C. Each of I-Flow, on the one hand, and InfuSystem, on the other hand, on behalf of itself and each of its respective affiliates, employees, agents, successors and assigns (each, a “Releasing Party”), hereby fully releases and discharges the other and each of its respective affiliates, employees, agents, successors and assigns (each, a “Released Party”), from, and to the extent applicable, relinquishes, all rights, obligations, liabilities, claims and actions, whether known or unknown, now existing or hereafter arising, at law or in equity or otherwise, that each such Releasing Party now has or may have against any Released Party, arising out of or in connection with the Existing Agreement or the providing of comparable services prior to the date hereof.

10. EFFECT OF INVALIDITY OR UNENFORCEABILITY. In the event that any of the provisions of this Agreement or any section, paragraph, sentence, clause, phrase, word or numeral or the application thereof in any circumstance shall be held by any court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall be severable and severed from and shall not affect the validity or enforceability of such provisions, section, paragraph, sentence, clause, phrase, word or numeral in any other circumstance and/or the validity or enforceability of the remainder of this Agreement, unless such severance would materially destroy the intent of the parties in entering into this Agreement, in which case the parties shall immediately commence negotiations in good faith to achieve a revised, fully valid and enforceable Agreement; provided, however, that if such a revised, fully valid and enforceable Agreement is not executed by both parties within thirty (30) calendar days after the event triggering severance, then either party may immediately terminate this Agreement.

11. AGREEMENT NOT RESTRICTIVE. Except as otherwise expressly specified herein, nothing in this Agreement shall be construed to prevent either party from otherwise conducting business, or entering into any contractual relationship with any third party.

12. NOTICES. All notices required or permitted to be given under this Agreement shall be made in writing and shall be sufficiently given only if personally delivered or mailed by overnight courier or certified or registered mail, return receipt requested, to the party to receive notice at the following addresses:

As to I-Flow	I-Flow Corporation
20202 Windrow Drive
Lake Forest, California 92630
Attention:

As to InfuSystem	InfuSystem, Inc.
1551 East Lincoln Ave.
Madison Heights, WI 48071
Attention: President

or to such other address as the intended recipient shall from time to time designate by written notice delivered in accordance with this Section 12. The date of the giving or making of any such notice, request, demand or other communication shall be the earlier of the date that its receipt is acknowledged in writing, or, if receipt is not so acknowledged, two (2) Business Days after the date on which such notice, request, demand or other communication was sent, mailed or personally delivered.

13. BINDING EFFECT; ASSIGNMENT; NO THIRD-PARTY RIGHTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights and/or delegate its duties or obligations under this Agreement without the prior, written consent of the other party, except to a successor to all, or substantially all, of such party’s assets, whether by stock or asset acquisition or merger. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any person or entity other than InfuSystem and I-Flow any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

14. RELATIONSHIP OF THE PARTIES. Nothing herein contained shall constitute or be construed to create a partnership, joint venture or employer/employee relationship between I-Flow and InfuSystem or between InfuSystem and any of I-Flow’s Employees or between I-Flow and any InfuSystem Personnel. The relationship of I-Flow and InfuSystem under and pursuant to this Agreement is that of principal and independent contractor, respectively. Neither party has nor shall have any authority to bind the other party to any contractual obligation, whatsoever, except as expressly provided in this Agreement.

15. CONSTRUCTION AND INTERPRETATION.

A. This Agreement shall be construed and interpreted according to the internal laws of the State of Michigan.

B. The parties hereto agree that both parties participated in the drafting of this Agreement and that this Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such document to be prepared or drafted.

C. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits I-Flow to comply with the Federal Privacy Rule.

16. LIABILITY AND INDEMNIFICATION.

A. InfuSystem shall be solely responsible for, and shall indemnify I-Flow and its directors, officers, employees, agents and representatives against, any and all liabilities, losses, claims, suits, judgment, damages, costs, expenses, interest and legal fees that proximately result from any act of, or omission by, InfuSystem or any of InfuSystem’s Personnel, employees, contractors, agents or representatives.

B. I-Flow shall be solely responsible for, and shall indemnify InfuSystem and its directors, officers, employees, agents and representatives against, any and all liabilities, losses, claims, suits, judgment, damages, costs, expenses, interest and legal fees that proximately result from any act of, or omission by, I-Flow or any of I-Flow’s Employees or any of I-Flow’s contractors, agents or representatives other than InfuSystem.

C. Subject to the provisions of subsections A. and B. of this Section 16, the parties shall make all reasonable efforts, consistent with advice of counsel and the requirements of the respective insurance policies and carriers, to coordinate the defense of all claims arising out of the Services to be provided under this Agreement.

D. I-FLOW HEREBY ACKNOWLEDGES AND AGREES THAT INFUSYSTEM HAS AGREED TO PROVIDE THE SERVICES HEREUNDER SOLELY AS AN ACCOMMODATION TO I-FLOW AND THAT SUCH SERVICES ARE PROVIDED ON THE BASIS AND IN THE MANNER PROVIDED IN THIS

AGREEMENT SUCH THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER INFUSYSTEM NOR ITS AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT, ACCURACY, AVAILABILITY, TIMELINESS, COMPLETENESS OR THE RESULTS TO BE OBTAINED FROM SUCH SERVICES, AND INFUSYSTEM AND ITS AFFILIATES HEREBY DISCLAIM THE SAME.

E. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER (A) FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND/OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION), ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THE EXCLUSIONS CONTAINED IN THIS SECTION 16E SHALL NOT APPLY TO INFUSYSTEM’S AND I-FLOW’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 16A AND 16B.

17. WAIVER. The waiver by any party to this Agreement of any provision of this Agreement or of any breach of this Agreement shall not operate as or be construed as a continuing waiver of such provision or a waiver of any continuing breach, subsequent breach, or any other breach, and any statement or conduct by or of any party or such party’s representative with respect to any such waiver shall not estop such party from asserting or exercising any rights with respect to any provision or any subsequent, continuing or other breach. No waiver shall be valid unless it is asserted in a written document and signed by the duly authorized representative of the party against whom such waiver is being asserted.

18. CHANGE OF CIRCUMSTANCES. In the event that any party hereto is prohibited by any governmental statutes, rules or regulations, or the policies and guidelines of any third-party payor from participating in the arrangement provided for and contemplated by this Agreement, the party claiming such condition shall immediately give written notice of same to the other party, and both parties shall promptly negotiate in good faith toward an acceptable alternative arrangement; provided, however, that if the parties cannot agree upon and execute an agreement implementing such an alternative arrangement within thirty (30) calendar days from the date of such written notice, then this Agreement shall be deemed terminated as of the date required to maintain compliance with all applicable local, state and federal statutes, rules and regulations.

19. ARBITRATION; ATTORNEYS’ FEES. Any and all disputes between InfuSystem and I-Flow pertaining to and/or arising out of this Agreement and/or the interpretation, performance and/or breach of this Agreement shall, to the extent that the relief sought is within the jurisdiction of an arbitrator in a statutory arbitration to award, be settled exclusively by arbitration in Michigan, in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect; provided, however, that the parties may, by mutual agreement, modify such rules of JAMS then in effect to provide for the parties’ exercise of whatever discovery mechanisms, prior to the arbitration hearing, they may mutually agree upon; provided, further, that the arbitrator shall be chosen mutually by the parties and shall not have jurisdiction or authority to change, add to, or subtract from any of the provisions of this Agreement and shall issue a written decision, including findings of fact and conclusions of law. The arbitrator’s decision shall be final and binding and judgment may be entered on the arbitrator’s award in any court of competent jurisdiction.

If any party to this Agreement shall bring any action, suit, arbitration, mediation, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the Prevailing Party in such action shall be entitled to recover as recoverable costs in any such action its actual attorneys’ fees and costs, all expert fees and costs, all court and arbitration expenses, and any other costs reasonably and properly incurred, including any fees and costs incurred in bringing and prosecuting such action and enforcing any order, judgment, ruling, or award granted as part of such action. As used in this Section, “Prevailing Party” shall include, without limitation, a party which obtains substantially the relief sought by it.

20. JURISDICTION; FORUM SELECTION. To the extent that the relief sought in any action brought by any party hereto against the other arising out of or in any way related to any of the terms or provisions of this Agreement or to the performance or breach thereof, whether such action is at law or in equity, is beyond the jurisdiction of an arbitrator in a statutory arbitration to award, the parties agree that the sole forum for any such action shall be a court of competent jurisdiction in Michigan.

21. CORPORATE AUTHORITY. Each party to this Agreement represents and warrants to the other that it has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and that all necessary approvals and consents have been obtained in connection with the execution and performance of this Agreement. Each party further represents and warrants that its execution and delivery of this Agreement has been duly authorized by its respective governing body.

22. CONFIDENTIALITY. The parties recognize that in connection with the performance of this Agreement, the parties may furnish and disclose to each other confidential and proprietary information including, without limitation, information relating to the parties’ respective organization, personnel, business activities, policies, finances, costs, marketing plans, projected revenues, technology, rights, obligations, liabilities, strategies and customer lists (collectively, “Confidential Information”). Each party, to the extent it comes into possession of Confidential Information of the other party, agrees that, except as expressly contemplated by this Agreement, it shall not directly or indirectly use such Confidential Information for its own benefit or in connection with its business relationships with patients/customers/clients of the owner of the Confidential Information, and shall take all reasonable care to ensure that such Confidential Information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Confidential Information on its employees, agents, counsel, accountants and other representatives, except insofar as: (i) disclosure may be specifically authorized in writing from time to time by the owner of the Confidential Information; (ii) such Confidential Information is required to be disclosed in connection with performance of this Agreement, or pursuant to any right or license granted by the owner of the Confidential Information; (iii) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was previously made public by the Confidential Information’s owner; (iv) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was in the public domain, prior to its disclosure hereunder and otherwise than as a consequence of a breach of its obligations hereunder; (v) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was known by the recipient prior to its disclosure hereunder or was independently developed by the recipient without the aid or use of any information disclosed hereunder; or (vi) such disclosure is required under compulsion of law, including subpoena, civil investigative demand, oral questions or interrogatories, or other compulsory process; provided that, the Confidential Information’s owner shall be given notice of service of such demand or process and a reasonable opportunity to defend against such demand or process, and the party against whom such demand or process is asserted provides all reasonable cooperation in opposing the same to the fullest extent permitted by law. Each of the parties, for itself and its successors and assigns, acknowledges that any violation of this Section 22 would seriously and irreparably injure the owner of the Confidential Information. In addition to all other remedies permitted by law or in equity and without limiting any action at law or in equity to which such owner may be entitled, the owner of any Confidential Information shall be entitled to seek injunctive relief, without bond, to enforce the terms and conditions stated herein.

23. PRIVACY. In the course of providing services pursuant to this Agreement, InfuSystem may receive or create PHI on behalf of I-Flow. As a result, InfuSystem may be deemed a “Business Associate” of I-Flow, as that term is defined at 45 CFR 160.103, and must utilize appropriate safeguards to prevent the use or disclosure of PHI other than as provided for by this Agreement.

A. To this end, InfuSystem agrees as follows:

(1) InfuSystem agrees not to use or further disclose PHI other than as permitted or required by this Agreement or as required by law.

(2) InfuSystem agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement. InfuSystem agrees to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of electronic PHI that it creates, receives, maintains or transmits on behalf of I-Flow.

(3) InfuSystem agrees to mitigate, to the extent practicable, any harmful effect that is known to InfuSystem of a use or disclosure of PHI by InfuSystem in violation of the requirements of this Agreement.

(4) InfuSystem agrees to report to I-Flow any use or disclosure of PHI not provided for by this Agreement of which InfuSystem becomes aware. InfuSystem agrees to report to I-Flow any security incident, as that term is defined at 45 CFR 164.304, of which it becomes aware.

(5) InfuSystem agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from or created by InfuSystem on behalf of I-Flow agrees to the same restrictions and conditions that apply through this Agreement to InfuSystem with respect to such information. InfuSystem agrees to ensure that any agent, including a subcontractor, to whom it provides electronic PHI agrees to implement reasonable and appropriate safeguards to protect it.

(6) InfuSystem agrees to provide access, at the request of I-Flow, and in the time and manner designated by I-Flow, to PHI in a “Designated Record Set” as that term is defined at 45 CFR 164.501, to I-Flow or, as directed by I-Flow, to an “Individual” as that term is defined at 45 CFR 160.103 (and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g)) in order to meet the requirements under 45 CFR 164.524 which govern an Individual’s right to access to his or her own PHI.

(7) InfuSystem agrees to make any amendment(s) to PHI in a Designated Record Set that I-Flow directs or agrees to pursuant to 45 CFR 164.526 at the request of I-Flow or an Individual, and in the time and manner designated by I-Flow.

(8) InfuSystem agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by InfuSystem on behalf of I-Flow available to I-Flow or to the Secretary of the Department of Health and Human Services (hereafter referred to as the “Secretary”), in a time and manner designated by I-Flow or the Secretary, for purposes of the Secretary determining I-Flow’s compliance with the Federal Privacy Rule.

(9) InfuSystem agrees to document such disclosures of PHI and information related to such disclosures as would be required for I-Flow to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

(10) InfuSystem agrees to provide to I-Flow or an Individual, in time and manner designated by I-Flow, information collected in accordance with this Agreement, to permit I-Flow to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

B. Pursuant to the Federal Privacy Rule, I-Flow shall inform InfuSystem of privacy practices and restrictions as follows:

(1) I-Flow shall provide InfuSystem with the notice of privacy practices that I-Flow produces in accordance with 45 CFR 164.520, as well as any changes to such notice.

(2) I-Flow shall provide InfuSystem with any changes in, or revocation of, permission by Individual to use or disclose PHI, to the extent such changes affect InfuSystem’s permitted or required uses and disclosures.

(3) I-Flow shall notify InfuSystem of any restriction to the use or disclosure of PHI that I-Flow has agreed to in accordance with 45 CFR 164.522 to the extent such restriction may affect InfuSystem’s use or disclosure of PHI.

C. Permitted Uses and Disclosures.

(1) Except as otherwise limited in this Agreement, InfuSystem may use or disclose PHI to perform functions, activities, or services for, or on behalf of, I-Flow as specified in this Agreement, provided such use or disclosure would not violate the Federal Privacy Rule if done by I-Flow or the minimum necessary policies and procedures of I-Flow. I-Flow shall not request InfuSystem to use or disclose PHI in any manner that would not be permissible under the Federal Privacy Rule if done by I-Flow or that would violate I-Flow’s minimum necessary policies and procedures.

(2) Except as otherwise limited in this Agreement, InfuSystem may use PHI for the proper management and administration of InfuSystem or to carry out the legal responsibilities of InfuSystem.

(3) Except as otherwise limited in this Agreement, InfuSystem may disclose PHI for the proper management and administration of InfuSystem, provided that disclosures are “Required By Law” as that term is defined at 45 CFR 164.501, or InfuSystem obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies InfuSystem of any instances in which it is aware in which the confidentiality of the information has been breached.

(4) Except as otherwise limited in this Agreement, InfuSystem may use PHI to provide “Data Aggregation” services to I-Flow as permitted by 42 CFR 164.504(e)(2)(i)(B).

(5) InfuSystem may use PHI to report violations of law to appropriate Federal and State authorities, consistent with 42 CFR 164.502(j)(1).

24. SURVIVAL. The respective rights and obligations of InfuSystem under Sections 8(C), 9 through 17, 19 through 21, 23 and 24 of this Agreement shall survive the termination of this Agreement. The obligations of each party under this Section 22 shall survive any termination of this Agreement and expire upon the fifth (5th) anniversary of the effective date of such termination.

25. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, InfuSystem and I-Flow have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date specified on the first page of this Agreement.

INFUSYSTEM, INC.

By:
Name:	Steven E. Watkins
Title:	President

I-FLOW CORPORATION

By:
Name:	Donald M. Earhart
Title:	Chairman, President and Chief Executive Officer

Signature Page to Amended and Restated Services Agreement

EXHIBIT B

Form of License Agreement

[See attached]

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), dated as of             , 200   (the “Effective Date”), is by and between InfuSystem, Inc., a California corporation (“InfuSystem”), on the one hand, and I-Flow Corporation, a Delaware corporation (“I-Flow”), on the other hand. Each of I-Flow and InfuSystem may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, InfuSystem is the owner of certain intellectual property related to the provision of billing and management services, including intellectual property jointly developed by I-Flow and InfuSystem;

WHEREAS, I-Flow manufactures, markets, distributes and sells medical equipment and supplies, including, without limitation, I-Flow’s ON-Q® Pain Management Systems and acute post-operative pain management, wound site management and post-operative surgical treatment products and related supplies (hereafter collectively referred to as the “Products”);

WHEREAS, pursuant to that certain Services Agreement dated April 29, 2002, as amended, between InfuSystem and I-Flow (the “Existing Agreement”), InfuSystem has been furnishing I-Flow with the Billing and Collection Services and Management Services in connection with the Products;

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 29, 2006 (the “Stock Purchase Agreement”), by and among I-Flow, InfuSystem, HAPC, Inc., a Delaware corporation (the “Buyer”) and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), the Buyer is purchasing concurrently with the execution and delivery of this Agreement all of the issued and outstanding capital stock of InfuSystem through the Acquisition Sub;

WHEREAS, concurrently with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, I-Flow and InfuSystem are amending and restating the Existing Agreement (the “Services Agreement”), pursuant to which InfuSystem will continue to provide Billing and Collection Services and Management Services to I-Flow and I-Flow will grant a certain non-exclusive license to InfuSystem, pursuant to Section 1.B. of the Services Agreement, to enable InfuSystem to provide such services to I-Flow; and

WHEREAS, in order to facilitate the continued business relationship between InfuSystem and I-Flow pursuant to the Services Agreement, I-Flow desires to obtain, and InfuSystem desires to grant, exclusive and non-exclusive licenses to InfuSystem’s intellectual property related to third-party billing and collection services and management services for use in the field of acute post-operative pain management and in other Products fields including, without limitation, wound site management and post-operative surgical treatments, all subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained in this Agreement, the Services Agreement and the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Definitions. The following definitions shall apply to the terms below:

1.1 “Affiliate” shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

1.2 “Agreement” shall have the meaning set forth in the preamble.

1.3 “Billing and Collection Services” shall have the meaning ascribed thereto in the Services Agreement.

1.4 “Effective Date” shall have the meaning set forth in the preamble.

1.5 “Exclusively Licensed Intellectual Property” shall have the meaning set forth in Section 2.1.

1.6 “Field of Use” shall mean the field of acute post-operative pain management treatments.

1.7 “I-Flow” shall have the meaning set forth in the preamble.

1.8 “InfuSystem” shall have the meaning set forth in the preamble.

1.9 “InfuSystem Intellectual Property” shall mean all Intellectual Property owned by InfuSystem as of the Effective Date relating to or used in the delivery or performance of Services.

1.10 “Intellectual Property” shall mean all know-how, trade secrets, and any other information that is protected by statutory or common law against unauthorized use.

1.11 “Licensed Intellectual Property” shall have the meaning set forth in Section 2.2.

1.12 “Litigation” shall have the meaning set forth in Section 3.1.

1.13 “Management Services” shall have the meaning ascribed thereto in the Services Agreement.

1.14 “Other Fields” shall mean all fields other than the Field of Use, including, without limitation, the fields of wound site management and post-operative surgical treatments.

1.15 “Non-Exclusively Licensed Intellectual Property” shall have the meaning set forth in Section 2.2.

1.16 “Party” shall have the meaning set forth in the preamble.

1.17 “Parties” shall have the meaning set forth in the preamble.

1.18 “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

1.19 “Prevailing Party” shall have the meaning set forth in Section 7.4.

1.20 “Services” shall mean Billing and Collection Services and/or Management Services.

1.21 “Third Party” shall mean any Person other than InfuSystem, I-Flow, or an Affiliate of either.

2. License Grant and Ownership of Improvements.

2.1 InfuSystem hereby grants to I-Flow an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and exclusive license to use and/or sublicense the InfuSystem Intellectual Property, solely in the Field of Use (the “Exclusively Licensed Intellectual Property”) for the benefit of I-Flow.

2.2 InfuSystem hereby grants to I-Flow an unrestricted, perpetual, irrevocable, worldwide, assignable, royalty-free and non-exclusive license to use and/or sublicense the InfuSystem Intellectual Property in the Other Fields (the “Non-Exclusively Licensed Intellectual Property” and, together with the Exclusively Licensed Intellectual Property, the “Licensed Intellectual Property”) for the benefit of I-Flow.

2.3 The license granted under Section 2.1 of this Agreement shall be exclusive as to all Parties or entities, including InfuSystem. InfuSystem shall have no right to make, use, sell, offer for sale, and/or import the Exclusively Licensed Intellectual Property in the Field of Use. Accordingly, InfuSystem agrees and covenants not to, directly or indirectly, make, use, sell, license offer for sale, and/or import the Exclusively Licensed Intellectual Property in the Field of Use for any purpose or by any means without the express prior written consent of I-Flow, which consent may be withheld in I-Flow’s sole and exclusive discretion.

2.4 The licenses granted under Sections 2.1 and 2.2 of this Agreement shall not limit InfuSystem’s ability to use any of the Licensed Intellectual Property in the Other Fields.

3. Infringement and Enforcement.

3.1 I-Flow may, but has no obligation to, take any and all actions to enforce the Licensed Intellectual Property (including without limitation instituting litigation) against any suspected infringement or misappropriation by any Third Party (“Litigation”). I-Flow shall bear all the expenses and costs with respect to any such Litigation it elects to undertake and I-Flow shall be entitled to all damages recovered in such Litigation.

3.2 At I-Flow’s request, InfuSystem agrees to reasonably cooperate in any such Litigation. I-Flow agrees to pay InfuSystem’s reasonable out-of-pocket costs and expenses in connection with such Litigation. If InfuSystem desires to retain separate counsel in connection with such Litigation, however, InfuSystem shall bear its own costs and expenses concerning the Litigation, including, without limitation, the costs and expenses of such separate counsel. Notwithstanding InfuSystem’s participation in such Litigation, I-Flow shall retain the full right to control such Litigation, including, without limitation, any settlement of such Litigation. I-Flow shall have the right to settle any Litigation on such terms and conditions reasonably acceptable to InfuSystem.

3.3 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER (A) FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND/OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION), ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

4. Representations and Warranties.

4.1 InfuSystem hereby represents and warrants to I-Flow that:

(i) it has all of the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly authorized, executed and delivered by InfuSystem;

(ii) this Agreement constitutes the legal, valid and binding obligation of InfuSystem, enforceable against InfuSystem in accordance with its terms;

(iii) it is the owner of the Licensed Intellectual Property and the Licensed Intellectual Property does not infringe or misappropriate the intellectual property of any Third Party; and

(iv) it has the entire right to enter this Agreement and grant the licenses contemplated hereby.

4.2 I-Flow hereby represents and warrants to InfuSystem that:

(i) it has all of the requisite power and authority to enter into this Agreement and that this Agreement has been duly and validly authorized, executed and delivered by I-Flow; and

(ii) this Agreement constitutes the legal, valid and binding obligation of I-Flow, enforceable against I-Flow in accordance with its terms.

5. Term and Termination.

5.1 The term of this Agreement shall commence on the Effective Date and shall continue in perpetuity, unless terminated by I-Flow by written notice to InfuSystem, provided that upon the later of (i) the third (3rd) anniversary of the Effective Date or (ii) termination of the Services Agreement for any reason, without any action by any of the parties hereto, the exclusive license granted by InfuSystem to I-Flow pursuant to Section 2.1 of this Agreement shall automatically be deemed amended to become a non-exclusive license and no longer an exclusive license, and Section 2.3 shall cease to have any force or effect. Except as provided in the immediately preceding sentence and as otherwise mutually agreed by the parties, all terms and conditions of this Agreement, including, without limitation, those pertaining to the licenses themselves, shall remain in full force and effect during the term of this Agreement.

5.2 This Agreement may not be terminated by InfuSystem.

6. Notices.

Any notice required or permitted to be given to a Party pursuant to this Agreement shall be deemed to have been given only if such notice is reduced to writing and (i) delivered personally, (ii) sent by reputable overnight courier service for next business day delivery to the address given below, or (iii) sent by facsimile machine (with proof of transmission capability) to the fax number set forth below, with a hard copy to be sent by first class mail to the address given below:

If to InfuSystem:	If to I-Flow:
InfuSystem, Inc.	I-Flow Corporation
1551 East Lincoln Ave.	20202 Windrow Drive
Madison Heights, MI 48071	Lake Forest, CA 92630
Attention: President	Attention: President

or to such other address or facsimile number as either Party shall have specified by notice in writing to the other Party.

If delivered personally or by facsimile during normal business hours on a business day, a notice shall be deemed delivered when actually received at the address specified above. In any other case, notice shall be deemed delivered on the next business day following the date on which it was sent.

7. Miscellaneous.

7.1 Confidentiality. The parties recognize that in connection with the performance of this Agreement, the parties may furnish and disclose to each other confidential and proprietary information including, without limitation, information relating to the parties’ respective organization, personnel, business activities, policies, finances, costs, marketing plans, projected revenues, technology, rights, obligations, liabilities, strategies and customer lists (collectively, “Confidential Information”). Each party, to the extent it comes into possession of Confidential Information of the other party, agrees that, except as expressly contemplated by this Agreement, it shall not directly or indirectly use such Confidential Information for its own benefit or in connection with its business relationships with patients/customers/clients of the owner of the Confidential Information, and shall take all reasonable care to ensure that such Confidential Information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Confidential Information on its employees, agents, counsel, accountants and other representatives, except insofar as: (i) disclosure may be specifically authorized in writing from time to time by the owner of the Confidential Information; (ii) such Confidential Information is required to be disclosed in connection with performance of this Agreement, or pursuant to any right or license granted by the owner of the Confidential Information; (iii) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was previously made public by the Confidential Information’s owner; (iv) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was in the public domain, prior to its disclosure hereunder and otherwise than as a consequence of a breach of its obligations hereunder; (v) the recipient of the Confidential Information can demonstrate, by independent documentation, that such Confidential Information was known by the recipient prior to its disclosure hereunder or was independently developed by the recipient without the aid or use of any information disclosed hereunder; or (vi) such disclosure is required under compulsion of law, including subpoena, civil investigative demand, oral questions or interrogatories, or other compulsory process; provided that, the Confidential Information’s owner shall be given notice of service of such demand or process and a reasonable opportunity to defend against such demand or process, and the party against whom such demand or process is asserted provides all reasonable cooperation in opposing the same to the fullest extent permitted by law. The obligations of each party under this Section 7.1 shall survive any termination of this Agreement and expire upon the fifth (5th) anniversary of the effective date of such termination. Each of the parties, for itself and its successors and assigns, acknowledges that any violation of this Section 7.1 would seriously and irreparably injure the owner of the Confidential Information. In addition to all other remedies permitted by law or in equity and without limiting any action at law or in equity to which such owner may be entitled, the owner of any Confidential Information shall be entitled to seek injunctive relief, without bond, to enforce the terms and conditions stated herein.

7.2 Assignability. This Agreement is assignable by I-Flow without restriction. This Agreement may not be assigned by InfuSystem, except with the written consent of I-Flow, which consent may be withheld in I-Flow’s sole and exclusive discretion, or to a successor to all, or substantially all of InfuSystem’s assets. Any purported assignment by InfuSystem in violation of the foregoing shall be void.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without giving effect to the choice of law rules thereof.

7.4 Attorneys’ Fees. If any Party to this Agreement shall bring any action, suit, arbitration, mediation, counterclaim or appeal for any relief against any other Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the Prevailing Party in such action shall be entitled to recover as recoverable costs in any such action its actual attorneys’ fees and costs (including reasonable fees and costs for in-house counsel), all expert fees and costs, all court and arbitration expenses, and any other costs reasonably and properly incurred, including any fees and costs incurred in bringing and prosecuting such action and enforcing any order, judgment, ruling, or award granted as part of such action. As used in this Section, “Prevailing Party” shall include, without limitation, a Party which obtains substantially the relief sought by it.

7.5 Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Severability. Should any part or provision of this Agreement be rendered or declared invalid by reason of any law or by decree of a court of competent jurisdiction, the validity of any other term, clause, or provision shall not be affected provided that such invalid or unenforceable provision is and can be replaced with an enforceable clause which most closely achieves the result intended by such invalid clause.

7.7 Headings. The headings used in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

7.8 Drafting. The Parties agree that this Agreement shall not be construed against either Party as the drafter.

7.9 Waiver. No waiver or delay by either Party of any breach of the covenants contained herein to be performed by the other Party shall be construed as a waiver of any succeeding breach of the same or any other covenants or conditions hereof.

7.10 Entirety of Agreement. This Agreement supersedes any prior understandings or agreements, whether written or oral, and any contemporaneous oral agreements, between the Parties hereto in regard to the subject matter hereof and contains the entire agreement between the Parties in regard to the subject matter hereof. This Agreement may not be changed or modified orally, but only by an agreement, in writing, signed by both parties hereto.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, effective as of the Effective Date set forth above.

I-FLOW CORPORATION

BY:
NAME:	DONALD M. EARHART
TITLE:	CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

INFUSYSTEM, INC.

BY:
NAME:	STEVEN E. WATKINS
TITLE:	PRESIDENT

EXHIBIT C

Copy of the Term Sheet

[See attached]

InfuSystem, Inc.

Summary of Terms and Conditions of the Proposed Promissory Note

This Summary does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein. Subject to the conditions set forth in the Stock Purchase Agreement dated as of September 29, 2006 (the “Purchase Agreement”) to which this Summary is attached, Seller agrees to make a Term Loan to Buyer on and subject to the terms and conditions set forth described herein. Capitalized terms used herein without definition have the meaning set forth in the Purchase Agreement. Except as required by applicable law (including the filing of disclosure documents with the Securities and Exchange Commission in connection with the transactions contemplated by the Purchase Agreement), this Summary is confidential and may not be disclosed to any person or entity other than the Parent’s and the Company’s respective officers, directors, employees and professional advisors.

The Term Loan shall be subject to the terms and conditions set forth in definitive Promissory Note Documents, which will be consistent with the terms and conditions hereof and shall be negotiated in good faith by the parties, with such qualifiers and exceptions as are usual and customary and reasonable in light of the business of the Company.

Company:	Iceland Acquisition Subsidiary, Inc., a Delaware corporation, which upon issuance of the Promissory Note (as defined below) will merge into InfuSystem, Inc., a California corporation (the “Company” and, together with the Guarantors (as defined below), collectively, the “Note Parties” or each individually a “Note Party”).

Guarantors:	HAPC, Inc., a Delaware corporation (the “Parent”) and each of the Parent’s or the Company’s existing and future direct and indirect wholly-owned subsidiaries (collectively, the Parent and such subsidiaries are the “Guarantors”), shall guaranty (the “Guaranty”) all obligations under the Promissory Note (as defined below). All guaranties shall be guarantees of payment and not of collection.

Noteholder:	I-Flow Corporation or an affiliate of I-Flow Corporation to be identified and/or its successors or assigns (each a “Noteholder”).

Promissory Note:	The senior secured term loan (the “Term Loan”) shall be in an amount equal to the sum of (A) $55,000,000.00 and (B) the dollar amount (which amount may be zero) actually returned to shareholders of the Parent voting against the Acquisition (as defined below) and requesting a return of their investment in accordance with the terms of such investment; provided, however, that if the sum of clauses (A) and (B) exceeds $75,000,000.00 (the “Maximum Amount”), the Term Loan shall be in an amount equal to the Maximum Amount. The Term Loan shall be evidenced by a note payable to the Noteholder (the “Promissory Note”).

Availability:	On the Closing Date.

Closing Date:	December 30, 2006 or such other date (prior to the termination of the Purchase Agreement) as all conditions to the funding of the Term Loan have been satisfied (the “Closing Date”).

Maturity Date:	The date that is 4 years after the Closing Date (the “Maturity Date”).

Amortization:	Quarterly amortization of principal (in equal installments) as follows:

	Year	Amortization:
	1	5% of initial aggregate Term Loan

	2	10% of initial aggregate Term Loan

	3	10% of initial aggregate Term Loan

	4	15% of initial aggregate Term Loan and on the Maturity Date any and all other amounts outstanding under the Promissory Note.

Interest Rates:	Calculated on a 360-day basis:

Current Rate: A floating rate equal to LIBOR Rate + 5.50% or Base Rate + 4.50%.

Default Rate: 2.00% in addition to the Current Rate, payable on demand

As used herein, the terms “Base Rate” and “LIBOR Rate” shall have meanings customary and appropriate for non-bank financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest based on LIBOR shall be customary and appropriate for non-bank financings of this type; provided that (i) the LIBOR Rate will be based on one month interest periods (as set forth in the Wall Street Journal on the first Business Day of each month) and (ii) at no time would LIBOR be less than 3.00% and at no time would the Base Rate be less than 4.00%.

Administration Fee:	Administration Fee of $75,000.00 per annum, payable to the Noteholder annually in advance on the Closing Date and on each anniversary thereof.

Payment Schedule:	Interest at the Current Rate is due monthly for borrowings bearing interest with reference to the Base Rate; on the last day of selected interest periods (which shall be one, two, three or six months) for borrowings bearing interest with reference to LIBOR (and at the end of every quarter, in the case of interest periods of longer than one quarter); and upon prepayment, in each case payable in arrears.

Interest at the Default Rate is due on demand following an event of default under the Promissory Note.

Principal is due in accordance with the amortization schedule referred to above and on the Maturity Date unless earlier payment is required from Mandatory Prepayments or following a default.

Prepayment Premium:	The Term Loan may be prepaid in whole or in part so long as the Prepayment Premium (as defined below) is paid concurrently therewith. In the event all or any portion of the Term Loan is repaid, is permanently reduced for any reason (whether pursuant to an optional or mandatory prepayment (other than scheduled amortization payments and prepayments from Excess Cash Flow required below) prior to the third anniversary of the Closing Date, such repayments shall require the Company to pay a premium equal to (i) 2.00% of the principal amount of such repayment, if such repayment occurs on or prior to the date which is 0-12 months after the Closing Date, (ii) 1.0% of the principal amount of such repayment , if such repayment occurs after the date which is more than 12 months after the Closing Date but on or prior to the date which is 36 months after the Closing Date (the “Prepayment Premium”).

Mandatory Prepayments:	The Company shall make the following mandatory prepayments (subject to certain basket amounts and other exceptions to be negotiated in the definitive Promissory Note Documents):

(i)     Asset Sales: Prepayments in the amount of all of the net after tax cash proceeds in excess of amounts to be determined in any fiscal year of the sale or other disposition of any property or assets of any Note Party or its respective subsidiaries, other than net cash proceeds of sales or other dispositions of inventory in the ordinary course of business.

(ii)    Insurance Proceeds: Prepayments in the amount of all of the net cash proceeds in excess of amounts to be determined in any fiscal year of condemnation/insurance on account of any loss or taking of any property or assets of any Note Party or its respective subsidiaries, other than net cash proceeds (not in excess of an amount to be agreed upon in the aggregate) that are reinvested in other assets useful in the business of the Note Parties within a time period to be negotiated in the Promissory Note Documents.

(iii) Issuance of Equity: Prepayment in an amount equal to all of the net cash proceeds received from the issuance of equity by any Note Party or it respective subsidiaries.

(iv)   Incurrence of Indebtedness: Prepayments in an amount equal to all of the net cash proceeds received from the incurrence of indebtedness by any Note Party or its respective subsidiaries (other than Permitted Debt (as defined below)).

(v)    Excess Cash Flow: Prepayments in an amount equal to 75.0% of Excess Cash Flow (to be defined in the Promissory Note Documents); provided that any debt prepaid with Lender’s 75.0% of Excess Cash Flow shall not be subject to the Prepayment Premium.

(vi) Tax Refunds: Prepayments in the amount of tax refunds in excess of amounts to be determined in any fiscal year received by any Note Party.

(vii) Revolving Credit Facility: Upon entry by any Note Party into a revolving credit facility, prepayments in an amount equal to the principal amount available under such revolving credit facility, any such prepayments not to exceed $5,000,000.00 in the aggregate.

Prepayment Application:	Optional and mandatory prepayments of the Promissory Note shall be applied in the following order: (i) first, to due and unpaid fees and expenses; (ii) second, to accrued interest at the Default Rate (if applicable); (iii) third, to accrued interest at the Current Rate; (iv) fourth, to the Prepayment Premium, if applicable; (v) fifth, to the outstanding principal amount of the Promissory Note; and (vi) sixth, to any remaining amounts due to the Noteholder under the Promissory Note Documents.

Use of Proceeds:	On the Closing Date, it is anticipated that the aggregate proceeds of the Promissory Note shall be used as follows:

Uses: $72,900,000—Proposed acquisition of InfuSystem, Inc. (the “Acquisition”)

$2,100,000—Closing costs and fees.

Collateral:	The Promissory Note shall be secured by all assets of the Note Parties, including but not limited to, the following (subject to exceptions agreed to by the Noteholder) (all such security being the “Collateral”):

A)    Excepting only Permitted Liens (as defined below) (wherein a 2nd priority security interest shall be granted to the Noteholder), a 1st priority security interest in 100% of each Note Party’s property and assets, whether real, personal, tangible, or intangible, and wherever located, including, to the extent allowable by law, but not limited to all cash, deposit accounts, accounts receivable, contract rights, equipment, inventory, and owned and leased real property; and all other tangible and intangible assets of every type and nature whether now existing or hereafter created, acquired, or arising;

B)     Pledge of 100% of the issued and outstanding ownership interests in each Note Party (other than the Parent) and 100% of the outstanding ownership interests in each other entity held by each Note Party and in any new subsidiaries formed or acquired post-closing (except with respect to foreign subsidiaries, in which case 65% of the interests will be pledged);

C)     With respect to locations where a material amount of Collateral is kept, an agreement in form and substance satisfactory to Seller whereby the landlord in respect of each such location (i) acknowledges Seller’s lien on such Collateral, (ii) releases or subordinates the landlord’s lien on such Collateral and (iii) provides the Seller with access to the Collateral located at such location; and

D) Collateral assignment, subordination and pledge agreements for all Note Party notes receivable, inter-company notes receivable, subsidiary receivables, and advances, etc, if any.

Cash Management:	From and after the Closing Date, all collection of the Note Parties shall be deposited in deposit accounts subject to deposit account control agreements satisfactory to the Noteholder. The cash management system of the Note Parties shall be otherwise maintained in a manner satisfactory to the Noteholder.

Representations and Warranties:	Usual and customary for transactions of this type, including, without limitation: (i) due organization and authorization; (ii) execution, delivery and enforceability of the Promissory Note Documents; (iii) financial condition and solvency; (iv) no material adverse change in or effect on (i) the business, condition (financial or otherwise), assets, liabilities (actual or contingent), operations, management, performance, properties, or prospects of the Parent, since December 31, 2005, (ii) the ability of any Note Party to perform its obligations under the Promissory Note Documents or (iii) the ability of the Noteholder to enforce the Promissory Note Documents (any of the foregoing being a “Material Adverse Change”); (v) title to properties and insurance matters; (vi) no material litigation; (vii) use of proceeds and not engaging in business of purchasing/carrying margin stock; (viii) status under Investment Company Act; (ix) liens; (x) tax matters, (xi) compliance with law, contracts, and organizational documents; (xii) environmental and ERISA matters; (xiii) no required governmental or third party consents or approvals; and (xiv) full disclosure.

Financial Covenants:	Usual and customary for transactions of this type, including, without limitation:

Maximum Total Leverage Ratio: Maintenance on a rolling four quarter basis of a maximum leverage ratio (total funded debt of the Notes Parties divided by EBITDA (to be defined in the definitive Promissory Note Documents) of the Notes Parties). Initially set at 4.75x until December 31, 2006, with step-downs to be determined.

Minimum Fixed Charge Coverage Ratio: Maintenance on a rolling four quarter basis of a minimum fixed charge coverage ration (EBITDA of the Note Parties divided by cash interest expense plus scheduled principal repayments plus capital expenditures plus income taxes actually paid in accordance with GAAP). To be determined, but in no case lower than 1.10x. Until four fiscal quarters shall have elapsed, the Fixed Charge Coverage Ratio shall be calculated, on any date of determination following the Closing Date, by dividing: (x) the aggregate EBITDA of the Note Parties for all fiscal quarters through such date by (y) the aggregate Fixed Charges of the Note Parties for all fiscal quarters up through such date.

Maximum Capital Expenditures: Capital expenditures for any fiscal year shall be less than certain specified amounts to be determined by the Noteholder and the Company.

Minimum Liquidity: To be determined.

Minimum EBITDA: To be determined.

Notwithstanding anything herein to the contrary, the foregoing covenants and ratios will be established by good faith negotiation between the parties, consistent with reasonable projections and the needs of the business.

Covenants and Other Terms and Conditions:	Usual and customary for transactions of this type, including, without limitation (all subject to exceptions to be provided in the Promissory Note Documents):

A) The Parent shall provide annual audited financial statements of the Parent and its subsidiaries prepared by a nationally recognized accounting firm acceptable to the Noteholder within 90 days of the Parent’s fiscal year-end including consolidated balance sheet, consolidated and unaudited consolidating statements of income, consolidated and unaudited consolidating statements of cash flows, and notes, and auditor’s letter to management (to the extent available), together with a management comparison against the prior fiscal year and the annual fiscal budget;

B)     The Company shall provide no later than January 15th of each fiscal year, a consolidated plan and financial forecast through the Maturity Date including a forecasted consolidated balance sheet, statements of income, and cash flows, and an explanation of the assumptions on which such forecasts are based and demonstrating projected compliance with financial covenants;

C) The Company shall provide copies of its federal income tax returns within 15 days after filing;

D)    The Company shall provide quarterly financial statements of the Parents and its subsidiaries and covenant compliance certificates within 45 days after each fiscal quarter-end, including consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows, consolidating income statement, and consolidating balance sheet, for such quarter and for the period from the beginning of such year to the end of such quarter, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by the Noteholder;

E)     The Company shall provide monthly financial statements of the Parent and its subsidiaries within 30 days of month-end (including months which began prior to the Closing Date), including consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows, consolidating income statement, and consolidating balance sheet, for such month and for the period from the beginning of such year to the end of such month, together with a comparison against the corresponding period in the prior fiscal year and the annual fiscal budget as well as other operating reports as may be reasonably requested by the Noteholder;

F)     The Company shall provide accounts receivable and accounting payable aging schedules as of the end of each quarter, within 30 days of the end of each quarter, or more often as may be requested by the Noteholder;

G) The Company shall maintain appropriate levels of insurance on all material Collateral with the Noteholder named as loss payee;

H)    The Note Parties shall have no other debt or liens except (i) for debt to the Noteholder under the Promissory Note Documents, (ii) a revolving credit facility in a principal amount not exceeding $5,000,000 (to be secured by a first priority security interest in certain working capital assets to be determined in the Promissory Note Documents), (iii) debt and related liens incurred under capital leases and for equipment financing not to exceed an amount to be determined in the Promissory Note Documents, (iv) debt and liens, with respect to the Company, permitted to exist under the Purchase Agreement, (v) ordinary course liens, such as for taxes not yet due and payable, carriers, mechanics and materialmen’s liens, workers compensation deposits, and similar liens; (vi) intercompany debt among Loan Parties, (vii) hedging obligations not for speculation, and (viii) other debt and liens reasonably acceptable to the Noteholder (such permitted debt is referred to as “Permitted Debt” and such permitted liens are referred to as “Permitted Liens”);

I) The Note Parties shall not become or remain liable with respect to any guaranties or similar contingent obligations except for the Guaranties and guaranties of the revolving credit facility;

J)      No Note Party shall liquidate, or dissolve, or enter into any consolidation, merger or other combination, or sell, lease or transfer any of its assets (including any sale-leaseback) except in the ordinary course of business;

K)    No Note Party shall make or enter into an contracts to make (i) business acquisitions, including, without limitation, any purchase of the assets of any division or line of business of any person, (ii) investments, including, without limitation, any purchase of beneficial interests in any other person (except for investments in the ordinary course of business (to be established by good faith negotiation)), or (iii) loans or advances to any other person, in each case, except to the extent permitted under the Promissory Note Documents or otherwise with the Noteholder’s prior written consent;

L)     No Note Party shall engage in any transactions with its affiliates except to the extent permitted under the Promissory Note Documents or otherwise permitted with the prior written consent of the Noteholder;

M)    No Note Party shall prepay, redeem, purchase, defease, exchange or repurchase any Permitted Debt (except the revolving credit facility debt and purchase money debt) or amend or modify any of the terms of any Permitted Debt or Permitted Liens (except for extensions and renewals thereof in the ordinary course of business), except to the extent permitted under the Promissory Note Documents;

N) No Note Party shall declare or pay any dividend or distribution in cash property, assets or in kind;

O) No Note Party shall engage in businesses other than those businesses the Note Parties are engaged in on the Closing Date;

P)     No Note Party shall amend, terminate or waive any provisions of any material contract to the extent such amendment, termination or waiver would reasonably be expected to be materially adverse to the Note Parties taken as a whole; and

Q)    The Company shall enter into and maintain interest rate protection agreements in a form and upon terms acceptable to the Noteholder, issued by an institution acceptable to the Noteholder with a duration of a period of at least two years at a time, which ensure that the net interest cost to the Company is fixed, capped, or hedged with respect to at least 50% of the total indebtedness of the Note Parties outstanding on the Closing Date or any renewal date of such interest protection agreements.

Events of Default:	Customary and appropriate and acceptable to the Noteholder and Buyer, including without limitation the following (subject to grace and cure periods, baskets, and materiality qualifiers to be negotiated and provided in the Note Purchase Documents):

A) Failure to pay when due any principal, interest, premium, fees or other amounts owed under the Promissory Note Documents;

B) Cross-default to other indebtedness and similar obligations;

C) Failure to comply with covenants and other agreements in the Promissory Note Documents;

D) Breach of any representations or warranties in any material respect;

E) Any liquidation, bankruptcy, reorganization, or any other insolvency proceeding is commenced by or against any Note Party or any of their subsidiaries;

F) Judgments in excess of amounts acceptable to the Noteholder;

G) The occurrence of certain ERISA related events;

H) The occurrence of a material adverse change

I) The occurrence of a Change of Control (to be defined in the Promissory Note Documents) on a fully diluted basis of the economic and voting interests in the capital stock of the Company; and

J) Failure, invalidity, repudiation or impairment of the Guaranties or of the security interests in the Collateral.

Assignments:	The Noteholder may sell, transfer, negotiate or assign to one or more of their affiliates or one or more banks, financial institutions or other entities that are eligible assignees (as defined in the Promissory Note Documents) a portion of its loans, rights and obligations under the Promissory Note Documents subject to compliance with other limitations to be set forth in the Note. The Noteholder will also have rights to sell participations, subject to customary limits on voting rights.

Brokers’ Fees:	Except for fees payable by the Noteholder to Bank of America in connection with the Purchase Agreement, the Company will agree to assume obligations to pay broker fees (to the extent applicable), and the Company will agree to indemnify the Noteholder and hold the Noteholder harmless from and against any claim of any other potential lender, broker or finder arising out of any transaction or any commitment issued to the Company.

Indemnification; Expenses:	Customary and appropriate provisions relating to indemnity, expense reimbursement and related matters in a form reasonably satisfactory to the Noteholder and Buyer, including, without limitation, the indemnity and expense reimbursement provisions set forth in the Purchase Agreement.

Choice of Law; Jurisdiction:	The Promissory Note Documents will be governed by and construed in accordance with the laws of the State of New York. The Note Parties will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and shall waive any right to trial by jury.

DISCLOSURE SCHEDULES

[See attached]

Annex A-1

AMENDMENT NO. 1

TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 dated as of April 30, 2007 (this “Amendment”) to the Stock Purchase Agreement dated as of September 29, 2006 (the “Agreement”) by and among I-Flow Corporation, a Delaware corporation (the “Seller”), InfuSystem, Inc., a California corporation (the “Company”), HAPC, Inc., a Delaware corporation (the “Buyer”), and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), is entered into with reference to the following:

WHEREAS, in accordance with Section 11.2 of the Agreement, the parties hereto deem it appropriate and advisable to amend the Agreement as described below; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings assigned to them in Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment of Termination Date. Section 10.1(d) of the Agreement is hereby amended such that the date “April 30, 2007” contained therein shall be stricken and replaced with the date “June 29, 2007.”

2. No Further Amendments. Except as expressly amended pursuant to Section 1 hereof, the remaining provisions of the Agreement shall remain in full force and effect in accordance with their terms, including without limitation the provisions of Section 10.3 relating to the Buyer Termination Fee.

3. Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Amendment may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

[Signature page follows.]

A1-1

IN WITNESS WHEREOF, the Seller, the Company, the Buyer and the Acquisition Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart
Name:	Donald M. Earhart
Title:	CEO

INFUSYSTEM, INC.

By:	/s/ James J. Dal Porto
Name:	James J. Dal Porto
Title:	CEO

HAPC, INC.

By:	/s/ John E. Voris
Name:	John E. Voris
Title:	CEO

ICELAND ACQUISITION SUBSIDIARY, INC.

By:	/s/ John E. Voris
Name:	John E. Voris
Title:	CEO

SIGNATURE PAGE

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

A1-2

Annex B

HAPC, INC.

2007 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of this 2007 Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2. Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means, as appropriate, either the committee appointed by the Board to administer the Plan or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means HAPC, Inc., a company organized under the laws of the state of Delaware.

2.8 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.9 “Participant” means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

2.10 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.11 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

2.12 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company’s “controlled group” (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)).

3. Administration

3.1 Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

4.4 Option Repricing. As to any Award granted as an option to purchase Shares or an appreciation right payable in Shares, the Committee is authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5. Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) pre-tax or after-tax operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price (including market capitalization),

(6) cash flow(s),

(7) market share,

(8) pre-tax or after-tax earnings per share,

(9) pre-tax or after-tax operating earnings per share,

(10) expenses,

(11) return on equity,

(12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

5.3 Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6. Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 2,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $500,000.

7. Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, annual and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8. General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent Delaware Corporation Law applies by reason of the Company’s incorporation in the State of Delaware.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Plan Termination. The Board may terminate the Plan at any time. Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the date the Company’s stockholders initially approve the Plan or the date of any subsequent shareholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

Annex C

[BNY Letterhead]

BNY Capital Markets, Inc.

445 Park Avenue

New York, NY 10022

September 29, 2006

Board of Directors

HAPC, Inc.

350 Madison Avenue

New York, NY 10017

Attention:	Mr. Sean McDevitt
Chairman of the Board of Directors

Board of Directors:

BNY Capital Markets, Inc. (“BNY”) understands that HAPC, Inc. (the “Company”) is contemplating entering into a stock purchase agreement substantially in the form of the draft dated September 28, 2006, (the “Purchase Agreement”), pursuant to which the Company will acquire InfuSystem, Inc. (“InfuSystem”) from I-Flow Corporation, Inc. (“IFLO”) for an aggregate purchase price of $140,000,000 (the “Purchase Price), which amount shall be paid by the Company to IFLO in cash or a combination of (i) a duly completed and executed promissory note payable to IFLO, in a principal amount and a form to be agreed among IFLO and the Company (the “Promissory Note”) and (ii) the remainder in cash (the “Transaction”).

You have asked us whether, in our opinion as of the date hereof, the Purchase Price to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company. We express no opinion with respect to any other aspect of the Transaction.

In connection with rendering our opinion, we have reviewed and analyzed certain financial information relating to InfuSystem and the Company, including: (i) a draft of the Stock Purchase Agreement dated September 28, 2006 furnished to us by the Company, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all respects to the agreement to be executed; (ii) certain information about InfuSystem that was publicly available; (iii) certain audited financial statements relating to InfuSystem, certain internal financial statements and related information of InfuSystem prepared by the Company, InfuSystem or their respective advisors and other financial information concerning the business and operations of InfuSystem provided to us by the Company, InfuSystem or their respective advisors, including, but not limited to, financial and operating budgets, analyses and forecasts; (iv) comparisons of the financial performance and valuation multiples of InfuSystem, and the implied valuation multiples for the Transaction, with the financial performance and valuation multiples of certain publicly traded companies we deemed comparable to InfuSystem; and (v) available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction. We also have discussed with the Company and InfuSystem the past and current business operations, financial condition and future prospects of InfuSystem, as well as other matters we believed to be relevant to our analysis. In connection with rendering our opinion, we performed a variety of valuation analyses, including, but not limited to, methodologies based on companies selected for comparative public company analysis, comparative recent industry merger and acquisition transactions, and discounted cash flow analyses. Further, we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant to our analysis.

BNY Capital Markets, Inc. is a wholly owned non-bank subsidiary of The Bank of New York Company, Inc., a separate brokerage affiliate of The Bank of New York, and a member of the NASD and SIPC.

Our opinion does not address the Company’s underlying business decision to effect the Transaction. We did not evaluate, nor did the Company request us to evaluate, alternative transaction structures or other financial alternatives other than the Transaction.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us by the Company, InfuSystem or their respective advisors, or that was otherwise made available to us, and have assumed that neither the Company nor InfuSystem is currently involved in any material transaction other than the Transaction, other publicly announced transactions, those transactions described in the disclosure schedules to the Purchase Agreement and those activities undertaken in the ordinary course of conducting their respective businesses. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects. We have not independently verified this information, nor have we had such information independently verified. We have further relied upon the assurances of the Company that they are not aware of any facts or circumstances that would make the information provided or made available to us by the Company, InfuSystem or their respective advisors inaccurate or misleading in any material respect. Our analyses were based, among other things, on certain financial projections prepared and delivered to us by the Company (the “Financial Projections”). With respect to the Financial Projections, we note that projecting future results of any company or the value of any asset is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions upon which they are based. In addition, in rendering this opinion, with your permission, we have assumed that the Financial Projections and any assumptions derived therefrom were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future competitive, operating and regulatory environments and related future financial performance of InfuSystem.

We have not conducted a physical inspection of any of the assets, properties or facilities of InfuSystem, nor have we made or obtained any independent valuation or appraisals of any such assets, properties or facilities or of any of InfuSystem’s liabilities. We have not evaluated the solvency of InfuSystem under any state or federal laws relating to bankruptcy, insolvency or similar matters.

We have made no independent investigation of any legal or accounting matters affecting InfuSystem or the Company, and we have assumed the correctness of all legal and accounting advice given to InfuSystem, the Company and their respective Boards of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Transaction. In addition, in preparing our opinion, we have not taken into account any federal, state, local or other tax consequences of the Transaction.

We have further assumed with your consent that (i) the Transaction will be consummated in accordance with the terms described in the Purchase Agreement and the agreements and other documents referred to therein, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, and (ii) in all respects material to our analysis that the representations and warranties of each party contained in the Purchase Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Purchase Agreement and the agreements and other documents referred to therein and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof which would affect the amount or timing of payment of the Purchase Price, the delivery of the Shares (as defined in the Purchase Agreement) or the consummation of the merger of Acquisition Sub with and into the Company. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained.

The opinion expressed herein is based on market, economic and other conditions and circumstances involving InfuSystem and its industry as they exist today and which, by necessity, can only be evaluated by us on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

We have not been asked to consider, and this opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that may exist for the Company. It is understood and agreed that our opinion has been prepared for the exclusive benefit of the Board of Directors of the Company (the “Board”) for use in its consideration of the Transaction and that this opinion may be used only in the manner and to the extent set forth in the engagement letter dated September 22, 2006, (the “Engagement Letter”) pursuant to which this opinion is being delivered and may not be used for any other purpose. Our opinion may not be disseminated, quoted, referred to, reproduced or disclosed to or relied upon by any other person, in whole or in part, at any time or in any manner, except as and to the extent provided in such Engagement Letter. This opinion is not a recommendation to any person, including any shareholder of the Company, as to how such person should vote or act with respect to the Transaction or any matter related thereto or as to whether any shareholder of the Company should exercise its conversion rights under the Company’s Amended and Restated Certificate of Incorporation.

BNY Capital Markets, Inc. (“BNY”), a wholly owned subsidiary of The Bank of New York, Inc., is a nationally recognized investment banking firm which is regularly engaged in the evaluation of capital structures, valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or other potential participants in the Transaction or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. The Company retained us pursuant to the Engagement Letter to evaluate the fairness of the Transaction from a financial point of view to the Company, as of the date hereof. We have received a fee from the Company pursuant to the Engagement Letter in connection with rendering our opinion. In addition, the Company has agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ BNY Capital Markets, Inc.

Annex D

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF HAPC, INC.

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of HAPC, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.	To assist the Board in its oversight of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; and (3) the performance of the Company’s internal audit function;

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not ensure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent auditors are in fact “independent.”

II.	Membership

A.	The Committee shall be composed of at least two directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has met the basic independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.	All members of the Committee must be financially literate. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be a “audit committee financial expert” as that term is defined by the SEC.

C.	The members of the Committee shall be appointed by a majority of the Board for one-year terms. The Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board and until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings and Procedures

A.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment. A majority of the members of the Committee shall constitute a quorum.

B.	The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

F.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

G.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

I.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

A.	Financial Reporting Process

1.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	The Committee shall review earnings press releases prior to their release, as well as the type of financial information and earnings guidance and the type of presentation to be provided to analysts and rating agencies.

4.	The Committee shall prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment

1.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition, the Committee shall obtain periodically from the personnel performing the Company’s internal audit function their assessments of the Company’s risk management process and system of internal control.

2.	The Committee shall review periodically the Company’s Code of Conduct, and shall have the sole authority to grant waivers of the Company’s Code of Conduct to the Company’s directors and executive officers.

3.	The Committee shall meet periodically with the senior personnel performing the internal audit function, the general counsel’s office, and the independent auditors to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

4.	The Committee shall oversee the Company’s disclosure controls and procedures, including internal control over financial reporting, and, where applicable, shall oversee changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on, and attestation of, such management report, to the extent those reports are required by SEC rules.

C.	Independent Auditors

1.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the estimated fees for such services. Pre-approval of audit and non-audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services, including through delegation of authority to a member of the Committee. Any service that is approved pursuant to a delegation of authority to a member of the Committee must be reported to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the auditing firm and the Company, consistent with Independent Standards Board No. 1.

5.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices; alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, management’s response to same, and any other matters required to be brought to its attention under auditing standards (e.g., SAS 61), and shall resolve any disagreements between the independent auditors and management.

7.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and their independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Committee shall take into account the opinions of management and the senior personnel performing the Company’s internal audit function. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

D.	Internal Audit Function

1.	The Committee shall oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

2.	The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit function.

3.	The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the personnel performing the internal audit function.

4.	The Committee shall discuss with the personnel performing the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects, and discuss the results of the internal audits and special projects.

5.	The Committee shall review any significant reports to management prepared by the internal audit department and management’s responses.

E.	Evaluations and Reports

1.	The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review and assessment, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness, and quality of the information and recommendations that the Committee presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, and the effectiveness of the Company’s disclosure controls and procedures.

F.	Other Matters

1.	The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

2.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

4.	The Committee shall maintain free and open communication with the Board, management, the internal auditors, and the independent auditors.

5.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

HAPC, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2007

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) and              or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of HAPC, INC. which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the offices of              located at                      at          a.m. Eastern Standard Time, on                 , 2007, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark your votes as in this example: ☒

Issues

1. The Board of Directors recommends a vote FOR the following proposal.

Acquisition by HAPC, INC. of all of the issued and outstanding capital stock of InfuSystem, Inc., pursuant to the Stock Purchase Agreement dated as of September 29, 2006 by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The Board of Directors recommends a vote FOR the following proposal.

Adoption of the HAPC, INC. 2007 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The Board of Directors recommends a vote FOR the following proposal.

Amendment of the Certificate of Incorporation of HAPC, INC. to change the name of HAPC, INC. from “HAPC, INC.” to “ InfuSystem Holdings, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. The Board of Directors recommends a vote FOR the following listed nominees.

Sean McDevitt	FOR ☐	WITHHOLD ☐

John Norris	FOR ☐	WITHHOLD ☐

Pat LaVecchia	FOR ☐	WITHHOLD ☐

Jean Pierre Millon	FOR ☐	WITHHOLD ☐

Wayne Yetter	FOR ☐	WITHHOLD ☐

5. The Board of Directors recommends a vote FOR the following proposal.

Ratification of the appointment of Deloitte & Touche LLP as the registered public accounting firm of HAPC, INC. for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check the following box if you voted against Proposal 1 and elect to convert your shares of Common Stock into cash equal to a pro rata portion of the proceeds in the trust account, including interest. ☐

Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Special Meeting. Returning the Proxy will not limit your right to vote in person or to attend the Special Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

Signature(s)	Date

Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.